Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

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In re:

FILENE'S BASEMENT, LLC, et al.,

Debtors.

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x : : : : : : : x	Chapter 11 Case No. 11-13511 (KJC) Jointly Administered

MODIFIED SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

SYMS CORP. AND ITS SUBSIDIARIES

Co-Proposed by the Debtors and the Official Committee of Syms Corp. Equity Security Holders

Mark S. Chehi (ID No. 2855) Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 (302) 651-3000		Robert J. Dehney (Bar No. 3578) Curtis S. Miller (Bar No. 4583) Matthew B. Harvey (Bar No. 5186) Morris, Nichols, Arsht & Tunnell LLP 1201 North Market Street, P.O. Box 1347 Wilmington, DE 19899-1347
		Telephone:	(302) 658-9200
- and –		Facsimile:	(302) 658-3989
Jay M. Goffman Mark A. McDermott Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 Counsel for Debtors and Debtors in Possession		-and- Thomas B. Walper Seth Goldman Bradley R. Schneider Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor Los Angeles, CA 90071-1560
		Telephone:	(213) 683-9100
		Facsimile:	(213) 683-5172
Dated:	July 13, 2012 Wilmington, Delaware	Counsel to the Official Committee of Syms Corp. Equity Security Holders

INTRODUCTION				1
I.	DEFINED TERMS AND RULES OF INTERPRETATION			1
	A.	Rules of Construction		1
	B.	Definitions		1
	C.	Rules of Interpretation		17
	D.	Computation of Time		17
	E.	Governing Law		18
	F.	Exhibits		18
II.	PLAN SETTLEMENT			18
	A.	Global Settlement		18
	B.	Settlement With Local 1102 Retirement Trust, Filene's Local 1102 Union and Syms Local 1102 Union		20
III.	CLASSIFICATION OF CLAIMS AND INTERESTS			21
	A.	Separate Plans		21
	B.	Unclassified Claims Against Syms		21
	C.	Classified Claims Against and Interests in Syms		21
	D.	Unclassified Claims Against Filene's		22
	E.	Classified Claims Against and Interests in Filene's		22
IV.	PLAN WATERFALL			22
V.	TREATMENT OF CLAIMS AND INTERESTS			23
	A.	Unclassified Claims Against Syms		23
		1.	Administrative Claims	23
		2.	Superpriority Intercompany Claims	24
		3.	Priority Tax Claims	24
	B.	Unclassified Claims Against Filene's		24

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		1.	Administrative Claims	24
		2.	Superpriority Intercompany Claims	24
		3.	Priority Tax Claims	24
	C.	Classified Claims Against and Interests In Syms		25
		1.	Syms Class 1: Secured Claims (Unimpaired)	25
		2.	Syms Class 2: Non-Tax Priority Claims (Unimpaired)	25
		3.	Syms Class 3: Convenience Claims (Impaired)	25
		4.	Syms Class 4: Syms General Unsecured Claims (Impaired)	26
		5.	Syms Class 5: Syms Union Pension Plan Claims (Impaired)	26
		6.	Syms Class 6: Syms Intercompany Claims (Impaired)	26
		7.	Syms Class 7: Interests in Syms (Impaired)	26
	D.	Classified Claims Against And Interests In Filene's		27
		1.	Filene's Class 1: Secured Claims (Unimpaired)	27
		2.	Filene's Class 2: Non-Tax Priority Claims (Unimpaired)	27
		3.	Filene's Class 3: Convenience Claims (Impaired)	27
		4.	Filene's Class 4A and B: Filene's General Unsecured (Short-Term) Claims (Impaired)	28
		5.	Filene's Class 5A and B: Filene's General Unsecured (Long-Term) Claims (Impaired)	28
		6.	Filene's Class 6: Filene's Union Pension Plan Claims (Impaired)	30
		7.	Filene's Class 7: Filene's Intercompany Claims (Impaired)	30
		8.	Filene's Class 8: Interests in Filene's (Unimpaired)	30
	E.	Special Provision Regarding Unimpaired Claims		30
	F.	Allowed Claims		30
	G.	Pension Obligations		31
	H.	Special Provisions Regarding Insured Claims		31
	I.	Special Provisions Regarding Workers' Compensation Claims and Obligations		32
VI.	ACCEPTANCE OR REJECTION OF THE PLAN			32

	A.	Impaired Classes Entitled to Vote		32
	B.	Acceptance by an Impaired Class		33
	C.	Presumed Acceptances/Rejections		33
VII.	MEANS FOR IMPLEMENTATION OF THE PLAN			33
	A.	Corporate Action		33
		1.	Continued Corporate Existence of Reorganized Syms and Reorganized Filene's	33
		2.	Governance and Management of the Reorganized Company	34
		3.	Ms. Marcy Syms' Covenant Not to Interfere	34
		4.	Merger of Advertising and Clothing into Reorganized Syms	35
		5.	No Further Corporate Action	35
		6.	Effectuating Documents; Further Transactions	35
	B.	Vesting of Estate Assets		35
	C.	Sources of Distributions and Uses of Net Proceeds of Syms Owned Real Estate		36
		1.	Syms Owned Real Estate Disposition and Development	36
	D.	Cancellation of Existing Securities and Agreements		37
	E.	Issuance of New Shares; Purchase of Majority Shareholder Shares		37
	F.	Capital Raising and Use of Cash Proceeds		38
	G.	Funding of Reserves		40
		1.	Professional Fee Reserve	40
		2.	Administrative Claims Reserve	40
		3.	Operating Reserves	40
	H.	Exemption from Certain Transfer Taxes		42
	I.	Preservation and Settlement of Certain Causes of Action and Avoidance Actions		42
		1.	Preservation of Certain Causes of Action and Avoidance Actions	42
		2.	Settlement of Certain Causes of Action and Avoidance Actions	43
	J.	Effectuating Documents; Further Transactions		43

VIII.	PROVISIONS GOVERNING DISTRIBUTIONS			43
	A.	Distributions for Claims Allowed as of the Effective Date		43
	B.	Reorganized Syms as Disbursing Agent		44
	C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions		44
		1.	Delivery of Distributions in General	44
		2.	Undeliverable and Unclaimed Distributions	44
	D.	Prepayment		45
	E.	Means of Cash Payment		45
	F.	Interest on Disputed Claims		45
	G.	Withholding and Reporting Requirements		45
	H.	Setoffs		46
		1.	By Reorganized Syms	46
		2.	By Non-Debtors	46
	I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims		46
		1.	Objection Deadline; Prosecution of Objections	46
		2.	No Distributions Pending Allowance	46
		3.	De Minimis Distributions	47
		4.	Claims Resolution and Compromise	47
	J.	Fractional Dollars		47
	K.	Allocation of Plan Distributions Between Principal and Interest		47
	L.	Distribution Record Date		48
IX.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			48
	A.	Rejected Contracts and Leases		48
	B.	Insurance Policies and Agreements		48
	C.	Indemnification Obligations		49
	D.	Bar to Rejection Damages		49

	E.	Assumed and Assigned Contracts and Leases		49
X.	CONFIRMATION AND CONSUMMATION OF THE PLAN			50
	A.	Conditions to Confirmation		50
	B.	Conditions to Effective Date		50
	C.	Waiver of Conditions		51
	D.	Consequences of Non-Occurrence of Effective Date		51
	E.	Cram Down		52
XI.	ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS			52
	A.	Professional Fee Claims		52
		1.	Final Fee Applications	52
		2.	Employment of Professionals after the Effective Date	52
	B.	Substantial Contribution Compensation and Expenses Bar Date		52
	C.	Administrative Claims		52
XII.	EFFECT OF PLAN CONFIRMATION			53
	A.	Binding Effect		53
	B.	Discharge		53
	C.	Injunction		53
	D.	Exculpation and Limitation of Liability		54
	E.	Debtor Releases		54
	F.	The Non-Defaulting Backstop Parties' Release, Exculpation and Indemnification		55
		1.	The Non-Defaulting Backstop Parties' Release	55
		2.	[Intentionally Omitted]	55
		3.	The Non-Defaulting Backstop Parties' Indemnification	55
	G.	The Majority Shareholder's Indemnification		56
	H.	Third Party Releases		56
	I.	Term of Bankruptcy Injunction or Stays		57
	J.	Separate Plans Meeting Confirmation Standards		57

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XIII.	RETENTION OF JURISDICTION		58
XIV.	MISCELLANEOUS PROVISIONS		60
	A.	Modifications and Amendments	60
	B.	Severability of Plan Provisions	61
	C.	Successors and Assigns	61
	D.	Payment of Statutory Fees	61
	E.	Revocation, Withdrawal or Non-Consummation	61
	F.	Service of Documents	62
	G.	Effect on Previous Orders	64
	H.	Tax Reporting And Compliance	64
	I.	Filing Of Additional Documents	64
	J.	Dissolution of Official Committees	64

EXHIBITS

EXHIBIT A	LIST OF RETAINED CAUSES OF ACTION AND AVOIDANCE ACTIONS

EXHIBIT B	LIST OF ASSUMED AGREEMENTS

EXHIBIT C	CERTIFICATE OF INCORPORATION AND BY LAWS OF REORGANIZED SYMS AND LLC AGREEMENT FOR REORGANIZED FILENE'S

EXHIBIT D	RIGHTS OFFERING PROCEDURES AND SUBSCRIPTION FORM

EXHIBIT E	EQUITY COMMITMENT AGREEMENT (partially redacted)

EXHIBIT F	BUDGET

EXHIBIT G	SYMS OWNED REAL ESTATE

EXHIBIT H	TERMS OF MANAGEMENT AGREEMENT

Note:  To the extent that the foregoing Exhibits and any additional Exhibits are not annexed to this Plan, such Exhibits will be filed with the Bankruptcy Court in Plan Supplement(s) filed on or before the date(s) set for the filing of such documents and forms of documents.

INTRODUCTION

Syms Corp. ("Syms"), Filene's Basement, LLC ("Filene's"), Syms Clothing, Inc. ("Clothing"), Syms Advertising Inc. ("Advertising" and, together with Syms, Filene's, and Clothing, the "Debtors"), and the Equity Committee jointly propose the following joint chapter 11 plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below).  This Plan contemplates the reorganization of Syms into a real estate holding company that will operate and lease, as appropriate, the owned real estate assets pending their disposition in a non-distressed, commercially reasonable manner.  Filene's will be reorganized as a wholly owned subsidiary of Reorganized Syms for the principal purpose of exploring the sale or joint venture opportunities with respect to Filene's Intellectual Property.  The Plan also embodies a global compromise and settlement, pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, of certain matters related to the historical operation of the Debtors' businesses, including a compromise and settlement of possible intercompany claims and claims that the Debtors' Estates should be substantively consolidated.  The Plan further contemplates the Share Purchase Transaction and Rights Offering which will effect a change of control such that the Majority Shareholder shall cease to be the majority shareholder of Reorganized Syms.

All holders of Claims and Interests who are eligible to vote on the Plan are encouraged to read the Plan and the accompanying Disclosure Statement (including all exhibits thereto) in their entireties before voting to accept or reject the Plan.  Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Bankruptcy Rule 3019, and subject to Section XIV.A. of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.  Reference is made to the Disclosure Statement, distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties, intellectual property and operations, a summary and analysis of the Plan, and certain related matters, including the settlements embodied in the Plan and the risk factors relating to the consummation of the Plan.

I.	DEFINED TERMS AND RULES OF INTERPRETATION

A.	Rules of Construction

For purposes of this Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined, including those capitalized terms used in the preceding Introduction, shall have the meanings ascribed to them in Article I of this Plan or any Exhibit hereto.  Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  To the extent that there is an inconsistency between a definition in this Plan and a definition set forth in the Bankruptcy Code, the definition set forth herein shall control.  Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.	Definitions

1.1           Accredited Investor has the meaning set forth in Rule 501(a) promulgated under the Securities Act.

1.2           Accredited Investor Order means the Order Pursuant to 11 U.S.C. §§ 105(a), 1125, 1126, and 1129 (i) Authorizing the Debtors to Distribute the Accredited Investor Questionnaire to Syms Equity Holders, (ii) Approving the Accredited Investor Procedures, and (iii) Establishing the Accredited Investor Record Date and Rights Offering Record Date.

1.3           Accredited Investor Procedures means those procedures employed for the purpose of determining whether the holders of Syms Interests are Accredited Investors and, thus, eligible to participate in the Rights Offering.

1.4           Accredited Investor Questionnaire means a questionnaire, in substantially the form attached as Exhibit A to the Accredited Investor Order, sent to each Holder of Syms Interests as of the Rights Offering Record Date to determine whether the Holder is an Eligible Holder.

1.5           Accredited Investor Record Date means the record date set forth in the Accredited Investor Order which date is the same as the Rights Offering Record Date.

1.6           Administrative Claim means a Claim arising under Bankruptcy Code sections 503(b), 507(b), or 1114(e)(2), including, but not limited to, (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries and commissions for services and payments for inventory, leased equipment and premises); (b) Professional Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1911-1930.

1.7           Administrative Claims Bar Date means the last date by which a request for payment of an Administrative Claim must be Filed, which date is sixty (60) days after the Effective Date; provided, however, that such date does not extend the time for filing claims set by the Initial Administrative Claims Bar Date.

1.8           Administrative Claims Objection Deadline means the last day for Filing an objection to any request for payment of an Administrative Claim which shall be (a) the later of (i) 180 days after the Effective Date or (ii) 90 days after the filing of such Administrative Claim or (b) such other date specified in this Plan or ordered by the Bankruptcy Court.  The filing of a motion to extend the Administrative Claims Objection Deadline shall automatically extend the Administrative Claims Objection Deadline until a Final Order is entered on such motion.  In the event that such motion to extend the Administrative Claims Objection Deadline is denied by the Bankruptcy Court, the Administrative Claims Objection Deadline shall be the later of the then-current Administrative Claims Objection Deadline (as previously extended, if applicable) or 30 days after the Bankruptcy Court's entry of an order denying the motion to extend the Administrative Claims Objection Deadline.

1.9           Administrative Claims Reserve means the reserve of Cash established by the Debtors pursuant to Article VII.G.2. hereof for Holders of Allowed Administrative Claims to the extent that such Allowed Claims have not otherwise been paid in full (or in the manner agreed upon between the Holder of each such Allowed Claim and the Debtors) prior to the Effective Date.

1.10           Advertising means Syms Advertising Inc.

1.11           Allowed Claim means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Bankruptcy Court (or such court as the Debtors and the Holders of any such Claim agree may adjudicate such Claim and any objections thereto), (b) that either (x) has been Scheduled as a liquidated, non-contingent, and undisputed in an amount greater than zero on the Schedules, or (y) is the subject of a timely filed proof of claim as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, waived through payment, withdrawn or overruled, or (c) that is expressly allowed in a liquidated amount in the Plan; provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with the Administrative Claims Bar Date as to which the Debtors, or any other party in interest (x) has not interposed a timely objection or (y) has interposed a timely objection and such objection has been settled, waived through payment, withdrawn or overruled; provided further, however, that for purposes of determining the status (i.e., Allowed or Disputed) of a particular Claim prior to the expiration of the period fixed for filing objections to the allowance or disallowance of Claims, any such Claim which has not been previously allowed or disallowed by a Final Order of the Bankruptcy Court or the Plan shall be deemed a Disputed Claim unless such Claim is specifically identified by the Debtors as being an Allowed Claim.

Notwithstanding the foregoing, an Insured Claim shall become an Allowed Claim only at such time and to the extent that such a claim becomes the subject of a final, nonappealable adjudication of liability and damages in a court or other tribunal of competent jurisdiction or a definitive written agreement in compromise of such claim pursuant to Article VIII.I.4 of the Plan between and among the Holder, the Debtor(s) or Reorganized Debtor(s), as applicable, against whom such Claim is asserted, and, to the extent required by the terms of the underlying insurance policy, the issuer of such policy.

1.12           Allowed ... Claim means an Allowed Claim of the particular type or Class described.

1.13           Avoidance Actions means causes of action arising under Bankruptcy Code sections 502, 510, 541, 542, 544, 545, 547, 548, 549, 550, 551 or 553, or under related state or federal statutes and common law, including, without limitation, fraudulent transfer laws, whether or not litigation is commenced to prosecute such causes of action.

1.15           Backstop Parties means those certain holders of Syms Interests who agree to subscribe for and purchase their respective pro rata share of the shares of Syms common stock offered in the Rights Offering, and all other shares of Syms common stock offered to, but not purchased by, other Eligible Holders in the Rights Offering in accordance with the Equity Commitment Agreement.

1.16           Ballot means each of the ballot forms distributed to each Holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.17           Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended and as applicable to the Chapter 11 Cases.

1.18           Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware, or any other court with original jurisdiction over the Chapter 11 Cases.

1.19           Bankruptcy Rules means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended and as applicable to the Chapter 11 Cases or proceedings therein, as the case may be, and the Local Rules, as now in effect or hereafter amended.

1.20           Board of Directors means the board of directors of Reorganized Syms.

1.21           Budget means the budget attached hereto as Exhibit F prepared by the Equity Committee.

1.22           Business Day means any day, other than a Saturday, Sunday or Legal Holiday.

1.23           Carry Costs means the recurring costs of carrying the Reorganized Company's Near Term Properties and Medium Term Properties, including costs for real property taxes, insurance, repairs and other similar expenses.

1.24           Carry Cost/Repair/TI Reserve means the Sub-Category Expense Reserve, which shall fund the payment of Carry Costs and TI Costs.

1.25           Case Interest Rate means the federal judgment rate provided in 28 U.S.C. § 1961 in effect on the Petition Date.

1.26           Cash means legal tender of the United States of America and equivalents thereof, which may be conveyed by check or wire transfer.

1.27           Causes of Action means any and all claims, actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies, rights to payment and Claims (as defined in Bankruptcy Code section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, that any Debtor and/or Estate may hold against any Person.

1.28           CBAs means Filene's Local 1102 CBA, Syms Local 108 CBA, Syms Local 400 CBA and Syms Local 1102 CBA.

1.29           Chapter 11 Case(s) means (a) when used with reference to a particular Debtor, the case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

1.30           Claim means a "claim" as defined in Bankruptcy Code section 101(5) or Administrative Claim.

1.31           Claimholder means the Holder of a Claim.

1.32           Claims Agent means Kurtzman Carson Consultants LLC.

1.33           Claims Objection Deadline means the last day for Filing objections to Claims, other than Administrative Claims and Professional Fee Claims, which day shall be (a) the later of (i) 270 days after the Effective Date or (ii) 180 days after the Filing of a Proof of Claim for, or request for payment of, such Claim or (b) such other date as the Bankruptcy Court may order.  The Filing of a motion to extend the Claims Objection Deadline shall automatically extend the Claims Objection Deadline until a Final Order is entered on such motion.  In the event that such motion to extend the Claims Objection Deadline is denied, the Claims Objection Deadline shall be the later of the then-current Claims Objection Deadline (as previously extended, if applicable) or 30 days after the Bankruptcy Court's entry of an order denying the motion to extend the Claims Objection Deadline.

1.34           Class means a category of Holders of Claims or Interests, as described in Article III hereof.

1.35           Clothing means Syms Clothing, Inc.

1.36           Collateral means any property or interest in property of a Debtor's Estate subject to a right of setoff or Lien to secure the payment or performance of a Claim, which right of setoff or Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.37           Confirmation means entry by the Bankruptcy Court of the Confirmation Order.

1.38           Company’s Trinity Interest means the Reorganized Company’s interest in the Trinity Joint Venture.

1.39           Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court docket in the jointly administered Chapter 11 Cases.

1.40           Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.41           Confirmation Objection Deadline means the last day for Filing objections to confirmation of the Plan.

1.42           Confirmation Order means the order entered by the Bankruptcy Court confirming the Plan under Bankruptcy Code section 1129.

1.43           Consummation or Consummate means the occurrence of or to achieve the Effective Date.

1.44           Convenience Claim means any Syms General Unsecured Claim, Filene's General Unsecured (Short-Term) Claim or Filene's General Unsecured (Long-Term) Claim (i) that is Allowed in an amount equal to or less than $10,000 or (ii) in an amount that is greater than $10,000, but which the Holder thereof elects on its Ballot to be Allowed in an amount no greater than $10,000 and to be treated as a Convenience Claim in accordance with the Plan.

1.45           Corporate Overhead Reserve means the Sub-Category Expense Reserve, which shall fund the payment of corporate overhead, salaries, and other general administrative and operating expenses of the Reorganized Company.

1.46           Corporate Organizational Documents means the Certificate of Incorporation and Bylaws which shall govern the corporate power and authority of Reorganized Syms and the LLC Agreement which shall govern Reorganized Filene's, copies of which are annexed hereto as Exhibit C.

1.47           Creditor means any Person who holds a Claim against one or more of the Debtors.

1.48           Creditors' Committee means the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102.

1.49           Creditors' Committee Director means the director appointed to the Board of Directors as of the Effective Date by the Creditors' Committee and thereafter elected in accordance with the Corporate Organizational Documents of Reorganized Syms.

1.50           Cure means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption or assumption and assignment of an executory contract or unexpired lease, pursuant to Bankruptcy Code section 365(b), in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

1.51           Debtor(s) means any of Syms, Filene's, Advertising, or Clothing.

1.52           Disallowed Claim means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is listed in the Schedules at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been filed by the applicable bar date or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (c) is not listed in the Schedules, and as to which (i) no Proof of Claim has been filed by the applicable bar date or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no Administrative Claim has been filed by the Administrative Claims Bar Date or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law.

1.53           Disclosure Statement means the disclosure statement (including all exhibits and schedules thereto) relating to this Plan distributed contemporaneously herewith in accordance with Bankruptcy Code sections 1125 and 1126(b) and Bankruptcy Rule 3018.

1.54           Discretionary Fund Reserve means the discretionary fund reserve that, together with the Emergency Fund Reserve and the Sub-Category Expense Reserves, comprise the Operating Reserves.

1.55           Disputed Claim means a Claim, or any portion thereof, that has not been Allowed pursuant to the Plan or a Final Order, and:

(a)           if a Claim has been filed, or deemed to have been filed, by the applicable bar date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim or identity of the applicable Debtor as asserted in the Claim varies from the amount of such Claim or identity of the applicable Debtor as listed in the Schedules; or (iii) a Claim that is deemed disputed under the Plan definition of Allowed Claim or as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order;

(b)           if an Administrative Claim has been filed or deemed to have been filed by the Administrative Claims Bar Date, any such Claim that is deemed disputed under the Plan definition of

Allowed Claim or as to which any party in interest has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order;

(c)           for which a claim was required to be filed by order of the Bankruptcy Court, but as to which a Claim was not timely or properly filed; or

(d)           that is disputed or deemed disputed in accordance with the provisions of this Plan, including the Plan definition of Allowed Claim.

1.56           Disputed . . . Claim means a Disputed Claim of the type described.

1.57           Distribution means any distribution pursuant to the Plan to the Holders of Allowed Claims and Allowed Interests.

1.58           Distribution Date means the date upon which a Distribution is made in accordance with the Plan to Holders of Allowed Claims or Allowed Interests entitled to receive Distributions under the Plan, which distributions shall occur not less than on a quarterly basis provided that the Excess Cash available for distribution equals or exceeds the Minimum Distribution Threshold, provided that the Minimum Distribution Threshold shall not apply to the final distribution for a particular Class of Claims or for the Initial or Subsequent Majority Shareholder Payment.

1.59           Distribution Record Date means the record date for purposes of making Distributions under the Plan on account of Allowed Claims or Allowed Interests, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

1.60           Effective Date means the Business Day this Plan becomes effective as provided in Article X.B hereof.

1.61           Eligible Holder means any Holder of Syms Interests other than the Majority Shareholder as of the Rights Offering Record Date that (i)(A) has submitted to the Subscription Agent on or prior to the Accredited Investor Deadline (as defined in the Rights Offering Procedures) a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and has otherwise complied with the Rights Offering Procedures or (B) is deemed to be an Accredited Investor under the Rights Offering Procedures; and (ii) the Debtors otherwise have a reasonable basis to believe is an Accredited Investor.

1.62           Emergency Fund Reserve means the emergency fund reserve that, together with the Discretionary Fund Reserve and the Sub-Category Expense Reserves, comprise the Operating Reserves.

1.63           Entity means a person, estate, trust, governmental unit and United States Trustee, within the meaning of Bankruptcy Code section 101(15).

1.64           Equity Committee means the Official Committee of Syms Corp. Equity Security holders.

1.65           Equity Committee Directors means the directors appointed to the Board of Directors as of the Effective Date by the Equity Committee or the Backstop Parties,

as applicable, pursuant to the Corporate Organizational Documents of Reorganized Syms, and elected thereafter by holders of common stock of Reorganized Syms in accordance with the Corporate Organizational Documents of Reorganized Syms.

1.66           Equity Commitment Agreement means that certain agreement approved by the Bankruptcy Court on July 13 , 2012, by and among the Majority Shareholder, Syms and the Backstop Parties, pursuant to which the Backstop Parties agree on the terms set forth therein to collectively subscribe for and purchase their respective pro rata share of the shares of Syms common stock offered in the Rights Offering, and all other shares of Syms common stock offered to, but not purchased by, other Eligible Holders in the Rights Offering, a copy of which is annexed hereto as Exhibit E.

1.67           Equity Commitment Order means that Order Pursuant to 11 U.S.C. §§ 105(a) and 363(b) approving, and authorizing Syms Corp. to enter into the Equity Commitment Agreement.

1.68           Estate(s) means, individually, the estate of Syms, Filene's, Clothing or Advertising and, collectively, the estates of all of the Debtors created under Bankruptcy Code section 541.

1.69           Excess Cash means the sum of (i) all Cash on the Effective Date in excess of the sum of (x) the Exit Costs and (y) the portion of the Operating Reserves funded in Cash on the Effective Date, and (ii) the Net Proceeds, less (x) any amounts necessary to fund the Operating Reserves that are not funded as of the Effective Date, and (y) any amounts to be distributed to Holders of Allowed Claims in Filene's Classes 4B or 5B.

1.70           Exhibit means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.71           Exhibit Filing Date means the date on which Exhibits to the Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least five (5) business days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest.

1.72           Exit Costs means collectively the amounts due on all Allowed Senior Claims and any and all other amounts necessary for the Debtors to emerge from Chapter 11.

1.73           Face Amount means (a) when used in reference to a Disputed or Disallowed Claim, the full stated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.74           File, Filed or Filing means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.75           Filene's means Filene's Basement, LLC.

1.76           Filene's  Assets means all assets of the Filene's estate as of the Effective Date including, but not limited to, Filene's Cash and Filene's Intellectual Property.

1.77           Filene's General Unsecured (Long-Term) Claim means a general unsecured Claim against Filene's on account of rejection of an executory contract or unexpired lease pursuant to sections 365 and 502 of the Bankruptcy Code to the extent not guaranteed by Syms, and that, in all cases, is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Syms General Unsecured Claim, Syms Union Pension Plan Claim, Filene's General Unsecured (Short-Term) Claim, Filene's Union Pension Fund Claim, or Superpriority Intercompany Claim.

1.78           Filene's General Unsecured (Short-Term) Claim means a general unsecured Claim against Filene's, including but not limited to any Claims of a vendor on account of goods or services provided prior to the Petition Date or of an employee for severance pay that is not guaranteed by Syms, and that is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Syms General Unsecured Claim, Syms Union Pension Plan Claim, Filene's General Unsecured (Long-Term) Claim, Filene's Union Pension Plan Claim, or Superpriority Intercompany Claim.

1.80           Filene's Local 1102 CBA means Collective Bargaining Agreement Between Local 1102 RWDSU UFCW and Filene's Basement LLC.

1.81           Filene's General Unsecured Creditor Liquidation Value means the amount equal to the sum of (a) the Cash in the Filene's estate as of the Effective Date of the Plan, plus (b) the liquidation value of the Filene's assets other than Cash as determined by the Bankruptcy Court at the Confirmation Hearing, less all Allowed Senior Claims against Filene's as of the Effective Date, which net amount shall be used by Reorganized Syms to calculate Pro Rata distributions to be made to Holders of Allowed Claims against Filene's under Filene's Classes 4B and 5B of the Plan.

1.82           Filene's Intellectual Property means the intellectual property assets owned by Filene's, including but not limited to trademarks, licenses, patents, domain names and customer lists.

1.83           Filene's Union Pension Plan Claim means a general unsecured Union Pension Plan Claim against Filene's.

1.84           Final Fee Application means a final request for payment of a Professional Fee Claim.

1.85           Final Order means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed after the time to appeal or seek review or rehearing has expired with respect to such order will not cause such order not to be a Final Order.

1.86           General Unsecured Claim Satisfaction means when Claims in Syms and Filene's Class 3 (Convenience Claims), Syms Class 4 (General Unsecured Claims), Filene's Class 4 (General Unsecured Short-Term Claims) and Filene's Class 5 (General

Unsecured Long-Term Claims) have been paid in full their Distributions under the Plan, and any Disputed Claims in such Classes have been Disallowed or reserved for in Cash by the Reorganized Company, which reserves shall be funded contemporaneously with the pro rata distribution to the Holders of the Allowed Unsecured Claims in such Class.

1.87           Golden Preferred Trust means the Series A Trust, 2012, established pursuant to the Trust Agreement for the Series A Trust 2012 which holds one (1) share of Series A Stock. All references in the Plan to the Golden Preferred Trust shall include any successor in interest, and all references to the Trustee of the Golden Preferred Trust shall include the person who is authorized to act on behalf of such successor in interest.

1.88           Holder means an entity holding a Claim or Interest.

1.89           Impaired means, when used in reference to a Claim, Interest, or Class, a Claim, Interest, or a Class that is impaired within the meaning of Bankruptcy Code section 1124.

1.90           Indemnification Obligation means any obligation of any of the Debtors to indemnify, reimburse, or provide contribution to any present or former officer, director, or employee, or any present or former Professionals, advisors, or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract, or otherwise.

1.91           Independent Director means the outside, independent director mutually chosen by the Equity Committee and the Creditors' Committee and appointed to the Board of Directors on the Effective Date, and thereafter nominated and elected in accordance with the Corporate Organizational Documents of Reorganized Syms.

1.92           Individual Filene's Creditor Claim means a Claim (i) asserted against Syms that is in any way based on or derivative of a Claim against Filene's, (ii) that does not arise from a written guarantee by Syms, the validity of which written guarantee has been acknowledged and agreed to by Syms, (iii) that is not property of the Filene's bankruptcy estate or over which the Filene's bankruptcy estate has standing, and (iv) that is not released by Filene's under the Plan Settlement.

1.93           Initial Administrative Claims Bar Date Order means the order of the Bankruptcy Court, dated January 18, 2012, setting the initial administrative claims bar date.

1.94           Initial Distribution Date  means the Effective Date or as soon thereafter as may be reasonably practicable, but in any event no later than the fifth (5th) Business Day following the Effective Date.

1.95           Initial Majority Shareholder Payment means the payment under the Plan Waterfall in an amount totaling $10,725,641 (which is net of the Split Dollar Settlement Payment in the amount of $1,774,359), to be paid from 40% of the first available distributable Excess Cash.

1.96           Insured Claim  means any Claim or portion of a Claim (other than a Workers Compensation Claim) that is insured under the Debtors' insurance policies.  Insured Claims constitute Disputed Claims, and the Plan shall constitute an objection thereto for all purposes, except to the extent that an Insured Claim becomes an Allowed Claim in accordance with Section 1.11 hereof.

1.97            Insurer Covered Amount has the meaning ascribed to such term in Article V.H. of the Plan.

1.98           Intercompany Claim means any Claim held by a Debtor against another Debtor, other than a Superpriority Intercompany Claim, including, without limitation: (a) any account reflecting intercompany book entries by a Debtor with respect to another Debtor, (b) any Claim not reflected in such book entries that is held by a Debtor against another Debtor, (c) any derivative Claim asserted by or on behalf of one Debtor against another Debtor and (d) any Claim asserted by one Debtor against another as a result of a payment made by the claimant Debtor pursuant to a guarantee or similar instrument.

1.99           Interest means the legal, equitable, contractual, and other rights of any Person with respect to any capital stock or other ownership interest in any Debtor, whether or not transferable, and any option, warrant or right to purchase, sell, or subscribe for an ownership interest or other equity security in any Debtor.

1.100           JV Interest Sale means a sale or other disposition of a minority (less than 50% of the economic interest) interest in the Trinity Joint Venture to a non-Insider.

1.101           KEIP Order means the Order Under Bankruptcy Code Sections 105, 363(b), And 503(c)(3) Approving A Limited, Wind-Down Employee Retention Plan, dated January 17, 2012 at docket no. 657.

1.102           Legal Holiday has the meaning set forth in Bankruptcy Rule 9006(a).

1.103           Lien shall mean any lien, security interest, pledge, title retention agreement, encumbrance, charge, mortgage, or hypothecation to secure payment of a debt or performance of an obligation, other than, in the case of securities and any other equity ownership interests, any restrictions imposed by applicable United States or foreign securities laws.

1.104           Local Rules means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.105           Majority Shareholder means collectively Ms. Marcy Syms, the Laura Merns Living Trust, dated February 14, 2003 and the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended, that collectively own and have the power to vote approximately 54.7% of Interests in Syms.

1.106           Medium Term Properties means those three properties identified on Exhibit D to the Disclosure Statement as medium term properties.

1.107           Merger means the merger of Advertising, and Clothing into Syms in accordance with Article VII.A.3. hereof.

1.108           Minimum Distribution Threshold means 5% of the Allowed Claims in a Class to receive a Distribution, but not less than $1 million.

1.109           Near Term Properties means those 13 properties identified on Exhibit C to the Disclosure Statement as near term properties.

1.110           Net Proceeds means all Cash proceeds realized by the Reorganized Company from the sale or assignment or use of Syms Assets, including Syms Owned Real Estate, or Filene's Assets, settlements, or any other sources, net of the costs and expenses of such transactions (including taxes, fees, leasing and brokerage commissions, and professional fees).

1.111           Non-Defaulting Backstop Parties means those Backstop Parties who have not defaulted on their obligations under the Equity Commitment Agreement.

1.112           Non-Tax Priority Claim means a Claim entitled to priority in payment pursuant to Bankruptcy Code section 507(a), other than an Administrative Claim or Priority Tax Claim.

1.113           Offered Shares means those shares of Syms common stock offered for sale to the Eligible Holders in the Rights Offering.

1.114           Operating Reserves means collectively the Carry Cost/Repair/TI Reserve, the Pension Reserve, the Corporate Overhead Reserve, the Trinity Carry Reserve, the Emergency Fund Reserve and the Discretionary Fund Reserve.

1.115           Pension Reserve means the Sub-Category Expense Reserve set forth in the Budget, which shall fund the minimum annual payments due under the Syms Pension Plan (after adjusting for any amounts paid on the Effective Date as an administrative expense) and fund the quarterly payments coming due within the applicable Budget period for the Allowed Union Pension Plan Claims.

1.116           Person has the meaning set forth in Bankruptcy Code section 101(41).

1.117           Petition Date means November 2, 2011, the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

1.118           Plan means this modified second amended joint plan of reorganization and all Exhibits annexed to the Plan, referenced in the Plan or included in the Plan Supplement, as the same may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

1.119           Plan Documents means the Plan, the Disclosure Statement, the Equity Commitment Agreement, the Rights Offering Procedures, the Subscription Agreement, the Certificate of Incorporation and Bylaws for Reorganized Syms, the LLC Agreement for Reorganized Filene’s, the order approving the Disclosure Statement and the Confirmation Order.

1.120           Plan Proponents means the Debtors and the Equity Committee, subject to the right of the Equity Committee to withdraw as a Plan Proponent.

1.121           Plan Settlement  means the settlement set forth in Article II hereof and that is implemented and effectuated by the Plan.

1.122           Plan Supplement means the supplement to the Plan that the Debtors will file with the Bankruptcy Court by the Exhibit Filing Date.

1.123           Plan Waterfall means the order of distribution of the Excess Cash set forth in Article IV of the Plan.

1.124           Prepetition Secured Loan means that certain credit facility memorialized by the Credit Agreement (as amended) dated as of August 27, 2009 between Syms and Filene's as borrowers and Bank of America, N.A. as Administrative and Collateral Agent.

1.125           Priority Tax Claim means a Claim of a governmental unit of the kind specified in Bankruptcy Code sections 502(i), 507(a)(8) or 1129(a)(9)(D).

1.126           Professional means (a) any professional employed in these Chapter 11 Cases pursuant to Bankruptcy Code sections 327, 328, or 1103 or otherwise, and (b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4).

1.127           Professional Fee Claim means a Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses, or other charges incurred after the Petition Date and prior to and including the Effective Date, plus post-Effective Date fees and expenses incurred in the preparation and prosecution of fee applications.

1.128           Professional Fee Estimate means (i) with respect to any Professional, a good faith estimate of such Professional's accrued unpaid Professional Fee Claims to be provided by each Professional in writing to the Debtors prior to the commencement of the Confirmation Hearing, or, in the absence of such a writing, to be prepared by the Debtors and (ii) collectively, the sum of all individual Professional Fee Estimates.

1.129           Professional Fee Reserve means the reserve of Cash established pursuant to Article VII.G.1. hereof for Holders of Allowed Professional Fee Claims to the extent that such Allowed Professional Fee Claims have not otherwise been paid in full (or in the manner agreed upon between the Holder of each such Allowed Professional Fee Claim and the Debtors) prior to the Effective Date in an amount equal to the Professional Fee Estimate.

1.130           Proof of Claim means a proof of claim, including, but not limited to, any Administrative Claim, filed with the Bankruptcy Court in connection with the Chapter 11 Cases pursuant to section 501 of the Bankruptcy Code.

1.131           Pro Rata means a Holder's proportionate share such that, at any time, (i) in the case of Claims, the proportion that the Face Amount of the Allowed Claims held by such Holder in a particular Class bears to the aggregate Face Amount of all Allowed Claims in such Class, and (ii) in the case of Interests, the proportion that the number of Interests held by such Holder in a particular Class bears to the aggregate number of all Interests in such Class.

1.132           Purchase Offer means a bona fide purchase offer for the Company’s Trinity Interest that is acceptable to the Reorganized Company.

1.133           Rejection Bar Date means the deadline by which any Entity whose Claims arise out of the rejection of an executory contract or unexpired lease (pursuant to Bankruptcy Code section 365) after the Petition Date, must File a Proof of Claim, which deadline shall be the later of (i) thirty (30) days after the effective date of rejection as provided by an order of the Bankruptcy Court, pursuant to Bankruptcy Code section 365, authorizing the rejection of such contract or lease, (ii) any date set by order of the Court, (iii) the general bar date, and (iv) thirty (30) days after the

Effective Date; provided, however, that if any Entity is subject to the General Bar Date Order at Docket No. 674 or any Pre-Existing Bar Date as defined in the General Bar Date Order, such Entity is bound thereby, as applicable, and nothing herein shall extend any such bar date.

1.134           Released Parties has the meaning ascribed to such term in Article XII.E of the Plan.

1.135           Reorganized Company means Reorganized Syms and its wholly owned limited liability company, Reorganized Filene's.

1.136           Reorganized Filene's means Filene's on and after the Effective Date.

1.137           Reorganized Syms means Syms on and after the Effective Date.

1.139           Rights Offering means the rights offering whereby all Eligible Holders of Interests in Syms other than the Majority Shareholder will be issued Subscription Rights, as set forth in, and subject to the Rights Offering Procedures and the Plan.

1.140           Rights Offering Documents means, collectively, the documents necessary for effectuating the Rights Offering.

1.141           Rights Offering Procedures means the procedures for implementing the Rights Offering, attached hereto as Exhibit D.

1.142           Rights Offering Proceeds means the proceeds from the Rights Offering in an amount equaling $25 million.

1.143           Rights Offering Record Date means the rights offering record date set forth in the Accredited Investor Order which date is the same as the Accredited Investor Record Date.

1.144           Schedules  means the schedules of assets and liabilities, the list of Holders of Interests, and the statements of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521 and the Bankruptcy Rules, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.145           Secured Claim means a Claim that is secured by a Lien which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which an Estate has an interest, or a Claim that is subject to setoff under section 553 of the Bankruptcy Code to the extent of the value of the Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtors and the Holder of such Claim.

1.146           Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto.

1.147           Senior Claim means any Administrative Claim, Non-Tax Priority Claim, Priority Tax Claim or Secured Claim against any of the Debtors.

1.148           Share Purchase Transaction means the transactions in connection with consummation of the Plan whereby 7,857,794 shares of the Majority Shareholder's Interests in Syms are purchased by Reorganized Syms on the Effective Date on the terms set forth in the Plan.

1.149           Split Dollar Settlement Payment means the payment in the amount of $1,774,359 to be made in connection with issues relating to the Split Dollar Agreement, which is being credited against the Initial Shareholder Payment (which, absent this credit, would have been $12,500,000, but which has been reduced to $10,725,641 to reflect this credit).

1.150           Split Dollar Agreement means the split-dollar agreement relating to the life insurance policy on Marcy Syms, issued by Massachusetts Life Insurance Company to Laben Lathan, Trustee of Trust UTD 5/20/99.

1.151           Sub-Category Expense Reserve means any of the following: the Carry Cost/Repair/TI Reserve, the Pension Reserve, the Corporate Overhead Reserve or the Trinity Carry Reserve.

1.152           Subscription Rights means the non-certificated subscription rights issued to Eligible Holders in the Rights Offering.

1.153           Subsequent Majority Shareholder Payment means the payment under the Plan Waterfall in an amount totaling $7,065,907, to be paid from the Excess Cash after full payment of amounts owed to all Allowed General Unsecured Claims and the Initial Majority Shareholder Payment under the Plan.

1.154           Substantial Contribution Claim means a Claim under Bankruptcy Code sections 503(b)(3), (b)(4), or (b)(5) for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.155           Superpriority Intercompany Claim means an Allowed Intercompany Claim arising from and after the Petition Date, with priority as an administrative expense of the kind specified in section 503(b) and super-priority of the kind specified in section 507(b) of the Bankruptcy Code, pursuant to the Amended Order Pursuant To 11 U.S.C. §§ 105(a) And 363, Fed. R. Bankr. P. 6003 And Del. Bankr. L.R. 2015-2 (I) Authorizing Continued Maintenance Of Existing Bank Accounts, (II) Authorizing Continued Use Of Existing Business Forms And (III) Authorizing Continued Use Of Existing Cash Management System With Certain Modifications, dated December 28, 2011.

1.156           Syms means Syms Corp.

1.157           Syms Assets means all assets of the Syms estate as of the Effective Date including, but not limited to, Syms Cash and Syms Owned Real Estate.

1.158           Syms General Unsecured Claim means a Claim against Syms, including a Claim on account of a guarantee provided by Syms, that is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Superpriority Intercompany Claim, Filene's Union Pension Plan Claim, or Syms Union Pension Plan Claim.

1.159           Syms Local 108 CBA means that certain Collective Bargaining Agreement between Syms Corp. and Local 108 Retail, Wholesale and Department Store Union,

as amended by the Memorandum of Understanding Between Syms Corp. and Local 108, RWDSU, UFCW.

1.160           Syms Local 400 CBA means that certain Agreement Made by and between Local 400 Chartered by the United Food & Commercial Workers International Union and Syms Corporation.

1.161           Syms Local 1102 CBA means that certain Collective Bargaining Agreement between Local 1102 RWDSU UFCW and Associated Men's Wear Retailers of New York, Inc.

1.162           Syms Owned Real Estate means all real property (including leasehold interests) owned by Syms as of the Effective Date.

1.163           Syms Pension Plan means the Syms single-employer defined benefit pension plan covered by Title IV of ERISA.

1.164           Syms Union Pension Plan Claim means a general unsecured Union Pension Plan Claim against Syms.

1.165           TI Costs means the projected amount to be utilized for making, or reimbursing tenants for, tenant improvements and leasing commissions incurred with respect to the leasing of the Medium Term Properties.

1.166           Trinity Carry Reserve means the Sub-Category Expense Reserve which shall fund the payment of taxes, insurance, repairs, and other similar expenses and improvements for the Trinity Property.

1.167           Trinity Joint Venture means the transfer of the Trinity Property into a new joint venture.

1.168           Trinity Mortgage means to incur mortgage debt financing to be secured by the Trinity Property in an amount not to exceed the lesser of (i) $30 million or (ii) 50% of the fair market value of the Trinity Property based on a commercial current as-built appraisal prepared in accordance with acceptable appraisal industry standards.

1.169           Trinity Property means the two parcels of real property owned by Syms and located at 42 Trinity Place, New York, New York 10007 which shall be developed or sold over an extended period of time as determined by the Board of Directors.

1.170           Trinity Reserve Carry Amount means the amount of funds used to fund the Trinity Carry Reserve, excluding any reallocation of funds from the Corporate Overhead Reserve.

1.171           Unimpaired means a Claim, Class, or Interest that is not impaired within the meaning of Bankruptcy Code section 1124.

1.172           Union Pension Plan Claims means the general unsecured Claims of Local 1102 for pension withdrawal liability.

1.173           Unsubscribed Shares means those shares of Syms common stock offered under the Rights Offering that are not subscribed for by the Eligible Holders.

1.174           U.S. Trustee means the Office of the United States Trustee for the District of Delaware.

1.175           Voting Deadline means the date and time, as fixed by an order of the Bankruptcy Court and set forth in the Disclosure Statement, by which all Ballots to accept or reject the Plan must be received in order to be counted.

1.176           Voting Record Date means July 13, 2012.

1.177           Workers Compensation Claim means a Claim held by a current or former employee of the Debtors for workers' compensation insurance coverage under the workers' compensation laws applicable in the particular state in which the employee is or was employed by the Debtors.

C.	Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, Schedules and Exhibits are references to sections, articles, Schedules and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) to the extent not modified herein, the rules of construction set forth in Bankruptcy Code section 102 and in the Bankruptcy Rules shall apply.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor, as may be modified by the Plan, shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

F.	Exhibits

All Exhibits are incorporated into and are a part of this Plan as if set forth in full herein, and, to the extent not annexed hereto, such Exhibits shall be filed in one or more Plan Supplements with the Bankruptcy Court on or before the Exhibit Filing Date.  After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square,

P.O. Box 636, Wilmington, Delaware, 19899 (Attn: Mark S. Chehi, Esq.), counsel to the Debtors or by downloading such Exhibits from the Bankruptcy Court's website at http://www.deb.uscourts.gov (registration required) or the Claims Agent's website at www.kccllc.net.  To the extent any Exhibit annexed to the Plan or as an appendix to the Disclosure Statement, referenced in the Plan or included in the Plan Supplement is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of the Plan shall control.

II.	PLAN SETTLEMENT

A.	Global Settlement

The Plan implements a comprehensive global compromise and settlement (the "Plan Settlement") of (i) the treatment of Intercompany Claims, Superpriority Intercompany Claims, Claims against Filene's, Claims against Syms, and the Claims and Interests asserted by other parties in interest, (ii) the disposition of the property of the Debtors' Estates, (iii) any possible claims or causes of action that the Debtors' Estates should be substantively consolidated, (iv) the disposition of any claims or causes of action of the Debtors or their Estates and (v) any claims or causes of action between and among the Equity Committee and the members of the Equity Committee and their affiliates, the Creditors' Committee and the members of the Creditors' Committee and their affiliates, and the Majority Shareholder and current and former officers, directors, managers and professionals of the Debtors.  Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code and consistent with section 1129 of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, the Plan Settlement.

Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan, including the Share Purchase Transaction and the releases set forth in the Plan, shall constitute a good faith compromise and settlement of all Claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Claim, Interest or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Interest or on account of any Intercompany Claim.  The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such Claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Company and their respective property and Claim and Interest Holders and is fair, equitable and reasonable.

On the Effective Date, pursuant to Bankruptcy Rule 9019 and section 1123(b) of the Bankruptcy Code, in full and final satisfaction, settlement and release of all Intercompany Claims, Superpriority Intercompany Claims, any possible claims or causes of action that the Debtors' Estates should be substantively consolidated, and for good and valuable consideration, including the treatment specified in the Plan for Claims against Filene's and the Claims and Interests asserted by other parties in interest, the Plan Settlement shall be effectuated in accordance with the following terms if the Plan Settlement is approved by the Bankruptcy Court:

1.           The Holders of Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date and immediately prior to the Merger, Intercompany Claims shall be deemed to offset and all Intercompany Claims remaining after offset shall be deemed cancelled and extinguished.

2.           The Holders of Superpriority Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date and immediately prior to the

Merger, Superpriority Intercompany Claims shall be deemed to offset and all Superpriority Intercompany Claims remaining after offset shall be deemed cancelled and extinguished.

3.           On the Effective Date, and except as set forth in this Plan, all property of each of the Debtors' Estates shall vest in Reorganized Syms other than the Filene's Intellectual Property, which shall revest in Reorganized Filene's provided that 100% of any Cash realized or received by Filene's on or after the Effective Date from any source shall constitute Net Proceeds to be used in accordance with the Plan by Reorganized Syms.

4.           Reorganized Syms shall assume any and all Indemnification Obligations of the Debtors pursuant to Article IX.C. of the Plan; provided, however, that such assumption shall not cause the assumption of any severance obligation by any Debtor or Reorganized Syms not previously approved by the Bankruptcy Court pursuant to the KEIP Order.

5.           The treatment of the Claims against and Interests in the Debtors shall be as specified in the Plan, including but not limited to the Plan Waterfall.

6.           On the Effective Date, all actual or potential Claims and Causes of Action asserting that the Debtors' Estates or any of them should be substantively consolidated or that the corporate veil of Syms should be pierced or any similar Claim or Cause of Action to render Syms liable for Claims against Filene's other than on the basis of a valid, written guarantee, shall be deemed settled, released, waived and forever enjoined.  Holders of Filene's General Unsecured (Short-Term) and (Long-Term) Claims may opt-out of the releases provided herein by electing treatment in Filene's Class 4B or 5B, provided, however, that such Holders of Allowed Claims who opt-out shall receive, a payment equal to a Pro Rata distribution to Holders of Allowed Filene's General Unsecured Claims from the Filene's General Unsecured Creditor Liquidation Value (estimated to be 0 - 5%), and retention of any Individual Filene's Creditor Claims against Syms to the extent timely asserted and subject to any defenses or counterclaims of Syms.

7.           On the Effective Date, the Debtors and their Estates shall release the Released Parties in accordance with Article XII.E of the Plan.

8.           On the Effective Date, all actual or potential Claims and Causes of Action between or among the Equity Committee and the members of the Equity Committee and their respective affiliates and professionals, the Creditors' Committee and the members of the Creditors' Committee and their respective affiliates and professionals, and the Majority Shareholder and current and former officers, directors, managers and professionals of the Debtors, shall be deemed settled, released, waived and forever enjoined.

9.           Except as agreed to by the Plan Proponents and the Creditors' Committee and identified in Exhibit A to the Plan, to be included with the Plan Supplement, all Causes of Action and Avoidance Actions shall be released as of the Effective Date.

10.           In consideration of the benefits received by the Majority Shareholder under the Plan, Ms. Marcy Syms covenants not to and shall not directly or indirectly interfere with or participate in any disposition of property or operations of the Reorganized Company except as specifically provided for herein.

11.           On the Effective Date, and except as otherwise provided herein, the directors serving on the Board of Directors immediately prior to the Effective Date shall retain reasonable access to the books and records of the Debtors following the Effective Date with respect to matters pertaining to the time period before the Effective Date.

B.	Settlement With Local 1102 Retirement Trust, Filene's Local 1102 Union and Syms Local 1102 Union

Local 1102 Retirement Trust filed a Claim against Syms asserting priority status in the amount of $6,408,848 on account of alleged multi-employer pension plan withdrawal liability arising under the Employee Retirement Income Security Act of 1974.  Syms disputes the asserted Claim and its asserted priority status.

Filene's Local 1102 Union represents former Filene's employees who were covered by the Filene's Local 1102 CBA.  Filene's Local 1102 Union filed certain Claims in the Chapter 11 cases.  Syms Local 1102 Union represents former Syms employees who were covered by the Syms Local 1102 CBA.  Syms Local 1102 Union filed certain Claims in the Chapter 11 cases.  The Debtors, Local 1102 Retirement Trust, Filene's Local 1102 Union and Syms Local 1102 Union have reached a global settlement of certain matters as follows:

1.           (a) On the Effective Date, Syms will pay to Local 1102 Retirement Trust the amount of $203,232, representing one minimum funding payment due April 21, 2012, plus interest accruing at a rate of 3.25% per year from April 21, 2012.

(b)  On November 15, Syms will pay Local 1102 Retirement Trust $406,464, representing (i) one minimum funding payment due July 1, 2012, plus interest accruing at a rate of 3.25% per year from July 1, 2012, and (ii) one minimum funding payment due November 1, 2012, plus interest accruing at a rate of 3.25% per year from November 1, 2012.

(c) Syms will thereafter make quarterly payments to Local 1102 Retirement Trust in the amount of $203,232, beginning February 1, 2013 and on the first of every third month thereafter, until Local 1102 Retirement Trust's entire $6,408,848 claim is paid in full.

2.           Claims filed by Filene's Local 1102 Union and Syms Local 1102 Union will be administered and treated in accordance with the provisions of the Plan and Confirmation Order.

3.           On the Effective Date, the Filene's Local 1102 CBA and the Syms Local 1102 CBA will be deemed voluntarily terminated by agreement of the Debtors, Filene's Local 1102 Union, Syms Local 1102 Union and Local 1102 Retirement Trust.  The Debtors shall have no other or further obligations under the Filene's Local 1102 CBA and the Syms Local 1102 CBA; excluding, however, any Claims and obligations arising prior to the Effective Date and previously asserted by Filene's Local 1102 Union, Syms Local 1102 Union or their respective constituents.

III.	CLASSIFICATION OF CLAIMS AND INTERESTS

A.	Separate Plans

This Plan, while prepared jointly, constitutes two separate plans, one for Syms, and one for Filene's.  The Debtors do not believe that Advertising or Clothing have any assets or liabilities.  Accordingly, the Debtors have not proposed a plan for either of these Debtors other than that they shall be merged into Reorganized Syms as provided in the Plan.  Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of certain unclassified Claims, along with Classes of Claims against and Interests in Syms and Filene's.  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

B.	Unclassified Claims Against Syms

1.	Administrative Claims

2.	Superpriority Intercompany Claims

3.	Priority Tax Claims

C.	Classified Claims Against and Interests in Syms

1.	Class 1: Secured Claims (Unimpaired). Syms Class 1 consists of separate sub-Classes for all Secured Claims against Syms.

2.	Class 2: Non-Tax Priority Claims (Unimpaired). Syms Class 2 consists of Non-Tax Priority Claims against Syms.

3.	Class 3: Convenience Claims (Impaired). Syms Class 3 consists of Convenience Claims against Syms.

4.	Class 4: General Unsecured Claims (Impaired). Syms Class 4 consists of Syms General Unsecured Claims.

5.	Class 5: Union Pension Plan Claims (Impaired). Syms Class 5 consists of Syms Union Pension Fund Claims.

6.	Class 6: Intercompany Claims (Impaired). Syms Class 6 consists of Syms Intercompany Claims.

7.	Class 7:	Interests in Syms (Impaired). Syms Class 7 consists of all Interests in Syms.

D.	Unclassified Claims Against Filene's

1.	Administrative Claims

2.	Superpriority Intercompany Claims

3.	Priority Tax Claims

E.	Classified Claims Against and Interests in Filene's

1.	Class 1: Secured Claims (Unimpaired). Filene's Class 1 consists of separate sub-Classes for all Secured Claims against Filene's.

2.	Class 2: Non-Tax Priority Claims (Unimpaired). Filene's Class 2 consists of Non-Tax Priority Claims against Filene's.

3.	Class 3: Convenience Claims (Impaired). Filene's Class 3 consists of Convenience Claims against Filene's.

4.	Class 4A and B: Filene's General Unsecured (Short-Term) Claims (Impaired). Filene's Class 4 consists of Filene's General Unsecured (Short-Term) Claims.

5.	Class 5A and B: Filene's General Unsecured (Long-Term) Claims (Impaired). Filene's Class 5 consists of Filene's General Unsecured (Long-Term) Claims.

6.	Class 6: Union Pension Plan Claims (Impaired). Filene's Class 6 consists of Filene's Union Pension Fund Claims.

7.	Class 7: Intercompany Claims (Impaired). Filene's Class 7 consists of Filene's Intercompany Claims.

8.	Class 8: Interests in Filene's (Unimpaired). Filene's Class 8 consists of Interests in Filene's.

IV.	PLAN WATERFALL

Excess Cash shall be distributed in accordance with the Provisions Governing Distributions at Article VIII. of the Plan and subject to the following waterfall (the "Plan Waterfall"):

1.
Excess Cash shall be distributed in the following allocations: first, to payment of Allowed Senior Claims, as and when Allowed, to the extent not previously reserved for and, second (i) 60% of the first available distributable Excess Cash to Holders of Allowed Convenience Class Claims, then to Holders of Allowed Syms General Unsecured Claims, and (ii) 40% of the first available distributable Excess Cash to the Majority Shareholder until the Initial Majority Shareholder Payment in the amount of $10,725,641 (which is net of the Split Dollar Payment in the amount of $1,774,359) has been paid in full; then

2.	Any remaining Excess Cash shall be paid to Holders of Allowed Syms General Unsecured Claims until such Claims are paid in full; then

3.	Any remaining Excess Cash shall be paid to Holders of Allowed Filene's General Unsecured (Short-Term) Claims until such Claims are paid in full; then

4.	Any remaining Excess Cash shall be paid to Holders of Allowed Filene's General Unsecured (Long-Term) Claims until 75% of such Claims are paid; then

5.
Any remaining Excess Cash shall be paid to the Majority Shareholder until the Majority Shareholder has received, exclusive of the Initial Majority Shareholder Payment, the Subsequent Majority Shareholder Payment in the aggregate amount of $7,065,907, which amount represents the remaining payment due to the Majority Shareholder for the purchase of the Majority Shareholder's shares, less the reimbursement to the Estates related to the Split Dollar Agreement; then

6.	Any remaining Excess Cash shall be retained by Reorganized Syms and distributed or otherwise utilized as directed by the Reorganized Company's Board of Directors.

V.	TREATMENT OF CLAIMS AND INTERESTS

A.	Unclassified Claims Against Syms

1.	Administrative Claims

On, or as soon as reasonably practicable after the later of, (i) the Initial Distribution Date or (ii) the Distribution Date immediately following the date on which an Administrative Claim becomes an Allowed Administrative Claim, each Holder of such Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (b) such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by Syms in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.	Superpriority Intercompany Claims

Pursuant to the Plan Settlement, the Holders of Superpriority Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date, all Superpriority Intercompany Claims shall be deemed offset, cancelled and extinguished.

3.	Priority Tax Claims

On, or as soon as reasonably practicable after the later of, (i) the Initial Distribution Date or (ii) the Distribution Date immediately following the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim, together with interest accruing after the Effective Date if not then fully paid, in accordance with 11 U.S.C. § 511, or (b) such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing.

B.	Unclassified Claims Against Filene's

1.	Administrative Claims

On, or as soon as reasonably practicable after the later of, (i) the Initial Distribution Date or (ii) the Distribution Date immediately following the date on which an Administrative Claim becomes an Allowed Administrative Claim, each Holder of such Allowed Administrative Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim, or (b) such other less favorable treatment as to which such Holder and Filene's shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by Filene's in the ordinary course of business during the Chapter 11 Cases may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.	Superpriority Intercompany Claims

Pursuant to the Plan Settlement, the Holders of Superpriority Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date, all Superpriority Intercompany Claims shall be deemed offset, cancelled and extinguished.

3.	Priority Tax Claims

On, or as soon as reasonably practicable after the later of, (i) the Initial Distribution Date or (ii) the Distribution Date immediately following the date on which a Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim, or (b) such other less favorable treatment as to which such Holder and Filene's shall have agreed upon in writing.

C.	Classified Claims Against and Interests In Syms

1.	Syms Class 1: Secured Claims (Unimpaired)

Syms Class 1 consists of separate sub-Classes for all Secured Claims against Syms.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date, or (b) the Distribution Date immediately following the date on which a Secured Claim becomes an Allowed Secured Claim, the Holder of such Allowed Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for, such Allowed Secured Claim, (i) Cash equal to the value of its Allowed Secured Claim, (ii) the Collateral securing the Secured Claim, or (iii) such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing.  Any Holder of a Secured Claim shall retain its right of setoff or Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold (or deemed abandoned) by Syms free and clear of such right of setoff or Lien) to the same extent and with the same priority as such right of setoff or Lien as of the Petition Date until such time as (A) the Holder of such Secured Claim (i) has been paid Cash equal to the value of its Allowed Secured Claim, (ii) has received a return of the Collateral securing the Secured Claim, or (iii) has been afforded such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing; or (B) such purported right of setoff or Lien has been determined by an order of the Bankruptcy Court to be invalid or otherwise avoidable.

2.	Syms Class 2: Non-Tax Priority Claims (Unimpaired)

Syms Class 2 consists of Non-Tax Priority Claims against Syms.  On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, or (ii) the Distribution Date immediately following the date on which a Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim shall be entitled to receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Non-Tax Priority Claim, Cash in an amount equal to its Allowed Non-Tax Priority Claim.

3.	Syms Class 3: Convenience Claims (Impaired)

Syms Class 3 consists of Convenience Claims against Syms.  After all Allowed Senior Claims have been paid in full or, to the extent not paid in full, funds sufficient to satisfy such Claims have been placed in a segregated reserve, and as and to the extent practicable as Excess Cash becomes available, each Holder of an Allowed Syms Convenience Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Syms Convenience Claim becomes an Allowed Syms Convenience Claim (1) one or more cash payments from 60% of the first available distributable Excess Cash until the Initial Majority Shareholder Payment is made in full from the other 40% of the first available distributable Excess Cash, and then cash payments aggregating 100% of the Allowed amount of its Allowed Syms Convenience Claim, or (2) such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Syms Convenience

Claim.  Interest shall accrue at a rate of 7.0% per annum on any unpaid Plan Distribution to Holders of Allowed Syms Convenience Claims from and after October 1, 2015.

4.	Syms Class 4: Syms General Unsecured Claims (Impaired)

Syms Class 4 consists of Syms General Unsecured Claims.  After all Allowed Senior Claims have been paid in full or, to the extent not paid in full, funds sufficient to satisfy such Claims have been placed in a segregated reserve, and as and to the extent practicable as Excess Cash becomes available, each Holder of an Allowed Syms General Unsecured Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Syms General Unsecured Claim becomes an Allowed Syms General Unsecured Claim (1) one or more cash payments from 60% of the first available distributable Excess Cash until the Initial Majority Shareholder Payment is made in full from the other 40% of the first available distributable Excess Cash, and then cash payments aggregating 100% of the Allowed amount of its Allowed Syms General Unsecured Claim, or (2) such other less favorable treatment as to which such Holder and Syms shall have agreed upon in writing, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Syms General Unsecured Claim.  Postpetition interest shall accrue at the federal judgment rate on any unpaid Plan Distribution to Holders of Allowed Syms General Unsecured Claims from and after the Petition Date until paid in full, provided, however, that interest shall accrue at a rate of 7.0% per annum on any unpaid Plan Distribution to Holders of Allowed Syms General Unsecured Claims from and after October 1, 2015 in the event such Claims have not been paid in full by such date.  Interest shall be paid in kind and compounded annually.

For the avoidance of a doubt, Syms Class 4 does not include Syms Class 5 Syms Union Pension Plan Claims.

5.	Syms Class 5: Syms Union Pension Plan Claims (Impaired)

Syms Class 5 consists of Syms Union Pension Plan Claims.  Pursuant to the Plan, the Holders of Syms Union Pension Plan Claims will receive quarterly Distributions from the Pension Plan Reserve for the Allowed amount of such Syms Union Pension Plan Claims, as set forth in Article VII.G.3. below, in accordance with Syms' contractual or legal obligations under the Union Pension Plans and the settlement of any Claims under the Plan.

6.	Syms Class 6: Syms Intercompany Claims (Impaired)

Syms Class 6 consists of Syms Intercompany Claims.  Pursuant to the Plan Settlement, the Holders of Syms Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date, all Syms Intercompany Claims shall be deemed offset, cancelled and extinguished.

7.	Syms Class 7: Interests in Syms (Impaired)

Syms Class 7 consists of all Interests in Syms.  All Interests in Syms are Allowed Interests and each Holder of an Interest in Syms, other than the Majority Shareholder, shall (A) retain its Interest, except as otherwise provided in the Plan, and (B) if the Holder is an Eligible Holder, shall receive Subscription Rights to participate in the Rights Offering on the terms and conditions of the Rights Offering Procedures; provided, however, that the Majority Shareholder shall not receive any Subscription Rights in the Rights Offering.

D.	Classified Claims Against And Interests In Filene's

1.	Filene's Class 1: Secured Claims (Unimpaired)

Filene's Class 1 consists of separate sub-Classes for all Secured Claims against Filene's.  On, or as soon as reasonably practicable after, the later of (a) the Initial Distribution Date, or (b) the Distribution Date immediately following the date on which a Secured Claim becomes an Allowed Secured Claim, the Holder of such Allowed Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for, such Allowed Secured Claim, (i) Cash equal to the value of its Allowed Secured Claim, (ii) the Collateral securing the Secured Claim, or (iii) such other less favorable treatment as to which such Holder and the Debtors shall have agreed upon in writing.  Any Holder of a Secured Claim shall retain its right of setoff or Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold (or deemed abandoned) by the Debtors free and clear of such right of setoff or Lien) to the same extent and with the same priority as such right of setoff or Lien as of the Petition Date until such time as (A) the Holder of such Secured Claim (i) has been paid Cash equal to the amount of its Allowed Secured Claim, (ii) has received a return of the Collateral securing the Secured Claim, or (iii) has been afforded such other less favorable treatment as to which such Holder and the Debtors shall have agreed upon in writing; or (B) such purported right of setoff or Lien has been determined by an order of the Bankruptcy Court to be invalid or otherwise avoidable.

2.	Filene's Class 2: Non-Tax Priority Claims (Unimpaired)

Filene's Class 2 consists of Non-Tax Priority Claims against Filene's.  On, or as soon as reasonably practicable after, the later of (i) the Initial Distribution Date, or (ii) the Distribution Date immediately following the date on which a Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim shall be entitled to receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Non-Tax Priority Claim, Cash in an amount equal to its Allowed Non-Tax Priority Claim.

3.	Filene's Class 3: Convenience Claims (Impaired)

Filene's Class 3 consists of Convenience Claims against Filene's.  After all Allowed Senior Claims have been paid in full or, to the extent not paid in full, funds sufficient to satisfy such Claims have been placed in a segregated reserve, and as and to the extent practicable as Excess Cash becomes available, each Holder of an Allowed Filene's Convenience Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Filene's Convenience Claim becomes an Allowed Filene's Convenience Claim (1) one or more cash payments from 60% of the first available distributable Excess Cash until the Initial Majority Shareholder Payment is made in full from the other 40% of the first available distributable Excess Cash, and then cash payments aggregating 100% of the Allowed amount of its Allowed Filene's Convenience Claim, or (2) such other less favorable treatment as to which such Holder and Filene's shall have agreed upon in writing, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Filene's Convenience Claim.  Interest shall accrue at a rate of 7.0% per annum on any unpaid Plan Distribution to Holders of Allowed Filene’s Convenience Claims from and after October 1, 2015.

4.	Filene's Class 4A and B: Filene's General Unsecured (Short-Term) Claims (Impaired)

Filene's Class 4 consists of Filene's General Unsecured (Short-Term) Claims.  Each Holder in Filene's Class 4 shall receive the treatment specified in Class 4A unless the Holder elects to opt-out and receive the treatment specified in Class 4B.

Class 4A:   After all Allowed Senior Claims, Allowed Convenience Claims, Allowed Syms Class 4 General Unsecured Claims and the Initial Majority Shareholder Payment have been paid in full or, to the extent not paid in full, funds sufficient to satisfy such Claims have been placed in a segregated reserve, and as and to the extent practicable as Excess Cash become available, each Holder of an Allowed Filene's General Unsecured (Short-Term) Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Filene's General Unsecured (Short-Term) Claim becomes an Allowed Filene's General Unsecured (Short-Term) Claim, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Filene's General Unsecured (Short-Term) Claim and its Individual Filene's Creditor Claims (1) one or more cash payments from the Excess Cash aggregating 100% of the Allowed amount of its Allowed Filene's General Unsecured (Short-Term) Claim, or (2) such other less favorable treatment as to which such Holder and the Debtors shall have agreed upon in writing.  Interest shall accrue at a rate of 7.0% per annum on any unpaid Plan Distribution to Holders of Allowed Filene's General Unsecured (Short-Term) Claims from and after October 1, 2015.  Interest shall be paid in kind and compounded annually.

Class 4B:   Holders of Filene's General Unsecured (Short-Term) Claims will have the ability to opt-out of the treatment in Class 4A; provided, however, such Holder of an Allowed Filene's General Unsecured (Short-Term) Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Filene's General Unsecured (Short-Term) Claim becomes an Allowed Filene's General Unsecured (Short-Term) Claim, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Filene's General Unsecured (Short-Term) Claim, a payment equal to a Pro Rata distribution to Holders of Allowed Filene's General Unsecured (Short-Term) Claims from the Filene's General Unsecured Creditor Liquidation Value, and retention of any Claims of the Holder against Syms to the extent timely asserted and subject to any defenses or counterclaims of Syms.

For the avoidance of a doubt, Filene's Class 4 does not include Filene's Class 6 Filene's Union Pension Plan Claims.

5.	Filene's Class 5A and B: Filene's General Unsecured (Long-Term) Claims (Impaired)

Filene's Class 5 consists of Filene's General Unsecured (Long-Term) Claims.  Each Holder in Filene's Class 5 shall receive the treatment specified in Class 5A unless the Holder elects to opt-out and receive the treatment specified in Class 5B.

Class 5A:   After all Allowed Senior Claims, Allowed Convenience Claims, Allowed Syms Class 4 General Unsecured Claims, the Initial Majority Shareholder Payment and Allowed Filene's Class 4 General Unsecured (Short-Term) Claims have been paid in full or, to the extent not paid in full, funds sufficient to satisfy such Claims have been placed in a segregated reserve, and as and to the extent practicable as Excess Cash become available, each Holder of an Allowed Filene's General Unsecured (Long-Term) Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Filene's General Unsecured (Long-Term) Claim becomes an Allowed Filene's General Unsecured (Long-Term) Claim, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Filene's General Unsecured (Long-Term) Claim and its Individual Filene's Creditor Claims (1) one or more cash payments from the Excess Cash aggregating 75% of the Allowed amount of its Allowed Filene's General Unsecured (Long-Term) Claim, or (2) such other less favorable treatment as to which such Holder and the Debtors shall have agreed upon in writing.  Interest shall accrue at a rate of 7.0% per annum on any unpaid Plan Distribution to Holders of Allowed Filene's General Unsecured (Long-Term) Claims from and after October 1, 2015.  Interest shall be paid in kind and compounded annually.

Class 5B:   Holders of Filene's General Unsecured (Long-Term) Claims will have the ability to opt-out of the treatment in Class 5A; provided, however, such Holder of an Allowed Filene's General Unsecured (Long-Term) Claim shall receive, on the later of (a) the Initial Distribution Date or (b) the Distribution Date(s) immediately following the date on which such Holder's Filene's General Unsecured (Long-Term) Claim becomes an Allowed Filene's General Unsecured (Long-Term) Claim, in full satisfaction, settlement, release, and discharge of and in exchange for its Allowed Filene's General Unsecured (Long-Term) Claim, a payment equal to a Pro Rata distribution to Holders of Allowed Filene's General Unsecured (Long-Term) Claims from the Filene's General Unsecured Creditor Liquidation Value, and retention of any Claims of the Holder against Syms to the extent timely asserted and subject to any defenses or counterclaims of Syms.

For the avoidance of a doubt, Filene's Class 5 does not include Filene's Class 6 Filene's Union Pension Plan Claims.

If there has not been a General Unsecured Claim Satisfaction by October 1, 2016, then, effective on such date, (A) the terms of the two Equity Committee Directors then in office who are youngest in age shall automatically terminate, the term of the Independent Director shall automatically terminate, and the persons formerly holding such directorships shall cease to be directors, all without the need for any action by the Board of Directors or the stockholders of the Corporation, (B) immediately following such termination of directorships and the resultant automatic reduction in the size of the Board of Directors to two (2) directors (the one Equity Committee Director and the Series A Director), the size of the Board of Directors shall automatically be increased so that the Board of Directors is comprised of a total of nine (9) authorized directorships with the seven (7) directorships created thereby to be filled (and thereafter elected) solely by the Trustee of the Golden Preferred Trust, voting as a separate class to the exclusion of the holders of Common Stock and any other Preferred Stock.  Thereafter, upon the occurrence of a General Unsecured Claim Satisfaction after October 1, 2016, Reorganized Syms shall immediately redeem the Series A Preferred Stock, the terms of all directors elected by the Trustee of the Golden Preferred Trust shall automatically terminate, the persons holding such directorships immediately prior to such termination shall cease to be directors and the size of the Board of Directors shall be automatically reduced to one (1) authorized directorship.  Subject to the rights of the Majority Shareholder described below, following the redemption of the Series A Preferred Stock (whether before or after October 1, 2016), (a) all directors shall be elected exclusively by the holders of Common Stock, and (b) the total number of directors comprising the Board of Directors may be fixed from time to time solely by resolution of the Board of Directors, and vacancies and newly created directorships may be filled solely by a majority of the directors then in office, even if less than a quorum.

6.	Filene's Class 6: Filene's Union Pension Plan Claims (Impaired)

Filene's Class 6 consists of Filene's Union Pension Plan Claims.  Pursuant to the Plan, the Holders of Filene's Union Pension Plan Claims will receive quarterly Distributions from the Pension Plan Reserve for the Allowed amount of such Union Pension Plan Claims, as set forth in Article VII.G.3. below, in accordance with Syms' contractual or legal obligations under the Union Pension Plans and the settlement of any Claims under the Plan.

7.	Filene's Class 7: Filene's Intercompany Claims (Impaired)

Filene's Class 7 consists of Filene's Intercompany Claims.  Pursuant to the Plan Settlement, the Holders of Filene's Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.  On the Effective Date, all Filene's Intercompany Claims shall be deemed cancelled and extinguished.

8.	Filene's Class 8: Interests in Filene's (Unimpaired)

Filene's Class 8 consists of Interests in Filene's.  On the Effective Date, each Holder of Interests in Filene's shall retain its Interests.

E.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court, or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtors with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupment against Unimpaired Claims.

F.	Allowed Claims

Notwithstanding any provision herein to the contrary, Distributions shall be made only to Holders of Allowed Claims.  No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim.  The Debtors may, in their discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline to enable a timely objection thereto to be filed.  Any Holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its Distribution in accordance with the terms and provisions of this Plan.

Notwithstanding any other provision in the Plan, no Holder of a Claim in Syms Classes 1, 2, 3, 4, or 5, or Filene’s Classes 1, 2, 3 or 4A shall receive distributions which in the aggregate exceed 100% of the Allowed amount of that Holder’s Allowed Claim, as adjusted for accrued interest as applicable.  Notwithstanding any other provision in the Plan, no Holder of a Claim in Filene’s Class 5A shall receive distributions which in the aggregate exceed 75% of the Allowed amount of that Holder’s Allowed Claim, as adjusted for accrued interest as applicable.

G.	Pension Obligations

Following confirmation of the Plan, the Debtors shall maintain the Syms Pension Plan and make all contributions required under applicable minimum funding rules: provided, however, that the Debtors may terminate the Syms Pension Plan from and after January 1, 2017.  Prior to January 1, 2017, the Reorganized Company shall not accelerate the Distributions to Holders of Allowed Claims in Syms Class 5 and Filene's Class 6 as provided herein.  In the event that the Debtors terminate the Pension Plan, the Debtors intend that any such termination shall be a standard termination pursuant to Section 4041(c) of the Employer Retirement Income Security Act of 1974, as amended.

No provision of, or proceeding within, the Debtors' bankruptcy proceedings, Confirmation Order or Plan shall in any way be construed to discharge, release, limit, or relieve the Debtors or any other party, in any capacity, from any liability or responsibility with respect to the Syms Pension Plan under any law, governmental policy, or regulatory provision.  PBGC and the Syms Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility, if any, by any provision of, or proceeding within, the Debtors' bankruptcy proceedings, Confirmation Order or Plan; provided, however, that nothing contained herein shall be deemed to constitute a waiver of any rights or protections that Debtors may have under 11 U.S.C. section 362.  From the Effective Date through October 16, 2016, any and all obligations under the Syms Pension Plan shall be made by Reorganized Syms from the Pension Reserve.

H.	Special Provisions Regarding Insured Claims

Distributions under the Plan to each Holder of an Insured Claim shall be in accordance with the treatment provided under the Plan for Syms General Unsecured Claims and Filene's General Unsecured (Short-Term) Claims; provided, however, that the amount of any such Claim shall be determined as follows:

(1)           to the extent a Holder has an Allowed Insured Claim, all or a portion of which is within the applicable deductible or self-insured retention under the relevant insurance policy of the Debtors, then such amount shall be paid following the allowance of the Allowed Insured Claim, in the ordinary course of the Debtor's business and consistent with the Debtor's insurance policies and past practices;

(2)           to the extent a Holder has an Allowed Insured Claim, a portion of which exceeds the applicable deductible or self-insured retention under the relevant insurance policy of the Debtors, then the amount of such Allowed Insured Claim that (i) exceeds the applicable deductible or self-insured retention but (ii) is less than or equal to the limits of coverage under the relevant insurance policy of the Debtors (the "Insurer Covered Amount") shall not be Allowed as a Syms General Unsecured Claim or a Filene's General Unsecured (Short-Term) Claim; and

(3)           to the extent a Holder has an Allowed Insured Claim, a portion of which exceeds the limits of coverage under the relevant insurance policy of the Debtors, then such Holder shall have an Allowed Syms General Unsecured Claim or Allowed Filene's General Unsecured (Short-Term) Claim in the amount by which such Allowed Insured Claim exceeds the limits of coverage under the Debtors' relevant insurance policy;

provided, further, that:

(4)           the Insurer Covered Amount shall not be recoverable from the Debtors, and shall only be recoverable from the applicable insurer; and

(5)           an Allowed Insured Claim shall not be valid or enforceable against the Debtors' insurers unless and until, among other things, the applicable deductible or self-insured retention has been satisfied in accordance with subsection (1) above and the underlying insurance policy or policies.

Nothing in this section shall constitute a waiver of any causes of action the Debtors or the Reorganized Company may hold against any Person, including the Debtors' or the Reorganized Company's insurance carriers, or a waiver of any rights, claims or defenses the insurers may have.  Nothing in this section is intended to, shall, or shall be deemed to preclude any holder of an Allowed Insured Claim from seeking and/or obtaining a distribution or other recovery from any insurer of the Debtors in addition to (but not in duplication of) any distribution such holder may receive under the Plan or to preclude any insurer from contesting or asserting defenses to the claims of such holders.  The Debtors and the Reorganized Company do not waive, and expressly reserve their rights to assert that any insurance coverage is property of the Estates to which they are entitled and the insurers expressly reserve their rights to contest or assert defenses to any such assertion by the Debtors or the Reorganized Company.  Nothing in the Disclosure Statement, Plan or Confirmation Order shall be construed as, or is, a determination as to coverage in connection with any Insured Claim under any applicable insurance policy.

I.	Special Provisions Regarding Workers' Compensation Claims and Obligations

As of the Effective Date, the Debtors and the Reorganized Company shall continue to honor in the ordinary course of business their obligations under the terms and conditions of (1) all applicable workers' compensation laws in states in which the Debtors and the Reorganized Company operate and (2) the Debtors' and the Reorganized Company's written contracts, agreements, policies, programs and plans for workers' compensation and workers' compensation insurance; provided, however, that nothing in this Plan shall limit, diminish or otherwise alter the Debtors' or Reorganized Company's defenses, causes of action or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors or the Reorganized Company in addition to those arising under applicable state law.

All Proofs of Claim on account of workers' compensation shall be deemed withdrawn automatically and without any further notice to or action, order or approval of the Bankruptcy Court.

VI.	ACCEPTANCE OR REJECTION OF THE PLAN

A.	Impaired Classes Entitled to Vote

Only Holders of Syms Class 3 Syms Convenience Claims, Syms Class 4 Syms General Unsecured Claims, Syms Class 5 Syms Union Pension Claims, Syms Class 7 Syms Interests, Filene's Class 3 Filene's Convenience Claims, Filene's Class 4 Filene's General Unsecured (Short-Term) Claims, Filene's Class 5 Filene's General Unsecured (Long-Term) Claims, and Filene's Class 6 Filene's Union Pension Claims are entitled to vote to accept or reject the Plan.

B.	Acceptance by an Impaired Class

In accordance with Bankruptcy Code section 1126(c) and except as provided in Bankruptcy Code section 1126(e), (i) an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan and (ii) an Impaired Class of Interests shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds of the Allowed Interests in such Class that have timely and properly voted to accept or reject the Plan.

C.	Presumed Acceptances/Rejections

Syms Classes 1 and 2 and Filene's Classes 1, 2, and 8 are Unimpaired by the Plan.  Under Bankruptcy Code section 1126(f), Holders of Claims in such Classes are conclusively presumed to accept the Plan, and the votes of such Holders will not be solicited.  Under Bankruptcy Code section 1126(g), Holders of Syms Class 6 Claims and Holders of Filene's Class 7 Claims are not entitled to receive any recovery under the Plan but have proposed the Plan and therefore shall be deemed to have accepted the Plan.

VII.	MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Corporate Action

1.	Continued Corporate Existence of Reorganized Syms and Reorganized Filene's

Subject to the transactions contemplated by this Plan, Reorganized Syms shall continue to exist after the Effective Date as a separate entity, with all the powers of a corporation under applicable law and  Reorganized Filene's shall continue to exist as a wholly owned LLC subsidiary of Reorganized Syms for the principal purpose of exploring the sale or the joint venture opportunities with respect to Filene's intellectual property. On and after the Effective Date, the Reorganized Company may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  Reorganized Syms shall be reorganized and reincorporated as a Delaware corporation as of the Effective Date pursuant to its certificate of incorporation and bylaws or other organizational documents as set forth in Plan Exhibit C, without prejudice to any right to terminate such existence (whether by merger, dissolution or otherwise) under applicable law after the Effective Date, provided that without the consent of the Trustee of the Golden Preferred Trust, Reorganized Syms shall not merge or consolidate prior to such time as the General Unsecured Claim satisfaction has occurred.  Among other things, Reorganized Syms' certificate of incorporation shall comply with section 1123(a)(6) of the Bankruptcy Code.

2.	Governance and Management of the Reorganized Company

The Reorganized Syms Board of Directors shall be comprised of five (5) members as of the Effective Date.  Three (3) Equity Committee Directors shall be appointed by the Equity Committee as of the Effective Date, of which two (2) of the three (3) shall be designated by the Backstop Parties if there are Unsubscribed Shares in the Rights Offering.  One (1) director shall be the Independent Director and one (1) director shall be the Creditors' Committee Director.  The Board of Directors will be "staggered" with the Independent Director and the Creditors' Committee Director constituting "Class I" and the Equity Committee Directors constituting "Class II." All directors will have terms of two years, with the Class I directors first standing for election at the first annual meeting following the Effective Date, and the Class II directors first standing for election at the second annual meeting following the Effective Date. No actions of the Board of Directors shall be valid without the presence of at least four of the five directors, except if the Trustee of the Golden Preferred Trust or the Majority Shareholder come to control the election of a majority of the seats on the Board of Directors as provided herein and in the Corporate Organization Documents of Reorganized Syms.  In the event there is a vacancy of an Equity Committee Director seat, the remaining Equity Committee Directors shall have the right to appoint a replacement.  In the event there is a vacancy of the Creditors' Committee Director seat, the Trustee of the Golden Preferred Trust shall have the right to appoint a replacement.  In the event there is a vacancy of the Independent Director seat, the Creditors' Committee Director and the Equity Committee Directors will mutually agree on a replacement who meets the requirements to serve as the Independent Director. The Creditors' Committee Director and the Independent Director shall automatically cease to be directors when there has been a General Unsecured Claim Satisfaction.  There are certain actions that may not be taken without the affirmative vote of the Trustee of the Golden Preferred Trust.  For example, without the affirmative vote of the Trustee of the Golden Preferred Trust, Reorganized Syms shall not directly or indirectly amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws, and without the affirmative vote of the Majority Shareholder, Reorganized Syms shall not directly or indirectly amend, alter or repeal any provision of the Certificate of Incorporation or the Bylaws if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Preferred Stock held by the Majority Shareholder.  In addition, certain actions require the affirmative vote of the Series A Director.

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial board of directors and the officers of the Reorganized Company will be identified in the Plan Supplement.  The compensation to be disbursed to the directors, executives and officers serving as of the Effective Date also will be disclosed in the Budget.

3.	Ms. Marcy Syms' Covenant Not to Interfere

In consideration of the benefits received by the Majority Shareholder under the Plan, Ms. Marcy Syms covenants not to and shall not directly or indirectly interfere with or participate in any disposition of property or operations of the Reorganized Company except as specifically provided for in the Plan.  The Reorganized Company shall have the right to offset any damages incurred as a result of a breach of this covenant by Ms. Marcy Syms against the Subsequent Majority Shareholder Payment.  Nothing herein contained shall be deemed to limit any rights of the Majority Shareholder to enforce any remedies available under the Plan, or at law or equity, in the event of a default or breach under the Plan.

4.	Merger of Advertising and Clothing into Reorganized Syms

On the Effective Date, or as soon thereafter as is practicable, Advertising and Clothing  shall be merged with and into Reorganized Syms in accordance with applicable governing law.  The officers, directors and managers of Advertising and Clothing shall be deemed to have resigned upon the Effective Date, or as soon thereafter as the Merger may be effected in accordance with applicable law; provided, however, that such resignations shall not relieve such officers, directors and managers from all remaining responsibilities with respect to such entities in accordance with applicable law.  If necessary or appropriate, Reorganized Syms shall cause certificates of merger to be filed for Advertising and Clothing and shall take all other actions necessary or appropriate to effect the Merger under applicable law.

5.	No Further Corporate Action

Except as otherwise provided in the Plan, each of the matters provided for under the Plan involving the corporate or limited liability company structure of the Debtors or corporate or limited liability company action to be taken by or required of the Debtors shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person, including but not limited to, Holders of Claims against or Interests in the Debtors, or directors or officers of the Debtors.

6.	Effectuating Documents; Further Transactions

The Debtors' officers and directors, as appropriate, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

B.	Vesting of Estate Assets

On the Effective Date, and except as otherwise set forth herein, all property of the Estates, including the Syms Owned Real Estate and all Causes of Action and Avoidance Actions identified on Exhibit A to the Plan, to be filed in the Plan Supplement (other than Filene's Intellectual Property), shall vest in Reorganized Syms free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests of creditors and equity security holders; provided, however, that any and all rights to the "Syms" name shall be transferred to Ms. Marcy Syms on the Effective Date and Ms. Syms shall not sell or otherwise transfer, dispose of or use the "Syms" name for any commercial purpose including any transaction resulting in Ms. Syms receiving, directly or indirectly, any profit or any financial or other benefit, without the consent of, and the payment of all gross proceeds to, the Reorganized Company.  Any documents necessary to effect this conditional transfer shall be included in the Plan Supplement.  The Reorganized Company shall not use for commercial purposes any images of Ms. Marcy Syms or her family members, absent their express consent, and the Reorganized Company shall transfer to her for no consideration, taped commercials in the Debtors' possession which contain images of Ms. Marcy Syms or her family members, which commercials she agrees not to sell, transfer, dispose of or use for any commercial purposes.  No transfer of the taped commercials shall constitute the transfer of any rights or interests, or in any way limit the use of, intellectual property of the Debtors and the Reorganized Company.  All other trade names, marks and intellectual property of the Debtors shall remain the property of the Reorganized Company and subject to the direction of the Reorganized Company's Board of Directors, other than Filene's Intellectual Property, which shall revest in Reorganized Filene's free and clear of all Claims, Liens, charges, encumbrances, rights, and interests of creditors and shall revest subject to the direction of the Reorganized Company's Board of Directors by virtue of the Reorganized Company acting as the sole member or manager of Reorganized Filene's; provided, however, that 100% of any Cash realized or received by Filene's after the Effective Date shall constitute Net Proceeds to be used in accordance with the Plan by Reorganized Syms.

As of the Effective Date, the Reorganized Company shall operate its business and use, acquire and dispose of its property, including by operating, leasing and disposing of the Syms Owned Real Estate, without supervision of the Bankruptcy Court, and free of any restrictions imposed by the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by this Plan or the Confirmation Order.

C.	Sources of Distributions and Uses of Net Proceeds of Syms Owned Real Estate

Distributions in accordance with the terms of the Plan shall be made from, among other things, (i) Cash on hand as of the Effective Date, (ii) proceeds of the Rights Offering, (iii) Net Proceeds and/or (iv) proceeds from any post-Effective Date financings or capital raises as may be authorized by the Board of Directors of the Reorganized Company.

1.	Syms Owned Real Estate Disposition and Development

If not sold prior to the Effective Date, with the consent of the Equity Committee and the Creditors' Committee, Reorganized Syms will seek to sell the 13 Near Term Properties promptly in a commercially reasonable manner.  The three Medium Term Properties will be leased and sold over a longer period of time in an effort to maximize their values.  The Trinity Property will be developed or sold over an extended period of time as determined by the Board of Directors.

If, by October 1, 2013, the Allowed Syms and Filene's Class 3 (Convenience Claims) and the Allowed Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims are not paid in full, the Creditors' Committee Director, acting through a one director committee of the Board of Directors, shall control the sale, by auction or otherwise, of any unsold Near Term Properties which shall be done in a commercially reasonable manner consistent with maximizing the value of the Near Term Properties and the Net Proceeds of such sale shall fund the Operating Reserve to the extent not previously fully funded, and the excess shall be treated as Excess Cash for distribution under the Plan Waterfall.

If, by October 1, 2014, the Allowed Filene's Class 4A and B General Unsecured (Short-Term) Claims and Allowed Filene's Class 5A and B General Unsecured (Long-Term) Claims are not paid in full, the Creditors' Committee Director, acting through a one director committee of the Board of Directors, shall control the sale, by auction or otherwise, of any Medium Term Properties, and any Near Term

Properties that remain unsold, which shall be done in a commercially reasonable manner consistent with maximizing the value of the Medium Term Properties and, if applicable, Near Term Properties, and the Net Proceeds of such sale shall fund the Operating Reserves to the extent not previously fully funded and the excess shall be treated as Excess Cash for distribution purposes under the Plan Waterfall; provided, however, that such October 1, 2014 deadline may be extended to April 1, 2015 if the Trustee of the Golden Preferred Trust consents or, even without the consent of the Trustee of the Golden Preferred Trust, the Independent Director concludes that Reorganized Syms is proceeding in good faith to lease and sell the unsold Near Term Property(ies) and Medium Term Property(ies) such that additional time is appropriate because Reorganized Syms still has a reasonable prospect of leasing and selling the Near Term Property(ies) or Medium Term Property(ies) within any extension period.

D.	Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date and concurrently with the applicable Distributions made pursuant to Article V hereof, all promissory notes, share certificates, other instruments evidencing any Claims or Interests and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire Syms Class 7 Interests, shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be discharged.  The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.  The foregoing shall not apply to a Claim or Interest that is Unimpaired under the Plan or to Syms Class 7 Interests.

E.	Issuance of New Shares; Purchase of Majority Shareholder Shares

Pursuant to and in accordance with the Equity Commitment Agreement, the Accredited Investor Procedures, and the Rights Offering Procedures, on the Effective Date, Reorganized Syms shall (i) issue 10,040,160 new shares to the Eligible Holders and the Backstop Parties, collectively, and (ii) purchase 7,857,794 shares from the Majority Shareholder.  Syms' purchase of the Majority Shareholder Interests shall occur substantially contemporaneously with the issuance of the new shares to the Eligible Holders and Backstop Parties.

The issuance of the Subscription Rights under the Rights Offering Procedures and related documents and the distribution thereof under this Plan, and the distribution and exercise of the Subscription Rights, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code and/or section 4(2) of the Securities Act, and/or any other applicable exemptions.  All documents, agreements, and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan shall become, and the Equity Commitment Agreement shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any entity (other than as expressly required by such applicable agreement).

The Majority Shareholder shall receive the Initial Majority Shareholder Payment in the form of cash payments from 40% of the first available distributable Excess Cash until the Majority Shareholder has received payment in full of the Initial Majority Shareholder Payment.  After there has been a General Unsecured Claim Satisfaction, the Subsequent Majority Shareholder Payment shall be paid from any remaining Excess Cash, in the total amount of $7,065,907.  Provided that there has been a General

Unsecured Claim Satisfaction, the Subsequent Majority Shareholder Payment shall be made no later than October 16, 2016.  If the Subsequent Majority Shareholder Payment is not made on or before October 16, 2016, the Majority Shareholder may pursue collection remedies and proceed to judgment, so long as execution on the judgment is not effected until all Allowed General Unsecured Claims are paid in full.  No distributions, dividends or redemptions shall be made by the Reorganized Company until after the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment are made in full.  Ms. Syms and the Trusts shall be entitled to pursue any remedies available at law or equity as a creditor of the Reorganized Company, including for actions taken in violation of the terms of the Plan and the failure to pay distributions under the Plan to Ms. Syms and the Trusts in accordance with or by the deadlines set in the Plan.  The Certificate of Incorporation shall provide a preferred series share, which share shall be pledged as security and held in escrow, entitling the Majority Shareholder to control a majority of the Board of Directors if the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment are not made by October 16, 2016, provided that and conditioned upon the General Unsecured Claim Satisfaction having occurred.

Reorganized Syms shall provide at least the information rights for the time period required, each as set forth in its Bylaws contained in Plan Exhibit C to permit a market maker to quote the Offered Shares and Syms Interests on the OTC Pink tier of the OTC Markets Group quotation service or an equivalent successor electronic quotation system that (a) displays quotes from broker-dealers for over-the-counter securities and (b) does not maintain regulatory filing requirements.

F.	Capital Raising and Use of Cash Proceeds

Following the Effective Date, the Reorganized Company may issue new debt or equity capital in accordance with applicable law, as and to the extent authorized by the Board of Directors of Reorganized Syms and consistent with the Plan.

The Reorganized Company shall be permitted to incur debt, grant liens and lease and sell all or any portion of any asset without any restrictions (except in connection with any transaction with any insider or affiliate of the Reorganized Company or any directors, which must be approved by the consent of the Board of Directors including the Creditors' Committee Director) other than:

(1)           So long as Plan obligations are unpaid under the Plan Waterfall, and unless otherwise required to be used to fund the Operating Reserves, 100% of net cash proceeds from each transaction, including the incurrence of any debt, lien or other obligation (net of transaction expenses and, in the case of financings, reasonable interest reserves through a date no later than September 30, 2016) received by the Reorganized Company, shall be treated as Excess Cash and used to fund distributions under the Plan Waterfall.

(2)           For the avoidance of doubt, with respect to the Trinity Property, the Reorganized Company shall have the right to (a) transfer the Trinity Property into a Trinity Joint Venture, (b) conduct a JV Interest Sale, and/or (c) authorize the Trinity Joint Venture to incur a Trinity Mortgage subject in each case to compliance with the following terms and conditions in the event that the creditors in Syms Classes 3 and 4 and Filene’s Classes 3, 4, and 5, or the Majority Shareholder have not been paid their full Distributions under the Plan or would not be paid their full Distributions under the Plan following the Trinity Joint Venture, JV Interest Sale, or Trinity Mortgage:

(a)  all proceeds realized from the JV Interest Sale (net of transaction related expenses) shall be distributed, unless the Trustee of the Golden Preferred Trust  agrees otherwise, as follows: not less than 60% of the balance of net proceeds will be included as Excess Cash and shall be distributed in accordance with the

Plan Waterfall, and the remaining 40% or lesser amount of the balance of such net proceeds shall be invested in full in the Trinity Joint Venture;

(b)  the funds received from any Trinity Mortgage shall be distributed, unless the Trustee of the Golden Preferred Trust agrees otherwise, as follows: first, the Trinity Carry Reserve Amount to the extent that an amount equal to the Trinity Carry Cost Reserve Amount was not distributed as Excess Cash from a JV Interest Sale, which funds shall become Excess Cash and shall be distributed in accordance with the Plan Waterfall; and thereafter the balance of borrowed funds shall remain in the Trinity Joint Venture and will be limited to be used for pre-construction costs, direct development and construction costs, corporate overhead and carry costs for the Trinity Property, and taxes, licenses and fees for the Trinity Property, as applicable, to be determined at the Board of Directors discretion;

(c)  in the event of a change in control of the majority of the Board of Directors of the Reorganized Company to either the unsecured creditors or the Majority Shareholder pursuant to the terms of the Plan, the Reorganized Company's interest in the Trinity Joint Venture (the "Company's Trinity Interest") shall be freely assignable to (i) accredited institutional investors which could include a Public Real Estate Company, (ii) privately-owned companies and individuals who are experienced real estate investors, in each case in good credit standing and with sufficient liquidity and experience to perform its duties under the partnership or joint venture agreement;  provided, however, that the Reorganized Company shall have the right to agree with its joint venture partner in the Trinity Joint Venture to provide such joint venture partner thirty (30) days written notice (the “Assignment Notice Period") of a Purchase Offer, and on or prior to the expiration of the Assignment Notice Period, such joint venture partner in the Trinity Joint Venture shall provide notice of its election to exercise a right of first refusal to purchase the Company’s Trinity Interest on terms that are the same or not less favorable to the Reorganized Company as those terms set forth in the Purchase Offer.  The Confirmation Order shall provide that the Reorganized Company is authorized to sell the Company's Trinity Interest and the Bankruptcy Court shall retain jurisdiction over any sale of the Company’s Trinity Interest;

(d)  the interest may be otherwise assigned subject to the approval of the Venture's General Partner, which shall not be unreasonably withheld;

(e)  a change in control to either unsecured creditors or the Majority Shareholder of the Reorganized Company pursuant to the terms of the Plan shall not constitute a default under the terms of the Trinity Joint Venture or the Trinity Mortgage; and

(f)  prior to a change in control of the majority of the Board of Directors of the Reorganized Company to either the unsecured creditors or the Majority Shareholder pursuant to the terms of the Plan, the Reorganized Company may only sell or otherwise dispose of a majority interest in the Trinity Joint Venture to a non-Insider if (x) there has been (or will be as a result of such sale) a General Unsecured Claim Satisfaction and to the extent a General Unsecured Claim Satisfaction has occurred, the Majority Shareholder have received full payment of their Plan Distributions, or (y) the Trustee of the Golden Preferred Trust or to the extent the General Unsecured Claim Satisfaction has occurred, Marcy Syms consents.

G.	Funding of Reserves

1.	Professional Fee Reserve

On or before the Effective Date, the Debtors shall fund the Professional Fee Reserve in the amount of the aggregate Professional Fee Estimate.  The Debtors shall (i) segregate and shall not commingle the Cash held therein and (ii) pay each Allowed Professional Fee Claim from the Professional Fee Reserve upon entry of a Final Order allowing such Claim.  In the event that Cash remains in the Professional Fee Reserve after payment of all Allowed Professional Fee Claims, such residual Cash shall be utilized to make distributions to Holders of Claims and Interests as provided for in the Plan.

2.	Administrative Claims Reserve

On or before the Effective Date, the Debtors shall fund the Administrative Claims Reserve in an amount equal to an estimate of all Allowed Administrative Claims.  The Debtors shall (i) segregate and shall not commingle the Cash held therein and (ii) pay each Allowed Administrative Claim, upon entry of a Final Order allowing such Claim or on such other date provided herein.  In the event that Cash remains in the Administrative Claims Reserve after payment of all Allowed Administrative Claims, such residual Cash shall be used to make distributions to Holders of Claims and Interests as provided for in the Plan.

3.	Operating Reserves

The Equity Committee has prepared the Budget attached to the Plan as Exhibit F and provided the Budget to the Creditors' Committee.  The only limitation such Budget shall have on the Board of Directors shall be the Operating Reserves total in the aggregate and by Sub-Category Expense Reserve.  The Board of Directors shall not be bound or limited by any line item references within individual Sub-Category Expense Reserves; provided, however, that (a) no funds in the Operating Reserve may be used in connection with any Insider or affiliate transaction absent the consent of the Board of Directors, including the Creditors' Committee Director (b) any fees or other compensation payable to Directors as reflected in the Budget shall not be increased absent the consent of the Board of Directors and of the Trustee of the Golden Preferred Trust, and (c) absent the consent of the Trustee of the Golden Preferred Trust, the aggregate cap for any Sub-Category Expense Reserve may not be increased and the amounts reserved in each of the Sub-Category Expense Reserves may not be used to fund any expenses designated to be paid from another Sub-Category Expense Reserve, except that, (i) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (ii) by majority vote of the Board of Directors, and with the consent of the Independent Director, amounts in the Corporate Overhead Reserve may be reallocated to the Trinity Carry Reserve.

The Operating Reserves shall be funded utilizing agreed upon cash reserve amounts to fund working capital and operations of the Reorganized Company for the two year period commencing on the Effective Date (projected to be October 1, 2012 to September 30, 2014) with the Discretionary Reserve Fund and the Emergency Reserve Fund and the following four Sub-Category Expense Reserves: (w) a Corporate Overhead Reserve of  $5.0 million in the aggregate, (x) a $3,829,088 Pension Fund Reserve (of  which $2.0 million shall fund the minimum annual payments due under the Syms Pension Plan and $1,829,088 shall fund the minimum quarterly payments due to Local 1102 for the allowed amount of the Claims for pension withdrawal liability), (y) a Carry Cost/Repair/TI Reserve of $9.0 million in the aggregate, and (z) a Trinity Carry Reserve of $3.0 million in the aggregate.

(1)           The Operating Reserves shall be funded for the two year period commencing on the Effective Date as follows:  (m)  $5 million in cash on the Effective Date to the extent available after payment of Exit Costs and, to be allocated to each Sub-Category Expense Reserve in an amount to be determined by the Board of Directors, and (n) from the future proceeds realized by the Reorganized Company in the one year following the Effective Date from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash; provided however, that the amount allocated in the second year of the Budget for the Corporate Overhead Reserve and the Pension Reserve shall be funded in the last quarter of the first year, unless the Board of Directors determines that the delay of such funding would provide the Reorganized Company with inadequate liquidity to operate in accordance with the Budget and maximizing value.

(2)           For the third year period after the Effective Date (projected to be October 1, 2014 to September 30, 2015), the aggregate caps for each Sub-Category Expense Reserve shall be increased to cover projected expenses to be incurred during that year in amounts not to exceed the following, less any remaining unused funds in such Sub-Category Expense Reserves as of the end of the two year period: (w) $1,250,000 for the Corporate Overhead Reserve, (x) the projected amount of the minimum annual payment due under the Syms Pension Plan during such third year for the Pension Reserve and a $812,928 reserve to fund the minimum quarterly payments to be paid to Local 1102 for the allowed amount of the Claims for pension withdrawal liability during such third year, and (y) the amount of Carry Costs projected to be incurred, plus 20%, of the Carry Costs projected for any unsold Near Term Properties or Medium Term Properties for the Carry Cost/Repair/TI Reserve.

(3)           For the fourth year period after the Effective Date (projected to be October 1, 2015 to September 30, 2016),  the aggregate caps for each Sub-Category Expense Reserve shall be increased to cover projected expenses to be incurred during that year in amounts not to exceed the following, less any remaining unused funds in such Sub-Category Expense Reserves as of the end of the two year period: (w) $750,000 for the Corporate Overhead Reserve, (x) the projected amount of the minimum annual payment due under the Syms Pension Plan during such fourth year for the Pension Reserve and $812,928 to fund the minimum quarterly payments to be paid to Local 1102 for the allowed amount of the Claims for pension withdrawal liability during such fourth year, and (y) the amount of Carry Costs projected to be incurred, plus 20% of the Carry Costs projected, for any unsold Near Term Properties or Medium Term Properties for the Carry Cost/Repair/TI Reserve.

(4)           On the two year anniversary of the Effective Date, the Board of Directors shall review and revise the Sub-Category Reserve amounts set forth above for the third and fourth year periods after the Plan Effective Date, provided that any increase in the aggregate amount of the cap increases for the Sub-Category Reserves shall not exceed the amounts set forth above in Section VII.G.3(2) and (3) without the consent of the Trustee of the Golden Preferred Trust, except that, (i) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (ii) by majority vote of the Board, and with the consent of the Independent Director, amounts in the Corporate Overhead Reserve may be reallocated to the Trinity Carry Reserve.  At the end of the two year period commencing on the Effective Date, the Operating Reserves for the third and fourth years periods after the Effective Date shall be funded from proceeds realized by the Reorganized Company from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash.

(5)           At the end of the two year period commencing on the Effective Date, the sum of $500,000, to be funded from Net Proceeds realized by the Reorganized Company from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash, shall be set aside in the Emergency Fund Reserve to be used, by the Reorganized Company with the consent of the Creditors' Committee Director, for operating and other expenses.  The Creditors' Committee Director may at any time reduce the amount of funds in the Emergency Fund Reserve and make such reduced funds Excess Cash.  If distributing the Emergency Fund Reserve would result in a General Unsecured Claim Satisfaction, the amounts necessary for the Emergency Fund Reserve shall instead be treated as Excess Cash and used for Plan distributions.

(6)           At the end of the two year period commencing on the Plan Effective Date, the sum of $500,000, to be funded from proceeds realized by the Reorganized Company from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash, shall be set aside in the Discretionary Fund Reserve that shall be allocated and used for operating and other expenses of Reorganized Syms as determined by a majority vote of the Board, and with the consent of the Independent Director.

(7)           After the Reorganized Company has sold all of the Near Term Properties and Medium Term Properties, any unused funds remaining in the Carry Cost/Repair/TI Reserve shall become Excess Cash and shall be distributed in accordance with the Plan Waterfall.

H.	Exemption from Certain Transfer Taxes

Pursuant to Bankruptcy Code section 1146(a), any transfers from any of the Debtors to any Person, including any transfers of Syms Owned Real Estate after Confirmation in the United States, shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

I.	Preservation and Settlement of Certain Causes of Action and Avoidance Actions

1.	Preservation of Certain Causes of Action and Avoidance Actions

In accordance with Bankruptcy Code section 1123(b)(3), except as agreed to by the Plan Proponents and the Creditors’ Committee and identified on Exhibit A to the Plan, to be included with the Plan Supplement, all Causes of Action and Avoidance Actions shall be released as of the Effective Date.  The Debtors shall retain all of the Causes of Action and Avoidance Actions identified on Plan Exhibit A to be filed in the Plan Supplement and all such Causes of Action and Avoidance Actions shall vest in the Reorganized Company on the Effective Date.  The Reorganized Company may investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Causes of Action and Avoidance Actions identified in Plan Exhibit A.  The failure of the Debtors to list a claim, right, cause of action, suit or proceeding in Plan Exhibit A shall constitute a waiver and  release by the Debtors and their Estates of such claim, right of action, suit or proceeding.

2.	Settlement of Certain Causes of Action and Avoidance Actions

At any time after the Confirmation Date but before the Effective Date, notwithstanding anything in the Plan to the contrary, the Reorganized Company may settle some or all of the Causes of Action and Avoidance Actions identified in Plan Exhibit A pursuant to Bankruptcy Rule 9019 with the approval of the Court and upon notice to the Creditors' Committee and the Equity Committee; after the Effective Date, the Reorganized Company, will determine whether to bring, settle, release, compromise, enforce or abandon such rights (or decline to do any of the foregoing).

J.	Effectuating Documents; Further Transactions

The Debtors shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, that are not inconsistent with the other terms and conditions of the Plan.

VIII.	PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims Allowed as of the Effective Date

Except as otherwise set forth in the Plan, all Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Initial Distribution Date or as soon thereafter as Cash becomes available therefore and Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of this Plan, and on such day as selected by the Reorganized Company; provided, however, that the Excess Cash shall be used to make Distributions, in accordance with the Plan Waterfall, on not less than a quarterly basis if the distributable amount of Excess Cash is no less than the Minimum Distribution Threshold or is the last distribution to a Class. Once there has been a General Unsecured Claim Satisfaction, Excess Cash shall be distributed to the Majority Shareholder in satisfaction of the Subsequent Majority Shareholder Payment not less than a quarterly basis if the distributable amount of Excess Cash is no less than $1,000.

Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that has been satisfied after the Petition Date pursuant to an order of the Bankruptcy Court.

B.	Reorganized Syms as Disbursing Agent

Subject to the terms and provisions of this Plan, Reorganized Syms shall make all Distributions required under this Plan with respect to the Debtors' Estates, provided, however, that Reorganized Syms may employ a third-party disbursing agent, in the discretion of the Board of Directors, upon the filing of a notice with the Court.  Reorganized Syms shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court or required by the Bankruptcy Code or the Bankruptcy Rules.  Reorganized Syms shall be authorized and directed to rely upon the Debtors' books and records and the Debtors' representatives and professionals in determining Claims not entitled to a Distribution under the Plan in accordance with the terms of the Plan.

C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by Reorganized Syms (a) at the addresses set forth on the Proofs of Claim filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Debtors after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtors have not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtors at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.  In making Distributions under the Plan, Reorganized Syms may rely upon the accuracy of the claims register maintained by the Claims Agent in the Chapter 11 Cases, as modified by any Final Order of the Bankruptcy Court disallowing Claims in whole or in part.

2.	Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim or Allowed Interest is returned to Reorganized Syms as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until Reorganized Syms is notified in writing of such Holder's then-current address, at which time all missed Distributions shall be made to such Holder without interest.  Amounts in respect of undeliverable Distributions shall be returned to Reorganized Syms until such Distributions are claimed.  Reorganized Syms shall segregate and, deposit in a segregated account (the "Unclaimed Distribution Reserve") undeliverable and unclaimed Distributions for the benefit of all such similarly situated Persons or Governmental Units until such time as a Distribution becomes deliverable or is claimed.

Any Holder of an Allowed Claim or Allowed Interest that does not assert a Claim or Interest pursuant to this Plan for an undeliverable or unclaimed Distribution within six (6) months after the last Distribution Date shall be deemed to have forfeited its Claim or Interest for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such Claim or Interest for an undeliverable or unclaimed Distribution against the Debtors and their Estates, and their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its and their property.  In such cases, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall be distributed in accordance with the terms of this Plan.  Nothing contained in this Plan shall require Reorganized Syms to attempt to locate any Holder of an Allowed Claim or Allowed Interest.

D.	Prepayment

Except as otherwise provided in this Plan or the Confirmation Order, Reorganized Syms shall have the right to prepay, without penalty, all or any portion of an Allowed Claim.

E.	Means of Cash Payment

Cash payments made pursuant to this Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of Reorganized Syms by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by Reorganized Syms.  In the case of foreign creditors, Cash payments may be made, at the option of Reorganized Syms, in such funds and by such means as are necessary or customary in a particular jurisdiction.

F.	Interest on Disputed Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date such Disputed Claim becomes an Allowed Claim; provided, however, that interest shall accrue at the rate of 7.0% per annum on any unpaid Disputed Claim that becomes an Allowed Claim from and after October 1, 2015 until Distribution is made on such Claim.

G.	Withholding and Reporting Requirements

In accordance with Bankruptcy Code section 346 and in connection with the Plan and all Distributions thereunder, Reorganized Syms shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any U.S. federal, state, local, or non-U.S. taxing authority.

Reorganized Syms shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.  All Distributions hereunder may be subject to the withholding and reporting requirements.  As a condition of making any Distribution under the Plan, Reorganized Syms may require the Holder of an Allowed Claim or Allowed Interest to provide such Holder's taxpayer identification number, and such other information, certification, or forms as necessary to comply with applicable tax reporting and withholding laws.  Notwithstanding any other provision of this Plan, each Entity receiving a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.  Reorganized Syms may move to disallow an otherwise Allowed Claim or Allowed Interest entitled to a Distribution under the Plan if the Holder of such Allowed Claim or Allowed Interest, after reasonable notice, does not provide Reorganized Syms with such Holder's taxpayer identification number, and such other information, certification, or forms as necessary to comply with applicable tax reporting and withholding laws.

H.	Setoffs

1.	By Reorganized Syms

Except as otherwise set forth in the Plan, Reorganized Syms may, pursuant to Bankruptcy Code section 553, 558 or any other applicable law, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, Claims of any nature whatsoever that the Debtors may have against the Holder of such Claim and that has not been released under the Plan or otherwise; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such Claim that the Debtors may have against such Holder.

2.	By Non-Debtors

Unless otherwise authorized by a Final Order, any Holder of a Claim must assert any setoff rights against a Claim by a Debtor against such Entity by timely filing (i) a Proof of Claim asserting such right of setoff, (ii) an appropriate motion on or before the Confirmation Date seeking authority to setoff, or (iii) an objection to Confirmation on or before the Confirmation Objection Deadline asserting, preserving or otherwise referencing the existence of such right of setoff, or will be deemed to have waived and be forever barred from asserting any right to setoff against a Claim by a Debtor; provided, however, that the right of any Debtor to object to the validity of any asserted right of setoff shall be preserved.

I.	Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1.	Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Bankruptcy Court.  If an objection has not been filed to a Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtors but (ii) was not Scheduled as contingent, unliquidated, and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Bankruptcy Court, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.  Notice of any motion for an order extending the Claims Objection Deadline shall be required to be given only to those Entities that have requested notice in the Chapter 11 Cases, or to such Entities as the Bankruptcy Court shall order.  From the Confirmation Date through the Claims Objection Deadline, Reorganized Syms shall have the exclusive authority to file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims.

2.	No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtors, no payments or Distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Bankruptcy Court or such other court having jurisdiction over the matter.  On each Distribution Date, Reorganized Syms will make Distributions (a) on account of any Disputed Claim that has become an Allowed Claim since the preceding Distribution Date and (b) on account of previously Allowed Claims, from the applicable reserves, of property that would have been distributed to such Claimholders on the dates Distributions previously were made to Holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates.

3.	De Minimis Distributions

Reorganized Syms shall not have any obligation to make a Distribution on account of an Allowed Claim from any reserve or otherwise if (a) the aggregate amount of all Distributions authorized to be made from such reserve or otherwise on the Distribution Date in question (other than the final Distribution Date) is or has a value less than the Minimum Distribution Threshold, or (b) if the amount to be distributed to the specific Holder of the Allowed Claim on the particular Distribution Date does not constitute a final Distribution to such Holder and such Distribution has a value less than $25.00.  Reorganized Syms shall have no obligation to make any Distribution, whether final or not, unless and until the total amount of such Distribution to a specific Holder of an Allowed Claim is equal to or greater than $25.00.

The foregoing limitations on "De Minimis Distributions" shall not apply to Distributions to be made to the Majority Shareholder.

4.	Claims Resolution and Compromise

As of the Effective Date, Reorganized Syms is authorized to compromise or settle all Claims, Disputed Claims, and Liens pursuant to Bankruptcy Rule 9019(b), and to execute necessary documents, including Lien releases (subject to the written consent of the party having such Lien) and stipulations of settlement or release, without further order of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  For the avoidance of doubt, nothing in this Article VIII.I.4 shall limit the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan or the Confirmation Order.

J.	Fractional Dollars

Any other provision of this Plan notwithstanding, Reorganized Syms shall not be required to make Distributions or payments of fractions of dollars.  Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

K.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under this Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

L.	Distribution Record Date

Reorganized Syms shall have no obligation to recognize the transfer of or sale of any participation in any Allowed Claim or Allowed Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims and Interests who are Holders, or participants therein, as of the close of business on the Distribution Record Date.  Instead, Reorganized Syms shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register or other applicable records as of the close of business on the Distribution Record Date.

IX.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Rejected Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Plan, or any other Plan document, the Confirmation Order shall constitute an order under Bankruptcy Code section 365 rejecting all prepetition executory contracts, including purchase orders, and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, on and subject to the occurrence of the Effective Date, unless such contract or lease (a) previously shall have been assumed, assumed and assigned, or rejected by the Debtors, (b) previously shall have expired or terminated pursuant to its own terms before the Effective Date, (c) is the subject of a pending motion to assume or reject on the Confirmation Date, including but not limited to the Debtors' ground leases of property located in Fairfield, Connecticut and Secaucus, New Jersey, or (d) is identified in Exhibit B to the Plan as an assumed agreement of the Debtors; provided, however, that the Debtors may amend such Exhibit B at any time prior to the Confirmation Date; provided further, however, that listing an agreement on such Exhibit shall not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.  Notwithstanding anything to the contrary in the Plan, the Confirmation Order or any other Plan document, the Syms Local 108 CBA and Syms Local 400 CBA and the Syms Pension Plan shall not be rejected by operation of the Confirmation Order.

B.	Insurance Policies and Agreements

Except as set forth in the Plan or the Confirmation Order, Insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors' or officers' conduct) shall continue in effect after the Effective Date.  To the extent that such insurance policies or agreements (including, without limitation, any policies covering directors' or officers' conduct) are considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of each Debtor and its Estate.  Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments shall be required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement.  To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek the rejection of such insurance policy or agreement or other available relief.

With respect to the agreement relating to a life insurance policy on Marcy Syms, issued by Massachusetts Life Insurance Company to Laben Lathan, Trustee of Trust UTD 5/20/99 (the "Split-Dollar Policy"), Syms and Reorganized Syms shall be released from any future obligation (whether to Marcy Syms, any third party or otherwise) to pay premiums and shall release any interest in the insurance policy in return for a credit of $1,774,359 against the Initial Shareholder Payment to the Majority Shareholder under the Share Redemption Agreement (which is $10,725,641, but which would have been $12,500,000 absent this credit).  The Plan Supplement shall include an amendment of the split dollar agreement and any other documents necessary to effect this settlement.

C.	Indemnification Obligations

Notwithstanding Article IX.A. of the Plan, or any contract, instrument, release, or other agreement or document entered into in connection with this Plan, any and all Indemnification Obligations that the Debtors have pursuant to a contract, instrument, agreement, certificate of incorporation, by-law, comparable organizational document or any other document, or applicable law that has not been rejected under Bankruptcy Code section 365 pursuant to an order of the Bankruptcy Court or pursuant to the Plan, shall be deemed an executory contract that is assumed as of the Effective Date, and all Claims arising out of Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed by the Reorganized Company pursuant to section 365 of the Bankruptcy Code.  No reserve shall be established or required for Indemnification Obligations.

By the date for filing of the Plan Supplement, the Directors and Officers of the Debtors shall provide the Equity Committee and the Creditors' Committee with a schedule of the potential claims of which they have actual knowledge and will represent that those are the only claims of which they have actual knowledge, and in the event that the Directors and Officers later assert indemnity for a claim which is not listed on the schedule but of which they had actual knowledge, they will be barred from asserting an indemnity obligation for such claim.

Indemnification Obligations owed to any Professionals retained pursuant to sections 327 or 328 of the Bankruptcy Code and order of the Court, to the extent that such Indemnification Obligations relate to the period after the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code under the Plan.

D.	Bar to Rejection Damages

If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, or their respective successors or properties unless a Proof of Claim is filed with the Claims Agent and served on the Debtors and counsel for the Debtors within thirty (30) days after service of a notice of occurrence of the Effective Date, unless another order of the Bankruptcy Court provides for an earlier date.

E.	Assumed and Assigned Contracts and Leases

Except as otherwise provided in the Confirmation Order, the Plan, or any other Plan document entered into after the Petition Date or in connection with the Plan, the Confirmation Order shall constitute an order under Bankruptcy Code section 365 assuming, as of the Effective Date, those agreements listed on Exhibit B to this Plan; provided, however, that the Debtors may amend such Exhibit at any time prior to the Confirmation Date; provided further, however, that listing an agreement on such Exhibit shall not constitute an admission by a Debtor that such agreement is an executory contract or that any Debtor has any liability thereunder.

X.	CONFIRMATION AND CONSUMMATION OF THE PLAN

A.	Conditions to Confirmation

The following are conditions precedent to the occurrence of the Confirmation Date:

1.
The entry of a Final Order finding that the Disclosure Statement contains adequate information pursuant to Bankruptcy Code section 1125, which order shall be in form and substance reasonably acceptable to the Debtors, the Majority Shareholder, the Creditors' Committee, the Equity Committee, and the Non-Defaulting Backstop Parties;

2.
The proposed Confirmation Order shall be, in form and substance, reasonably acceptable to the Plan Proponents, the Majority Shareholder, the Creditors' Committee and the Non-Defaulting Backstop Parties;

3.	All provisions, terms and conditions hereof are approved in the Confirmation Order;

4.	A default has not occurred under the Equity Commitment Agreement that has not been cured and the Equity Commitment Agreement is in full force and effect; and

5.	The Corporate Organizational Documents shall be approved by the Confirmation Order.

B.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Article X.C:

1.
The Confirmation Order shall have been entered and become a Final Order, shall be in form and substance acceptable to the Plan Proponents, the Majority Shareholder, the Creditors' Committee and the Non-Defaulting Backstop Parties and shall provide that the Debtors and the Backstop Parties are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan or effectuate, advance, or further the purposes thereof;

2.
All Plan Exhibits and documents filed as part of the Plan Supplement shall be in form and substance reasonably acceptable to the Plan Proponents, the Majority Shareholder, the Creditors' Committee and the Non-Defaulting Backstop Parties, and shall have been executed and delivered by all parties signatory thereto;

3.
The Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, and the agreements or documents created in connection with the Plan;

4.	All other actions, documents, and agreements necessary to implement the Plan shall have been effected or executed and shall be in form and substance acceptable to the Plan Proponents;

5.	The Professional Fee Reserve, the Administrative Claims Reserve and the Operating Reserves shall have been funded to the extent required under the Plan and the Budget;

6.
All conditions to closing set forth in the Equity Commitment Agreement shall have been satisfied or duly waived in accordance with the terms of the Equity Commitment Agreement and the Equity Commitment Agreement shall be in full force and effect; and

7.
The Independent Director shall be mutually chosen by the Creditors' Committee and the Equity Committee and designated to the Board of Directors and the Creditors' Committee Director and the Trustee of the Golden Preferred Trust shall be designated by the Creditors' Committee and designated to the Board of Directors.

8.	The Effective Date shall occur no later than September 15, 2012.

C.	Waiver of Conditions

Each of the conditions set forth in Articles X.A and X.B of the Plan may be waived in whole or in part by the Plan Proponents and with the consent of the Non-Defaulting Backstop Parties.  The failure to satisfy or waive any condition to the Effective Date may be asserted by the Plan Proponents regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

D.	Consequences of Non-Occurrence of Effective Date

In the event that the Effective Date does not timely occur, the Plan Proponents reserve all rights to seek an order from the Bankruptcy Court directing that the Confirmation Order be vacated, that the Plan be null and void in all respects, and/or that any settlement of Claims provided for in the Plan be null and void.  In the event that the Bankruptcy Court shall enter an order vacating the Confirmation Order, the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases not previously assumed, assumed and assigned, or rejected, shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated, without prejudice to further extensions.

E.	Cram Down

 The Plan Proponents request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

XI.	ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A.	Professional Fee Claims

1.	Final Fee Applications

All Final Fee Applications must be filed no later than forty-five (45) days after the Effective Date.  Objections, if any, to Final Fee Applications of such Professionals must be filed and served on the Debtors and their respective counsel, the Creditors' Committee and its counsel and the Equity Committee and its counsel, the requesting Professional and the Office of the U.S. Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and filed.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fee Claims shall be determined by the Court.

2.	Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that professionals comply with Bankruptcy Code sections 327 through 331 or any order previously entered by the Bankruptcy Court in seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

B.	Substantial Contribution Compensation and Expenses Bar Date

Any Person who wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date, must file an application with the clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on counsel for the Debtors, counsel for the Creditors' Committee, and counsel for the Equity Committee, and as otherwise required by the Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement.  Objections, if any, to the Substantial Contribution Claim must be filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C.	Administrative Claims

All Administrative Claims arising after the Petition Date, other than Professional Fee Claims, must be filed with the Claims Agent and served on counsel for the Debtors so as to be received no later than 5:00 p.m., Eastern Time on the Administrative Claims Bar Date.  Any such Claim may be submitted in person or by courier service, hand delivery or mail addressed to the Claims Agent at the Claims Agent's applicable addresses as specified in Article XIV.F herein.  Any such Claim submitted by facsimile will not be accepted and will not be deemed filed until such Claim is submitted by one of the methods described in the foregoing sentence.  An Administrative Claim will be deemed filed only when actually received by the Claims Agent.  Unless Reorganized Syms or any other party in interest objects by the Administrative Claims Objection Deadline to an Administrative Claim, such Claim shall be deemed allowed after the Administrative Claims Objection Deadline in the amount requested.  In the event that Reorganized Syms or any other party in interest objects to such a Claim, the Bankruptcy Court shall determine the allowed amount of such Claim.

XII.	EFFECT OF PLAN CONFIRMATION

A.	Binding Effect

This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns.

B.	Discharge

Upon the Effective Date, the Debtors shall be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in section 502 of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, (iii) a Claim based upon such debt is or has been disallowed by order of the Bankruptcy Court, or (iv) the Holder of a Claim based upon such debt accepted this Plan.

As of the Effective Date, except as provided in this Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or their properties, including the Syms Owned Real Estate, any other or further Claims, debts, rights, Causes of Action, claims for relief, or liabilities relating to the Debtors based upon any act, omission, transaction, occurrence, or other activity of any nature that occurred prior to the Effective Date.  In accordance with the foregoing, except as provided in this Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim.

C.	Injunction

Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estates, the Debtors, Reorganized Syms, Reorganized Filene's or any of their property on account of any such Claims or Interests:  (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting, or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights pursuant to and consistent with the terms of this Plan or the Confirmation Order; provided further, however, that nothing in this Article shall impair (i) the rights of any Holder of a Disputed Claim to establish its Claim in response to an objection filed by Reorganized Syms, or (ii) the rights of any defendant in a Cause of Action or Avoidance Action filed by Reorganized Syms to assert defenses in such action.

D.	Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, (i) the Debtors, (ii) all of the present or former directors, officers, or employees of any of the Debtors, acting in such capacity and serving as of the Petition Date, (iii) any Professionals of the Debtors, (iv) the Majority Shareholder; (v) any Professionals of the Majority Shareholder; and (vi) the Equity Committee and the Creditors' Committee and their respective members, and the professionals retained by each of the foregoing acting in their capacities as such, and any of such parties' successors and assigns, shall not have or incur any liability, claim, action, proceeding, Cause of Action, Avoidance Action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or Claim (as defined in Bankruptcy Code Section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively, in law, equity, or otherwise to one another or to any Claimholder or Interestholder, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Debtors, the Chapter 11 Cases, the negotiation and filing of the Plan or any prior plans, the filing of the Chapter 11 Cases, the pursuit of confirmation of the Plan or any prior plans, the consummation of the Plan including the Rights Offering and Share Purchase Transaction, the administration of the Plan, or the property to be liquidated and/or distributed under the Plan, except for their willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan provided, however, that the foregoing shall not extinguish the personal liability of any of the aforementioned Entities for any statutory violation of applicable tax laws or bar any right of action asserted by a governmental taxing authority against the aforementioned Entities for any statutory violation of applicable tax laws, or any obligation or liability arising under the Equity Commitment Agreement or the terms of the Plan.

E.	Debtor Releases

Pursuant to section 1123(b) of the Bankruptcy Code for good and valuable consideration, on and after the Effective Date, except as set forth on Exhibit A, (i) all current and former officers, directors, employees, agents and professionals of the Debtors in their capacity as such, (ii) the Majority Shareholder in her capacity as such; (iii) the Equity Committee and the Creditors' Committee and their respective members, and the professionals retained by each of the foregoing acting in their capacities as such, and (iv) the Majority Shareholder and the Majority Shareholder’s professionals in their capacities as such, (the "Released Parties") are deemed released and discharged by the Debtors, Reorganized Syms, Reorganized Filene's and the Estates from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, Reorganized Syms, Reorganized Filene's or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any security of the Debtors or Reorganized Syms, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any of the foregoing releasees, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Disclosure Statement, or related agreements, instruments or other documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date.

F.	The Non-Defaulting Backstop Parties' Release, Exculpation and Indemnification

1.	The Non-Defaulting Backstop Parties' Release

For good and valuable consideration, on and after the Effective Date, the Non-Defaulting Backstop Parties and their respective directors, officers, partners, members, affiliates,

representatives, employees, agents, and attorneys (each a "Backstop Releasee") are deemed released and discharged by the Debtors, Reorganized Syms, Reorganized Filene's and the Estates from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities related to the Plan, the Rights Offering, the Equity Commitment Agreement, or the transactions contemplated thereby, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, Reorganized Syms, Reorganized Filene's or the Estates would have otherwise been entitled to assert.

2.	[Intentionally Omitted]

3.	The Non-Defaulting Backstop Parties' Indemnification

The Debtors or Reorganized Debtors, and the Estates, as the case may be, agree to indemnify and hold harmless the  Non-Defaulting Backstop Parties and their respective directors, officers, partners, members, affiliates, representatives, employees, agents, and attorneys (each a "Backstop Party Indemnitee") from and against any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that any such Backstop Party Indemnitee may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Plan, the Rights Offering, the Equity Commitment Agreement, or the transactions contemplated hereby or thereby, including any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Backstop Party Indemnitee is a party thereto, and to reimburse each of such Backstop Party Indemnitee within ten (10) days after demand for any legal or other expenses incurred in connection with any of the foregoing; provided however, that the foregoing indemnity shall not, as to any Backstop Party Indemnitee, apply to claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from the willful misconduct or gross negligence of such Backstop Party Indemnitee.  Notwithstanding any other provision to the contrary, no Backstop Party Indemnitee shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Plan, the Rights Offering, the Equity Commitment Agreement, or the transactions contemplated hereby or thereby.  The terms set forth in this subsection shall survive termination of the Equity Commitment Agreement and shall remain in full force and effect regardless of whether the Rights Offering is consummated.

G.	The Majority Shareholder's Indemnification

The Debtors or Reorganized Syms, Reorganized Filene's and the Estates, as the case may be, agree to indemnify and hold harmless the Majority Shareholder and its representatives, employees, agents, and attorneys (each a "Majority Shareholder Indemnitee") from and against any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that any such Majority Shareholder Indemnitee may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Plan, the Rights Offering, the Equity Commitment Agreement, or the transactions contemplated hereby or thereby, including any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Majority Shareholder Indemnitee is a party thereto, and to reimburse each of such Majority Shareholder Indemnitee within ten (10) days after demand for any legal or other expenses incurred in connection with any of the foregoing; provided however, that the foregoing indemnity shall not, as to any Majority Shareholder Indemnitee, apply to (i) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from the willful misconduct or gross negligence of such Majority Shareholder Indemnitee; (ii) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from a breach or default by the Majority Shareholder under the Equity

Commitment Agreement; and (iii) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities asserted by a third party that is unrelated to the Plan, the Rights Offering, the Equity Commitment Agreement, the Share Purchase Transaction, or any other transactions contemplated hereby or thereby.  Notwithstanding any other provision to the contrary, no Majority Shareholder Indemnitee shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Plan, the Rights Offering, the Equity Commitment Agreement, or the transactions contemplated hereby or thereby.  The terms set forth in this subsection shall survive termination of the Equity Commitment Agreement and shall remain in full force and effect regardless of whether the Rights Offering is consummated.  No reserve shall be established hereunder for any Majority Shareholder Indemnification Obligations.

H.	Third Party Releases

As of the Effective Date, all Persons who directly or indirectly have been a Holder, are a Holder, or may become a Holder of a Claim or Interest and (a) who vote to accept the Plan as set forth on the relevant Ballot and do not mark their Ballot to indicate their refusal to grant the releases provided in this paragraph, (b) are Holders in Filene's Classes 4A or 5A, or (c) whose Claim or Interest is deemed Unimpaired under the Plan (the "Third Party Releasors"), shall be deemed, by virtue of their receipt of Distributions and/or other treatment contemplated under the Plan, to have unconditionally, irrevocably and forever released and covenanted with Reorganized Syms, Reorganized Filene's and the Released Parties not to (y) sue or otherwise seek recovery from Reorganized Syms, Reorganized Filene's or any Released Party on account of any Claim or Interest in any way related to the Debtors or their business and affairs, including but not limited to any Claim or Interest based upon tort, breach of contract, violations of federal or state securities laws or otherwise, based upon any act, occurrence, or failure to act from the beginning of time through the Effective Date or (z) assert against Reorganized Syms, Reorganized Filene's or any Released Party any claim, obligation, right, cause of action or liability that any Holder of a Claim or Interest may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part on any act or omission, transaction, agreement or occurrence from the beginning of time through the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, or the Plan, provided, however, (i) none of the Released Parties shall be released from any Claim based on any act or omission that constitutes gross negligence or willful misconduct as determined by a court of competent jurisdiction, and (ii) the foregoing release shall not apply to obligations arising under the Plan, and (iii) the foregoing release shall not apply or be construed to prohibit a party in interest from seeking to enforce the terms of the Plan.

For the avoidance of doubt, the Equity Committee, the Majority Shareholder, and the Creditors' Committee, and their respective members and Professionals in their capacity as such, release the Released Parties in accordance with this Article XII.H.

For the avoidance of doubt, this Article XII.H shall not be applied to, and shall not be deemed to, modify, limit or override the effect, scope and operation of Articles XII.A, XII.B, XII.C, XII.D and XII.E hereof.

I.	Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code section 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.	Separate Plans Meeting Confirmation Standards

If the Bankruptcy Court determines that the Plan meets the standards for confirmation as to Syms but not as to Filene's, the Creditors Committee shall have the option to either:

1.
continue the Confirmation Hearing for up to five (5) business days, and if the Plan for all Debtors cannot be confirmed at the continued Confirmation Hearing, the Creditors’ Committee may contest and oppose the confirmation of the Plan without Filene’s at such continued Confirmation Hearing; or

2.
consent to confirmation of the Plan and the effectiveness of the Plan as to the Debtors other than Filene's, and then take no more than the next 120 calendar days to confirm a plan of reorganization or liquidation for Filene's with the same economic terms for Filene's and for Syms as contained in the Plan, and failing confirmation and going effective within those 120 days, Syms’ obligations to make distributions to Holders of Claims in the Filene's Classes under the Plan shall be null and void.  Under this option, if amounts incurred by the Professionals during that 120 day period in pursuing a Filene’s-only plan exceed the Debtors’ projected professional expenses through September 30, 2012, as set forth in the Alvarez & Marsal updated budget dated July 4, 2012,  any amounts in excess shall reduce the distribution percentage for Holders of Claims in Filene's Classes under the Plan and shall not be paid or borne by Syms or Reorganized Syms.

If the Bankruptcy Court does not confirm the Plan with respect to Filene's for any reason, this Plan shall be deemed modified to withdraw Filene's from the Plan and the other Debtors shall pursue Confirmation pursuant to the modified terms of the Plan and the requirements of the Confirmation Order with respect to the modified Plan.  Subject to Article XII.J.2. above and the timing referenced therein, with respect to Filene's and Holders of Claims against Filene's (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by such Debtors or any other Person.

XIII.	RETENTION OF JURISDICTION

Under Bankruptcy Code sections 105(a) and 1142, and notwithstanding entry of the Confirmation Order, substantial consummation of the Plan and occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, jurisdiction to:

1.
Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the determination of requests for the payment of Claims entitled to priority under Bankruptcy Code section 507(a)(1), including compensation of any reimbursement of expenses of parties entitled thereto;

2.
Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Bankruptcy Code sections 330, 331, 503(b), 1103, and 1129(a)(4); provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court except to the extent otherwise provided in this Plan or the Confirmation Order;

3.
Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

4.	Effectuate performance of and payments under the provisions of the Plan;

5.	Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to the Chapter 11 Cases or the Plan;

6.
Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

7.
Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

8.	Consider any modifications of the Plan, and cure any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

9.
Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

10.	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

11.
Hear and determine any matters arising in connection with or relating to the Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Plan Supplement, the Disclosure Statement or the Confirmation Order;

12.	Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

13.	Except as otherwise limited herein, recover all assets of the Debtors and property of the Estates, wherever located;

14.	Hear and determine matters concerning state, local and federal taxes in accordance with Bankruptcy Code sections 346, 505 and 1146;

15.	Hear and determine any Causes of Action and Avoidance Actions, including any such Causes of Action and Avoidance Actions brought by the Debtors;

16.	Hear and determine all disputes involving the existence, nature or scope of the injunctions, indemnification, exculpation and releases granted pursuant to this Plan;

17.
Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) any winding up of the Debtors' affairs, and (iii) the activities of the Debtors, including (A) challenges to or approvals of the Debtors' activities and (B) reporting by, termination of and accounting by the Debtors;

18.
Hear and determine all disputes involving any dispute relating to any liability arising out of any termination of employment or the termination of any employee or retiree benefit provision, regardless of whether such termination occurred prior to or after the Effective Date;

19.	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

20.	Hear and determine any matters arising in connection with a sale of the Company’s Trinity Interest;

21.
Hear and determine all matters with respect to the disposition or sale of the Debtors' or Reorganized Debtors' property free and clear of all liens, claims and interests, including with respect to the assumption, rejection and/or assignment of any executory contract or unexpired lease;

22.	Enforce all orders previously entered by the Bankruptcy Court;

23.	Dismiss any and/or all of the Chapter 11 Cases; and

24.	Enter a final decree closing the Chapter 11 Cases.

XIV.	MISCELLANEOUS PROVISIONS

A.	Modifications and Amendments

The Plan Proponents may alter, amend or modify the Plan or any Exhibits thereto under Bankruptcy Code section 1127(a) at any time prior to the Confirmation Date.  After the Confirmation Date and prior to substantial consummation of the Plan as defined in Bankruptcy Code section 1101(2), the Plan Proponents may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the

Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims or Interests; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.  Any changes or modifications to the Plan Documents shall require the consent of each of the Debtors, the Equity Committee, and the Creditors Committee, which consent shall not be unreasonably withheld, and any disagreement shall be resolved by the Bankruptcy Court by hearing on shortened notice. Any such changes or modifications to the Plan Documents made without such consent shall be null and void unless otherwise ordered by the Bankruptcy Court.

B.	Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, then the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

D.	Payment of Statutory Fees

All fees then due and payable pursuant to 28 U.S.C. § 1930, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date by the Debtors.  All such fees that become due and payable thereafter by a Debtor shall be paid by the Reorganized Company.  The Reorganized Company shall pay quarterly fees to the U.S. Trustee until the Chapter 11 Cases are closed or converted and/or the entry of final decrees.  The Reorganized Company shall file post-confirmation quarterly reports or any pre-confirmation monthly operating reports not filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines which report shall also include a summary of the status of Distributions to be made under the Plan to the extent not provided in financial statements available to the public.  The U.S. Trustee shall not be required to file a request for payment of its quarterly fees, which shall be paid by the Reorganized Company.

E.	Revocation, Withdrawal or Non-Consummation

The Plan Proponents reserve the right, with the consent of the Creditors’ Committee, not to be unreasonably withheld, to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans.  If the Plan Proponents revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation of the Plan as to any or all of the Debtors does not occur, then with respect to such Debtors (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by such Debtors or any other Person.

F.	Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor, the Creditors' Committee and/or the Equity Committee under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

The Debtors:

Syms Corp. 1 Syms Way Secaucus, NJ 07094 Attn: Laura Brandt, Esq.

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, DE 19899-0636 Attn: Mark S. Chehi
Tel:	(302) 651-3000
Fax:	(302) 651-3001

and Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attn:	Jay M. Goffman
Mark A. McDermott
Tel:	(212) 735-3000
Fax:	(212) 735-2000

The Creditors' Committee:

Michael J. Merchant Paul N. Heath Marisa Terranova RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street

Wilmington, Delaware 19801 Tel: (302) 651-7700 and Mark T. Power Janine M. Cerbone Alison M. Ladd HAHN & HESSEN LLP 488 Madison Avenue New York, New York 10022
Tel:	(212) 478-7200

The Equity Committee:

Robert J. Dehney Curtis M. Miller Matthew B. Harvey MORRIS, NICHOLS, ARSHT & TUNNELL LLP 1201 North Market Street P.O. Box 1347 Wilmington, DE 19899-1347
Tel:	(302) 658-9200
Fax:	(302) 658-3989

and Thomas B. Walper Seth Goldman Bradley R. Schneider MUNGER, TOLLES & OLSON LLP 355 South Grand Avenue 35th Floor Los Angeles, CA 90071-1560
Tel:	(213) 683-9100
Fax:	(213) 683-5172

The Claims Agent:

Kurtzman Carson Consultants LLC 2335 Alaska Ave El Segundo, CA 90245 310-823-9000

G.	Effect on Previous Orders

Nothing contained in the Plan or any Confirmation Order shall be deemed to conflict with, or derogate from, the terms of any previous orders entered by the Bankruptcy Court, such that, to the extent that there are any inconsistencies between the terms of any such order, on the one hand, and the Plan and the Confirmation Order, on the other hand, the terms of the order shall govern.

H.	Tax Reporting And Compliance

The Debtors are hereby authorized to request an expedited determination under Bankruptcy Code section 505(b) of the tax liability of the Debtors for all taxable periods ending after the Petition Date through and including the Effective Date.

I.	Filing Of Additional Documents

On or before substantial Consummation of this Plan, the Plan Proponents shall file such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

J.	Dissolution of Official Committees

On the Effective Date, the Creditors' Committee and the Equity Committee shall dissolve as official committees in the cases on the Effective Date of the Plan, except that the Creditors Committee or its designee shall remain in existence, without any compensation or counsel or any other cost to the Debtors or the Reorganized Company, post-Effective Date for the purpose of selecting a replacement Creditors' Committee Director, Independent Director or other director pursuant to Article VII.A. of the Plan.  The Creditors' Committee shall designate in the Plan Supplement a representative who shall act as Trustee of the Golden Preferred Trust which shall hold the Series A Preferred Stock to be issued by the Reorganized Company.  Reasonable, out-of-pocket costs incurred in connection with forming and maintaining the trust and the Trustee's actions as a holder of the Series A Preferred Stock shall be reimbursed by the Reorganized Company, provided that the Series A Preferred Stock may be held by a successor in interest.  If the members of an official committee choose to continue to operate on an unofficial basis for any other purpose, the unofficial committee shall pay its own professionals and any and all other expenses, if any.

The Reorganized Company shall select and direct counsel to represent the Reorganized Company in the Chapter 11 Cases before the Bankruptcy Court.

Dated:  Wilmington, DE
July 13, 2012

SYMS CORP. (for itself and on behalf of each Debtor)		OFFICIAL COMMITTEE OF SYMS CORP. EQUITY SECURITY HOLDERS

By:	/s/ Gary Binkoski	By:	/s/ Andrew Sole
Name:	Gary P. Binkoski	Name:	Esopus Creek Advisors, LLC
Title:	Chief Financial Officer	Title:	Managing Member

/s/ Mark S. Chehi		/s/ Robert J. Dehney
Mark S. Chehi (ID No. 2855)
Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

- and –

Jay M. Goffman
Mark A. McDermott
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

Counsel for Debtors and Debtors in Possession

Robert J. Dehney (Bar No. 3578)
Curtis S. Miller (Bar No. 4583)
Matthew B. Harvey (Bar No. 5186)
Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street
P.O. Box 1347
Wilmington, DE  19899-1347
Telephone:  (302) 658-9200
Fax:  (302) 658-3989

-and-

Thomas B. Walper
Seth Goldman
Bradley R. Schneider
Munger, Tolles & Olson LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA  90071-1560
Telephone: (213) 683-9100
Facsimile:  (213) 683-5172

Counsel to the Official Committee of Syms Corp. Equity Security Holders

EXHIBIT A

List of Retained Causes of Action and Avoidance Actions

EXHIBIT A

List of Retained Causes of Action and Avoidance Actions

The following is a list of potential or actual Causes of Action1 and Avoidance Actions that any Debtor and/or Estate may hold against any Person or party and Persons or parties against whom any Debtor and/or Estate could assert, has asserted or may potentially assert a Cause of Action or Avoidance Action.  The Plan Proponents and the Creditors' Committee reserve their right to modify this list to add or remove Causes of Action, Avoidance Actions, Persons and/or parties or otherwise update this list, but disclaim any obligation to do so.  The Debtors reserve their right to investigate, file, enforce, sue on, settle or compromise (or decline to do any of the foregoing) Causes of Action and Avoidance Actions identified herein or asserted against Persons or parties listed herein.

As set forth in the Plan, all Causes of Action and Avoidance Actions identified herein shall vest in Reorganized Syms, Reorganized Filene's and/or the Reorganized Company on the Effective Date.  Reorganized Syms, Reorganized Filene's and/or the Reorganized Company may investigate, file, enforce, sue on, settle or compromise (or decline to do any of the foregoing) Causes of Action and Avoidance Actions identified herein or asserted against Persons or parties listed herein.

The Debtors expressly reserve all rights, defenses, setoffs, and counterclaims against any Person or party that has asserted or could assert a claim against the Debtors.

I.	Pre-Petition Litigation

II.	Outstanding Ordinary Course Collections

III.	Tax Refund and Property Tax Adjustment Claims

IV.	Claims Regarding Letters of Credit, Retainers and Deposits

V.	Adversary Proceedings

VI.	Additional Potential Matters

VII.	Avoidance Actions

1
Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amended Joint Chapter 11 Plan of Reorganization Syms Corp. and Its Subsidiaries (as may be further amended or modified, the “Plan”).

I.           PRE-PETITION LITIGATION

	Defendant(s) / Litigation	Description
1.	Georgia Department of Transportation One Georgia Center 600 West Peachtree NW Atlanta, Georgia 30308 David C. Butler, Esq. 707 Whitlock Avenue, Suite D-32 Marietta, Georgia 30064
Pending case concerning condemnation proceedings with respect to Syms real property located in Marietta, Georgia.

Superior Court of Cobb County, Civil Action File No. 09-1-03209 (and all related proceedings).

2.
OTR Media Group

Howard Charles Crystal, Esq.
Novack Burnbaum Crystal LLP
300 East 42nd Street, 10th Floor
New York, NY 10017

Gary M. Kushner, Esq.
Goetz Fitzpatrick LLP
One Pennsylvania Plaza
44th Floor
New York, NY 10119

Pending case concerning recovery of amounts relating to breach of license agreement and fines on account of violations of New York code, rules, ordinances regarding billboard advertising.  Case No.: 10-1278 (S.D.N.Y.)(RPP).

OTR Media Group has commenced its own bankruptcy proceedings.  All rights, claims and causes of action with respect to claims against OTR Media Group concerning its bankruptcy proceedings are expressly retained and preserved.  Case No.: 11-47385 (Bankr. E.D.N.Y.) (ESS)

3.	Visa/Mastercard Antitrust Litigation	Claims arising from an alleged antirust conspiracy among Visa, MasterCard and their member banks regarding merchant and interchange fees.

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the pre-petition litigation, including their right to investigate, seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the pre-petition litigation.

II.           OUTSTANDING COLLECTIONS

As part of the ordinary course of the Debtors’ business with parties in interest, the Debtors became entitled to certain amounts, including receivables, chargebacks, returns, and other amounts (collectively, the “Receivables”), which are currently due and owing to the Debtors by such parties.  The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the Receivables, including their right to investigate, seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Receivables.

III.           TAX REFUND AND PROPERTY TAX ADJUSTMENT CLAIMS

	Tax Matter	Description
1.	Federal Tax Refund

The Debtors have received a federal net operating loss tax refund which remains subject to final review and approval by relevant authorities.  To the extent the federal net operating loss tax refund is reduced or rejected, the Debtors may dispute, appeal or otherwise pursue the matter.

2.	Tax Refunds Regarding Property at One Syms Way, Secaucus, New Jersey	The Debtors have commenced or may commence proceedings challenging real estate assessments and related tax amounts with respect to property located at One Syms Way, Secaucus, New Jersey.
3.	Tax Refunds Regarding Property located in North Randall, Ohio	The Debtors have commenced or may commence proceedings challenging real estate assessments and related tax amounts with respect to property located in North Randall, Ohio.
4.	Tax Challenges and Adjustments

The Debtors have commenced or may commence proceedings challenging disputed property and other taxes against various federal, state and local governments and authorities where the Debtors have, or had, interests in property or operations.

5.	Property Tax Assessment Challenges

The Debtors have commenced or may commence proceedings challenging real estate assessments and related tax amounts against various federal, state and local governments and authorities where the Debtors have, or had, interests in property.

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the tax refund and property tax adjustment claims, including their right to investigate, seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the tax refund and property tax adjustment claims.

In addition, the Debtors may be seeking or may determine to seek tax refunds from various state and local taxing authorities. The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to these tax refund claims, including their right to seek, file for, investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the tax refund claims.

IV.           CLAIMS REGARDING LETTERS OF CREDIT, RETAINERS AND DEPOSITS

	Party	Description
1.	Alvarez & Marsal Attn: Jeff M. Feinberg 600 Madison Avenue - 9th Floor New York, NY 10022	Claims with respect to retainer amounts.
2.
Bank of America, N.A.

Andrew Cerussi, Senior V.P.
100 Federal Street 9th Floor
Boston MA, 02110

George F. Barnes, Senior VP
208 Harristown Rd.
Glen Rock, NJ 07452

David S. Berman, Esq.
Riemer & Braunstein LLP
Three Center Plaza, 6th Floor
Boston, MA 02102
Claims with respect to letters of credit.
3.	CIT Group John (Ray) Henstrand, VP 11 West 42nd Street New York, NY 10036	Claims with respect to letters of credit.
4.	KCC Attn: Benjamin Schrag, VP 599 Lexington Avenue - 39th Floor New York, New York 10022	Claims with respect to retainer amounts.
5.	Larstrand Corporation Attn: Jeffrey Aaron, Esq. 22 E. 65th Street, 5th Floor New York, NY 10065	Claims with respect to deposits.
6.
Lawrence Friedland and The Estate of Melvin Friedland

Troutman Sanders LLP
Attn: Brett D. Goodman, Esq.
The Chrysler Building
405 Lexington Ave.
New York, NY 10174

Larstrand Corporation
Attn: Jeffrey Aaron, Esq.
22 E. 65th Street, 5th Floor
New York, NY 10065

Claims with respect to deposits.

	Party	Description
7.
Liberty Mutual Insurance Company

Liberty Mutual Group
Attn: Billing & Collection
100 Liberty Way
PO Box 1525
Dover, New Hampshire 03820-1525

Sajjad Ahmed
City Underwriting Agency, Inc.
2001 Marcus Ave., Suite W180
Lake Success, NY 11042
Claims with respect to letters of credit.
8.	Linden Alschuler & Kaplan Steven Altschuler 1251 Avenue of the Americas New York, NY, 10020	Claims with respect to retainer amounts.
9.	UMR Karla Harper 44 South Broadway - 14th Floor White Plains, NY 10601	Claims with respect to deposits.
10.	Washington Wholesales Susan Gunyon, Vice President Carday Associates, Inc., 7130 Columbia Gateway Drive, Suite A Columbia, MD 21046	Claims with respect to deposits.
11.	Wells Fargo William Lopez, Assistant VP 100 Park Ave. 3rd Floor New York, NY 10017	Claims with respect to letters of credit.

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the claims regarding letters of credit, retainers and deposits, including their right to investigate, seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the letters of credit, retainers and deposits.

V.           ADVERSARY PROCEEDINGS

	Case Name	Case Number2
1.	Syms Corp. v. Nancy M. Gault	Adversary Case No.: 12-50447

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the adversary proceedings, including their right to investigate, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the adversary proceedings.

2	All Adversary Proceedings are before the United States Bankruptcy Court for the District of Delaware.

VI.           ADDITIONAL POTENTIAL MATTERS

	Subject Matter	Description
1	Visa/Mastercard Antitrust Litigation	Claims arising from or relating to an alleged antirust conspiracy among Visa, MasterCard and their member banks regarding merchant and interchange fees.
2.	Recovery and/or Setoff of Overpayments to Utility Companies	Claims arising from or relating to potential overpayments made to utility companies prior to and/or after commencement of the Debtors' bankruptcy cases.
3.	Recovery and/or Setoff of Overpayments to Landlords	Claims arising from or relating to potential overpayments made to the Debtors' landlords prior to and/or after commencement of the Debtors' bankruptcy cases.
4.	Recovery of Utility Deposits	Claims arising from or relating to recovery of deposits with respect to utility companies and utilities.
5.	Recovery of Lease/Landlord Deposits	Claims arising from or relating to recovery of deposits with respect to leases and landlords.

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the additional matters, including their right to investigate, seek, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the additional matters.

VII.           AVOIDANCE ACTIONS

	Party	Description
1	DSW Inc. Attn: Willam L. Jordan, Esq. 810 DSW Drive Columbus, Ohio 432189	Avoidance of liens, avoidance actions, claims and other causes of action under chapter 5 of the Bankruptcy Code and/or applicable non-bankruptcy law.
2.	DSW MS LLC Attn: Willam L. Jordan, Esq. 810 DSW Drive Columbus, Ohio 432189	Avoidance of liens, avoidance actions, claims and other causes of action under chapter 5 of the Bankruptcy Code and/or applicable non-bankruptcy law.
3.	DSW Shoe Warehouse, Inc. Attn: Willam L. Jordan, Esq. 810 DSW Drive Columbus, Ohio 432189	Avoidance of liens, avoidance actions, claims and other causes of action under chapter 5 of the Bankruptcy Code and/or applicable non-bankruptcy law.

The Debtors and Reorganized Syms, Reorganized Filene's and/or the Reorganized Company retain any and all rights, claims and causes of action with respect to the avoidance actions, including their right to investigate, seek, avoid, recover, file for, enforce, sue on, settle or compromise (or decline to do any of the foregoing) the avoidance actions.

EXHIBIT B

List of Assumed Agreements

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
737 Merrick Ave. LTD 4042 Austin Boulevard Island Park, NY 11558	Roadway	Interconnecting Roadway Agreement	8/15/1988	$0.00
737 Merrick Ave. LTD 4042 Austin Boulevard Island Park, NY 11558	Roadway	Parking Sharing Agreement	9/14/1988	$0.00
737 Merrick Ave. LTD 4042 Austin Boulevard Island Park, NY 11558	Easement	Easement Agreement	5/1/1989	$0.00
787 Elk LLC 1445 Seneca Street Buffalo, NY 14221	Tenant Lease	Lease -- Williamsville/Buffalo	1/4/2007	$0.00
A & E Stores, Inc. Attn: Cindy Ronson, General Counsel 1000 Huyler Street Teterboro, NJ 7608	NDA	Non-Disclosure Agreement: intellectual property assets	11/28/2011	$0.00
A&G Realty Partners LLC Attn: Andrew Graiser Co-President 445 Broadhollow Road Melville, NY 11747	NDA	Non-Disclosure Agreement		$0.00
Acadia Strategic Opportunity Fund III LLC Attn: Robert Masters, Esq. 1311 Mamaroneck Avenue Suite 260 White Plains, NY 10605	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	12/16/2011	$0.00
Accuvant Inc. 1125 17th Street Suite 1700 Denver, CO 80202	IT	External Vulnerability Scan Agreement (IT). No auto renewal.	10/15/2010	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Adjco Brand Management, LLC Attn: Morris Tbeile 1412 Broadway New York, NY 10018	NDA	Non-Disclosure Agreement: intellectual property assets	12/9/2011	$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Secaucus, NJ BA/FA monitoring System # H765107921 ; Customer # 07703223		$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Berwyn , PA (#015) BA/FA monitoring System # H740010935 ; Customer # 8000610	11/22/1991	$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Fairfield, CT (#036) BA/FA monitoring - System # H021186737 ; Customer # 00901084		$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Elsmford, NY (#039) BA/FA monitoring	6/4/2010	$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Marietta, GA (#044) BA/FA monitoring System # CM430180971 ; Customer #00419659		$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Addison, IL (#064) BA/FA monitoring System # H028655928 ; Customer #3320690	2/29/2009	$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Cherry Hill, NJ (#070) BA/Fa monitoring System # H765106242 & System # PA130220314	5/21/2009	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Ft. Lauderdale, FL (#195) BA/FA monitoring System # GS390190162 ; Customer # 14902635		$0.00
ADT Security Services now d/b/a Tyco Integrated Security 10405 Crosspoint Road Indianapolis, IN 46256	LP	Westbury, NY (#250) BA/FA monitoring System #'s Z16014046, Z16014047, Z16014048	3/9/2001	$0.00
ADT Security Services 10405 Crosspoint Road Indianapolis, IN 46256	LP	Burglar alarms & fire monitoring service for selected locations		$8,251.68
Aetna Realty Attn: Ben Braka 450 Seventh Avenue 45th Floor New York, NY 10123	NDA	Non-Disclosure Agreement	5/2/2012	$0.00
AFA Protective Systems, Inc. 155 Michael Drive Syssonet, NY 11791	LP	Burglar alarm monitoring		$65.32
Aflac 1932 Wymmton Road Columbus, GA 31999	Insurance	supplemental health insruance ; Account # MG863		$0.00
Allied World National Assurance Company 225 Franklin Street Boston, MA 2101	Insurance	Excess Directors & Officers Liability ; Policy # 0305-1979		$0.00
Ann M. Leone, Executrix 38 East Vincent Street Elmsford, NY 10523	Ground Lease	Ground Lease -- 265 E Main St/parcel 5.80-116-6. Space in the parking lot near the Burger King. Missing assignment of lease doc. Also -- only have partial copy of underlying ground lease.	1/1/1970	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Arcadis U.S. Inc. Attn: Larry Brunt 35 Columbia road Branchburg, NJ 08876	Professional Services	Secauucs undergraound stoarge tank remediation	6/20/2011	$0.00
Arch Specialty Insurance Company 10306 Regency Parkway Omaha, NE 68113	Insurance	Property Insurance (Carrier) ; Policy # ESP0050320-00		$0.00
Arkadin, Inc. 1 Penn Plaza Suite 200 New York, NY 10119	IT	Service Agreement - conference call service	7/1/3020	$778.85
AT&T Mobility PO Box 6463 Carol Stream, IL 60197	IT	Cell Phones for corporate staff ; FAN # 02949032		$1,590.56
Avant-Garde Environmental 140 Gibson avenue Staten Island, NY 10308	Construction Contractor	Asbestos abatement		$0.00
Axis Insurance company Connell Corporate Park 300 Connell Drive PO Box 357 Berkley Heights, NJ 07922-0357	Insurance	Directors, Officers, and Corporate Liability Insurance ; policy # MNN756768/01/2011		$0.00
Axis Insurance company Connell Corporate Park 300 Connell Drive PO Box 357 Berkley Heights, NJ 07922-0357	Insurance	Employment Practices Liability insurance ; policy # MNN756770/01/2010 - where is renwal policy		$0.00
BAK Apparel, Inc Attn: Barry Kottler 9 Fox Hunt Lane Great Neck, NY 11020	NDA	Non-Disclosure Agreement: intellectual property assets	2/15/2012	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Bank of America, Merrill Lynch Attn: Kathleen Dimock 100 Federal St 9th Fl Boston, MA 2110	Finance	Master Services Agreement covering Cash Management System: acct reconciliation/Positive Pay, ACH, BA Direct, CashPro, EDI, Lockbox, Wire transfer	1/0/1900	$0.00
Beachmint, Inc. Attn: Robert Zakari 1411 5th Street 2nd Floor Santa Monica, CA 90401	NDA	Non-Disclosure Agreement	4/2/2012	$0.00
Beazley Insurance Company, Inc 30 Batterson Park Farmington, CT 6032	Insurance	Information breach policy # V103B6120301 ; Insuring agreements I.A., I.B., I.C. and I.E	10/31/2009	$0.00
Bernard Sands Attn. Robert F. Carbonell 51 Cragwood Rd. Suite 201 South Plainfield , NJ 7080	NDA	Non-Disclosure Agreement	10/20/2010	$0.00
Birns Telecom, Inc Attn: Hersh PO Box 1219 - Chelsea Station New York, NY 10112	IT	Maintenace agreement for the Secaucus phone system		$0.00
Black Rock Associates 929 Kings Highway East 2nd Floor Attn: Rose Alvarado Fairfield, CT 06825	Ground - Easement	Reciprocal Easement agreement relating to the use of premises abutting the Syms store at 652 Commerce Drive		$0.00
Bluberry Investment Group Attn: Nelson Leung 1407 Broadway Suite 2400 New York, NY 10018	NDA	Non-Disclosure Agreement	11/25/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Blueberry Investment Group LLC Attn: Nelson Leung 1407 Broadway Suite 2400 New York, NY 10018	NDA	Non-Disclosure Agreement: intellectual property assets	11/25/2011	$0.00
Bock & Clark Corporation15,274.12 Attn: Cathleen Straffen 537 N. Cleveland-Massillon Road Akron, OH 44333	Professional Services	Survey Proposal - ALTA/ACSM Land Title Survey ; B & C Project 201201044	7/12/2012	$0.00
Boston Market Corp Attn: Property Administration #0337 14103 Denver West Parkway Golden, CO 80401	Tenant Lease	Lease -- WPB	6/14/1985	$0.00
Breslin Realty Associates 500 Old Country Road Garden City , NY 11530	Roadway	Interconnecting Roadway Agreement	8/15/1988	$0.00
Breslin Realty Associates 500 Old Country Road Garden City , NY 11530	Easement	Easement Agreement	5/1/1989	$0.00
Breslin Realty Associates 500 Old Country Road Garden City , NY 11530	Easement	Letter Agreement	8/4/1988	$0.00
Bridal & Company Attn: Michael Abadi 120 Miracle Mile Coral Gables, FL 33134	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	11/24/2011	$0.00
Capital Business Credit 1700 Broadway 19th Floor New York, NY 10019	NDA	Non-Disclosure Agreement		$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Carter Brothers Fire & Life Safety 100 Hartsfield Centre Parkway Suite 100 Atlanta , GA 30354	LP	Fire System Inspection	7/25/1994	$0.00
Carter Brothers Fire & Life Safety 500 W. Cypress Creek Road Ft. Lauderdale, FL 33309	LP	Semi-annual inspection of Fire Alarm System Annual inspection of Fire Alarm System	7/25/1994	$0.00
CCP Credit Acquisition Holdings, L.L.C. Attn: William Rahm 375 Park Avenue 12th Floor New York, NY 10152	NDA	Non-Disclosure Agreement	3/5/2012	$0.00
CDW 200 North Milwaukee Ave. Vernon Hills, IL 60061	IT	Anti-virus software	8/16/2011	$5,391.65
Century 21 Department Stores, LLC Attn: Raymond Gindi 22 Cortland Street New York, NY 10007	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	11/29/2011	$0.00
Cep Consultants, Inc / CBC 1800 Walt Whitman Road Melville, NY 11747	Pension Plan	Actuary - Comprehensive Benefits (Syms Pension Plan)		$41,587.13
Ceridian Corporation 3311 East Old Shakopee Road Minneapolis, MN 55425	Professional Services	Payroll processing services, payroll tax filing services, application outsourcing services and related products	6/7/2001	$0.00
Chartis 99 High Street 29th Floor Boston, MA 2110	Insurance	Workers Compensation ; Chartis/AIG was carrier prior to Liberty Mutual. They are handling cases that are still open from when Syms engaged them		$0.00
Clipper Express 9014 Heritage Road Woodbridge, IL 60517	NDA	Non-Disclosure Agreement	2/4/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Collection XIIX 385 Fifth Avenue Suite 1201 New York, NY 10016	NDA	Non-Disclosure Agreement	9/19/2011	$0.00
Colliers International Management - Atlanta 5871 Glenridge Drive Suite 400 Atlanta, GA 30328	Professional Services	Property Business Agent		$0.00
Columbia Sportswear USA Corporation 14375 NW Science Park Drive Portland, OR 97229-5418	NDA	Non-Disclosure Agreement	8/15/2011	$0.00
Commvault 2 Crescent Pl Oceanport, NJ 7757	IT	Backup Software - Auto renewal	9/15/2009	$0.00
Consolidated Affiliates, LLC Attn: Kary Kaufman One Woodbridge Center, Suite 435 Woodbridge, NJ 07095	NDA	Non-Disclosure Agreement		$0.00
Consolidated-Tomoka Land Co. Attn: John Albright 1530 Cornerstone Blvd. Suite 100 Daytona Beach, FL 32117	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/28/2012	$0.00
Cresthaven Medical Center, PA Attn: Isaac KA Thompson, MD 2175 South Ocean Boulevard #506 Delray Beach, FL 33483	Tenant Lease	Lease -- WPB	9/1/2008	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Crown Acquisitions, Inc. Attn: Isaac Chera 362 Fifth Avenue 12th Floor New York, NY 10001	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	11/30/2011	$0.00
Cushman & Wakefield , Inc. 1290 Avenue of the Americas New York, NY 10104	NDA	Non-Disclosure Agreement	5/31/2011	$0.00
Cushman & Wakefield Securities, Inc. 1290 Avenue of the Americas New York, NY 10104	NDA	Non-Disclosure Agreement	7/18/2011	$0.00
David J Spector & Associates 501 Fifth Avenue Suite 1702 New York, NY 10017	Professional Services	Construction Project Manager - Trinity properties		$0.00
Delman's Bridal and Fashion, Inc. 5050 10th Avenue N, Suite D Greenacres, FL 33463	Tenant Lease	Lease -- WPB	12/21/2007	$0.00
Devon Fitness, Inc. 1340 Swedesford Road Berwyn, PA 19312	Tenant Lease	Lease -- King of Prussia	5/23/2001	$0.00
DGC Capital Contracting Corp. Attn: Giancarlo Lanzano 506 South 9th Avenue Mount Vernon, NY 10550	NDA	Non-Disclosure Agreement	3/5/2012	$0.00
Discovery Communications, LLC Att: Tom Carr One Discovery Place Silver Springs, MD 20910	NDA	Non-Disclosure Agreement	4/18/2012	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
DJM Realty Services, LLC 445 Broadhollow Road Suite 225 Melville, NY 11747	NDA	Non-Disclosure Agreement	10/19/2010	$0.00
DJM Realty Services, LLC 445 Broadhollow Road Suite 225 Melville, NY 11747	NDA	Non-Disclosure Agreement	6/10/2011	$0.00
DJM Realty Services, LLC 445 Broadhollow Road Suite 225 Melville, NY 11747	NDA	Non-Disclosure Agreement	10/19/2010	$0.00
DJM Realty Services, LLC 445 Broadhollow Road Suite 225 Melville, NY 11747	NDA	Waiver to 6/10/11 agreement	11/11/2011	$0.00
Doyle Security Systems, Inc Attn: Jim Quirin 792 Calkins Road Rochester, NY 14623	LP	Williamsville, NY - burglar and fire monitoring ; fire alarm inspection included	8/13/2012	$0.00
Dr. JasonMed, Inc. Dr. Jasen Cleveland 6089 Beaconwood Road Lake Worth, FL 33467	Tenant Lease	Lease -- WPB	5/3/2005	$0.00
DSW, Inc. 810 DSW Drive Columbus, OH 43219	NDA	Non-Disclosure Agreement	3/15/2011	$0.00
Ehsa Inc d/b/a Coin Laundry 8230 Royal Helbourne Way Duluth , GA 30097	Tenant Lease	Lease -- Marietta	2/6/2006	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
El Sembrador Corp 172 S Palm Villas Way Palm Springs, FL 33461	Tenant Lease	Lease -- WPB	7/24/2009	$0.00
Elie Tahari, Ltd. 417 West Broadway New York, NY 10012	NDA	Non-Disclosure Agreement	7/7/2011	$0.00
Emerson Network Power ; Liebert Services, Inc Attn: Nany Toye 610 Executive Campus Drive Westerville , OH 43082	IT	UPS (Uninterrupted Power Supply) backup for the Secaucus data center		$0.00
Endurance Number 14, LP Attn: William A. White One Bala Avenue Suite 502 Bala Cynwyd, PA 19004	NDA	Non-Disclosure Agreement	4/2/2012	$0.00
Energy Management Systems, Inc 801 Springdale Drive Suite 101 Exton, PA 19355	Professional Services	Sub-meter services agreement - Berwyn, PA		$0.00
Envision Pharmaceutical Inc. 2181 East Aurora Road Suite 201 Twinsburg, OH 44087	Insurance	Perscription coverage		$0.00
Estate of Murray Pergament 1500 Old Northern Boulevard Roslyn, NY 11576	Easement	Maintenance Cost Sharing Agreement	10/29/2007	$0.00
Estate of Murray Pergament 1500 Old Northern Boulevard Roslyn, NY 11576	Easement	Easement Agreement - Town Taxes and School Taxes	10/29/2007	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Federal Express PO Box 371461 remit to PO Pittsburgh, PA 15250	Supply	overnight mail service ; Account #1012-3102-0		$0.00
First Capital FCCLLC 565 5th Avenue 19th Floor New York, NY 10017	NDA	Non-Disclosure Agreement	2/14/2011	$0.00
Forsyth of Canada 1071 Avenue of the Americas Room 800 New York, NY 10018	NDA	Non-Disclosure Agreement	7/5/2011	$0.00
Fortress Investment Group, LLC Attn: Legal 1345 Avenue of the Americas 46th Floor New York, NY 10105	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	10/20/2011	$0.00
FTI 500 East Pratt Street Suite 1400 Baltimore, MD 21202	NDA	Non Disclosure Agreement	12/1/2010	$0.00
Full Scale Contracting, Inc. Attn: John Oldak 3262 Griswold Avenue Bronx, NY 10465	Construction Contractor	Sidewalk repair per DOT violation - Trinity Place		$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Garden View LLC 111 Great Neck Road Suite 310 Great Neck, NY 11021	Easement	Maintenance Cost Sharing Agreement	10/29/2007	$0.00
Garden View LLC 111 Great Neck Road Suite 310 Great Neck, NY 11021	Easement	Easement Agreement - Town Taxes and School Taxes	10/29/2007	$0.00
Garrison Investment Group LP Attn: Julian Weldon 1350 Avenue of the Americas 9th Floor New York, NY 10019	NDA	Non-Disclosure Agreement	6/7/2012	$0.00
G-III Apparel Group, Ltd. 512 Fashion Avenue New York, NY 10018	NDA	Non-Disclosure Agreement	5/24/2011	$0.00
Gilt Groupe, Inc. 2 Park Avenue 4th Floor New York, NY 10016	NDA	Non-Disclosure Agreement	3/18/2011	$0.00
Glenn Langberg, CEO GRL Capital Advisors LLC 220 South Orange Avenue Livingston, NJ 07039	NDA	Non-Disclosure Agreement		$0.00
Gold Crown 4336 Forest Hill Blvd West Palm Beach, FL 33406	Tenant Lease	Lease -- WPB		$0.00
Goldschmidt & Associates Attn: Pam Bren Goldschmidt One Chase Road Scarsdale, NY 10583	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/26/2012	$0.00
Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043	IT	Security and Compliance Service Auto Renewal Google Message Security Web Security Enterprise	11/30/2010	$2,044.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Great American Group Attn: Andrew Gumaer 21860 Burbank Blvd. Suite 300 South Woodland Hills, CA 91367	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	9/13/2011	$0.00
Great American Group Attn: Andrew Gumaer 21860 Burbank Blvd. Suite 300 South Woodland Hills, CA 91367	NDA	Waiver to 9/13/11 agreement	11/3/2011	$0.00
Great American Insurance Company 301 East 4th Avenue Cincinnati, OH 45202	Insurance	Crime coverage ; policy # SAA 234-61-81 - 04 Kidnap & ransom coverage ; policy # KR 159 - 35 - 92		$0.00
GRL Capital Advisors 220 South Orange Ave., 2nd Floor Livingston, NJ 07039	NDA	Non-Disclosure Agreement		$0.00
H.A. Bader Consultants, Inc Attn: Howard Bader 88 Bleeker Street Suite 4E New York, NY 10012	Construction Contractor	Quality air testing related to limited Asbestos abetement at 67 Greenwich Street		$0.00
HCC Life Insurance Company 225 Town Park Drive Suite 145 Kennesaw, GA 30144	Insurance	Medical Stop Loss		$0.00
HCC U.S. Specialty Insurance Company Attn. Jane Michaels 13403 Northwest Freeway Houston, TX 77040	Insurance	Fiduciary coverage ; policy # U710-50631		$0.00
Hisox Inc. (underwriters at Lloyd's, London) 356 Main Street Armonk, NY 10504	Insurance	Excess Terrorism Insurance (policy #UTS2520608.12)		$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Hitachi Data Systems Credit Corporation 750 Central Expressway Santa Carla, CA 95050	IT	Product Lease Agreement. Auto Renewal	9/18/2009	$0.00
Ho Van Cam d/b/a Wally's Nails 2202 Lindmont Circle Apt B Atlanta, GA 30324	Tenant Lease	Lease -- Marietta	8/5/1999	$0.00
IBM Corporation 1177 Belt Line Road Coppell, TX 75019	IT	Service Agreement. Auto Renewal	6/15/2010	$0.00
IIT Acquisitions LLC Attn: David Fazekas 518 17th Street 17th Floor Denver, CO 80202	NDA	Non-Disclosure Agreement	5/24/2012	$0.00
Insurance Help USA, Inc. 1244 Olympic Circle Greenacres, FL 33413	Tenant Lease	Lease -- WPB	7/1/2009	$0.00
IP Auctions, Inc. Attn: J Popolo 348 Mill Street Reno , NV 89501	NDA	Non-Disclosure Agreement: intellectual property assets	4/5/2012	$0.00
Iron Mountain 1101 Enterprise Drive Royersford, PA 19468	IT	Data Storage & Service Agreement	7/1/2001	$2,077.49
Israel Discount Bank of New York 511 Fifth Avenue New York, NY 10017	NDA	Non-Disclosure Agreements	5/31/11 & 6/28/11	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Ivy Realty Attn: David Nenner One Paragon Drive Suite 125 Montvale, NJ 7645	NDA	Non-Disclosure Agreement	4/11/2012	$0.00
J. Callahan Consulting, Inc. 299 Broadway Suite 1420 New York, NY 10007	Professional Services	Expeditor services - Trinity properties		$0.00
Jeffrey M. Cohen, DDS 4324 Forest Hill Blvd West Palm Beach, FL 33406	Tenant Lease	Lease -- WPB		$0.00
Jones Group 1411 Broadway New York, NY 10018	NDA	Non-Disclosure Agreement	6/23/2011	$0.00
Joseph A DeLuca, Inc. Attn: Joe DeLuca 154 East Shore Road Huntington Bay, NY 11743	NDA	Non-Disclosure Agreement		$0.00
Kayser-Roth Corporation 102 Corporate Center Boulevard Greensboro, NC 27408	NDA	Non-Disclosure Agreement	10/10/2011	$0.00
Kelly Capital LLC Attn: Michael Kelly NBC Tower 225 Broadway 18th Floor San Diego, CA 92101	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	9/13/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Kelly Capital LLC Attn: Michael Kelly NBC Tower 225 Broadway 18th Floor San Diego, CA 92101	NDA	Waiver to 9/13/11 agreement	11/3/2011	$0.00
Keystone Property Group Attn: Matt Siegel One President Blvd. Suite 300 Bala Cynwyd, PA 19004	NDA	Non-Disclosure Agreement	5/11/2012	$0.00
Klaff Realty LP Attn: Tad Wefel, Director of Acquisitions 122 S Michigan Avenue Suite 1000 Chicago, IL 60603	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	11/18/2011	$0.00
KTR Capital Partners Attn: PJ Charlton 300 Barr Harbor Drive Suite 150 Conshohocken, PA 19428	NDA	Non-Disclosure Agreement	6/5/2012	$0.00
Kurtzman Carson Consultants, LLC Attn: David M. Sharp and Drake D. Foster 599 Lexington Avenue 39th Floor New York, NY 10022	Professional Services	Account Agent	7/30/2012	$0.00
Laboratory Corporation of America Holdings Attn: Law Dept 531 South Spring Street Burlington, NC 27215	Tenant Lease	Lease -- WPB	11/17/2004	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Landmark American Insurance Company 945 East Paces Ferry Road Suite 1800 Atlanta, GA 30326	Insurance	Property Insurance (Excess Property ; policy #LDH377035)		$0.00
Langanella Property Management LLC Attn: Richard Clancy 1 Kalisa Way Suite 301 Paramus, NJ 7652	NDA	Non-Disclosure Agreement	3/7/2012	$0.00
Lawrence Rein Music Studio, Inc. 44 Springdale Circle Palm Springs, FL 33461	Tenant Lease	Lease -- WPB	6/1/2010	$0.00
Lear Corporation 21557 Telegraph Road Southfield, MI 48033	Tenant Lease	Lease - Southfield		$0.00
Lenscrafters , Inc. Lease Administration 4000 Luxottica Place Attn: Tyra Rice Mason, OH 45040	Tenant Lease	Lease -- Bergen	1/2/1995	$0.00
Liberty Insurance Corporation 175 Berkeley Street Boston, MA 2117	Insurance	Workers Compensation ; policy # WA7-63D-509778-011	11/29/2011	$0.00
Liberty Insurance Corporation 175 Berkeley Street Boston, MA 2117	Insurance	Umbrella policy # TH7-661-065717-011		$0.00
Liberty Mutual Fire Insurance Co. 175 Berkeley Street Boston, MA 2117	Insurance	Auto ; policy #AS2631509778021	12/2/2011	$0.00
Liberty Mutual Group, Inc. 175 Berkeley Street Boston, MA 2117	Insurance	General Liability ; policy # EB2631-509778-031	2008	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Life Time Fitness, Inc Attn: Stephen Harris 51 JFK Parkway First Floor West #117 Short Hills, NJ 7078	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	12/8/2011	$0.00
Macy's, Inc. 11 Penn Plaza 11th Floor Attn: Fawn M. Horvath, Senior Counsel New York, NY 10001	Legal	Filene's Basement license agreement - Intellectual Property		$0.00
Madison Capital Attn: Matt MacDonald 55 East 59th Street 17th Floor New York, NY 10022	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	10/21/2011	$0.00
Marathon Real Estate Acquisitions II, LLC Attn: Ron Bernstein One Bryant Park 38th Floor New York, NY 10036	NDA	Non-Discloser Agreement: loan or financing transaction, including w/o limitation, an extension of credit	2/27/2012	$0.00
Margaret Corbett 1646 Williamsbridge Road Bronx, NY 10461	Ground Lease	Ground Lease -- 265 E Main St/parcel 5.80-116-7. LL hasn't been cashing rent checks for several years. Still send them. Have tried to contact the LL. Missing assignment of lease doc.	6/23/1969	$0.00
McCann Real Equities 80 Business Park Drive Suite 104 attn: Martin Berger Armonk, NY 10504	Tenant Lease	Lease -- Westchester	3/18/1997	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
MCM Equities LLC Attn: Hymie Mamiye 112 West 34th Street 10th Floor New York, NY 10120	NDA	Non-Disclosure Agreement: intellectual property assets	1/9/2012	$0.00
MFP Investors LLC 667 Madison Avenue 25th Floor New York, NY 10065	NDA	Waiver Agreement (Stand-still)	11/2/2011	$0.00
MFP Investors LLC Attn: Michael Price 667 Madison Avenue 25th Floor New York, NY 10065	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	5/25/2011	$0.00
MKS Software Inc. 1815 South Meyers Rd. Oakbrook Terrace, IL 60181	IT	Maintenance Renewal License - implementer and implementer receiver	3/1/2011	$0.00
Mo Y Ali 8009 Viab Hacienda Palm Beach Gardens, FL 33418	Tenant Lease	Lease -- WPB	3/12/2002	$0.00
Modern Trend Electrical Contracting Corp. d/b/a Unified Electric 45-06 108th Street Corona, NY 11368	Construction Contractor	Electrical - temporary power and lighting for 67 Greenwich Street		$0.00
Murray Pergament 101 Marcus Drive Melville, NY 11747	Roadway	Interconnecting Roadway Agreement	8/15/1988	$0.00
Murray Pergament 101 Marcus Drive Melville, NY 11747	Roadway	Parking Sharing Agreement	9/14/1988	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Murray Pergament 101 Marcus Drive Melville, NY 11747	Easement	Easement Agreement	5/1/1989	$0.00
Murray Pergament 101 Marcus Drive Melville, NY 11747	Easement	Letter Agreement	8/4/1988	$0.00
N. H. & H Employees Realty Corp. 310 West 43rd Street New York, NY 10036	Easement	Easement Agreement - Town Taxes and School Taxes	10/29/2007	$0.00
Nakash Holdings Attn: Jon Bennett 1400 Broadway 15th Floor New York, NY 10018	NDA	Non-Disclosure Agreement: intellectual property assets	11/29/2011	$0.00
Nancy M. Gault 112 S. Compo Road Westport, CT 6880	Ground Lease	Ground Lease	6/2/2003	$0.00
New Bridge PO Box 1219 - Chelsea Station New York, NY 10113	IT	Internet Service Agreement	10/25/2010	$2,423.50
Norcomm Safety & Security 395 W. Lake Street Elmhurst, IL 60126	LP	Fire alarm radio back up montioring system - tied into Addison Fire Dept.	3/25/2008	$0.00
NPR, Inc. d/b/a Multi TV and Video 1811 Roswell Road Marietta, GA 30062	Tenant Lease	Lease -- Marietta	1/4/1993	$0.00
Peacock Apparel Group Attn: Scott Patti 236 Fifth Avenue 8th Floor New York, NY 10001	NDA	Non-Disclosure Agreement	5/16/2012	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Pitney Bowes Global Financial Services LLC PO Box 371887 Pittsburgh, PA 15250	Supply	Lease #3125359 - postage meter ; Renewed lease 2/28/11	3/31/2005	$0.00
Pitney Bowes Purchase Power PO Box 371874 Pittsburgh, PA 15250	Supply	actual postage expense	3/31/2005	$0.00
PNC Attn: Cindy D'Angelo PO Box 60244 Philadelphia, PA 19102	Pension Plan	Trust Agreement - PNC holds/invests the funds and issues checks monthly	8/12/2010	$0.00
Principal Financial Group 711 High Street Des Moines, IA 50392-0001	Savings Plan	Adoption Agreement - Nonstandard ; IRS Serial NO. M380034a	3/31/2008	$0.00
ProData 2809 South 160th Street Suite 401 Omaha, NE 68130	IT	Software License Agreement		$0.00
Rakow Commercial Realty Group, Inc Attn: Paul Moulins 10 New King Street Suite 212 White Plains, NY 10604	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/27/2012	$0.00
Rakow Group Attn: Richard Rakow, President 10 New King Street Suite 212 White Plains, NY 10604	NDA	Non-Disclosure Agreement	4/23/2012	$0.00
Raymours Furniture Company, Inc Attn: Scott Milnamow 7248 Morgan Road Liverpool, NY 13088	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	11/11/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Real Source LLC Attn: John Kalamaras 555 U.S. Highway 1 South Suite 400 Iselin, NJ 8830	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/27/2012	$0.00
Reliance Standard Life Insurance 2001 Market Street Suite 1500 Philadelphia, PA 19103	Insurance	Long term disability - policy # LTD-121826 ; LSC 100,002 Group Life insurance - policy # GL-148236 Voluntary Short Term Disability	6/1/1994	$0.00
Relyco 121 Broadway Dover, NH 03820-3299	IT	Troy checkwriting software, annual support	8/1/2011	$283.23
Rent a Center, Inc. 5501 Headquarters Plano, TX 75024	Tenant Lease	Lease -- WPB	10/14/1994	$0.00
Rent Florida Reality, Inc. 1047 SW 27th Pl Boynton Beach, FL 33426	Tenant Lease	Lease -- WPB	8/5/2002	$0.00
Rick Watsky Associates Inc. 20 Madison Avenue Valhalla, NY 10595	Professional Services	Roofing Project Manager - Houston property	4/30/2012	$1,084.15
Robert Fuller CPA, Inc. 7305 Glenmoor Drive West Palm Beach, FL 33409	Tenant Lease	Lease -- WPB	9/20/2005	$0.00
Rockledge Scaffold Corp. 808 Nepperhan Avenue Yonkers, NY 10703	Repair & Maintenance	Scaffolding		$1,338.81
Rockport Company Attn. Maura Dwyer - Regional Credit Manager 1895 J.W.Foster Boulevard Canton , MA 2021	NDA	Non-Disclosure Agreement	8/17/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Rodney D. Gibble Consulting Engineers 19 West 21st Street Suite 501 New York, NY 10010	Professional Services	Engineering services - Trinity properties		$0.00
RPE Outsourcing, LLC 10150 Highland Manor Drive Suite 330 Tampa, FL 33610	IT	Information Technology Hosting agreement	4/14/2011	$0.00
RueLaLa, Inc. Attn: Legal Dept. 20 Channell Center Boston, MA 2210	NDA	Non-Disclosure Agreement: intellectual property assets	2/21/2012	$0.00
Ruff N Stuff Bridge Club Attn: Priscilla Smith 2802 Ridgemore Road, NW Atlanta, GA 30318	Tenant Lease	Lease -- Marietta		$0.00
RVC Enterprises LLC Attn: Ruby Azark 1384 Broadway New York, NY 10018	NDA	Non-Disclosure Agreement	5/17/2012	$0.00
Schottenstein Stores Corporation 4300 East Fifth Avenue Columbus, OH 43219	NDA	Non-Disclosure Agreement	1/12/2011	$0.00
Science of Fitness, Inc. Attn: Reginald Stewart 817 Victory Circle Boynton Beach, FL 33436	Tenant Lease	Lease -- WPB	10/16/2009	$0.00
Silverstein Properties, Inc. Attn: General Counsel 7 World Trade Center 250 Greenwich Street New York, NY 10007	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	10/25/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Simplex Grinnell 50 Technology Drive Westminster, MA 1441	LP	Fire System Inspection	11/17/2003	$2,850.38
Slaninka & Company, Inc. Attn: Gian A. Slaninka-Jones 3339 Bay Court Baywater, NY 11691	NDA	Non-Disclosure Agreement: intellectual property assets	11/23/2011	$0.00
South Florida Open MRI, Inc. 4406 Forrest Hill Blvd. West Palm Beach, FL 33415	Tenant Lease	Lease -- WPB		$0.00
Specialty Retailers, Inc. Attn: Scott Woods 10201 S. Main Street Houston, TX 77025	NDA	Non-Disclosure Agreement: intellectual property assets	12/19/2011	$0.00
SSK Architecture Attn: James Moorehead 276 Fifth Avenue Suite 204 New York, NY 10001	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	2/29/2012	$0.00
Standard Security Life Insurance 485 Madison Avenue New York, NY 10022	Insurance	Short Term Disability - New York State Only		$0.00
Stanley Convergent Security Solutions, Inc. 1981 Marcus Avenue N New Hyde Park, NY 11042	LP	Burglar alarm monitoring		$0.00
Stanley Convergent Security Solutions, Inc. 3082 North Commerce Parkway Miramar, FL 33025	LP	Burglar alarm monitoring		$1,467.76
Stanley Convergent Security Solutions, Inc. 3082 North Commerce Parkway Miramar, FL 33025	LP	Fire alarm monitoring		$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Stanley Convergent Security Solutions, Inc. 5243 North Royal Woods Parkway Tucker, GA 30084	LP	Burglar alarm monitoring	1/25/1995	$0.00
Stanley Convergent Security Solutions, Inc. Pontwest Drive Suite 100 Houston, TX 77024	LP	Burglar alarm monitoring	11/30/1989	$0.00
Sterling Factors Corporation 500 7th Avenue New York, NY 10018	NDA	Non-Disclosure Agreement		$0.00
SullivanHayes Companies Northeast LLC Attn: Tim McNamara 10 Waterside Drive Suite 301 Farmington, CT 6032	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/22/2012	$0.00
Supercuts Inc. 7201 Metro Blvd Minneapolis, MN 55439	Tenant Lease	Lease -- WPB	10/10/1984	$0.00
Sutton Equity Attn: Jesse Sutton 1 Penn Plaza Suite 3430 New York, NY 10001	NDA	Non-Disclosure Agreement	3/30/2012	$0.00
Syms Single Employer Pension Plan 1800 Walt Whitman Road Melville, NY 11747	Pension Plan	Syms Single Employer Pension Plan - CEP Consultnat are the actuary and record keeper of the pension plan		$0.00
TAA Productivity Tools Jim Sloan, Inc. 1 Graham Court Rye, NY 10580-1600	IT	Maintenance	5/11/2011	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Taco Bell of America, Inc. 16808 Armstrong Ave Irvine, CA 92714	Tenant Lease	Lease -- WPB	8/28/1984	$0.00
Tasty Kabob House, Inc. Mr. Shafqat Jamal c/o Halal Meats 4426 Forest Hill Boulevard West Palm Beach, FL 33406	Tenant Lease	Lease -- WPB	12/12/2002	$0.00
The Durst Organization Inc. Att; Jonathan Durst One Bryant Park New York, NY 10036	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	4/4/2012	$0.00
The Georgetown Company Attn: Mr. Jonathan Schmerin 667 Madison Avenue New York, NY 10065	NDA	Non-Disclosure Agreement		$0.00
The Goldstein Group Attn: Chuck Lanyard, President 45 Eisenhower Drive Paramus, NJ 7652	NDA	Non-Disclosure Agreement: lease or purchase some or all of the real estate assets	3/7/2012	$0.00
The Town of Hempstead Town Hall Plaza Hempstead, NY 11550	Roadway	Interconnecting Roadway Agreement	8/15/1988	$0.00
Tiger Capital Gorup, LLC Attn: Diane Kane 340 Westlake Blvd. Suite 260 Westlake Village, CA 91362	NDA	Non-Disclosure Agreement: investor in, or a purchaser of some or all of Syms Corp and/or more of its affiliates	10/27/2012	$0.00
Time Equities Attn: Jonathan Dulberg 55 Fifth Avenue New York, NY 10003	NDA	Non-Disclosure Agreement	4/24/2012	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
Treeco Attn: Steve Oder 10 E. Palisade Avenue Englewood, NJ 7631	NDA	Non-Disclosure Agreement	4/2/2012	$0.00
Tuesday Morning Corporation Attn: Stephanie Bowman 6250 LBJ Freeway Dallas, TX 75240	NDA	Non-Disclosure Agreement: intellectual property assets	11/30/2011	$0.00
UMR Jay Anliker 11 Scott St. Ste 100 Wausau, WI 54403-4808	Health Benefit	Administrative Services Agreement	5/20/2010	$0.00
UMR, Inc. Jay Anliker 11 Scott St. Ste 100 Wausau, WI 54403-4808	Health Benefit	Amendment to Administrative Services Agreement	3/27/2011	$0.00
United Uniforms Attn: Barry A. Muskat 495 North French Road Amherst, NY 14228	NDA	Non-Disclosure Agreement	4/26/2012	$0.00
Urstadt Biddle Properties Inc Attn: James A. Aries 321 Railroad Avenue Greenwich, CT 6830	NDA	Non-Disclosure Agreement	5/9/2012	$0.00
US Bank Trust Administration 50 South 16th Street Suite 2000 Mail Station - EX-PA-WBSP Attn: George Rayzis Philadelphia, PA 19109	Ground Lease	Ground Lease /mortgage in place with BofA	6/1/1977	$5,026.55

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
USPA Accessories LLC Attn: Sam Hafif 119 W. 40th Street 3rd Floor New York, NY 10018	NDA	Non-Disclosure Agreement	4/19/2012	$0.00
Viking asset Management, Inc Attn: Ike Gabbay 1370 Broadway Suite 1107 New York, NY 10018	NDA	Non-Disclosure Agreement: intellectual property assets	1/16/2012	$0.00
Vintage Filings 350 Hudson Street Suite 300 New York, NY 10014	Finance	XBRL Subscription Services & Financial Printing Service	5/24/2011	$398.00
W5 Group LLC ; d/b/a Waldorf Demolition Attn: Daniel O'Brien 50 East Palisades Avenue Suite 111 Englewood, NJ 7631	Construction Contractor	Demolition cleanup, floor repair, etc related to 67 Greenwich Street		$0.00
Wells Fargo 100 Park Avenue New York, NY 10017	NDA	Non-Disclosure Agreement	5/2/2011	$0.00
Westbury Property Investment Company 1300 Old Country Road Westbury, NY 11590	Easement	Easement Agreement	5/1/1989	$0.00
Westbury Property Investment Company 70 Charles Lindbergh Blvd. Uniondale, NY 11553	Easement	Maintenance Cost Sharing Agreement	10/29/2007	$0.00
Westbury Property Investment Company 70 Charles Lindbergh Blvd. Uniondale, NY 11553	Easement	Easement Agreement - Town Taxes and School Taxes	10/29/2007	$0.00

Exhibit B
List of Assumed Agreements

Non-Debtor Party to Executory Contract or Unexpired Lease	Category	General Description of Executory Contract or Unexpired Lease to be Assumed	Contract Date	Cure Amount
XO Group Inc Attn: Jeremy Lechtzin 195 Broadway 25th Floor New York, NY 10007	NDA	Non-Disclosure Agreement	4/13/2012	$0.00

EXHIBIT C

Forms of Certificate of Incorporation and By-Laws of Reorganized Syms, LLC Agreement for Reorganized Filene’s, Trust Agreement for the Series A Trust 2012 and Escrow and Pledge Agreement

CERTIFICATE OF INCORPORATION OF

[NAME OF CORPORATION]

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

FIRST: The name of the corporation is [NAME OF CORPORATION] (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 20,000,000 which shall be divided into 19,999,998 shares of a class of Common Stock, par value $.01 per share (the “Common Stock”), and two (2) shares of a class of Preferred Stock, par value $.01 per share (the “Preferred Stock”). The Preferred Stock shall be issued in two series, of which one such series shall be designated the Series A Preferred Stock, and the other such series shall be designated the Series B Preferred Stock.  The Series A Preferred Stock shall consist of one (1) authorized share, and the Series B Preferred Stock shall consist of one (1) authorized share.  The Series B Preferred Stock shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement as security for the full payment to the Redeemed Stockholder on or before October 16, 2016 of the Initial Majority Shareholder Payment and Subsequent Majority Shareholder Payment.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of each class of capital stock of the Corporation:

A.   COMMON STOCK

1.    General.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Until such time as (i) there has been a General Unsecured Claim Satisfaction and (ii) the Redeemed Stockholder is paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment, the Corporation shall not (whether by merger, consolidation or otherwise), directly or indirectly (through any Subsidiary or otherwise), (A) declare or pay any dividends on, or make or pay any distributions to the holders of, the Common Stock, or (B) repurchase or redeem any shares of Common Stock, in each case other than in accordance with the

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Plan, or (C) without the written consent of the Redeemed Stockholder, amend, alter or repeal (i) this Certificate of Incorporation or the Corporation’s by-laws if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Series B Preferred Stock, or (ii) Section B8(iv) of Article Fourth if such amendment would amend, alter or repeal any rights, privileges or terms applicable to the Redeemed Stockholder.

2.           Certain Amendments.  Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the alteration or change of the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Certificate of Incorporation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

B.  PREFERRED STOCK

1.    No Dividends. No dividends or distributions may be declared, paid or made on the Series A Preferred Stock or Series B Preferred Stock.

2.    Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holder of the Series A Preferred Stock and the holder of the Series B Preferred Stock shall be entitled to receive for its share of Series A Preferred Stock or Series B Preferred Stock, as applicable, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, on par with each share of Parity Stock but before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Stock, an amount equal to the par value of such share of Series A Preferred Stock or such share of Series B Preferred Stock, as applicable. To the extent such amount is paid in full to the holder of the Series A Preferred Stock, the holder of the Series B Preferred Stock and all holders of Parity Stock, the holders of Junior Stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

3.    Redemption.  The Series A Preferred Stock shall not be redeemed until such time as the General Unsecured Claim Satisfaction has occurred. The Series A Preferred Stock shall, subject to lawfully available funds, be automatically redeemed at such time as the General Unsecured Claim Satisfaction has occurred, at a per share redemption price equal to the par value of one share of Series A Preferred Stock.  The Series B Preferred Stock shall not be redeemed until such time as the Redeemed Stockholder is paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment.  The Series B Preferred Stock shall, subject to lawfully available funds, be automatically redeemed at such time as the Redeemed Stockholder is

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paid the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment, at a per share redemption price equal to the par value of one share of Series B Preferred Stock.

4.    Voting Rights. Except as expressly provided in this Certificate of Incorporation or as otherwise required by applicable law, the holder of the Series A Preferred Stock and the holder of the Series B Preferred Stock shall not be entitled to vote on any matters submitted to a vote of stockholders of the Corporation.

5.    Special Voting Rights of the Holder of the Series A Preferred Stock.  For so long as the Series A Preferred Stock is outstanding, without  the affirmative vote of the holder of the Series A Preferred Stock, the Corporation shall not (whether by merger, consolidation or otherwise) take any of the following actions, directly or indirectly (through any Subsidiary or otherwise):

(i)   use the amounts reserved in each of the Sub-Category Expense Reserves to fund any expenses designated to be paid from another Sub-Category Expense Reserve, except that, (y) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (x) by majority vote of the Board of Directors, which shall include the affirmative vote  of the Independent Director,  amounts in the Corporate Overhead Reserve  may be reallocated to the Trinity Carry Reserve;

(ii)  distribute any proceeds realized from the JV Interest Sale (net of transaction related expenses)  other than as  follows: not less than 60% of the balance of net proceeds will be included as Excess Cash and shall be distributed in accordance with the Plan Waterfall, and the remaining 40% or lesser amount of the balance of such net proceeds shall be invested in full in the Trinity Joint Venture;

(iii)  distribute any funds received from any Trinity Mortgage other than as  follows: first, the Trinity Carry Reserve Amount to the extent that an amount equal to the Trinity Carry Cost Reserve Amount has not been distributed as Excess Cash from a JV Interest Sale, which funds shall become Excess Cash and shall be distributed in accordance with the Plan Waterfall; and thereafter the balance of borrowed funds shall remain in the Trinity Joint Venture and will be limited to be used for pre-construction costs, direct development and construction costs, corporate overhead and carry costs for the Trinity Property, and taxes, licenses and fees for the Trinity Property, as applicable, to be determined at the Board of Directors’ discretion;

(iv)  for so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth, sell or otherwise dispose of a majority interest in the Trinity Joint Venture to a non-Insider unless there has been (or will be as a result of such sale) a General Unsecured Claim Satisfaction;

(v)   increase the aggregate cap for any Sub-Category Expense Reserve;

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(vi)  take any action that requires the consent of the holder of the Series A Preferred Stock under Article VII.F. of the Plan (Capital Raising And Use Of Cash Proceeds) or Article VII.G. of the Plan (Funding of Reserves);

(vii) increase the fees or other compensation payable to directors in excess of that provided in the Budget;

(viii) except as specifically provided for in the Plan, replenish the Operating Reserves, once fully funded, using Net Proceeds;

(ix)  amend, alter or repeal any provision of this Certificate of Incorporation or the Corporation’s by-laws;

(x)   establish any committee of the Board of Directors that does not include the Series A Directors then in office;

(xi)  take any action that would result in Reorganized Filene’s ceasing to be a wholly-owned subsidiary of the Corporation other than as reasonably necessary to maximize the value of the intellectual property or other assets of Reorganized Filene’s;

(xii) if the Syms and Filene’s Class 3 (Convenience Claims) and the Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims are not paid their full distributions under the Plan by October 1, 2013, sell or otherwise dispose of any unsold Near Term Properties; provided that such vote of the holder of the Series A  Preferred Stock shall not be  required if such sale or disposition is made in accordance with Section B7(i) of this Article Fourth;

(xiii) if the Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Filene’s Class 5A and B General Unsecured (Long-Term) Claims are not paid their full distributions under the Plan by October 1, 2014, sell or otherwise dispose of any unsold Medium Term Properties and Near Term Properties, provided that such deadline may be extended up to April 1, 2015 (A) with the consent of the holder of the Series A Preferred Stock or (B) if the Independent Director concludes that the Corporation is proceeding in good faith to lease and sell the Medium Term Properties and Near Term Properties such that additional time is appropriate because the Corporation still has a reasonable prospect of leasing and selling the Medium Term Properties and Near Term Properties within any extension period; provided that such vote of the holder of the Series A  Preferred Stock shall not be  required if such sale or disposition is made in accordance with Section B7(ii) of this Article Fourth;

(xiv) dissolve, or amend, alter or repeal the powers and authority of the Series A Committee, remove any Series A Director then in office from such

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committee, or cause any director other than the Series A Directors to be appointed thereto; and

(xv) issue, sell or grant any Common Stock or any Common Stock Equivalent; provided, that the foregoing shall not apply to (i) the issuance, sale or grant of Common Stock or any Common Stock Equivalent to employees or directors of the Corporation in connection with or as compensation for the performance of services to the Corporation and (ii) the issuance or sale of Common Stock or any Common Stock Equivalent for consideration that consists exclusively of cash.

6.    Special Voting Rights of the Series A Director For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth:

(i)    without the affirmative vote of the Series A Director, the Corporation shall not (whether by merger, consolidation or otherwise), directly or indirectly (through any Subsidiary or otherwise), enter into any transaction with an Insider or an Affiliate (other than transactions between the Corporation and any of its direct or indirect Subsidiaries, which transactions have also been approved by the Series A Committee); and

(ii)   at the end of the two year period commencing on the Effective Date, the sum of $500,000, to be funded from Net Proceeds realized by the Corporation from the sale of assets, settlements or any other sources, before such proceeds become Excess Cash, shall be set aside in an Emergency Fund Reserve to be used, by the Corporation with the consent of the Series A Director, for operating and other expenses.  The Series A Director may at any time reduce the amount of funds in the Emergency Fund Reserve and make such reduced funds Excess Cash.

7.    Disposition of Medium Term Properties and Near Term Properties.

(i)    If the Syms and Filene’s Class 3 (Convenience Claims) and the Syms Unsecured Creditors in Syms Class 4 General Unsecured Claims are not paid their full distributions under the Plan by October 1, 2013, the Series A Committee shall have the exclusive authority from that date forward to sell the Near Term Properties and to direct the sale process for any unsold Near Term Properties, whether by auction or otherwise, which sale process shall be done in a commercially reasonable manner consistent with maximizing the value of the Near Term Properties; and

(ii)   If the Filene’s Class 4A and B General Unsecured (Short-Term) Claims and Filene’s Class 5A and B General Unsecured (Long-Term) Claims are not paid their full distributions under the Plan by October 1, 2014, the Series A Committee shall have the exclusive authority from that date forward to sell the Medium Term Properties and Near Term Properties and to direct the sale process

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for any unsold Medium Term Properties and Near Term Properties, whether by auction or otherwise, which sale process shall be done in a commercially reasonable manner consistent with maximizing the value of the Medium Term Properties and Near Term Properties, provided that such deadline may be extended up to April 1, 2015 (A) with the consent of the holder of the Series A Preferred Stock or (B) if the Independent Director concludes that the Corporation is proceeding in good faith to lease and sell the Medium Term Properties and Near Term Properties such that additional time is appropriate because the Corporation still has a reasonable prospect of leasing and selling the Medium Term Properties and Near Term Properties within any extension period.

8.    Certain Covenants.

(i)    In furtherance and not in limitation of the Corporation’s          obligations to comply with the terms of the Plan and the other provisions of this Certificate of Incorporation, the Corporation shall comply with the provisions of Article IV of the Plan (Plan Waterfall), Article VII. F. of the Plan (Capital Raising And Use Of Cash Proceeds),   Article VII. G.3.  of the Plan (Operating Reserves), and  Article VIII of the Plan (Provisions Governing Distributions).

(ii)   The amount allocated in the second year of the Budget for the Corporate Overhead Reserve and the Pension Reserve shall be funded in the last quarter of the first year, unless the Board of Directors determines that the delay of such funding would provide the Corporation with inadequate liquidity to operate in accordance with the Budget.

(iii)  On the two-year anniversary of the Effective Date, the Board of Directors shall review and revise the Sub-Category Reserve amounts set forth in the Plan for the third and fourth year periods after the Effective Date, provided that any increase in the aggregate amount of the cap increases for the Sub-Category Reserves shall not exceed the amounts set forth in Sections VII.G.3(2) and (3) of the Plan without the consent of the holder of the Series A Preferred Stock except that, (i) by majority vote of the Board of Directors, amounts in the Corporate Overhead Reserve may be reallocated to the Carry Cost/Repair/TI Reserve and (ii) by majority vote of the Board of Directors, which shall include the affirmative vote of the Independent Director, amounts in the Corporate Overhead Reserve may be reallocated to the Trinity Carry Reserve.

(iv)  For so long as the Board of Directors is constituted pursuant to Section 2 or Section 3(iii) of Article Fifth, the Corporation may only sell or otherwise dispose of a majority interest in the Trinity Joint Venture to a non-Insider if (x) there has been (or will be as a result of such sale) a General Unsecured Claim Satisfaction and to the extent a General Unsecured Claim Satisfaction has occurred, the  Redeemed Stockholder has received full payment of its Plan distributions, or (y) the holder of the Series A Preferred Stock or to the

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extent the General Unsecured Claim Satisfaction has occurred, Marcy Syms (or her personal representatives in the event of her death or incapacity) consents.

9.    Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the record holder of the share of Series A Preferred Stock and the record holder of the share of Series B Preferred Stock as the applicable true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

10.  Notices. All notices or communications in respect of the Series A Preferred Stock or Series B Preferred Stock (with a copy to the Redeemed Stockholder) shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Incorporation or the Corporation’s by-laws or by applicable law or regulation. Notwithstanding the foregoing, if the Series A Preferred Stock or Series B Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holder of the Series A Preferred Stock or the holder of the Series B Preferred Stock, as applicable, in any manner permitted by such facility.

FIFTH: The provisions of this Article (including the provisions relating to the election, designation and appointment of directors and the terms of directors) have been adopted pursuant to the final clause of the first sentence, and the second sentence, of Section 141(a) of the DGCL.  Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors elected, appointed and/or designated in the manner set forth in this Article.  Except as otherwise provided in this Certificate of Incorporation, the provisions of the DGCL that otherwise apply to directors or a board of directors shall apply to the directors of the Corporation and the Board of Directors.

1.    Staggered Board.  Upon the effectiveness of this Certificate of Incorporation (such time, the “Effective Time”), the Board of Directors shall be divided into two classes, as nearly equal in number as possible, designated Class I and Class II.  Class I directors shall initially serve until the first annual meeting of stockholders following the Effective Time, and Class II directors shall initially serve until the second annual meeting of stockholders following the Effective Time, in each case subject to automatic termination of directorships as set forth in this Article.  Commencing with the first annual meeting of stockholders following the Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a term ending at the second annual meeting following such persons’ election and until the election and qualification of their respective successors in office, subject to automatic termination of directorships as set forth in this Article.  Commencing with the Effective Time, (i) the initial Class I directors shall be the Series A Director and the Independent Director, and (ii) the initial Class II directors shall be the EC Directors.  In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a

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majority in voting power of the shares of capital stock of the Corporation entitled to elect such director.

2.    Board of Directors - Generally. Except as set forth in Section 3 of this Article below, for so long as the Series A Preferred Stock is outstanding, the Board of Directors shall be comprised of five directors, as follows:

(i)   three directors who (A) shall be designated and appointed to the Board of Directors on the Effective Date by the Equity Committee; provided that if there are any Unsubscribed Shares in the Rights Offering, two of the three shall be designated and appointed to the Board of Directors by the Backstop Parties and the third shall be designated by the Equity Committee; and (B) following the Effective Date shall be elected by the holders of Common Stock pursuant to the Corporation’s by-laws (the “EC Directors”);

(ii)  one director who shall be (A) designated and appointed to the Board of Directors on the Effective Date by the Creditors’ Committee and (B) following the Effective Date shall be elected by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and any other Preferred Stock (such director, the “Series A Director”); and

(iii)  one director who shall be (A) designated and appointed to the Board of Directors on the Effective Date by the mutual agreement of the Equity Committee and the Creditors’ Committee and (B) following the Effective Date, shall be nominated by the EC Directors with the reasonable consent of the holder of the Series A Preferred Stock and, following such nomination, shall be elected by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and any other Preferred Stock (the “Independent Director”), provided that such director shall (I) meet the requirements of an independent director under the standards of the NASDAQ Stock Market and (II) not be an Affiliate of (w) any Unsecured Creditor that holds a Claim in an amount that is greater than $50,000, (x) any holder of two percent or more of the Corporation’s Common Stock, (y) any Backstop Party or (z) any person or entity included in the definition of the Redeemed Stockholder.

3.    Board of Directors - Contingencies.

(i)    If there has not been a General Unsecured Claim Satisfaction by October 1, 2016, then, effective on such date, (A) the terms of the two EC Directors then in office who are youngest in age shall automatically terminate (provided that if there is only one EC Director in office on such date, then such director’s term shall not terminate), the term of the Independent Director shall automatically terminate, and the persons formerly holding such directorships shall cease to be directors of the Corporation, all without the need for any action by the Board of Directors or the stockholders of the Corporation, (B) immediately following such termination of directorships and the resultant automatic reduction

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in the size of the Board of Directors to two (2) directors (the one EC Director and the Series A Director), the size of the Board of Directors shall automatically be increased so that the Board of Directors is comprised of a total of nine (9) authorized directorships with the seven (7) directorships created thereby to be filled (and thereafter elected) solely by the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and any other Preferred Stock (such additional directors shall also each be a Series A Director, and together will be “Series A Directors”).  Thereafter, upon the occurrence of a General Unsecured Claim Satisfaction after October 1, 2016, the Corporation shall immediately redeem the Series A Preferred Stock, the terms of all Series A Directors shall automatically terminate, the persons holding such directorships immediately prior to such termination shall cease to be directors of the Corporation and the size of the Board of Directors shall be automatically reduced to one (1) authorized directorship.  Subject to Section 3(ii) of this Article below, following the redemption of the Series A Preferred Stock (whether before or after October 1, 2016), (a) all directors shall be elected exclusively by the holders of Common Stock, and (b) notwithstanding anything in this Certificate of Incorporation or the Corporation’s by-laws to the contrary, the total number of directors comprising the Board of Directors may be fixed from time to time solely by resolution of the Board of Directors, and vacancies and newly created directorships may be filled solely by a majority of the directors then in office, even if less than a quorum.

(ii)   If the Series A Preferred Stock has been redeemed but the Redeemed Stockholder has not received the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment by October 16, 2016, then, effective on such date, (A) the terms of all of the directors then in office except for the oldest in age shall automatically terminate and the persons formerly holding such directorships shall cease to be directors of the Corporation, all without the need for any action by the Board of Directors or the stockholders of the Corporation, (B) immediately following such termination of directorships and the resultant automatic reduction in the size of the Board of Directors to one (1) director, the size of the Board of Directors shall automatically be increased so that the Board of Directors is comprised of a total of four (4) authorized directorships with the three (3) directorships created thereby to be filled solely by the holder of the Series B Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and any other Preferred Stock (such additional directors, the “Series B Directors”).  Thereafter, upon the payment of the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment in full after October 16, 2016, the Corporation shall redeem the Series B Preferred Stock, the terms of all Series B Directors shall automatically terminate, the persons holding such directorships immediately prior to such termination shall cease to be directors of the Corporation and the size of the Board of Directors shall be automatically reduced to one (1) authorized directorship. Following the redemption of the Series B Preferred Stock after the prior redemption of the Series A Preferred Stock (whether before or after October 16, 2016), (a) all

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directors shall be elected exclusively by the holders of Common Stock, and (b) notwithstanding anything in this Certificate of Incorporation or the Corporation’s by-laws to the contrary, the total number of directors comprising the Board of Directors may be fixed from time to time solely by resolution of the Board of Directors, and vacancies and newly created directorships may be filled solely by a majority of the directors then in office, even if less than a quorum.

(iii)  If the Series A Preferred Stock has been redeemed on or before October 1, 2016 (and subject to Section 3(ii) of this Article above) then, effective on such date, the terms of the Series A Director and the Independent Director shall automatically terminate, the persons formerly holding those directorships shall cease to be directors of the Corporation, and the size of the Board will be automatically reduced to three (3) (subject to the right of the Board of Directors to change such number as set forth in this Article), all without the need for any action by the Board of Directors or the stockholders of the Corporation.

4.    Vacancies. In the event (i) a Series A Director is removed, resigns or is unable to serve as a member of the Board of Directors, the holder of the Series A Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and all other series of Preferred Stock, shall have the sole right to fill such vacancy; (ii) the Independent Director is removed, resigns or is unable to serve as a member of the Board of Directors prior to the first annual meeting following the Effective Date, the Board of Directors may fill such vacancy; provided that the Series A Committee and the EC Directors shall mutually agree on an Independent Director to fill such vacancy who (I) meets the requirements of an independent director under the standards of the NASDAQ Stock Market and (II) is not an Affiliate of (w) any Unsecured Creditor that holds a Claim in an amount that is greater than $50,000, (x) any holder of two percent or more of the Corporation’s Common Stock, (y) any Backstop Party or (z) any person or entity included in the definition of the Redeemed Stockholder; (iii) an EC Director is removed, resigns or is unable to serve as a member of the Board of Directors, the remaining EC Directors, if any, shall have the sole right to fill such vacancy (and if there are no remaining EC Directors, such vacancy shall be filled in the manner set forth in the Corporation’s by-laws); or (iv) any director elected by the holder of the Series B Preferred Stock is removed, resigns or is unable to serve as a member of the Board of Directors, the holder of the Series B Preferred Stock, voting as a separate class to the exclusion of the holders of Common Stock and all other series of Preferred Stock, shall have the sole right to fill such vacancy.

5.    Series A Committee.  The Series A Committee, which shall consist of the Series A Directors in office at any given time, is hereby established to take and, to the fullest extent permitted by applicable law, shall have the sole power and authority to take,  the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth, which Sections provide for such actions to be taken by the Series A Committee, including the taking of any actions necessary for or incidental to the taking of the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth. The vote of a majority of the members of the Series A Committee present at any

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meeting of the Series A Committee at which there is a quorum shall be the act of the Series A Committee. In the event that the Board of Directors is comprised as set forth in Section 3(i) of this Article, the Board of Directors, by resolution adopted by a majority of the directors then in office, may elect to dissolve the Series A Committee and repeal the rules and procedures for the conduct of its business, provided, that any such dissolution of the Series A Committee  and repeal  of its rules and procedures must be approved by a majority of the Series A Directors then in office.

6.    Other Committees. For so long as the Board of Directors is constituted pursuant to Section 2 of this Article, and to the fullest extent permitted by law, (i) each committee of the Board of Directors other than the Series A Committee shall have five (5) members, (ii) the presence of four (4) members shall be necessary and sufficient to constitute a quorum for the transaction of business by such committee, and (iii) the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of that committee.  If the Board of Directors is constituted pursuant to Section 3 of this Article, unless the Board of Directors provides otherwise and to the fullest extent permitted by law, (i) each committee of the Board of Directors other than the Series A Committee shall consist of one or more of the directors of the Corporation, (ii) at all meetings of such committee, a majority of the members of the committee then in office shall constitute a quorum for the transaction of business, and (iii) the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Committees of the Board of Directors (other than the Series A Committee) may not create one or more subcommittees of such committee.

SIXTH: The name and mailing address of the incorporator(s) of the Corporation are:

[Name]

[Address]

SEVENTH: Unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

EIGHTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

NINTH: (i) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to

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be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in paragraph (iii) of this Article with respect to an action brought by a Covered Person to recover an unpaid indemnification or advancement claim to which such Covered Person is entitled, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

(ii)   The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article or otherwise.

(iii)  If a claim for indemnification under this Article (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim.  If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(iv)  The rights conferred on any Covered Person by this Article shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Corporation’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

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(v)   The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, nonprofit entity or other entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise, non-profit entity or other entity.

(vi)  Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

(vii) This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

TENTH: In furtherance of, and not in limitation of, the powers conferred by statute, subject to any express restrictions contained in this Certificate of Incorporation, the Board of Directors is expressly authorized to adopt, amend or repeal the Corporation’s by-laws or adopt new by-laws without any action on the part of the stockholders; provided that any by-law adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ELEVENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or the Corporation’s by-laws, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Corporation’s by-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

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THIRTEENTH:  As used herein, the following defined terms shall have the meanings set forth below, and the following rules of construction shall apply:

A.   DEFINED TERMS

Capitalized terms otherwise not defined in the Certificate of Incorporation have the meanings as defined in the Plan.

“Affiliate” means, with respect to any Person, as defined below, any other Person  that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this Certificate of Incorporation, “control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise (and the terms “controlled by” and “under common control with” shall have correlative meanings).

“Backstop Parties” has the meaning set forth in the Plan.

“Board of Directors” shall mean the board of directors of the Corporation.

“Budget” has the meaning set forth in the Plan.

“Business Day” shall mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Claim” has the meaning set forth in the Plan.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Corporation.

“Carry Cost/Repair/TI Reserve” has the meaning set forth in the Plan.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

“Common Stock Equivalent” means an option, warrant, right or other security of the Corporation that is, directly or indirectly, exercisable, convertible or exchangeable for or into Common Stock or any other Common Stock Equivalent at any time.

“Corporate Overhead Reserve” has the meaning set forth in the Plan.

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“Corporation” shall mean [______], a corporation organized and existing under the laws of the State of Delaware, and any successor thereof.

“Creditors’ Committee” has the meaning set forth in the Plan.

“Effective Date” means the date the Plan becomes effective in accordance with its terms.

“Emergency Reserve Fund” has the meaning set forth in the Plan.

“Escrow Agreement” shall mean an escrow and pledge agreement by and among the escrow agent therein named (“Escrow Agent”), the Corporation, and the Redeemed Stockholder pursuant to which the Escrow Agent shall hold in escrow the Series B Preferred Stock pledged by the Corporation and related stock assignment executed in blank as security for the full payment of all distributions due the Redeemed Stockholder under the Plan, and may deliver the Series B Preferred Stock and stock assignment to the Redeemed Stockholder if full payment of the Initial Majority Shareholder Payment (as defined below) and Subsequent Majority Shareholder Payment (as defined below) has not been made on or before October 16, 2016.

“Equity Committee” has the meaning set forth in the Plan.

“Excess Cash” has the meaning set forth in the Plan.

“Filene’s Unsecured Creditors” means the holders of Filene’s General Unsecured (Short-Term) Claims and Filene’s General Unsecured (Long-Term) Claims, each as  defined in the Plan.

“Filene’s Class 3 (Convenience Claims)” has the meaning set forth in the Plan.

“Filene’s Class 4A and B General Unsecured (Short-Term) Claims” has the meaning set forth in the Plan.

“Filene’s Class 5A and B General Unsecured (Long-Term) Claims” has the meaning set forth in the Plan.

“General Unsecured Claim Satisfaction” has the meaning set forth in the Plan.

“Initial Majority Shareholder Payment” has the meaning set forth in the Plan.

“Insider” has the meaning set forth in 11 U.S.C. §101(31).

“Junior Stock” shall mean the Common Stock and any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock and Series B Preferred Stock as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, or both.

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“JV Interest Sale” has the meaning set forth in the Plan.

“Medium Term Properties” means the following properties of the Corporation:

(i)  695 Merrick Avenue, Westbury, NY  11590;

(ii)  330 Route 17 North, Paramus, NJ  07652; and

(iii) 295 Tarrytown Road, Elmsford, NY  10523.

“Near Term Properties” means the following properties of the Corporation:

(i)   4400 Forest Hill Blvd, West Palm Beach, FL 33406;

(ii)  1340 Swedesford Rd, Berwyn, PA 19312;

(iii) 4615 NW 77th Avenue, Miami, FL  33166;

(iv) 21700 Telegraph Road, Southfield, MI  48034;

(v)  5775 Jimmy Carter Boulevard, Norcross, GA  30071;

(vi) 10770 Westheimer, Houston, TX  77042;

(vii) 652 Commerce Drive, Fairfield, CT  06825;

(viii) 1803 Roswell Road, Marietta, GA  30062;

(ix) 280 West North Avenue, Addison, IL  60101;

(x)  1865 E. Marlton Pike, Cherry Hill, NJ  08003;

(xi) 8075 Sheridan Drive, Williamsville, NY  14221;

(xii) 5300 Powerline, Ft. Lauderdale, FL  33309; and

(xiii) 1 Syms Way, Secaucus, NJ 07094.

“Net Proceeds” has the meaning set forth in the Plan.

“Operating Reserves” has the meaning set forth in the Plan.

“Parity Stock” shall mean any class or series of Capital Stock (other than the Series A Preferred Stock or the Series B Preferred Stock) that ranks equally with the Series A Preferred Stock and Series B Preferred Stock in the distribution of assets upon

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any liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Pension Reserve” has the meaning set forth in the Plan.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Plan” means the Second Amended Joint Chapter 11 Plan of Reorganization of the Corporation and its Subsidiaries filed on July 13, 2012, as it may be amended.

“Plan Waterfall” has the meaning set forth in the Plan.

“Redeemed Stockholder” means Ms. Marcy Syms, the Laura Merns Living Trust, dated February 14, 2003, and the Marcy Syms Revocable Living Trust, dated January 12, 1990.

“Reorganized Filene’s” has the meaning set forth in the Plan.

“Rights Offering” has the meaning set forth in the Plan.

“Series A Committee” means the committee of the Board of Directors, consisting of the Series A Directors, established pursuant to Section 5 of Article Fifth.

“Series A Director” has the meaning ascribed to it in Section 2 of Article Fifth.

“Sub-Category Expense Reserve” has the meaning set forth in the Plan.

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity for which the Corporation owns at least 50% of the voting stock (or equivalent voting interest) of such entity.

“Subsequent Majority Shareholder Payment” has the meaning set forth in the Plan.

“Syms Class 3 (Convenience Claims)” has the meaning set forth in the Plan.

“Syms Class 4 (General Unsecured Claims)” has the meaning set forth in the Plan.

“Syms Unsecured Creditors” means the holders of Syms General Unsecured Claims as defined in the Plan.

“Trinity Carry Reserve” has the meaning set forth in the Plan.

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“Trinity Joint Venture “ has the meaning set forth in the Plan.

“Trinity Property” has the meaning set forth in the Plan.

“Unsecured Creditors” means the holders of General Unsecured Claims as defined in the Plan.

“Unsubscribed Shares” has the meaning set forth in the Plan.

B.   RULES OF CONSTRUCTION

Unless the context otherwise requires: (i) a term has the meaning assigned to it herein; (ii) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (iii) words in the singular include the plural, and in the plural include the singular; (iv) “or” is not exclusive; (v) “will” shall be interpreted to express a command; (vi) “including” means including without limitation; (vii) provisions apply to successive events and transactions; (viii) except for references to Sections of the Plan, references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Incorporation; (ix) any reference to a day or number of days, unless expressly referred to as a Business Day, shall mean the respective calendar day or number of calendar days; (x) headings are for convenience only; and (xi) unless otherwise expressly provided in this Certificate of Incorporation, a reference to any specific agreement or other document shall mean a reference to such agreement or document as amended from time to time.

When the terms of this Certificate of Incorporation refer to a specific agreement or other document, or a decision by any body, person or entity, to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision, as amended, at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who make a request therefor.

FOURTEENTH:  The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the “Bankruptcy Code”); provided, however, that this Article Fourteenth: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

* * *

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I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this [DAY ][st/th] day of [YEAR].

Incorporator

By

Name:	[NAME]

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BY-LAWS OF

[NAME OF CORPORATION]

ARTICLE I

OFFICES

Section 1.01         Offices.  The address of the registered office of [NAME OF CORPORATION] (hereinafter called the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02         Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01         Place of Meetings.  All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02         Annual Meeting.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03         Special Meetings.  Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.04         Adjournments.  Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other

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place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05         Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.06         List of Stockholders.  The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting. The list shall also be produced and kept at the time and place, if any, of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the

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Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.07         Quorum.  Unless otherwise required by law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or these by-laws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08         Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution or resolutions such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the President, or in his or her absence or inability to act, the Secretary, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09         Voting; Proxies.  Unless otherwise required by law or the Certificate of Incorporation the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these by-laws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each

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stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.10         Inspectors at Meetings of Stockholders.  The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.11         Written Consent of Stockholders Without a Meeting.  Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the

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corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 2.12         Fixing the Record Date.

(a)
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)
In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office

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in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such payment or other action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01         General Powers.  Except as otherwise provided in the Certificate of Incorporation,  the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these by-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02         Number; Term of Office.  The Board of Directors shall consist of the number of directors set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Section 3.03         Newly Created Directorships and Vacancies.  Except as provided in the Certificate of Incorporation, any vacancies or newly created directorships occurring in the Board of Directors shall be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. Except as otherwise provided in the Certificate of Incorporation, a director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

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Section 3.04         Resignation.  Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.05         Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places, if any, as may be determined from time to time by the Board of Directors or its chairman.

Section 3.06         Special Meetings.  Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the chairman of the Board of Directors or the President on at least 48 hours notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the chairman of the Board of Directors or the President in like manner and on like notice on the written request of any two or more directors.

Section 3.07         Telephone Meetings.  Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.08         Adjourned Meetings.  A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place, if any. At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09         Notices.  Subject to Section 3.06, Section 3.08 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these by-laws, such notice shall be deemed given effectively if given in person, by telephone, facsimile, email or other means or electronic communication, or by mail addressed to such director at such director’s address as it appears on the records of the Corporation.

Section 3.10         Waiver of Notice.  Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these by-laws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or

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special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11         Organization.  At each meeting of the Board of Directors, the chairman of the Board of Directors or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12         Quorum of Directors.  For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth of the Certificate of Incorporation, the presence of four (4) directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.  If the Board of Directors is constituted pursuant to Section 3 of Article Fifth of the Certificate of Incorporation, the presence of a majority of the Board of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.13         Action By Majority Vote.  Except as otherwise expressly required by these by-laws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.14         Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15         Committees of the Board of Directors Other than the Series A Committee.  The Board of Directors may designate one or more committees (other than the Series A Committee, which shall be governed by the Certificate of Incorporation and Section 3.16 below). Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to all limitations thereon set forth in the Corporation’s Certificate of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. For so long as the Board of Directors is constituted pursuant to Section 2 of Article Fifth of the Certificate of Incorporation, subject to Section 3.16 below, (i) each committee shall have five (5) members,  (ii) the presence of four (4) members shall be necessary and sufficient to constitute a quorum for the transaction of business by such committee, and (iii) the vote of a majority of the members

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of such committee present at any meeting at which there is a quorum shall be the act of that committee.  If the Board of Directors is constituted pursuant to Section 3 of Article Fifth of the Certificate of Incorporation, unless the Board of Directors provides otherwise and to the fullest extent permitted by law, subject to Section 3.16 below, (i) each committee shall consist of one or more of the directors of the Corporation, (ii)  at all meetings of such committee, a majority of the members of the committee then in office shall constitute a quorum for the transaction of business, and (iii) the vote of a majority of the members of such committee present at any meeting at which there is a quorum shall be the act of that committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III. Notwithstanding anything herein to the contrary, without the affirmative vote of the holder of the Series A Preferred Stock, the Board of Directors may not designate  or establish any committee of the Board of Directors that does not include the Series A Directors (as defined in the Certificate of Incorporation) then in office. Committees of the Board of Directors (other than the Series A Committee) may not create one or more subcommittees of such committee.

Section 3.16         The Series A Committee. The Series A Committee, consisting of the Series A Directors (as defined in the Certificate of Incorporation) in office at any given time, is hereby established to take,  and, to the fullest extent permitted by applicable law, shall have the sole power and authority to take,  the actions set forth in Sections 6 B(i) and B7 of Article Fourth and Section 4 of Article Fifth of the Certificate of Incorporation, including the taking of any actions necessary for or incidental to the taking of the actions set forth in Sections B6(i) and B7 of Article Fourth and Section 4 of Article Fifth of the Certificate of Incorporation. In the event that the Board of Directors is comprised as set forth in Section 3(i) of Article Fifth of the Certificate of Incorporation, the Board of Directors, by resolution adopted by a majority of the directors then in office, may elect to dissolve the Series A Committee and repeal the rules and procedures for the conduct of its business, provided, that any such dissolution of the Series A Committee  and repeal  of its rules and procedures must be approved by a majority of the Series A Directors then in office. At all meetings of the Series A Committee, a majority of the members of the Series A Committee then in office shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Series A Committee present at any meeting at which there is a quorum shall be the act of the Series A Committee. The Series A Committee may make, alter and repeal rules and procedures for the conduct of its business.

Section 3.17         Removal of Directors.  Any director may be removed from office at any time, with or without cause, by the vote of the holders of a majority in voting power of the shares of capital stock of the Corporation entitled to elect such director.

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ARTICLE IV

OFFICERS

Section 4.01         Positions and Election.  The officers of the Corporation shall be elected annually by the Board of Directors and shall include a president, a treasurer and a secretary. The Board of Directors, in its discretion, may also elect a chairman (who must be a director), one or more vice chairmen (who must be directors) and one or more vice presidents, assistant treasurers, assistant secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.02         Term.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the future time specified therein or, if the future time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.03         The President.  The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04         Vice Presidents.  Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the chairman of the Board of Directors or the president.

Section 4.05         The Secretary.  The secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. In addition, he or she shall perform such other duties as may be prescribed by the Board of Directors or the president. The secretary shall keep in safe custody the seal of the Corporation, if any, and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.06         The Treasurer.  The treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in

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the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.07         Duties of Officers May be Delegated.  In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01         Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the chairman, any vice chairman, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.02         Transfers of Stock.  Common stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of common stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of common stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall not recognize the transfer of fractional shares of common stock.  Except as otherwise provided in the Plan, preferred stock of the Corporation shall not be transferable except to a successor in interest or to a holder’s personal representatives in the event of death or incapacity, and no other purported transfer of preferred stock shall be valid as against the Corporation for any purpose, and except that the Escrow Agent may deliver the Series B Preferred Stock  for transfer to the Redeemed Stockholder as set forth in the Escrow Agreement (each such capitalized term as defined the Certificate of Incorporation).

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Section 5.03         Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04         Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01         Seal.  The seal of the Corporation, if any, shall be in such form as shall be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors

Section 6.02         Fiscal Year.  The fiscal year of the Corporation shall begin on [DATE] and end on [DATE] of each year.

Section 6.03         Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.04         Dividends.  Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation, these by-laws may be amended, altered, changed, adopted and repealed or new by-laws adopted by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the

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stockholders also may adopt additional by-laws and may amend, alter, change and repeal any by-laws whether such by-laws were originally adopted by them or otherwise.

ARTICLE VIII

PUBLIC INFORMATION

Section 8.01         Financial Reporting.  Subject to Section 8.03, the Corporation shall make publicly available each of the following:

(a)           Within ninety (90) calendar days after the end of each fiscal year, a report containing (i) audited year-end consolidated financial statements of the Corporation and its subsidiaries prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (including balance sheets, statements of operations and statements of cash flows that would be required from a Smaller Reporting Company, as defined in Item 10(f)(1) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, in an annual report on Form 10-K), and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year, which discussion and analysis shall be of the type that is usual and customary for “Current Information” companies quoted on the OTC Pink tier of the OTC Markets Group quotation service or an equivalent successor electronic quotation system (the “Pink Sheets”);

(b)           Within forty-five (45) calendar days after the end of each fiscal quarter, a report containing (i) unaudited quarterly consolidated financial statements of the Corporation and its subsidiaries prepared in accordance with GAAP (including balance sheets, statements of operations and statements of cash flows which would be required from a Smaller Reporting Company in a quarterly report on Form 10-Q), and (ii) a management’s discussion and analysis of financial condition and results of operations for such fiscal quarter and the then-elapsed portion of the fiscal year, as compared to the comparable periods of the previous fiscal year, which discussion and analysis shall be of the type that is usual and customary for “Current Information” companies quoted on the Pink Sheets; and

(c)           All other information required under Rule 144(c) of the Securities Act of 1933.

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Section 8.02         Common Stock Quotation.  Subject to Section 8.03, to the extent a market maker for shares of the Corporation’s common stock that is reasonably acceptable to the Corporation so requests, the Corporation shall use its commercially reasonable efforts to take any action that may be required by the Corporation (but only to the extent that any such action is  permitted by and consistent with the Certificate of Incorporation and these by-laws), in its capacity as issuer of shares of common stock, to facilitate the eligibility of its shares of common stock to be quoted by such market maker on the Pink Sheets or other equivalent electronic quotation system that (a) displays quotes from broker-dealers for over-the-counter securities and (b) does not maintain regulatory filing requirements.

Section 8. 03        Termination.  The provisions of this Article VIII  shall terminate upon the earlier of (a) the unanimous vote of the Board of Directors and the vote of the stockholders holding eighty percent (80%) of the then outstanding shares of common stock and (b) on October 1, 2016, if  there has not been a General Unsecured Claim Satisfaction (as defined in the Certificate of Incorporation).

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LIMITED LIABILITY COMPANY AGREEMENT OF SYL, LLC

PAGE

ARTICLE I DEFINITIONS		-1-
ARTICLE II ORGANIZATION		-1-
2.01	Formation	-1-
2.02	Name	-1-
2.03	Registered Office; Registered Agent	-1-
2.04	Principal Office; Other Offices	-1-
2.05	Purposes	-1-
2.06	Term	-2-
2.07	Liability to Third Parties	-2-
ARTICLE III THE MEMBER; CAPITAL CONTRIBUTIONS		-2-
3.01	The Member; Membership Interest	-2-
3.02	Additional Members; Additional Capital Contributions.	-2-
3.03	Return of Capital Contributions	-2-
ARTICLE IV PROFITS AND LOSSES; DISTRIBUTIONS		-2-
4.01	Profits and Losses	-2-
4.02	Distributions	-2-
ARTICLE V MANAGEMENT		-2-
5.01	Management of the Company	-2-
5.02	Liability of Parties	-3-
5.03	Indemnification of Member	-3-
5.04	Conflicts of Interest	-3-
ARTICLE VI TRANSFER		-3-
6.01	Transfer	-3-
6.02	Effect of Disposition	-4-
ARTICLE VII DISSOLUTION AND LIQUIDATION		-4-
7.01	Dissolution	-4-
7.02	Liquidation.	-4-
ARTICLE VIII GENERAL PROVISIONS		-5-
8.01	Notices	-5-
8.02	Interpretation.	-5-
8.03	Governing Law	-5-
8.04	Binding Agreement	-6-
8.05	Severability	-6-
8.06	Entire Agreement	-6-
8.07	Amendment or Modification	-6-
8.08	Counterparts	-6-

EXHIBIT A DEFINITIONS		A-1
EXHIBIT B MEMBER AND MEMBERSHIP INTEREST		B-1

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LIMITED LIABILITY COMPANY AGREEMENT OF
SYL, LLC

This Limited Liability Company Agreement of SYL, LLC (the “Company”), a limited liability company organized pursuant to the Delaware Limited Liability Company Act (the “Act”), is entered into by SYMS CORP, a New Jersey corporation, the sole Member of the Company (the “Member”), on June , 2009.

ARTICLE I

DEFINITIONS

Certain defined terms used in this Agreement are set forth in Exhibit A.

ARTICLE II

ORGANIZATION

2.01         Formation.  The Company was originally organized under the name “SYL, Inc.”, as a Delaware (the “State of Formation”) corporation by the filing of a certificate of formation pursuant to the Act on December 4, 1986 and was converted to a Delaware limited liability company by the filing of a Certificate of Conversion and a Certificate of Formation on December 15, 2003 (the “Formation Date”) pursuant to the Act.

2.02         Name. All of the Company’s business shall be conducted under its name (as set forth above) or such other names that comply with applicable law as the Member may select from time to time.

2.03         Registered Office; Registered Agent. The address of the registered office and the name and address of the registered agent of the Company shall be Delaware Corporate Management, Inc., 1409 Foulk Road, Suite 102, Wilmington, Delaware 19803, or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law.

2.04         Principal Office; Other Offices. The principal office of the Company shall be at such place as the Member may designate from time to time, which need not be in the State of Delaware. The Company may change the principal office or have such other offices as the Member may designate from time to time.

2.05         Purposes. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

2.06         Term. The Company commenced its existence on the date of filing of its Certificate of Formation and shall have perpetual existence unless sooner terminated in accordance with the provisions of this Agreement.

2.07         Liability to Third Parties. The Member shall not be liable for the debts, obligations or liabilities of the Company, except to the extent required under the Act.

ARTICLE III

THE MEMBER; CAPITAL CONTRIBUTIONS

3.01         The Member; Membership Interest. The Member (listed on Exhibit B hereto) has executed this Agreement as of the date hereof, and is hereby admitted to the Company as a Member. The Member has made certain capital contributions to the Company and has been credited with the Membership Interest as specified in Exhibit B.

3.02         Additional Members; Additional Capital Contributions.

(a)         The Member may not admit additional members to the Company unless such new member(s) enter into a limited liability company agreement with the Member on such terms that the Member shall require.

(b)         The Member shall not be obligated to make any additional Capital Contributions to the Company.

3.03         Return of Capital Contributions. Except as otherwise expressly provided herein, the Member shall not be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions.

ARTICLE IV

PROFITS AND LOSSES; DISTRIBUTIONS

4.01         Profits and Losses. All profits and losses of the Company shall be allocated to the Member.

4.02         Distributions. Distributions of cash or property shall be made from the Company to the Member at such times as the Member may determine, subject to the Act and applicable law.

ARTICLE V

MANAGEMENT

5.01         Management of the Company. (a) Management and control of the Company shall be vested exclusively in the Member, and the business and affairs of the Company shall be managed under the direction of the Member. The Member shall always retain the authority to make management decisions notwithstanding any delegation of duties by the

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Member to any manager, officer, employee or agent. The Member may, but shall not be required to, designate one or more managers, officers or other agents who shall have such duties and shall perform such functions as may delegated to them by the Member.

5.02         Liability of Parties. The Member shall not be liable to the Company for the performance of, or the omission to perform, any act or duty on behalf of the Company if, in good faith, the Member determined that such conduct was in the best interests of the Company and such conduct did not constitute fraud, gross negligence or reckless or intentional misconduct, the termination of the Company and this Agreement pursuant to the terms hereof, and (c) the performance of, or the omission to perform, any act on behalf of the Company in good faith reliance on advice of legal counsel, accountants or other professional advisors to the Company.

5.03         Indemnification of Member. The Company, its receiver or its trustee shall indemnify, defend and hold the Member (and its successors) harmless from and against any expense, loss, damage or liability incurred or connected with, or any claim, suit, demand, loss, judgment, liability, cost or expense (including reasonable attorneys’ fees) arising from or related to, the Company or any act or omission of the Member on behalf of the Company (exclusive of acts taken as an independent contractor for the Company), and amounts paid in settlement of any of the foregoing, provided that the same were not the result of fraud, gross negligence, or reckless or intentional misconduct on the part of the Member against whom a claim is asserted. The Company may advance to the Member (and its successors) the costs of defending any claim, suit or action against the Member if the Member undertakes to repay the funds advanced, with interest, if the Person is not entitled to indemnification under this Section 5.03.

5.04         Conflicts of Interest. Subject to the other express provisions of this Agreement, the Member, at any time and from time to time, may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company the right to participate therein. The Company may transact business with the Member or a party related to the Member.

ARTICLE VI

TRANSFER

6.01         Transfer.  (a)  The Member may Transfer its Membership Interest either voluntarily or involuntarily by operation of law.

(b)         Upon the Transfer by a Member of its entire Membership Interest, the transferee shall be admitted to the Company as a Member upon the completion of the assignment without further action (and all references in this Agreement to the “Member” shall thereafter refer to the transferee). The Member and the transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such

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Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement (including this Article VI). The Member shall provide an opinion of counsel satisfactory to the Company to the effect that such Transfer will not violate any applicable securities laws regulating the transfer of securities or any of the provisions of any agreement to which the Company is a party.

(c)         A Transfer (other than as a pledge, security interest or other lien) of part of the Member’s Membership Interest which results in more than one Member shall not be effective unless and until another limited liability company agreement is entered into between or among all of the Persons who are to be Members.

6.02         Effect of Disposition. Following any permitted Transfer of the Member’s entire Membership Interest (other than a Transfer as a pledge or security interest), the Member shall cease to be a member of the Company and shall have no further rights as a member of the Company.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

7.01         Dissolution. The Company shall be automatically dissolved and its affairs shall be wound up on the first to occur of the following:

(a)         at any time upon the written consent of the Member; or

(b)         the resignation, death, withdrawal, insanity, expulsion, bankruptcy or dissolution of the last remaining member or the occurrence of any other event which terminates the continued membership of the last remaining member in the Company.

7.02         Liquidation.

(a)         Upon a dissolution of the Company requiring the winding-up of its affairs, the Member shall wind up its affairs. The assets of the Company shall be sold within a reasonable period of time to the extent necessary to pay or provide for the payment of all debts and liabilities of the Company, and may be sold to the extent deemed practicable and prudent by the Member.

(b)         The net assets of the Company remaining after satisfaction of all such debts and liabilities and the creation of any reserves under Subsection 7.02(d), shall be distributed to the Member, after giving effect to all contributions, distributions and allocations for all periods, including the period during which such liquidation occurs. Any property distributed in kind in the liquidation shall be valued at fair market value.

(c)         Distributions to the Member pursuant to this Article VII shall be made by the end of the taxable year of the liquidation, or, if later, ninety (90) days after the date of such liquidation in accordance with Regulations Section 1.704-1(b)(2)(ii)(g).

(d)         The Member may withhold from distribution under this Section 7.02 such reserves which are required by applicable law and such other reserves for subsequent computation adjustments and for contingencies, including contingent liabilities relating to pending or anticipated litigation or to Internal Revenue Service examinations. Any amount

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withheld as a reserve shall reduce the amount payable under this Section 7.02 and shall be held in a segregated interest-bearing account (which may be commingled with similar accounts). The unused portion of any reserve shall be distributed with interest thereon pursuant to this Section 7.02 after the Member has determined that the need therefore shall have ceased.

ARTICLE VIII

GENERAL PROVISIONS

8.01         Notices. Except as expressly provided in this Agreement, all notices, consents, waivers, requests or other instruments or communications pursuant to this Agreement shall be deemed given, if in writing, signed by the party giving the same, and delivered by hand or sent by registered or certified United States mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, addressed, in the case of the Company, to the Company at its principal place of business, and to the Member at the address set forth in the Company’s books and records. The Member may by notice to the Company specify any other address for the receipt of such notices, instruments or communications. Except as expressly provided in this Agreement any notice, instrument or other communication shall be deemed properly given when sent in the manner provided in this Section 8.01.

8.02         Interpretation.

(a)         Article, section and subsection headings are not to be considered part of this Agreement, are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

(b)         Use of the terms “herein,” “hereunder,” “hereof’ and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.

(c)         Use of the word “including” or a like term shall be construed to mean “including but not limited to.”

(d)         Exhibits and schedules to this Agreement are an integral part of this Agreement.

(e)         Words importing a particular gender shall include every other gender and words importing the singular shall include the plural and vice-versa, unless the context clearly indicates otherwise.

(f)         Any reference to a provision of the Act shall be construed to be a reference to any successor provision thereof.

8.03         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FORMATION, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE.

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8.04         Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors and assigns, and the Member and its successors and assigns.

8.05         Severability. Each item and provision of this Agreement is intended to be severable. If any term or provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable for any reason whatsoever that term or provision shall be ineffectual and void and the validity of the remainder of this Agreement shall not be adversely affected thereby.

8.06         Entire Agreement. This Agreement (including the exhibits hereto) supersedes any and all other understandings and agreements, either oral or in writing, between the Member and the Company with respect to the Membership Interest and constitutes the sole and only agreement between the Member and the Company with respect to the Membership Interest.

8.07         Amendment or Modification. This Agreement may be amended or modified from time to time only by the written consent of the Member and the Company.

8.08         Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned Member has executed and adopted this Agreement as of the date first set forth above.

SYMS CORP
Sole Member

By:	/s/ Philip Piscopo
Name: Philip Piscopo
Title: Chief Financial Officer

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EXHIBIT A

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” means this Limited Liability Company Agreement, as it may be amended and restated from time to time.

“Capital Contribution” means the amount of money and the value of any property other than money, as determined by the Member, contributed to the Company by the Member.

“Company” shall have the meaning set forth in the heading of this Agreement.

“Member” means the Person executing this Agreement as the Member or hereafter admitted to the Company as a Member as provided in this Agreement, but does not include any Person who has ceased to be a Member of the Company.

“Membership Interest” shall mean the interest of the Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision or action of or by the Member granted by this Agreement or the Act.

“Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust, or any other legal entity.

“Transfer” shall mean, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, give or otherwise dispose of.

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EXHIBIT B

MEMBER AND MEMBERSHIP INTEREST

Member	Membership Interest
SYMS CORP	100%

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TRUST AGREEMENT

FOR THE SERIES A TRUST 2012

THIS TRUST AGREEMENT (“Trust Agreement”), dated as of September __, 2012, among Alan Cohen, as Stock Trustee (not in his individual capacity but solely as Stock Trustee, in such capacity, the “Stock Trustee”), Wilmington Trust, National Association, a national banking association, as Delaware Trustee (not in its individual capacity but solely as Delaware Trustee, in such capacity, the “Delaware Trustee”),  Syms Corp., and the Official Committee of Unsecured Creditors appointed by the United States Trustee in the Chapter 11 cases (the “Creditors’ Committee”)   is executed in connection with the Second Amended Joint Chapter 11 Plan of Syms Corp. and its subsidiaries (as the same has been or may be amended, the “Plan”), as confirmed by order dated  [___, 2012] entered by the United States Bankruptcy Court for the District of Delaware.

WITNESSETH:

(Capitalized terms used but not defined in these recitals are defined in Section 1.1 hereof.)

WHEREAS, the Trust is created pursuant to, and to effectuate, the Plan;

WHEREAS, the Trust is created on behalf of, and for the sole benefit of, the holders of Filene's General Unsecured (Short-Term) Claims, Filene's General Unsecured (Long-Term) Claims and Syms General Unsecured Claims (the “Beneficiaries”);

WHEREAS, pursuant to the Plan, on the Effective Date Reorganized Syms shall issue the Series A Stock to the Trust; and

WHEREAS, the Trustees desire to enter into this Trust Agreement pursuant to which, among other things, a statutory trust designated as the SERIES A TRUST 2012 under the Delaware Statutory Trust Act (the “Trust”) will be created for the benefit of the Beneficiaries;

In consideration of the mutual agreements and covenants herein contained, the Trustees hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1              Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. For all purposes of this Trust Agreement, the following terms shall have the meanings set forth below:

“Bankruptcy Action” is defined in Section 4.1(b).

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court with original jurisdiction over the Chapter 11 Cases.

“Business Day” shall mean a day other than a day on which banking institutions in New York or Delaware are authorized or permitted to be closed.

“Certificate of Incorporation” shall mean the certificate of incorporation of Reorganized Syms.

"Certificate of Trust" shall mean the certificate of trust of the Trust in the form attached hereto as Exhibit A which has been filed for the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

“Co-Chairs of the Creditors’ Committee” shall mean  Rosenthal & Rosenthal, Inc.  and Rabina Properties LLC.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder.

 “Corporate Trust Office” shall mean, with respect to the Delaware Trustee, the principal trust office of Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-1615 or such other address as the Delaware Trustee may designate by notice to the Stock Trustee, or the principal corporate trust office of any successor Delaware Trustee (which shall be in the State of Delaware) of which the successor Trustee will notify the Stock Trustee.

“Delaware Statutory Trust Act” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Delaware Trustee” shall mean Wilmington Trust, National Association, a national banking association, or its successors and assigns, so long as such successor or assign satisfies the provisions of the Delaware Statutory Trust Act.

 “Electronic Methods” is defined in Section 6.5 hereof.

“Filene's General Unsecured (Long-Term) Claim” means a general unsecured Claim against Filene's on account of rejection of an executory contract or unexpired lease pursuant to sections 365 and 502 of the Bankruptcy Code to the extent not guaranteed by Syms, and that, in all cases, is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Syms General Unsecured Claim, Syms Union Pension Plan Claim, Filene's General Unsecured (Short-Term) Claim, Filene's Union Pension Fund Claim, or Superpriority Intercompany Claim.

“Filene's General Unsecured (Short-Term) Claim” means a general unsecured Claim against Filene's, including but not limited to any Claims of a vendor on account of goods or services provided prior to the Petition Date or of an employee for severance pay that is not guaranteed by Syms, and that is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Syms General Unsecured Claim, Syms Union Pension Plan Claim, Filene's General Unsecured (Long-Term) Claim, Filene's Union Pension Plan Claim, or Superpriority Intercompany Claim.

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“Indemnitee” shall have the meaning assigned to such term in Section 7.2 hereof.

“Licenses” is defined in Section 7.3 hereof.

“Officer’s Certificate” shall mean with respect to any Person, a certificate signed by the chairman of the board, the president, a managing director, a vice president (however denominated), an assistant vice president, the treasurer, the secretary, or one of the assistant treasurers or assistant secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities).

“Person” shall mean a natural person or any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization and shall include the successor (by merger or otherwise) of any such person or entity.

“Responsible Officer” shall mean when used with respect to any Trustee, any vice president, any assistant vice president, any assistant secretary, any treasurer, any assistant treasurer, any trust officer or any other officer thereof customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter relating to this Trust Agreement, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Series A Stock” shall mean the share of Series A Preferred Stock, par value $.01 per share,  issued by Reorganized Syms to the Trust on the Effective Date pursuant to the Plan.

 “Stock Trustee” shall mean Alan Cohen and any successor Stock Trustee  hereunder.

“Syms General Unsecured Claim” means a Claim against Syms, including a Claim on account of a guarantee provided by Syms, that is not an Administrative Claim, Convenience Claim, Intercompany Claim, Non-Tax Priority Claim, Priority Tax Claim, Secured Claim, Superpriority Intercompany Claim, Filene's Union Pension Plan Claim, or Syms Union Pension Plan Claim.

“Trust” shall mean Series A Trust 2012, the Delaware statutory trust created by this Trust Agreement and the filing of the Certificate of Trust.

“Trust Agreement” shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

“Trustee” or “Trustees” shall mean the Delaware Trustee and/or the Stock Trustee as the context may require and any successor Trustees hereunder.

SECTION 1.2              Other Definitional Provisions.

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(a)           All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c)           The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Section, Exhibit and Schedule references contained in this Trust Agreement are references to Sections, Exhibits and Schedules in or to this Trust Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)           The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement, instrument or statute defined or referred to herein, or in any instrument or certificate delivered in connection with the foregoing means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

(f)           The word “Trustees” shall be deemed to include the words “and/or either of them” unless the context otherwise requires.

ARTICLE II
FORMATION/ORGANIZATION OF TRUST

SECTION 2.1              Formation of Trust.

(a)           The Trust created hereby is a Delaware statutory trust pursuant to the Delaware Statutory Trust Act and shall be known as  "Series A Trust 2012".  The Trustees are hereby authorized to execute and file the Certificate of Trust on behalf of the Trust pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

(b)           Immediately upon formation of the Trust, the Beneficiaries shall be the sole beneficial owners of the Trust.

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SECTION 2.2              Office.  The principal office of the Trust shall be in care of the Stock Trustee at the address set forth in Section 11.3 or at such other address as the Stock Trustee may designate by written notice as set forth in Section 11.3.

SECTION 2.3             Purposes and Powers of the Trust and Stock Trustee.  The Trust is established for the sole purpose of (i) receiving and holding the Series A Stock in accordance with the Confirmation Order and the Plan and with no objective or authority to continue or engage in the conduct of a trade or business; (ii) voting the Series A Stock, providing or withholding consents with respect to the matters set forth in the Plan or the Certificate of Incorporation, and otherwise exercising the rights afforded to the Trust as the holder of the Series A Stock by the Certificate of Incorporation, the Confirmation Order or the Plan; and (iii) aiding in the implementation of the Confirmation Order and the Plan, in each of cases (i) through (iii), for the benefit of the Beneficiaries. The Trust, and the Stock Trustee on behalf of the Trust, shall have the power and authority to engage in the foregoing activities. Nothing in this Section 2.3 shall be deemed to permit the Trustees to sell, liquidate, distribute or otherwise transfer or encumber the Series A Stock except as expressly permitted in this Trust Agreement.

SECTION 2.4              Appointment of Stock Trustee; Authority.  Pursuant to the Plan, the Trustees have been appointed as trustees of the Trust effective as of the date of this Trust Agreement, to have all the rights, powers, authority, authorization and duties set forth herein.

SECTION 2.5              Declaration of Trust.  The Stock Trustee hereby declares that it will hold the Series A Stock in trust upon and subject to the conditions set forth herein for the use and benefit of the Beneficiaries.  It is the intention of the parties hereto that the Trust constitute a “statutory trust” under the Delaware Statutory Trust Act and that this Trust Agreement constitutes the governing instrument of such statutory trust.  Effective as of the date hereof, the Trustees shall have all rights, powers and authority set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

SECTION 2.6              Title to Series A Stock.

(a)           Legal title to the Series A Stock shall be vested at all times in the Trust as a separate legal entity.

(b)           The Beneficiaries shall not have legal title to any part of the Series A Stock. No transfer by operation of law  (including resulting from the merger, consolidation, or other similar transaction involving a Beneficiary) or otherwise of any interest of a Beneficiary shall operate to terminate this Trust Agreement or the trust hereunder, affect the validity of this Trust Agreement, or entitle any transferee to an accounting or to the transfer to it of any part of the Series A Stock.

ARTICLE III
SERIES A STOCK

SECTION 3.1              Transfer of the Series A Stock  into the Trust.  Pursuant to the Confirmation Order and the Plan,  on the Effective Date, Reorganized Syms shall issue and deliver to the Trust the Series A Stock free and clear of any lien, claim, or equity interest in such

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property of any other Person, which Series A Stock shall constitute the initial trust estate.  The Trustees shall have no duty to confirm the legality or the sufficiency of any of the issuance and delivery of the Series A Stock contemplated hereunder and shall incur no liability in connection therewith.  The Stock Trustee agrees to accept and hold the Series A Stock in trust for benefit of the Beneficiaries, subject to the terms of this Trust Agreement.

SECTION 3.2              Relationship to the Plan.  The principal purpose of this Trust Agreement is to aid in the implementation of the Confirmation Order and the Plan.  To that end, the Stock Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, the Confirmation Order and this Trust Agreement.  Additionally, the Stock Trustee may seek any orders from the Bankruptcy Court, upon notice and an opportunity for a hearing in furtherance of implementation of the Plan, the Confirmation Order and this Trust Agreement.  To the extent that there is conflict between the provisions of this Trust Agreement, the provisions of the Plan, or the Confirmation Order, each document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) the Plan; and (3) this Trust Agreement. The issuance of beneficial interests in the Trust under the Plan is neither an offer or sale of securities to the Beneficiaries and, accordingly,  registration is not required under the Securities Act of 1933, as amended, or under any state and local laws requiring registration of securities or of the offer or sale of a security,  or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. Alternatively, under Section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust under the Plan is exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities or of the offer or sale of a security,  or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security.

SECTION 3.3              Rights of Beneficiaries.  The issuance of the Series A Stock is made by Reorganized Syms for the benefit and on behalf of the Beneficiaries.  The Beneficiaries shall be the beneficial owners of the Trust created by this Trust Agreement, and the Stock Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.   The Beneficiaries shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware. The interests of a Beneficiary in the Trust shall not be transferable except by the laws of descent and distribution or otherwise by operation of law. Beneficial interests in the Trust will not be represented by a certificate.

SECTION 3.4              Ownership and Control of Assets of the Trust.  No Beneficiaries shall have any title or right to, or possession, management or control of the assets of the Trust, or any right to call for a partition, division or accounting of the assets of the Plan, and no widower, widow, heir or devisee of any individual who may be a Beneficiary, or bankruptcy trustee, receiver or similar person of any Beneficiary shall have any right, statutory or otherwise (including any right of dower, homestead or inheritance, or of partition, as applicable), in any of the assets of the Trust, but the whole title to all of the assets of the Trust shall be vested in the Trust as a separate legal entity and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Trust Agreement and to beneficial owners under the Delaware Statutory Trust Act. A Beneficiary shall have no title to, right to, possession of, management of or control of the Trust or over the Series A Stock.

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ARTICLE IV
COVENANTS OF THE TRUST AND THE TRUSTEES

SECTION 4.1              Negative Covenants of the Trust and the Trustees.

(a)           The Trust shall not take, and Trustees shall not cause the Trust to take, any of the following actions without the prior approval of the Bankruptcy Court:

1.            take any action that is inconsistent with the purposes of the Trust and the Plan;

2.            sell, transfer, exchange or otherwise dispose of any of the Series A Stock;

3.            engage, directly or indirectly, in any business, take any action or enter into any transaction other than the actions contemplated or required to be performed under this Trust Agreement;

4.            incur, create or assume any indebtedness, including guaranteeing the indebtedness of any Person;

5.            file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

6.            amend, supplement or make any change to this Trust Agreement except in accordance with Article XI hereof;

7.            dissolve, terminate or liquidate the Trust in whole or in part except in accordance with Article X hereof;

8.            merge, convert or consolidate the Trust with or into any other Person;

9.            take any action or make any omission that conflicts with this Trust Agreement;

10.          perform any act which would make it impossible to carry on the ordinary activities of the Trust;

11.          confess a judgment against the Trust;

12.           comingle any assets held by the Trust pursuant to this Trust Agreement with the assets of any other Person;

13.           form any subsidiaries of the Trust or own or acquire any asset or property other than the Series A Stock; or

14.           make any change in or to the Trust’s purpose and powers from those set forth in this Trust.

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(b)           To the fullest extent permitted by law, the Trust shall not and the Trustees shall not cause the Trust to (i) institute proceedings to have the Trust declared or adjudicated as bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust  under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust  or any the property or assets of the Trust, (v) make any assignment for the benefit of the Trust’s ’s creditors, (vi) cause the Trust  to admit in writing its inability to pay its debts generally as they become due or (vii) take any action, or cause the Trust  to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”).

SECTION 4.2              Affirmative Covenants of the Trust and the Stock Trustee.

The Stock Trustee shall cause the Trust to:

1.           maintain books and records separate from any other Person;

2.           conduct its activities or enter into any transaction, in each case only in the Trust’s own name, as the case may be; and

3.           comply with the Delaware Statutory Trust Act with the assistance of the Delaware Trustee in accordance with Section 6.4 hereof.

ARTICLE V
CERTAIN DUTIES REGARDING TAXES

SECTION 5.1             Federal Information Returns and Reports; Grantor Trust Administration. The parties intend that the Trust created hereunder shall be treated as a grantor trust for federal income tax purposes and that the provisions of this Trust Agreement should be construed in furtherance of this intent. For U.S. federal income taxes only, all parties shall be deemed to treat the transfer by Reorganized Syms of the Series A Stock to the Trust as (A) a transfer of such Series A Stock directly to the Beneficiaries followed by (B) the transfer by the Beneficiaries to the Trust of such Series A Stock in exchange for their respective beneficial  interests in the Trust.  The Trust covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust as a grantor trust under subpart E, part I of subchapter J of chapter 1 of the Code and not as an association taxable as a corporation, or as a partnership and to prevent the imposition of any federal, state or local income or other tax on the Trust. The Stock Trustee shall, provided it determines in its sole discretion that it is commercially reasonable to do so, furnish or cause to be furnished to the Beneficiaries and shall file or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, such information with respect to the income and deductions of the Trust at the time or times and in the manner required by the Code, including such other customary factual information as is available to the Stock Trustee to enable the Beneficiaries to prepare their tax returns. Other than as expressly set forth above, the Trustees shall not be responsible for the preparation, signature or filing of any tax filing to be made by or on behalf of the Trust.

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ARTICLE VI
AUTHORITY AND DUTIES OF TRUSTEES

SECTION 6.1              General. It shall be the duty of the Trustees to discharge (or cause to be discharged) all of the responsibilities expressly required to be performed by each of them as set forth in this Trust Agreement or any other Trust Document to which it is a party.  To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Beneficiary, it is hereby understood and agreed that such duties and liabilities are hereby eliminated and replaced by the duties and liabilities of such Trustee expressly set forth in this Trust Agreement. The Trustees shall serve without bond.

SECTION 6.2              The Stock Trustee.

(a)           The Stock Trustee shall have the power and authority to vote the Series A Stock, provide or withhold consents with respect to the matters set forth in the Plan or the Certificate of Incorporation, and otherwise exercise the rights afforded to the holder of the Series A Stock by the Certificate of Incorporation, the Confirmation Order or the Plan, and is hereby authorized and empowered, in the name and on behalf of the Trust to execute and deliver or cause to be executed and delivered any and to take any action that necessary or desirable in connection with the foregoing.  The Stock Trustee shall exercise such power and authority with a view to the Reorganized Company maximizing values for the Beneficiaries and promptly making  distributions to the Beneficiaries, in each case as contemplated by and in accordance with the Plan. Without limiting, but subject to, the foregoing and the other provisions of this Trust Agreement, the Stock Trustee shall be expressly authorized, but shall not be required, to:

1.           protect and enforce the rights of the Series A Stock by any method deemed appropriate, including, without limitation, by judicial proceedings;

2.           assert or waive any privilege or defense on behalf of the Trust;

3.           pay all expenses and make all other payments relating to the Trust;

4.           obtain insurance coverage with respect to the liabilities and obligations of the Trustees under this Trust Agreement (in the form of an errors and omissions policy or otherwise); and

5.           make all necessary filings in accordance with any applicable law, statute or regulation.

(b)           The Stock Trustee shall have no liability for the acts or omissions of the Delaware Trustee or any other Person. The Stock Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Trust Agreement and with respect to the Trust as the Delaware Trustee. No amendment or waiver of any provision of this Trust Agreement which adversely affects the Stock Trustee shall be effective against the Stock Trustee without  the prior written consent of the Stock Trustee. Nothing herein shall prevent the Stock Trustee or affiliates of the Stock Trustee from engaging in other businesses or, in the sole discretion of the Stock Trustee, from acting in a similar capacity for any other Person, including, without limitation, acting as a director on the Board of Directors of Reorganized Syms.

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SECTION 6.3              No Duties With Respect to Series A Stock Except as Specified.  Except as required or contemplated in the Confirmation Order, the Plan or this Trust Agreement, neither Trustee shall have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with any Series A Stock.  The Trustees shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement.  Each Trustee, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Series A Stock that result from actions by, or claims against, such Trustee, in its individual capacity, that are not related to the ownership or the administration of the Series A Stock pursuant to this Trust Agreement.

SECTION 6.4              The Delaware Trustee.

(a)           The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware.  It is understood and agreed by the parties hereto that notwithstanding any other provision of this Trust Agreement or any other document to the contrary, the Delaware Trustee shall have none of the duties or liabilities of the Stock Trustee.

(b)           The duties of the Delaware Trustee shall be limited to (i) executing and filing the Certificate of Trust for the Trust; (ii) accepting legal process served on the Trust in the State of Delaware including, without limitation, in connection with any Trust Document; and (iii) executing any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act.  The Delaware Trustee shall have no liability for the acts or omissions of the Stock Trustee or any other Person. The Delaware Trustee shall be entitled to all of the same rights, protections indemnities and immunities under this Trust Agreement and with respect to the Trust as the Stock Trustee. No amendment or waiver of any provision of this Trust Agreement which adversely affects the Delaware Trustee shall be effective against it without its prior written consent.

(c)           Notwithstanding anything contained herein to the contrary, the Delaware Trustee (as such and in its individual capacity) shall not be required to take any action in any jurisdiction if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any such jurisdiction other than the State of Delaware becoming payable by the Delaware Trustee or (iii) subject the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee contemplated hereby.

SECTION 6.5              Electronic Methods.  The Stock Trustee and the Delaware Trustee are hereby authorized to rely upon and comply with written instructions and directions

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sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by persons believed by the Stock Trustee or Delaware Trustee, as applicable, to be authorized to give instructions and directions hereunder.  The Stock Trustee and the Delaware Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions hereunder, and the Stock Trustee and the Delaware Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by any Person as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to the Stock Trustee or the Delaware Trustee, including, without limitation, the risk of the Stock Trustee or the Delaware Trustee taking unauthorized instructions, and the risk of interception and misuse by third parties.

ARTICLE VII

CONCERNING THE TRUSTEES

SECTION 7.1              Acceptance of Trust.  Each of the Trustees accepts the trusts hereby created and agrees to perform only such duties hereunder with respect to such trusts but only as are expressly required to be performed by such Trustee as set forth in this Trust Agreement and no implied duties (including fiduciary duties), covenants or obligations shall be read into this Trust Agreement against the Trustees.  In furtherance and not in limitation of the foregoing:

(a)           neither Trustee shall be liable for any error of judgment made in good faith by a Responsible Officer(s) of such Trustee;

(b)           neither Trustee shall be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its respective rights, duties, or powers hereunder if such Trustee shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured or provided to it;

(c)           neither Trustee shall be liable for any representation or warranty of the Trust  evidenced by or arising under this Trust Agreement;

(d)           neither Trustee shall be responsible for the due execution of this Trust Agreement by the other Trustee or for the validity or sufficiency of the trust estate;

(e)           neither Trustee shall be liable for any act, omission or the default or misconduct of the other Trustee under this Trust Agreement or otherwise and neither Trustee shall have any obligation or liability to perform the obligations under this Trust Agreement that are required to be performed by the other Trustee or any other Person that is a party to such document (other than the Trust to the extent such Trustee executes such documents on behalf of the Trust );

(f)           the right of the Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty, and the Trustee shall not be answerable except to the Trust for its own gross negligence, actual fraud or willful misconduct in the performance of any such act;

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(g)           in the absence of actual fraud, gross negligence or willful misconduct on the part of the Trustee, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Trust Agreement; and

(h)           notwithstanding any other provisions hereof to the contrary, neither Trustee shall be liable for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage, and regardless of the form of action.

SECTION 7.2              Liability of Trustees; Indemnification. No Indemnitee (as defined below) shall be liable for the act or omission of any other agent or representative of the Trustees, nor shall any Indemnitee be liable for any action taken, suffered or omitted to be taken in his capacity as Trustee, designating Person, agent, representative or professional, as applicable, unless it is ultimately determined by Final Order that such Person’s acts or omissions constituted willful misconduct, gross negligence or actual fraud.  In no event shall a Trustee be liable or responsible for special, punitive, indirect, consequential or incidental loss or damages of any kind whatsoever to any Person (including, without limitation, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.  The Trustees may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons.  Notwithstanding such authority, the Trustees shall not be under any obligation to consult with their attorneys, accountants, financial advisors, or agents, and a determination not to do so shall not result in the imposition of liability on the Trustees or, as applicable, their designees, unless it is ultimately determined by Final Order that the Trustees’ determination constituted willful misconduct, gross negligence or actual fraud.  The Trust shall indemnify and hold harmless the Indemnitees from and against and in respect of all liabilities, losses, damages, claims, costs, and expenses, including, but not limited to, attorneys’ fees and costs, in each case, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Trust or the implementation or administration of the Plan; provided, however, that no such indemnification will be made to such Persons for such actions or omissions to the extent that it is ultimately determined by Final Order that such Persons actions or omissions constituted willful misconduct, gross negligence or actual fraud.  If a Trustee becomes involved in any action, proceeding, or investigation in connection with any matter arising out of or in connection with the Plan, this Trust Agreement or the affairs of the Trust or the Debtors, the Trust shall periodically advance or otherwise reimburse on demand the actual, reasonable and necessary legal and other expenses (including, without limitation, the cost of any investigation and preparation and attorneys’ fees, disbursements, and related expenses) of the Trustee incurred in connection therewith, but the Trustee shall be required to repay promptly to the Trust the amount of any such advanced or reimbursed expenses paid to the Trustee to the extent that it shall be ultimately determined by Final Order that the Trustee engaged in willful misconduct, gross negligence or actual fraud in connection with the affairs of the Trust or the Debtors with respect to which such expenses were paid.  For purposes of this Section 7.2, the term “Indemnitee” shall mean (i) each Trustee, together with (ii) any entity or entities by which such Trustee is directly or indirectly employed or with which he or she is directly or indirectly professionally affiliated (or by which he or she was so employed or with which he or she was so

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affiliated during his or her tenure as a trustee under this Trust Agreement) or (iii) any Person who designated such Trustee to serve as trustee under this Trust Agreement, and (with respect to each of clauses (i), (ii) and (iii)) their respective present and former employees, agents, representatives, officers, directors or principals. Pursuant to the Plan, reasonable, out-of-pocket costs incurred in connection with forming and maintaining the Trust and the Trustee’s actions as a holder of the Series A Stock, including without limitation pursuant to this Section 7.2,  shall be reimbursed by the Reorganized Company.

SECTION 7.3              Representations and Warranties.

Each Trustee in its individual capacity hereby represents and as to itself that:

1.           In the case of the Delaware Trustee, it is a national banking association or Delaware banking corporation, as applicable, validly existing and in good standing under the laws of the jurisdiction under which it was organized. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement to which such Trustee is or becomes a party.

2.           In the case of the Delaware Trustee, as of the date of this Agreement, it possesses all the necessary licenses or is otherwise legally exempt from having to possess such licenses and has made all declarations and filings with, the appropriate Federal, state, or foreign governmental or regulatory authorities (collectively, “Licenses”) that are necessary for such Trustee to enter into and perform all its responsibilities and obligations under this Trust Agreement in accordance with its terms and all such Licenses are in full force and effect.

3.           In the case of the Delaware Trustee, it has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf.

4.           This Trust Agreement has been duly authorized, validly executed and delivered by such Trustee and constitutes and will constitute, a valid and binding agreement of such Trustee, enforceable against such Trustee in accordance with its terms, except to the extent that enforceability may (A) be subject to insolvency, reorganization, moratorium, or other similar laws, regulations or procedure of general applicability now or hereinafter in effect relating to or affecting creditor’s rights generally and (B) be limited by general principles of equity (whether considered in proceedings at law or in equity).

SECTION 7.4              Reliance; Advice of Counsel.

(a)           Each Trustee may request and rely conclusively, in acting or refraining from acting upon any signature, instrument, notice, resolution, Officer’s Certificate, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by an appropriate Person.  The Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or

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document. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by an officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to such Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement, either Trustee (i) may act directly or through its agents, attorneys, custodians or nominees, and such Trustee shall not be liable for the conduct or negligence of such agents, attorneys, custodians or nominees if such agents, attorneys, custodian or nominees shall have been selected by such Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and retained or employed by it.  The Trustees shall not be liable for anything done, suffered or omitted in good faith by them in accordance with the opinion or advice of any such counsel, accountants or other such persons.

SECTION 7.5              Not Acting in Individual Capacity.  In entering into this Trust Agreement and performing hereunder and thereunder, each Trustee acts solely as Trustee and not in its individual capacity.

ARTICLE VIII
COMPENSATION OF TRUSTEES

SECTION 8.1              Fees and Expenses.  The Delaware Trustee shall receive from Reorganized Company as compensation for its services hereunder, such fees as have been separately agreed upon before the date hereof with such Trustee. The Stock Trustee shall not receive compensation for the Stock Trustee’s services. Each Trustee shall be entitled to be reimbursed by the Reorganized Company for its other reasonable expenses, disbursements and advances incurred or made by either Trustee in accordance with any Trust Document or any other documents executed in connection therewith, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as either Trustee may employ in connection with the exercise and performance of its powers, rights or its duties hereunder. The Trustees shall be entitled to provide a reasonably detailed invoice to the Trust and the Reorganized Company for such amount and the Reorganized Company shall, within fifteen (15) days remit such amount to the Trustees entitled to receive them. Pursuant to the Plan, reasonable, out-of-pocket costs incurred in connection with forming and maintaining the Trust and the Trustee’s actions as a holder of the Series A Stock shall be reimbursed by the Reorganized Company.

SECTION 8.2              Survival.  The rights of the Trustees contained in Section 7.2 and Section 8.1 shall survive the resignation or removal of such Trustee and shall survive the termination of this Trust Agreement and/or the Trust.

ARTICLE IX
SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

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SECTION 9.1              Eligibility Requirements for the Delaware Trustee.  The Delaware Trustee in its individual capacity shall at all times satisfy the provisions of Section 3807(a) of the Delaware Statutory Trust Act. In case at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 9.2 hereof.

SECTION 9.2              Resignation or Removal of Trustees.  The Delaware Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Stock Trustee. Upon receiving such notice of resignation, the Stock Trustee shall promptly appoint a successor Delaware Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Delaware Trustee and one copy to the successor Delaware Trustee. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Delaware Trustee, at the expense of the Reorganized Company, may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee.  The resigning Delaware Trustee shall be entitled to receive all amounts due and owing to it in connection with this Trust Agreement upon the effective date of such resignation.

If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 9.1 hereof and shall fail to resign after written request therefor by the Stock Trustee, or if at any time the Delaware Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Delaware Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or for any other reason whatsoever (in  the Stock Trustee’s sole discretion) then the Stock Trustee may remove such Delaware Trustee. If the Stock Trustee shall remove the Delaware Trustee under the authority of the immediately preceding sentence, the Stock Trustee shall promptly appoint a successor Delaware Trustee by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Delaware Trustee so removed and one copy to the successor Delaware Trustee, and the Trust shall pay all amounts due and owing to the outgoing Delaware Trustee in connection with this Trust Agreement. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 9.2 shall not become effective until acceptance of appointment by the successor Delaware Trustee pursuant to Section 9.3 hereof

  The Stock Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Co-Chairs of the Creditors’ Committee and the Delaware Trustee. Either of the Co-Chairs of the Creditors’ Committee may appoint a successor, who  shall, without any further act, deed or conveyance, become the Stock Trustee and shall become fully vested with all the rights, powers, duties, and obligations of his predecessor under this Trust Agreement, with like effect as if originally named as the Stock Trustee. The resigning Stock Trustee shall be entitled to receive all amounts due and owing to it in connection with this Trust Agreement upon the effective date of such resignation.

 If at any time the Stock Trustee dies, shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Stock Trustee or of his property shall be appointed, or any public officer shall take charge or control of the Stock Trustee or of his

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property or affairs for the purpose of rehabilitation, conservation or liquidation,  or for any other reason whatsoever (in a Co-Chair’s sole discretion) then either of the Co-Chairs of the Creditors’ Committee may appoint a successor Stock Trustee, who shall, without any further act, deed or conveyance, become the Stock Trustee and shall become fully vested with all the rights, powers, duties, and obligations of his predecessor under this Trust Agreement, with like effect as if originally named as the Stock Trustee. In the event that the Co-Chairs of Creditors’ Committee do not appoint a successor Stock Trustee within 10 days after they are entitled to do so under this Section 9.2 (other than in the case of removal of the Stock Trustee for any reason whatsoever in  a Co-Chair’s sole discretion), the Creditors’ Committee acting by majority vote may appoint a successor Stock Trustee.

Pursuant to the Plan, reasonable, out-of-pocket costs incurred in connection with forming and maintaining the Trust and the Trustee’s actions as a holder of the Series A Stock, including without limitation pursuant to this Section 9.2,  shall be reimbursed by the Reorganized Company.

SECTION 9.3              Successor Trustees.  Any successor Trustee appointed pursuant to Section 9.2 hereof shall execute, acknowledge and deliver to its predecessor Trustee an instrument accepting such appointment under this Trust Agreement, and, in the case of the Delaware Trustee,  thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as such Trustee. The predecessor Trustee shall at the expense of the Trust upon payment of all amounts due and owing to it deliver to the successor Trustee all documents and statements and monies held by it under this Trust Agreement; and the Trust and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

No successor Delaware Trustee shall accept appointment as provided in this Section 9.3 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 9.1 hereof.  Upon the appointment of any successor Trustee, such successor Trustee shall file an amendment to the Certificate of Trust with the Secretary of State if required by the Delaware Statutory Trust Act.

Pursuant to the Plan, reasonable, out-of-pocket costs incurred in connection with forming and maintaining the Trust and the Trustee’s actions as a holder of the Series A Stock, including without limitation pursuant to this Section 9.3,  shall be reimbursed by the Reorganized Company.

SECTION 9.4              Merger or Consolidation of Trustees.  Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Delaware Trustee shall be a constituent entity, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall be the successor of such Delaware Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any

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of the parties hereto, anything herein to the contrary notwithstanding provided such Person shall be eligible pursuant to Section 9.1 hereof.

ARTICLE X
TERMINATION OF TRUST AGREEMENT

SECTION 10.1            Termination of Trust Agreement.

(a)           The Trust created hereunder shall be dissolved upon ten (10) Business Days prior written notice from the Stock Trustee to the Delaware Trustee that the Series A Stock has been redeemed or that the Series A Stock has been transferred with the prior approval of the Bankruptcy Court pursuant to Section 4.1(a)(2) above,  and the Trust created hereunder shall be wound up by the Stock Trustee. The bankruptcy, liquidation, dissolution or incapacity of any Beneficiary or the Reorganized Company  shall not (x) operate to dissolve or terminate this Trust Agreement or the Trust, nor (y) entitle the Beneficiary’s legal representatives, successors or assigns to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the related Trust or Series A Stock nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)           Upon the receipt of written notice from the Stock Trustee of the completion of the winding up of the Trust by the Stock Trustee in accordance with the Delaware Statutory Trust Act , the Delaware Trustee shall, as directed by the Stock Trustee in such writing, execute and  file a certificate of cancellation of the Certificate of Trust with the Secretary of State in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, and thereupon the Trust and this Trust Agreement (other than Article VIII hereof) shall terminate.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1            Supplements and Amendments.  This Trust Agreement may only be amended or supplemented by order of the Bankruptcy Court. The Trustees shall not be obligated to, enter into any such amendment which affects such Trustee’s own rights, duties or immunities under this Trust Agreement or otherwise. Promptly after the execution of any amendment or supplement to a Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment with the Secretary of State of Delaware at the expense of the Trust.

SECTION 11.2            Limitations on Rights of Others.  The provisions of this Trust Agreement are solely for the benefit of the Trustees and the Beneficiaries, and nothing in this Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Series A Stock or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.3            Notices.

(a)           Unless otherwise expressly specified or permitted by the terms hereof, all notices and communications shall be in writing and (i) mailed by certified mail, postage prepaid, return receipt requested, (ii) telecopied (upon telephone confirmation of receipt thereof) with a copy delivered by overnight courier, (iii) or by electronic mail and shall be deemed given upon

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actual receipt by the intended recipient (or telephone confirmation thereof in the case of notice by facsimile or electronic mail), as follows: (i) if to  the Delaware Trustee, its  Corporate Trust Office, Attention Joseph Feil, Telephone (302)-636-6466, Facsimile (302) 636 -4145 , e-mail jfeil@wilmingtontrust.com, (ii) if to the Stock Trustee, at Alan Cohen, Abacus Advisors, 10 Reuten Drive, Closter, New Jersey  07624, Telephone (201) 784-4480, Facsimile (201) 784-4490, e-mail acohen@abacusadvisors.com, with a copy to Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022, Attention  Mark T. Power, Telephone (212) 478 7350, Facsimile (212) 478 7400, e-mail MPower@hahnhessen.com, or  (iii) as to each such party, at such other address, telecopy number, telephone number, or electronic mail address as shall be designated by such party in a written notice to each other party.

SECTION 11.4            Severability.  Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.5            Separate Counterparts.  This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.6            Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustees and their successors all as herein provided.

SECTION 11.7            No Petition.  The Trustees, in their individual capacities, by entering into this Trust Agreement, hereby covenant and agree that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or law in connection with any obligations relating to this Trust Agreement.

SECTION 11.8            Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.9           GOVERNING LAW.  THE VALIDITY AND CONSTRUCTION OF THIS TRUST AGREEMENT AND ALL AMENDMENTS HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, AND THE RIGHTS OF ALL PARTIES HERETO AND THE EFFECT OF EVERY PROVISION HEREOF SHALL BE SUBJECT TO AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AND THE BENEFICIARIES INTEND THAT THE PROVISIONS HEREOF SHALL CONTROL OVER ANY CONTRARY OR LIMITING STATUTORY OR COMMON LAW OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT)

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AND THAT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THERE SHALL NOT BE APPLICABLE TO THE TRUST, THE TRUSTEES, THE BENEFICIARIES OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) PERTAINING TO TRUSTS WHICH RELATE TO OR REGULATE IN A MANNER INCONSISTENT WITH THE TERMS HEREOF: (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS, OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OF TRUST ASSETS, (G) THE EXISTENCE OF RIGHTS OR INTERESTS (BENEFICIAL OR OTHERWISE) IN TRUST ASSETS, (H) THE ABILITY OF BENEFICIAL OWNERS OR OTHER PERSONS TO TERMINATE OR DISSOLVE A TRUST, OR (I) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITIES OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES OR BENEFICIAL OWNERS THAT ARE INCONSISTENT WITH THE LIMITATIONS ON LIABILITY OR AUTHORITIES AND POWERS OF THE TRUSTEES OR THE BENEFICIARIES SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT.  SECTIONS 3540, 3542 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

SECTION 11.10          Entire Agreement.  The parties hereto acknowledge that they have read this Trust Agreement, understand it and agree to be bound by its terms, and further agree that this Trust Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all previous agreements, promises, or representations.

SECTION 11.11          Waiver of Trial by Jury; Submission to Jurisdiction; Consent to Service of Process.  EACH OF THE PARTIES HERETO, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  Without limiting any party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain non-exclusive jurisdiction to enforce the terms of this Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Trust Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court or the courts of the State of Delaware and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 11.3 hereof; provided, however, that if the Chapter 11 Cases have closed or if the Bankruptcy Court refuses to exercise

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its jurisdiction (including in respect of any provision herein which refers to the Bankruptcy Court), the parties agree to unconditionally and irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the District of Delaware for the resolution of any such claim or dispute.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby consents to process being served by any party to this Trust Agreement in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 11.3.

SECTION 11.12          No Recourse.  The Beneficiaries’ beneficial ownership of the Trust does not represent an interest in or obligations of the Trustees (as such or in their individual capacity), and no recourse may be had against such parties or their assets, except as expressly provided in this Trust Agreement.

SECTION 11.13          Survival of Representations and Warranties.  All representations and warranties of the parties contained in this Trust Agreement shall continue in full force and effect and shall survive notwithstanding the full payment of all amounts due hereunder or the expiration or earlier termination of this Trust Agreement.

[Signature Page Follows]

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IN WITNESS OF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

/s/ Alan Cohen

Alan Cohen

Wilmington Trust, National Association

By:
Name:
Title

SYMS CORP.

By:
Name:
Title

OFFICIAL COMMITTEE OF UNSECURED CREDITORS IN THE DEBTORS’ CHAPTER 11 CASES

By:	[Rosenthal & Rosenthal, Inc.]or
[Rabina Properties LLC]
Title:	Co- Chair

By:
Name:
Title:

Signature Page Trust Agreement

Exhibit A

FORM              OF

CERTIFICATE OF TRUST

OF

SERIES A TRUST 2012

THIS Certificate of Trust of Series A Trust 2012 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.           Name.  The name of the statutory trust formed by this Certificate of Trust is Series A Trust 2012.

2.           Delaware Trustee.  The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-1615.

3.           Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Alan Cohen

By Alan Cohen, not in his individual capacity but solely as Stock Trustee of the Trust

Wilmington Trust, National Association, not in its individual capacity but solely as Delaware Trustee of the Trust

By:
Name:
Title:

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ESCROW AND PLEDGE AGREEMENT

This Escrow and Pledge Agreement is made and entered into as of __, 2012, by and among ___________(formerly known as Syms Corp.), a Delaware corporation (the “Company”), Marcy Syms, individually and in her capacity as Trustee of the Laura Merns Living Trust, dated February 14, 2003, and the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended (collectively, the “Redeemed Shareholder”), and in her capacity as the authorized representative of the Redeemed Shareholder (in such capacity, the “Representative”) , and Computershare Trust Company, N.A. (the "Escrow Agent").

BACKGROUND

A.           Reference is made to the Second Amended Joint Chapter 11 Plan of Reorganization of the Company and its Subsidiaries dated July 13, 2012, as the same may be modified, amended or supplemented (the “Plan”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  Pursuant to the Plan, the Company has redeemed all of the shares of common stock of the Company owned or held by the Redeemed Shareholder in return for payments to be made in accordance with and at the times set forth in the Plan.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Plan.

B.           The Company has issued in its own name one share of Series B Preferred Stock (the “Escrow Share”), to be pledged as collateral security for the prompt and full payment by the Company to the Redeemed Shareholder of the Initial Majority Shareholder Payment and the Subsequent Majority Shareholder Payment (collectively, the “Required Payments”) on or before October 16, 2016 (the “Trigger Date”).

C.           The Representative has been appointed to act on behalf of the Redeemed Shareholder for all purposes in connection with the Escrow Share and this Agreement.

D.           Escrow Agent has agreed to accept, hold, and distribute the Escrowed Instruments (as defined in Section 1 below) in accordance with the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.           Pledge.  The Company hereby assigns, transfers, sets over and pledges the Escrow Share to the Redeemed Shareholder as collateral security to secure the full payment of the Required Payments, and herewith delivers to the Escrow Agent a certificate evidencing the Escrow Share, together with a stock assignment relating thereto duly executed in blank (collectively, the “Escrowed Instruments”).

2.           Representations and Covenants.

(a)           The Company represents and warrants to the Redeemed Shareholder that: (i) the Escrow Share has been duly and validly issued and is fully paid and non-assessable, (ii) the Company has good and marketable title to the Escrow Share, free and clear of any mortgage, pledge, lien, encumbrance, restriction or charge of any nature whatsoever (except for the pledge created by this Agreement in favor of the Redeemed Shareholder), (iii) the Escrow Share is duly and validly pledged hereby to the Redeemed Shareholder in accordance with applicable law; (iv) the Escrowed Instruments are sufficient to effect the transfer of the Escrowed Shares to the Redeemed Shareholder or the nominee or assignee designated by the Representative in accordance with the provisions of Section 5 hereof; and (v) upon transfer of the Escrow Share to the Redeemed Shareholder or the nominee or assignee designated by the Representative in accordance with the provisions of Section 5 hereof, the Redeemed Shareholder or such nominee or assignee (as the case may be) shall be the record and beneficial owner of the Escrow Share, with full power and authority to exercise all rights and powers associated with such Escrow Share.

(b)           The Company covenants and agrees that (i) it will defend the Redeemed Shareholder's right, title and security interest in and to the Escrow Share against the claims of all persons whomsoever; and (ii) it will not, at any time prior to full payment of the Required Payments, without the prior written consent of the Redeemed Shareholder (A) amend its Certificate of Incorporation or take any other actions of any nature to modify in any respect any of the rights or preferences of the Series B Preferred Stock of the Company, or (B) exercise any of the rights, powers or preferences associated with the Escrow Share.

3.           Rights Prior to Default.  The Redeemed Shareholder shall not have any attributes of stock ownership incident to the Escrow Share unless and until the Escrow Agent has delivered the Escrowed Instruments to the Redeemed Shareholder in accordance with Section 4 hereof.

4.           Distribution of Escrowed Instruments.

(a)           If the Company makes the Required Payments to the Redeemed Shareholder in full on or before the Trigger Date, the Company shall deliver to the Escrow Agent and the Representative a written certification signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying that the Required Payments have been paid in full to the Redeemed Shareholder in accordance with the provisions of the Plan (the “Company Payment Notice”).  The Escrow Agent shall deliver the Escrowed Instruments to the Company promptly following the expiration of the twenty (20) day period immediately following the receipt by the Escrow Agent of the Company Payment Notice (the “Waiting Period”), unless the Representative delivers written notice to the Escrow Agent on or before the last day of the Waiting Period that the Required Payments have not been paid in full in accordance with the provisions of the Plan (a "Default Notice ").  Upon receipt of a Default Notice, the Escrow Agent shall retain the Escrowed Instruments until the earlier of its receipt of (i) written instructions signed by both the Company and the Representative as to the appropriate disposition of the Escrowed Instruments, or (ii) an order of a court of competent jurisdiction which is final beyond appeal directing the disposition of such Escrowed Instruments.

(b)           If the Escrow Agent does not receive a Company Payment Notice on or before the Trigger Date, the Escrow Agent shall deliver the Escrowed Instruments to the Representative for the benefit of the Redeemed Shareholder as soon as reasonably practicable thereafter , but in any event within two (2) business days, following the Trigger Date.

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(c)           If at any time during the term of this Agreement the Escrow Agent receives written instructions signed by both the Company and the Representative directing the Escrow Agent to distribute the Escrowed Instruments to either party or to any other person or entity (a “Joint Written Direction”), the Escrow Agent shall distribute the Escrowed Instruments in accordance with such Joint Written Direction.

5.           Rights of Redeemed Shareholder Upon Delivery of Escrowed Instruments.  Upon proper delivery of the Escrowed Instruments to the Representative on behalf of the Redeemed Shareholder pursuant to this Agreement, the Representative may effect the transfer of the Escrow Share into Representative’s own name or into the name of a nominee or assignee designated by Representative which may be a trust, limited liability company or other entity over which the Representative has voting control, in all cases for the benefit of the Redeemed Shareholder, and upon such transfer the Representative or such nominee or assignee may exercise all rights and powers associated with the Escrow Share.

6.           Escrow Agent.

(a)           In acting as Escrow Agent hereunder, the Escrow Agent: (i) shall have no duties or obligations other than those specifically set forth herein, said duties being purely ministerial in nature; (ii) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of this Agreement or the security interest created hereby or any Escrow Share, stock transfer powers or other items deposited with the Escrow Agent hereunder; (iii) shall not be required to exercise any remedies or institute or defend legal proceedings of any kind hereunder until fully indemnified as to all costs and expenses, including attorneys' fees, jointly by the Redeemed Shareholder and the Company; (iv) shall be under no obligation to any party to ascertain or inquire as to the performance or observance by any party of any of the agreements or conditions set forth in this Agreement or in the Plan or any documents related hereto or thereto; (v) may rely on and shall be protected in acting upon or refraining from acting upon any certificate, written instruction, instrument, opinion, notice, letter or any other document delivered to it and reasonably believed by the Escrow Agent to be genuine and to have been signed by the proper party or parties; (vi) shall be fully protected in respect of any action taken or omitted to be taken by the Escrow Agent hereunder in good faith; and (vii)  the Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

(b)           The Escrow Agent may at any time resign as Escrow Agent hereunder by notice in writing given to the Representative and Company.  If the Representative and Company do not notify the resigning Escrow Agent within twenty (20) days after such resignation of their designation of a successor, then the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto..  The Company and Representative, by 30 day written notice to the Escrow Agent, may remove the Escrow Agent for any reason and at any time, and shall designate a successor in said notice.  Upon the acceptance by a successor of the obligations of Escrow Agent hereunder, the Escrow Agent shall deliver to the successor Escrowed Instruments then in its possession, whereupon the successor shall be deemed Escrow Agent hereunder.

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(c)           The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by such Escrow Agent hereunder, except in the case of gross negligence or willful misconduct.  The Company and Redeemed Shareholder jointly covenant and agree to indemnify Escrow Agent and its affiliates and agents and hold it harmless from and against any loss, liability or expense of any nature incurred by Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including, but not limited to, fees and other costs and expenses of defending or preparing to defend against any claim or liability.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)           In the event of any dispute regarding this Agreement, the Escrow Agent may deposit the Escrowed Instruments held by it hereunder in an appropriate court and commence an action for interpleader or action of similar nature, and the Escrow Agent shall cease to have any liabilities or obligations hereunder.

7.           Fees.  Redeemed Shareholder and the Company hereby agree equally, and without duplication, to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder as described in Schedule 1 attached hereto, and incorporated herein, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney's fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

8.           Representative.  Each person and trust within the Redeemed Shareholder hereby appoints and authorizes the Representative to act on behalf of such person or trust in respect of the Escrow Share and this Agreement, and the Representative is hereby further authorized and directed to take any action or omit to take any action as such Representative in her sole discretion deems appropriate or necessary, and such Representative is further authorized to sign, seal, execute and deliver any writing in connection herewith that said Representative deems necessary or appropriate, hereby ratifying and confirming all such acts, omissions, and documents as such Representative may do, and each of the Company and the Escrow Agent may conclusively rely on such Representative’s authority without further investigation.  In the event of the death or incapacity of Marcy Syms, a successor Representative shall be designated by her personal representatives by a notice in writing to the Company and Escrow Agent, which successor Representative upon executing a writing agreeing to be bound by the terms hereof shall succeed to and possess all of the rights and obligations under this Agreement as the original named Representative hereunder.

9.           Amendment or Waiver.  This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Company, the Redeemed Shareholder, the Representative and the Escrow Agent or, in the case of a waiver, by the party waiving compliance.

10.         No Constructive Waiver.  No course of dealing between the parties hereto, nor any delay on the part of any party in exercising any rights hereunder, nor any dealing on the part

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of any party in exercising any other rights shall operate as a waiver of any rights, except to the extent expressly waived in writing.  No waiver of any provision hereof or right hereunder by any party in any particular instance shall constitute a waiver of any provision hereof or right hereunder in connection with any other instance.

11.         Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any other provision of this Agreement.

12.         Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission or by reputable international courier service, charges prepaid, to the parties at the following addresses or facsimile numbers:

If to the Company, to:
_________ Corporation Attn: Facsimile:

If to the Representative or Redeemed Shareholder, to:
Marcy Syms [___________________] [___________________] Facsimile No.: _____________

with a copy to:
Duane Morris LLP Suite 1600 222 Delaware Avenue Wilmington, DE 19801-1659 Facsimile No.: 1-302-397-2138 Attn: Michael Lastowski, Esq.

If to the Escrow Agent, to: Computershare Trust Company, N.A.

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350 Indiana Street, Suite 750 Golden, CO 80401 Attention: John Wahl / Rose Stroud Facsimile No. (303) 262-0608

or at such other address or facsimile number as shall have been furnished in writing by any such party in the manner set forth in this Section 12.  Each such notice or other communication shall be effective (i) if delivered in person, upon delivery, (ii) if delivered by facsimile during business hours, upon receipt by the sender of confirmation of successful transmission, (iii) if delivered by facsimile after business hours, one business day after receipt by the sender of confirmation of successful transmission, or (iii) if sent by international courier, two business days after the date such notice is sent.

13.         Benefit.  The rights created by this Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the respective heirs, executors, administrators, successors and assigns of the parties hereto.

14.         Cumulative Remedies.  No remedy herein conferred upon or reserved to the Redeemed Shareholder or Representative is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and in addition to every other remedy given hereunder or elsewhere, or now or hereafter available and may be enforced in any order the Redeemed Shareholder deems appropriate.  No delay or omission to exercise any right or power accruing upon any breach of or default under this Agreement or the Plan shall impair any such right or power or shall be construed to be a waiver of any such breach or default or acquiescence therein, and every such right and power may be exercised from time to time and as often as expedient.

15.         Dividends and Distributions.  Any cash,  securities or other property distributed by the Company in respect of the Escrow Share shall be deposited with and held by the Escrow Agent as, and shall be included within the definition of, Escrow Share and Escrowed Instruments.

16.         Additional Actions.  The Company agrees to take such additional actions and to execute and deliver such additional  documents, instruments, agreements and papers from time to time as may be reasonably necessary or appropriate to carry out the express intentions of this Agreement.

17.         Applicable Law.  The interpretation and construction of this Agreement and all matters relating hereto shall be governed by the laws of the State of Delaware and the United States of America, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction.

18.         Jurisdiction.  Each of the parties hereto (a) agrees that any suit, action or other proceeding it may bring arising out of or relating to this Agreement or any of the transactions

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contemplated hereby shall be brought in the Bankruptcy Court, or if the Bankruptcy Court declines or fails to take jurisdiction of any such proceeding, then in the federal courts of the United States of America located in the state of Delaware, or if such federal courts do not have and cannot acquire jurisdiction, then in the state courts located in the State of Delaware (b) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of such courts for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby, (c) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, or that any such suit, action or proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (d) agrees not to commence any such suit, action or proceeding other than before one of the above-named courts.

19.         Entire Agreement.  This Agreement, along with the Plan, constitutes the entire agreement between the parties relating to the holding and distribution of the Escrow Share and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrowed Instruments.  In the event of any conflict between the terms of this Agreement (other than those terms that affect the rights, duties or obligations of the Escrow Agent, which shall be governed exclusively by this Agreement) and the Plan, the Plan shall prevail.

20.         Counterparts; Evidence of Signature.  This Agreement and any Joint Written Direction may be executed in any number of counterparts with the same effect as if the signatures to each were upon the same instrument.  A copy of this Agreement or any Joint Written Direction signed by any party and delivered by means of electronic mail or a facsimile machine will be treated in all manner and respects as an original instrument, and will be considered to have the same binding effect as if it were an original, signed version delivered in person.

21.         Force Majeure.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow and Pledge Agreement to be executed under seal as of the date first above written.

SYMS CORPORATION

By:
Name:
Title:

/s/ Marcy Syms
MARCY SYMS

LAURA MERNS LIVING TRUST
U/T/D 2/14/2003

By:	/s/ Marcy Syms
Marcy Syms Trustee

MARCY SYMS REVOCABLE LIVING TRUST
U/T/D 1/12/1990

By:	/s/ Marcy Syms
Marcy Syms Trustee

ESCROW AGENT

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

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SCHEDULE 1

FEE SCHEDULE

COMPUTERSHARE TRUST COMPANY, N.A.
ESCROW AGENT

Account Set Up Fee	$2,000

Annual Administration Fee (per year or part thereof)	$2,000

Out-of-Pocket Expenses	At cost
(Postage, Stationery, etc.)

Overnight Delivery Charges	At cost

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EXHIBIT D

Rights Offering Procedures and Forms of Subcription Agreement

RIGHTS OFFERING PROCEDURES

1.	Defined Terms

Accredited Investor has the meaning set forth in Rule 501(a) promulgated under the Securities Act of 1933.

Accredited Investor Deadline means 5:00 p.m. (prevailing Eastern Time) on August 6, 2012.

Accredited Investor Order means the order (a) authorizing the Company to distribute the Accredited Investor Questionnaire, (b) approving procedures related to such distribution and (c) setting a record date for the Rights Offering, entered by the United States Bankruptcy Court for the District of Delaware on July 9, 2012.

Accredited Investor Questionnaire means a questionnaire in substantially the form approved by the Accredited Investor Order.

Aggregate Unsubscribed Shares means any Offered Shares that are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Offered Shares.

Backstop Agreement means that certain Equity Commitment Agreement dated as of July 13, 2012, by and among the Company, Ms. Marcy Syms, the Laura Merns Living Trust, the Marcy Syms Revocable Living Trust and the Backstop Parties, as such agreement may be further amended or modified in accordance with its terms.

Backstop Parties means those parties named as Backstop Parties in the Backstop Agreement.

Business Day means any day that is a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

Common Stock means the shares of common stock of the Company, par value $0.05 per share.

Company means Syms Corp., a New Jersey corporation.

Debtors means the Company, Filene’s Basement, LLC, Syms Clothing, Inc. and Syms Advertising Inc.

Effective Date means the date the Plan becomes effective.

Eligible Holder means any holder of Common Stock as of the Record Date, including the Backstop Parties but excluding Ms. Marcy Syms, the Laura Merns Living Trust and the Marcy Syms Revocable Living Trust, that (a) has submitted to the Subscription Agent on or prior to the Accredited Investor Deadline a properly completed Accredited Investor Questionnaire certifying

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that such holder is an Accredited Investor and (b) the Company determines is an Accredited Investor.

Initial Shares has the meaning set forth in Section 2.

Offered Shares means 10,040,160  shares of Common Stock to be offered to Eligible Holders in the Rights Offering.

Plan means the Second Amended Joint Plan of Reorganization of Syms Corp. and Its Subsidiaries filed with the United States Bankruptcy Court for the District of Delaware on July 13, 2012, as such plan of reorganization may be amended or modified from time to time in accordance with its terms.

Pro Rata Share means:

 (x) in the case of the Offered Shares, the number of Offered Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Offered Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date; and

(y) in the case of the Aggregate Unsubscribed Shares, the number of Aggregate Unsubscribed Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Aggregate Unsubscribed Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date.

Purchase Price means $2.49 per share.

Record Date means July 12, 2012 at 5:00 p.m. New York City time.

Rights Offering means the offering to Eligible Holders of the opportunity to subscribe for Offered Shares at the Purchase Price.

Subscription Agent means Kurtzman Carson Consultants LLC, or any other entity designated as such by the Company, in its capacity as a subscription agent and escrow agent in connection with the Rights Offering.

Subscription Agreement means the agreement to be entered into by and between the Company and an Eligible Holder pursuant to which such Eligible Holder exercises its Subscription Rights.

Subscription Commencement Date means the date on which Subscription Agreements are first sent to Eligible Holders.

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Subscription Expiration Deadline means August 21, 2012, the date by which properly completed Subscription Agreements and the Purchase Price will be required to be delivered to the Subscription Agent as provided in the Subscription Agreements.

Subscription Period means the period beginning on the Subscription Commencement Date and ending on the Subscription Expiration Deadline.

Subscription Rights means the non-transferable, non-certificated subscription rights to purchase Offered Shares in connection with the Rights Offering on the terms and subject to the conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement.

Unsubscribed Shares has the meaning set forth in Section 2.

Unsubscribed Shares Notice has the meaning set forth in Section 2.

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2.	Rights Offering

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreements:

Initial Shares. Each Eligible Holder will be entitled to purchase up to its Pro Rata Share of the Offered Shares at the Purchase Price.  The number of Offered Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Initial Shares”.

Unsubscribed Shares. In addition, each Eligible Holder may subscribe for up to its Pro Rata Share of the Aggregate Unsubscribed Shares at the Purchase Price.  The number of Aggregate Unsubscribed Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Unsubscribed Shares”.

As soon as reasonably practicable, and in no event later than two (2) Business Days, following the Subscription Expiration Deadline, the Company will distribute by e-mail or overnight delivery to each Eligible Holder who elected in its Subscription Agreement to subscribe for any of the Aggregate Unsubscribed Shares a notice (the “Unsubscribed Shares Notice”) setting forth the number of Unsubscribed Shares to be purchased by such Eligible Holder and the aggregate Purchase Price therefor, and the bank account to which such aggregate Purchase Price is to be paid.

ALL SUBSCRIPTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENTS ARE IRREVOCABLE.

Eligible Holders have the right, but not the obligation, to participate in the Rights Offering.

3.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Deadline. Each Eligible Holder intending to purchase Common Stock in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the instructions included with the Subscription Agreements (consistent herewith, including as described in Section 5 hereof) on or prior to the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

4.	Delivery of Subscription Agreements

Each Eligible Holder may exercise all or any portion of such Eligible Holder’s Subscription Rights, but the exercise of any Subscription Rights will be irrevocable. In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription

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Commencement Date, the Subscription Agent will send a Subscription Agreement to each Eligible Holder, together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Agreement and the payment of the applicable Purchase Price for its Initial Shares.

5.	Exercise of Subscription Rights

In order to validly exercise Subscription Rights, each Eligible Holder must:

(a)           return a duly completed Subscription Agreement to the Subscription Agent so that such Subscription Agreement is actually received by the Subscription Agent on or before the Subscription Expiration Deadline;

(b)           at the same time it returns its Subscription Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the applicable Purchase Price for its Initial Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included with the Subscription Agreement; and

(c)           within six (6) Business Days following the distribution of the Unsubscribed Share Notice by e-mail or overnight delivery, pay the applicable Purchase Price for its Unsubscribed Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included in the Unsubscribed Share Notice.

In the event that funds received by the Subscription Agent in payment for such Eligible Holder’s Initial Shares or Unsubscribed Shares are less than the Purchase Price for such shares, the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, deemed to be purchased by the Eligible Holder will be the lesser of (i) the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, requested by such Eligible Holder and (ii) a number determined by dividing the amount of such funds received by the Purchase Price.

The payments of cash made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a segregated escrow account until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such funds for any other purpose prior to such Effective Date and may not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

6.	Transfer Restriction; Revocation

The Subscription Rights are not transferable. Any transfer or attempted transfer of the Subscription Rights will be null and void, and no purported transferee will be treated as the holder of any Subscription Rights. Once an Eligible Holder has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

7.	Return of Payment

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If the Rights Offering is not consummated, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable after the earlier of (a) the Subscription Expiration Deadline and (b) the date on which the Rights Offering is terminated.

In the event that the Subscription Agent receives more funds from an Eligible Holder than the aggregate Purchase Price for such Eligible Holder’s Initial Shares and Unsubscribed Shares, then such funds, to the extent of such overpayment, will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable.

8.	Rights Offering Backstop

On the terms and subject to the conditions set forth in the Backstop Agreement, each of the Backstop Parties has agreed, severally and not jointly, to subscribe for and purchase its respective Pro Rata Share of the Offered Shares and the Aggregate Unsubscribed Shares and its respective share of any and all other Aggregate Unsubscribed Shares not purchased by the other Eligible Holders in the Rights Offering.

9.	Settlement of the Rights Offering and Distribution of the Offered Shares

On the Effective Date (or as soon as reasonably practicable thereafter), the Company’s transfer agent will distribute the Offered Shares purchased by each Eligible Holder that has properly exercised its Subscription Rights in accordance with the delivery instructions set forth in such Eligible Holder’s Subscription Agreement.

10.	Fractional Shares

No fractional shares will be issued in the Rights Offering or pursuant to the Backstop Agreement. All share allocations (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be calculated to one decimal place and rounded down to the closest whole share.

11.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be determined by the Company, whose good faith determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Agreements will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines. The Company is not obligated to give notice to any Eligible Holder regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant. In addition, the Company may permit any such defect or irregularity to be cured within such time as it may determine in good faith to be appropriate.

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Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and Plan for information relating to the Debtors and risk factors to be considered.

12.	Modification of Procedures

The Company reserves the right to modify or adopt additional procedures to effectuate the Rights Offering and to issue the Offered Shares. In so doing, the Company may execute and enter into agreements and take further action that the Company determines are necessary and appropriate to effect and implement the Rights Offering and the issuance of the Offered Shares.

13.	Inquiries And Transmittal of Documents; Subscription Agent

The instructions included with the Subscription Agreement should be carefully read and strictly followed.

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number:

(877) 833-4150

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Eligible Holder electing to exercise its Subscription Rights and not the Company, the Subscription Agent, the Backstop Parties or any other Eligible Holder.

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Accredited Investors Subscription Agreement

SYMS CORP.

SUBSCRIPTION AGREEMENT

Copy # ______

NOTICES

THIS SUBSCRIPTION AGREEMENT HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE BENEFIT OF SELECTED ELIGIBLE HOLDERS IN CONNECTION WITH THE PRIVATE PLACEMENT OF SECURITIES OF SYMS CORP. OR A SUCCESSOR (THE "COMPANY") PURSUANT TO THE CHAPTER 11 PLAN OF REORGANIZATION OF THE COMPANY AND ITS SUBSIDIARIES THAT COMMENCED JOINTLY ADMINISTERED CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS SUCH TERM IS HEREINAFTER DEFINED) (THE "CHAPTER 11 PLAN").  ANY REPRODUCTION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT, OR RETRANSMITTAL OF ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.  THIS SUBSCRIPTION AGREEMENT, INCLUDING ALL COPIES HEREOF, MUST BE RETURNED TO THE COMPANY IF REQUESTED.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY.  NONE OF THE FOREGOING AUTHORITIES HAVE PASSED UPON, OR ENDORSED THE MERITS OF, THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES.  THE SECURITIES WILL BE OFFERED AND SOLD PURSUANT TO THE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE AND SECTION 4(2) OF THE SECURITIES ACT AND/OR REGULATION D PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE OR NON-U.S. SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THIS SUBSCRIPTION AGREEMENT IS NOT AN OFFER TO SELL TO OR A SOLICITATION OF AN OFFER TO BUY FROM, NOR WILL ANY SECURITIES BE OFFERED OR SOLD TO, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED, IN WHOLE OR IN PART, EXCEPT BOTH (A) AS PERMITTED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THERE IS NO OBLIGATION ON THE

PART OF THE COMPANY OR ANY OTHER PERSON TO REGISTER THE SECURITIES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS.

THE COMPANY MAKES NO REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE SECURITIES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS AGENTS, OFFICERS OR REPRESENTATIVES, AS LEGAL OR TAX ADVICE.  EACH OFFEREE SHOULD CONSULT HIS OWN ADVISORS AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE COMPANY.

AS A PURCHASER OF THE SECURITIES IN A PRIVATE PLACEMENT NOT REGISTERED UNDER THE SECURITIES ACT, EACH INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT THE ECONOMIC RISK OF THE INVESTMENT MUST BE BORNE FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  IT IS SPECULATIVE AND SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT.  FURTHER, THIS INVESTMENT SHOULD ONLY BE MADE BY THOSE WHO UNDERSTAND OR HAVE BEEN ADVISED WITH RESPECT TO THE TAX CONSEQUENCES OF AND RISK FACTORS ASSOCIATED WITH THE INVESTMENT AND WHO ARE ABLE TO BEAR THE SUBSTANTIAL ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THEREFORE, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO RETAIN OWNERSHIP OF THE SECURITIES AND TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA INVESTORS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES ACT.  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT WITH THE FLORIDA DIVISION OF SECURITIES AND INVESTOR PROTECTION.  IN ADDITION, THE FLORIDA SECURITIES ACT PROVIDES THAT WHERE SALES ARE MADE TO 5 OR MORE FLORIDA INVESTORS, ALL FLORIDA INVESTORS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA PURCHASER TO SEND A LETTER OR TELEGRAM TO THE ISSUER WITHIN SUCH THREE DAY PERIOD, STATING THAT THE PURCHASER IS VOIDING AND RESCINDING THE PURCHASE.  IF A PURCHASER SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.  HOWEVER, THIS RIGHT IS NOT AVAILABLE TO ANY PURCHASER WHO IS A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, SECURITIES DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER), PENSION OR PROFIT-SHARING TRUST OR QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT).

NOTICE TO NEW HAMPSHIRE INVESTORS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

SUBSCRIPTION AGREEMENT

Subscription Agreement (this "Agreement"), by and between Syms Corp., a New Jersey corporation (including any successor as contemplated by the Plan (as defined below), the "Company"), and the undersigned (the "Subscriber"), shall be deemed executed as of the date the Company executes this Agreement.

WHEREAS, on November 2, 2011, each of the Company and its subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

WHEREAS, on July 13, 2012, the Debtors and the Official Committee of Syms Corp. Equity Security Holders filed and co-proposed the Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries (the "Plan");

WHEREAS, pursuant to the Plan, each Eligible Holder has been granted Subscription Rights entitling such Eligible Holder to purchase up to its Pro Rata Share of the Offered Shares and its Pro Rata Share of the Aggregate Unsubscribed Shares, as calculated in accordance with the Rights Offering Procedures and subject to reduction as described in Section 2 of the Rights Offering Procedures;

WHEREAS, the Subscriber has certified that it is an Eligible Holder and held on the Record Date the number of shares of Common Stock set forth on Item 1 of Schedule I;

WHEREAS, the Subscriber wishes to subscribe to purchase Offered Shares as set forth herein on the terms and subject to the conditions of the Rights Offering and in accordance with the Plan; and

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings given in the Rights Offering Procedures attached hereto as Exhibit A (the "Rights Offering Procedures").

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber and the Company hereby represent and agree as follows:

1.           SUBSCRIPTION.

(a)          The Subscriber hereby agrees to subscribe for that number of shares of Common Stock set forth on Item 3 (the “Initial Shares”) and Item 4 (subject to a pro rata reduction as provided in the Rights Offering Procedures, the “Unsubscribed Shares”, and together with the Initial Shares the "Shares") of Schedule I.  The Subscriber will pay to the Subscription Agent the applicable Purchase Price set forth in Item 5 of Schedule I, (i) in the case of its Initial Shares (Item 3), at the time it returns this Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline and (ii) in the case of its Unsubscribed Shares (Item 4), the aggregate Purchase Price for the Subscriber's Unsubscribed Shares, in no event later than six (6) Business Days after the Determination Date (as defined below)(the "Unsubscribed Shares Payment Deadline"), in each case by wire transfer of immediately available funds in accordance with the instructions included on Schedule I or in the Unsubscribed Shares Notice (as defined below).

(b)          As soon as reasonably practicable, and in no event later than two (2) Business Days following the Subscription Expiration Deadline, the Company shall distribute by e-mail or overnight delivery to each Eligible Holder who has subscribed for any of the Aggregate Unsubscribed Shares a notice setting forth the number of such Eligible Holder’s Unsubscribed Shares and the aggregate Purchase Price therefor (the "Unsubscribed Shares Purchase Price") to be purchased by such Eligible Holder and the bank account to which the Unsubscribed Shares Purchase Price is to be paid (an "Unsubscribed Shares Notice") (the date of receipt of such Unsubscribed Shares Notice, the "Determination Date").

(c)          In the event that funds received by the Subscription Agent in payment for the Subscriber’s Initial Shares in accordance with the instructions provided with this Agreement are less than the Initial Shares Purchase Price (as set forth on Schedule I), the number of Initial Shares deemed to be purchased by the Subscriber pursuant to this Agreement will be the lesser of (i) the number of Initial Shares set forth set forth in Item 3 on Schedule I and (ii) a number determined by dividing the amount of such funds received in accordance with the instructions included with this Agreement by the Purchase Price.  Any Initial Shares subscribed for but eliminated from the number of Initial Shares deemed purchased, pursuant to the previous sentence, shall be deemed part of the Aggregate Unsubscribed Shares.

(d)          In the event that funds received by the Subscription Agent in payment for the Subscriber's Unsubscribed Shares as of the Unsubscribed Shares Payment Deadline are less than the Unsubscribed Shares Purchase Price set forth in the applicable Unsubscribed Shares Notice, the number of Unsubscribed Shares deemed to be purchased by the Subscriber pursuant to this Agreement will be the lesser of (i) the number of Unsubscribed Shares set forth on Schedule I and (ii) a number determined by dividing the amount of such funds received on or prior to the Unsubscribed Shares Payment Deadline by the Purchase Price.  Any of the Subscriber's Unsubscribed Shares subscribed for but eliminated from the number of

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Unsubscribed Shares deemed purchased by the Subscriber, pursuant to the previous sentence, shall be purchased by the Backstop Parties pursuant to the Backstop Agreement.

(e)          In the event that the Subscription Agent receives more funds from the Subscriber than the aggregate Purchase Price for the Subscriber's Initial Shares or Unsubscribed Shares, then such funds, to the extent of such overpayment, will be returned, without interest, to the Subscriber as soon as reasonably practicable after the Determination Date.

(f)           The closing of the issuance of Shares contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on the Effective Date.  The date on which the Closing occurs is the "Closing Date."

(g)          The Subscriber understands and acknowledges that:

(i)         The Shares purchased pursuant hereto will be initially issued in the name of the Subscriber, a controlled Affiliate of the Subscriber or a Related Fund, as indicated on Schedule I.

(ii)        This Agreement contains its irrevocable firm commitment, subject only to the terms and conditions of this Agreement and the Rights Offering, to purchase the Shares, subject to pro rata adjustment as provided for in this Agreement and in the Rights Offering Procedures.

(iii)        Except to the extent provided in this Agreement, the Company makes no representation or warranty in connection with the purchase of the Shares.

(iv)        No federal or state agency has made or will make any finding or determination as to the adequacy or accuracy of any information provided to the Subscriber in connection with its consideration of its investment in the Shares or as to the fairness of this private placement for investment, nor any recommendation or endorsement of the Shares.

(h)           The Subscriber understands and acknowledges that the Company will be relying on representations, warranties and agreements made by the Subscriber to the Company, and the covenants agreed to by the Subscriber, herein.  The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to determine its eligibility to purchase the Shares.  If there is any change in any of the information provided by the Subscriber, or if any of the Subscriber's representations and warranties becomes inaccurate in any respect, the Subscriber will immediately furnish such revised or corrected information to the Company.

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(i)           The Subscriber understands and acknowledges that the subscription for the Shares contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion, without liability to the Company.  The Subscriber also understands and acknowledges that all calculations, including the calculation of the Subscriber's or any other Eligible Holder's Initial Shares and Unsubscribed Shares, shall be finally determined by the Company.

2.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)          The Company represents and warrants to the Subscriber as of the date hereof as follows:

(i)         The Company is, as of the date hereof, a corporation duly organized and validly existing under the laws of the State of New Jersey.  As of the Effective Date, the Company will be a corporation duly organized and validly existing under the laws of the state of Delaware.

(ii)        Subject to the entry of the confirmation order relating to the Plan and occurrence of the Closing, (A) the Company will have the requisite corporate power and authority to execute and deliver this Agreement, (B) this Agreement and the consummation by the Company of the transactions contemplated hereby will have been duly authorized by all requisite corporate action and (C) this Agreement will have been duly and validly executed and delivered by the Company and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii)        The Shares, when issued in accordance with the provisions hereof, will be validly issued by the Company, and will represent fully paid and nonassessable shares of the Company.

(iv)        Except for the representations and warranties contained in this Section 2, none of the Company and any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any other information provided to the Subscriber.  Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Subscriber or any other Person resulting from the distribution to the Subscriber, or use by the Subscriber of, any such information, including any information, documents, projections, forecasts or other material made available to the Subscriber, unless any such information is included in a representation or warranty contained in this Section 2.

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3.           REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

The Subscriber represents and warrants to the Company as of the date hereof as follows:

(a)          The Subscriber is an Eligible Holder and held on the Record Date the number of shares of Common Stock set forth on Item 1 of Schedule I.  Any information which the Subscriber has heretofore furnished to the Company or any agent of the Company, with respect to the Subscriber, including the information in the Accredited Investor Questionnaire, is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to its purchase of the Shares, or at any time thereafter, the Subscriber will immediately furnish, in writing, such revised or corrected information to the Company.

(b)          The Subscriber has the requisite corporate or individual power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all requisite action.  This Agreement has been duly and validly executed and delivered by Subscriber and constitutes the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.  Except to the extent Subscriber is an individual, Subscriber is a duly organized entity validly existing under the laws of the jurisdiction of its incorporation or formation.

(c)          Except as provided under applicable state securities laws, this subscription is and shall be irrevocable, except that the Subscriber shall have no obligation hereunder if this Agreement is for any reason rejected or this offering is for any reason cancelled.

(d)          The Subscriber understands that the Shares have not been registered under the Securities Act nor qualified under any state securities laws and that the Shares are being offered and sold pursuant to an exemption from such registration and qualification requirements based in part upon the Subscriber's representations contained herein.

(e)          The Subscriber has read and understands this Agreement, the Plan and the Disclosure Statement and understands the terms and conditions herein and therein and the risks associated with the Company and its business as described in the Disclosure Statement.

(f)           The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement, and it is able to bear the economic risk of an investment in the Company.  The Subscriber has sufficient financial resources available to support the loss of all or a portion of its investment in the Company, and has no need for liquidity in its investment in the Company.

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(g)          The Subscriber recognizes that there is no obligation on the part of the Company or any other Person to register the Shares under the Securities Act or any other securities laws.  The Subscriber understands that it must bear the economic risk of this investment indefinitely unless its Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Shares is qualified under applicable state securities laws or an exemption from such qualification is available.  The Subscriber further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Subscriber to Transfer all or part of its Shares, in the amounts or at the times the Subscriber might propose.

(h)          The Subscriber is acquiring the Shares solely for its own account for investment and neither with a view toward, nor any present intention of, Transferring the Shares.  No other Person has any right with respect to or interest in the Shares to be purchased by the Subscriber, nor has the Subscriber agreed to give any Person any such interest or right in the future.

(i)           No finder's fee or other similar fee is payable to any third party in connection with the Subscriber's investment in the Company.  Should such a fee be payable to any third party, such fee is payable in its entirety by the Subscriber and not by the Company or any of its affiliates.

(j)           The Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act and that the Accredited Investor Questionnaire previously completed by the Subscriber sets forth a true, correct and complete statement of the Subscriber's accredited investor status.

(k)          No third-party consents or approvals are required to be obtained, made or given in order to permit the Subscriber to execute and deliver this Agreement and to perform its obligations hereunder.

(l)           Neither the execution and delivery of this Agreement by the Subscriber nor the consummation of any of the transactions contemplated hereby will violate or conflict with, or result in a breach of, or constitute a default under (whether upon notice or the passage of time or both) any (i) contract to which the Subscriber is a party or (ii) applicable laws, regulations, orders, judgments and decrees.

(m)         Other than as set forth in this Agreement, the Subscriber is not relying upon any other information, representation or warranty by the Company.  The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber's own advisors as to the financial, tax, legal and related matters concerning an investment in the Shares

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and on that basis believes that an investment in the Shares is suitable and appropriate for the Subscriber.

(n)          The foregoing representations and warranties will be true on the date hereof and as of the Closing Date and will survive delivery of this Agreement.  If any of such representations and warranties is not true prior to acceptance of this Agreement by the Company or prior to the Closing Date, the Subscriber will give written notice of such fact to the Company, specifying which representations and warranties are not true and the reasons therefor.

4.           SUBSCRIBER ACKNOWLEDGMENTS.

The Subscriber further acknowledges the following as of the date hereof and as of the Closing Date:

(a)          The Disclosure Statement contains projections.  The projections are subjective in many respects and are based on expectations, estimates, opinions and beliefs of the Company's management with respect to its financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company's control.  Accordingly, there can be no assurance that the estimates and assumptions made in preparing the projections will prove accurate or that the forecasts will be realized.  In addition, the projections do not and cannot take into account such factors as general economic conditions, unforeseen changes and developments in available technologies and products, the entry into the Company's market of significant additional competitors, natural disasters, the terms and conditions of future financings of the Company, and other risks inherent to the business of the Company.  While management believes that the projections reflect the possible future results of the Company's operations, such results cannot be guaranteed.  The Subscriber acknowledges that it is prepared for the substantial economic risks involved in the purchase of the Shares, including the total loss of its investment.  The Company will not be under any duty to update the projections included in the Disclosure Statement prior to or after the Closing Date.

(b)          The Subscriber understands that the Shares and any certificates therefor will bear a restrictive legend in substantially the following form, in addition to any legend imposed or required by the Company's organizational documents or other applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE

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SECURITIES ACT AND SUCH THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREUNDER.

The Subscriber may present the certificate evidencing the Shares bearing such legend to the Company's transfer agent for the Shares for exchange for one or more new certificates not bearing such legend or for Transfer to a new holder without such legend at such times as (i) such Shares are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder has delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the Shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such Shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

5.           CONDITIONS TO CLOSING.

(a)          Conditions to Each Party's Obligations.  The respective obligations of the Subscriber and the Company to consummate the transactions contemplated by this Agreement are subject to  the occurrence of the Effective Date.

(b)          Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement with the Subscriber are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i)         All representations and warranties of the Subscriber in Section 3 of this Agreement must be true, correct and complete in all respects on the Closing Date;

(ii)         All acknowledgments of the Subscriber in Sections 1 and 4 of this Agreement must be true, correct and complete in all respects on the Closing Date; and

(iii)        Compliance by the Subscriber with the Rights Offering Procedures governing the Rights Offering, including payment by the Subscriber of the Initial Shares Purchase Price and the Unsubscribed Shares Purchase Price.

(c)        Conditions to Obligations of the Subscriber.  The obligations of the Subscriber to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i)         All representations and warranties of the Company in Section 2 of this Agreement must be true and correct in all material respects on the Closing Date; and

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(ii)        Compliance by the Company  with the Rights Offering Procedures governing the Rights Offering.

6.           TERMINATION.

This Agreement will terminate automatically upon the termination of the Backstop Agreement.  In the event this Agreement is terminated, any payments received pursuant to Section 1(a) of this Agreement will be returned within four (4) Business Days to the Subscriber.

7.           INTERPRETATION OF THIS AGREEMENT.

(a)          Terms Defined.  As used in this Agreement, the following terms have the respective meanings set forth below:

"Affiliate":  With respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by agreement, contract, obligation, promise, undertaking or understanding, whether written or oral, or otherwise).

"Bankruptcy Code": Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended, supplemented or otherwise modified from time to time.

"Disclosure Statement":  The disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the United States Bankruptcy Court for the District of Delaware pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

"Person":  An individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

"Related Fund": With respect to the Subscriber, any fund, account or investment vehicle that is controlled or managed by (a) the Subscriber, (b) a controlled Affiliate of the Subscriber or (c) the same investment manager or advisor as the Subscriber or an Affiliate of such investment manager or advisor.

"Securities Act":  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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"Transfer":  Any resale, sale, assignment, pledge, hypothecation, distribution or other disposition or encumbrance.

(b)          Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person.

(c)          Governing Law; Jurisdiction.  THIS AGREEMENT, AND ALL CLAIMS ARISING OUT OF OR RELATING THERETO, WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  THE SUBSCRIBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

(d)          Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and should not be deemed to constitute a part thereof.

(e)          Construction.  This Agreement has been freely and fairly negotiated between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  The words "include", "includes", and "including" will be deemed to be followed by "without limitation."  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

8.           MISCELLANEOUS.

(a)          Notices.

(i)         The Subscriber acknowledges that a completed and signed copy of this Agreement, together with payment of the Initial Shares Purchase Price, must be received by the Subscription Agent in accordance with the instructions included herewith prior to the Subscription Expiration Deadline for the subscription contemplated hereby to be valid.

(ii)        Except as otherwise provided in this Agreement, following execution of this Agreement, all demands, notices, requests, consents and other communications

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under this Agreement must be in writing, sent contemporaneously to all of the notice parties set forth below and deemed given when delivered, if delivered by hand or upon confirmation of transmission, if delivered by facsimile, or if no response to the effect that an email cannot be delivered to the sender is received within 2 hours, if delivered by email, during standard business hours (from 8:00 A.M. to 6:00 P.M. at the place of receipt) at the addresses and facsimile numbers set forth below:

(A)        if to the Subscriber, at his or her address or facsimile number shown on Schedule I, or at such other address or facsimile number as the Subscriber may have furnished the Company in writing; and

(B)        if to the Company, at (or at such other address or facsimile number as it may have furnished in writing to the Subscriber):

Syms Corp.
One Syms Way
Secaucus, New Jersey 07094
Attn: Laura Brandt
Facsimile: 201-902-9270
laurabrandt@syms.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher and Flom LLP
4 Times Square
New York, New York 10036
Attn: Jay Goffman and Mark McDermott
Facsimile: 212-735-2000
jay.goffman@skadden.com; mark.mcdermott@skadden.com

(b)          Expenses and Taxes.  The Company will pay, and hold the Subscriber harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or acquisition of the securities pursuant to this Agreement.

(c)          Reproduction of Documents.  This Agreement and all documents relating hereto may not be reproduced or distributed by the Subscriber without the prior written consent of the Company.

(d)          Assignment; Successors.  This Agreement is not assignable by the Subscriber without the prior written consent of the Company.  This Agreement and the rights,

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powers and duties set forth herein will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

(e)          Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the matters covered herein.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Subscriber.

(f)          Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance is held to be invalid by any court of competent jurisdiction, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid will not be affected thereby.

(g)          Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

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Please indicate your acceptance and approval of the foregoing in the space provided below.

SYMS CORP.

Name:
Title:

ACCEPTED AND APPROVED

as of the ____ day of _________________________, 2012

SUBSCRIBER:
(Please provide full legal name)

Signature:

Name of Signatory:

Title:

Address:

City:	State:

Postal Code:

Country:

Telephone:	Facsimile:

Email Address:

If Non-U.S. holder, check here and attach W-8: □ Non-U.S. holder

SCHEDULE I

Name and Address of Subscriber
Name:	Telephone:
Address:	Facsimile:
Email:

If Not Subscriber, Name of Controlled Affiliate or Related Fund in Whose Name Shares Should be Issued:
			(Please provide full legal name)

Item 1. Number of Shares of Common Stock Held as of the Record Date:
Item 2. Calculation of Pro Rata Share for Initial Shares:
10,040,160 ______________ Number of Offered Shares	x	[_______________] [Shares Held as of the Record Date (Item 1 above)÷ [Number of Shares Held as of the Record Date by All Eligible Holders]]	(rounded down to the nearest whole Share)	=
Item 3. Number of Initial Shares (Number of Offered Shares Subscriber Elects to Subscribe for (a whole number not to exceed amount calculated in Item 2)):

Item 4.  Number of Unsubscribed Shares Subscriber Elects to Subscribe for (a whole number), subject to adjustment as provided in the Rights Offering Procedures (i.e., enter the maximum number of Unsubscribed Shares that you would like to buy should they become available, understanding that you will be limited to your Pro Rata Share of whatever Aggregate Unsubscribed Shares are actually available):

Item 5.  Purchase Price.  By filling in the following blanks, you are agreeing to purchase the number of Offered Shares specified below at a purchase price of $2.49 per share, on the terms and subject to the conditions set forth in the Plan and this Agreement.  The number of Unsubscribed Shares to be purchased is subject to pro rata reduction as provided in the Rights Offering Procedures.

___________________________ Number of Initial Shares (Item 3)		X	$2.49	=	__________________________ Initial Shares Purchase Price
___________________________ Number of Unsubscribed Shares (Item 4 as adjusted to reflect a pro rata reduction as provided in the Rights Offering Procedures)		X	$2.49	=	_________________________ Unsubscribed Shares Purchase Price

Payment of the Initial Shares Purchase Price shall be made by wire transfer of immediately available funds in accordance with the instructions set forth below.

Payment of the Unsubscribed Shares Purchase Price shall not be made until the Subscriber receives the Unsubscribed Shares Notice setting forth its actual allocation of Unsubscribed Shares.

Name of Account:	Computershare Inc AAF for KCC Client Funding Syms Corp.
Bank Account No.:	4426855330
Bank Name:	Bank of America
Bank Location:	New York
Routing Number:	026009593
Special Instructions:	Reference "Funding for Syms Corp. Rights Offering"

PLEASE NOTE: NO SUBSCRIPTION WILL BE VALID UNLESS THE SUBSCRIPTION AGREEMENT IS VALIDLY SUBMITTED ON OR BEFORE THE SUBSCRIPTION EXPIRATION DEADLINE AND PAYMENT OF YOUR INITIAL SHARES PURCHASE PRICE IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE SUBSCRIPTION EXPIRATION DEADLINE, AUGUST 21, 2012.

PLEASE MAIL OR DELIVER YOUR COMPLETED SUBSCRIPTION FORM TO:

SYMS CORP. RIGHTS OFFERING PROCESSING
C/O KURTZMAN CARSON CONSULTANTS LLC
599 LEXINGTON AVENUE, 39TH FLOOR
NEW YORK, NY 10022
TELEPHONE: 917-281-4800

SUBSCRIPTION FORMS WILL NOT BE ACCEPTED VIA ELECTRONIC MEANS.

Exhibit A

Rights Offering Procedures

RIGHTS OFFERING PROCEDURES

1.	Defined Terms

Accredited Investor has the meaning set forth in Rule 501(a) promulgated under the Securities Act of 1933.

Accredited Investor Deadline means 5:00 p.m. (prevailing Eastern Time) on August 6, 2012.

Accredited Investor Order means the order (a) authorizing the Company to distribute the Accredited Investor Questionnaire, (b) approving procedures related to such distribution and (c) setting a record date for the Rights Offering, entered by the United States Bankruptcy Court for the District of Delaware on July 9, 2012.

Accredited Investor Questionnaire means a questionnaire in substantially the form approved by the Accredited Investor Order.

Aggregate Unsubscribed Shares means any Offered Shares that are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Offered Shares.

Backstop Agreement means that certain Equity Commitment Agreement dated as of July 13, 2012, by and among the Company, Ms. Marcy Syms, the Laura Merns Living Trust, the Marcy Syms Revocable Living Trust and the Backstop Parties, as such agreement may be further amended or modified in accordance with its terms.

Backstop Parties means those parties named as Backstop Parties in the Backstop Agreement.

Business Day means any day that is a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

Common Stock means the shares of common stock of the Company, par value $0.05 per share.

Company means Syms Corp., a New Jersey corporation.

Debtors means the Company, Filene’s Basement, LLC, Syms Clothing, Inc. and Syms Advertising Inc.

Effective Date means the date the Plan becomes effective.

Eligible Holder means any holder of Common Stock as of the Record Date, including the Backstop Parties but excluding Ms. Marcy Syms, the Laura Merns Living Trust and the Marcy Syms Revocable Living Trust, that (a) has submitted to the Subscription Agent on or prior to the Accredited Investor Deadline a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) the Company determines is an Accredited Investor.

Initial Shares has the meaning set forth in Section 2.

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Offered Shares means 10,040,160  shares of Common Stock to be offered to Eligible Holders in the Rights Offering.

Plan means the Second Amended Joint Plan of Reorganization of Syms Corp. and Its Subsidiaries filed with the United States Bankruptcy Court for the District of Delaware on July 13, 2012, as such plan of reorganization may be amended or modified from time to time in accordance with its terms.

Pro Rata Share means:

(x) in the case of the Offered Shares, the number of Offered Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Offered Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date; and

(y) in the case of the Aggregate Unsubscribed Shares, the number of Aggregate Unsubscribed Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Aggregate Unsubscribed Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date.

Purchase Price means $2.49 per share.

Record Date means July 12, 2012 at 5:00 p.m. New York City time.

Rights Offering means the offering to Eligible Holders of the opportunity to subscribe for Offered Shares at the Purchase Price.

Subscription Agent means Kurtzman Carson Consultants LLC, or any other entity designated as such by the Company, in its capacity as a subscription agent and escrow agent in connection with the Rights Offering.

Subscription Agreement means the agreement to be entered into by and between the Company and an Eligible Holder pursuant to which such Eligible Holder exercises its Subscription Rights.

Subscription Commencement Date means the date on which Subscription Agreements are first sent to Eligible Holders.

Subscription Expiration Deadline means August 21, 2012, the date by which properly completed Subscription Agreements and the Purchase Price will be required to be delivered to the Subscription Agent as provided in the Subscription Agreements.

Subscription Period means the period beginning on the Subscription Commencement Date and ending on the Subscription Expiration Deadline.

Subscription Rights means the non-transferable, non-certificated subscription rights to purchase Offered Shares in connection with the Rights Offering on the terms and subject to the

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conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement.

Unsubscribed Shares has the meaning set forth in Section 2.

Unsubscribed Shares Notice has the meaning set forth in Section 2.

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2.	Rights Offering

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreements:

Initial Shares. Each Eligible Holder will be entitled to purchase up to its Pro Rata Share of the Offered Shares at the Purchase Price.  The number of Offered Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Initial Shares”.

Unsubscribed Shares. In addition, each Eligible Holder may subscribe for up to its Pro Rata Share of the Aggregate Unsubscribed Shares at the Purchase Price.  The number of Aggregate Unsubscribed Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Unsubscribed Shares”.

As soon as reasonably practicable, and in no event later than two (2) Business Days, following the Subscription Expiration Deadline, the Company will distribute by e-mail or overnight delivery to each Eligible Holder who elected in its Subscription Agreement to subscribe for any of the Aggregate Unsubscribed Shares a notice (the “Unsubscribed Shares Notice”) setting forth the number of Unsubscribed Shares to be purchased by such Eligible Holder and the aggregate Purchase Price therefor, and the bank account to which such aggregate Purchase Price is to be paid.

ALL SUBSCRIPTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENTS ARE IRREVOCABLE.

Eligible Holders have the right, but not the obligation, to participate in the Rights Offering.

3.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Deadline. Each Eligible Holder intending to purchase Common Stock in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the instructions included with the Subscription Agreements (consistent herewith, including as described in Section 5 hereof) on or prior to the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

4.	Delivery of Subscription Agreements

Each Eligible Holder may exercise all or any portion of such Eligible Holder’s Subscription Rights, but the exercise of any Subscription Rights will be irrevocable. In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Subscription Agent will send a Subscription Agreement to each Eligible Holder, together with appropriate instructions for the proper completion,

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due execution and timely delivery of the Subscription Agreement and the payment of the applicable Purchase Price for its Initial Shares.

5.	Exercise of Subscription Rights

In order to validly exercise Subscription Rights, each Eligible Holder must:

(a)           return a duly completed Subscription Agreement to the Subscription Agent so that such Subscription Agreement is actually received by the Subscription Agent on or before the Subscription Expiration Deadline;

(b)           at the same time it returns its Subscription Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the applicable Purchase Price for its Initial Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included with the Subscription Agreement; and

(c)           within six (6) Business Days following the distribution of the Unsubscribed Share Notice by e-mail or overnight delivery, pay the applicable Purchase Price for its Unsubscribed Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included in the Unsubscribed Share Notice.

In the event that funds received by the Subscription Agent in payment for such Eligible Holder’s Initial Shares or Unsubscribed Shares are less than the Purchase Price for such shares, the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, deemed to be purchased by the Eligible Holder will be the lesser of (i) the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, requested by such Eligible Holder and (ii) a number determined by dividing the amount of such funds received by the Purchase Price.

The payments of cash made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a segregated escrow account until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such funds for any other purpose prior to such Effective Date and may not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

6.	Transfer Restriction; Revocation

The Subscription Rights are not transferable. Any transfer or attempted transfer of the Subscription Rights will be null and void, and no purported transferee will be treated as the holder of any Subscription Rights. Once an Eligible Holder has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

7.	Return of Payment

If the Rights Offering is not consummated, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable after the earlier of (a) the Subscription Expiration Deadline and (b) the date on which the Rights Offering is terminated.

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In the event that the Subscription Agent receives more funds from an Eligible Holder than the aggregate Purchase Price for such Eligible Holder’s Initial Shares and Unsubscribed Shares, then such funds, to the extent of such overpayment, will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable.

8.	Rights Offering Backstop

On the terms and subject to the conditions set forth in the Backstop Agreement, each of the Backstop Parties has agreed, severally and not jointly, to subscribe for and purchase its respective Pro Rata Share of the Offered Shares and the Aggregate Unsubscribed Shares and its respective share of any and all other Aggregate Unsubscribed Shares not purchased by the other Eligible Holders in the Rights Offering.

9.	Settlement of the Rights Offering and Distribution of the Offered Shares

On the Effective Date (or as soon as reasonably practicable thereafter), the Company’s transfer agent will distribute the Offered Shares purchased by each Eligible Holder that has properly exercised its Subscription Rights in accordance with the delivery instructions set forth in such Eligible Holder’s Subscription Agreement.

10.	Fractional Shares

No fractional shares will be issued in the Rights Offering or pursuant to the Backstop Agreement. All share allocations (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be calculated to one decimal place and rounded down to the closest whole share.

11.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be determined by the Company, whose good faith determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Agreements will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines. The Company is not obligated to give notice to any Eligible Holder regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant. In addition, the Company may permit any such defect or irregularity to be cured within such time as it may determine in good faith to be appropriate.

Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and Plan for information relating to the Debtors and risk factors to be considered.

12.	Modification of Procedures

The Company reserves the right to modify or adopt additional procedures to effectuate the Rights Offering and to issue the Offered Shares. In so doing, the Company

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may execute and enter into agreements and take further action that the Company determines are necessary and appropriate to effect and implement the Rights Offering and the issuance of the Offered Shares.

13.	Inquiries And Transmittal of Documents; Subscription Agent

The instructions included with the Subscription Agreement should be carefully read and strictly followed.

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number:

(877) 833-4150

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Eligible Holder electing to exercise its Subscription Rights and not the Company, the Subscription Agent, the Backstop Parties or any other Eligible Holder.

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Backstop Parties Subscription Agreement

SYMS CORP.

SUBSCRIPTION AGREEMENT

Copy # ______

NOTICES

THIS SUBSCRIPTION AGREEMENT HAS BEEN PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR THE BENEFIT OF SELECTED ELIGIBLE HOLDERS IN CONNECTION WITH THE PRIVATE PLACEMENT OF SECURITIES OF SYMS CORP. OR A SUCCESSOR (THE "COMPANY") PURSUANT TO THE CHAPTER 11 PLAN OF REORGANIZATION OF THE COMPANY AND ITS SUBSIDIARIES THAT COMMENCED JOINTLY ADMINISTERED CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (AS SUCH TERM IS HEREINAFTER DEFINED) (THE "CHAPTER 11 PLAN").  ANY REPRODUCTION OR DISTRIBUTION OF THIS SUBSCRIPTION AGREEMENT, OR RETRANSMITTAL OF ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY IS PROHIBITED.  THIS SUBSCRIPTION AGREEMENT, INCLUDING ALL COPIES HEREOF, MUST BE RETURNED TO THE COMPANY IF REQUESTED.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THESE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY.  NONE OF THE FOREGOING AUTHORITIES HAVE PASSED UPON, OR ENDORSED THE MERITS OF, THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES.  THE SECURITIES WILL BE OFFERED AND SOLD PURSUANT TO THE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY SECTION 1145 OF THE BANKRUPTCY CODE AND SECTION 4(2) OF THE SECURITIES ACT AND/OR REGULATION D PROMULGATED THEREUNDER AND IN COMPLIANCE WITH ANY APPLICABLE STATE OR NON-U.S. SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THIS SUBSCRIPTION AGREEMENT IS NOT AN OFFER TO SELL TO OR A SOLICITATION OF AN OFFER TO BUY FROM, NOR WILL ANY SECURITIES BE OFFERED OR SOLD TO, ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, PURCHASE OR SALE WOULD BE UNLAWFUL UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED, IN WHOLE OR IN PART, EXCEPT BOTH (A) AS PERMITTED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THERE IS NO OBLIGATION ON THE

PART OF THE COMPANY OR ANY OTHER PERSON TO REGISTER THE SECURITIES UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAWS.

THE COMPANY MAKES NO REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE SECURITIES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPLICABLE LEGAL INVESTMENT OR SIMILAR LAWS.

PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS AGENTS, OFFICERS OR REPRESENTATIVES, AS LEGAL OR TAX ADVICE.  EACH OFFEREE SHOULD CONSULT HIS OWN ADVISORS AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING AN INVESTMENT IN THE COMPANY.

AS A PURCHASER OF THE SECURITIES IN A PRIVATE PLACEMENT NOT REGISTERED UNDER THE SECURITIES ACT, EACH INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT THE ECONOMIC RISK OF THE INVESTMENT MUST BE BORNE FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE RESOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  IT IS SPECULATIVE AND SUITABLE ONLY FOR PERSONS WHO HAVE SUBSTANTIAL FINANCIAL RESOURCES AND HAVE NO NEED FOR LIQUIDITY IN THIS INVESTMENT.  FURTHER, THIS INVESTMENT SHOULD ONLY BE MADE BY THOSE WHO UNDERSTAND OR HAVE BEEN ADVISED WITH RESPECT TO THE TAX CONSEQUENCES OF AND RISK FACTORS ASSOCIATED WITH THE INVESTMENT AND WHO ARE ABLE TO BEAR THE SUBSTANTIAL ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THEREFORE, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO RETAIN OWNERSHIP OF THE SECURITIES AND TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO FLORIDA INVESTORS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES ACT.  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT WITH THE FLORIDA DIVISION OF SECURITIES AND INVESTOR PROTECTION.  IN ADDITION, THE FLORIDA SECURITIES ACT PROVIDES THAT WHERE SALES ARE MADE TO 5 OR MORE FLORIDA INVESTORS, ALL FLORIDA INVESTORS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT, OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA PURCHASER TO SEND A LETTER OR TELEGRAM TO THE ISSUER WITHIN SUCH THREE DAY PERIOD, STATING THAT THE PURCHASER IS VOIDING AND RESCINDING THE PURCHASE.  IF A PURCHASER SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.  HOWEVER, THIS RIGHT IS NOT AVAILABLE TO ANY PURCHASER WHO IS A BANK, TRUST COMPANY, SAVINGS INSTITUTION, INSURANCE COMPANY, SECURITIES DEALER, INVESTMENT COMPANY (AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER), PENSION OR PROFIT-SHARING TRUST OR QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT).

NOTICE TO NEW HAMPSHIRE INVESTORS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

SUBSCRIPTION AGREEMENT

Subscription Agreement (this "Agreement"), by and between Syms Corp., a New Jersey corporation (including any successor as contemplated by the Plan (as defined below), the "Company"), and the undersigned (the "Subscriber"), shall be deemed executed as of the date the Company executes this Agreement.

WHEREAS, on November 2, 2011, each of the Company and its subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

WHEREAS, on July 13, 2012, the Debtors and the Official Committee of Syms Corp. Equity Security Holders filed and co-proposed the Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries (the "Plan");

WHEREAS, pursuant to the Plan, each Eligible Holder has been granted Subscription Rights entitling such Eligible Holder to purchase up to its Pro Rata Share of the Offered Shares and its Pro Rata Share of the Aggregate Unsubscribed Shares, as calculated in accordance with the Rights Offering Procedures and subject to reduction as described in Section 2 of the Rights Offering Procedures;

WHEREAS, the Subscriber has certified that it is an Eligible Holder and held on the Record Date the number of shares of Common Stock set forth on Item 1 of Schedule I;

WHEREAS, the Subscriber wishes to subscribe to purchase Offered Shares as set forth herein on the terms and subject to the conditions of the Rights Offering and the Backstop Agreement, and in accordance with the Plan; and

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings given in the Rights Offering Procedures attached hereto as Exhibit A (the "Rights Offering Procedures").

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subscriber and the Company hereby represent and agree as follows:

1.           SUBSCRIPTION.

(a)            The Subscriber hereby agrees to subscribe for (i) that number of shares of Common Stock set forth on Item 3 (the "Initial Shares") and Item 4 (subject to adjustment as provided in the Rights Offering Procedures and Section 1.1(b) of the Backstop Agreement, the "Unsubscribed Shares") of Schedule I and (ii) that number of EH Default Shares (as defined in the Backstop Agreement, and together with the Initial Shares and the Unsubscribed Shares the "Shares") allocated to it pursuant to Section 2.1(a) of the Backstop Agreement; provided that the Subscriber’s subscription hereunder shall not exceed its Commitment (as defined in the Backstop Agreement, and subject to the Subscriber’s right to elect  pursuant to the Backstop Agreement to purchase BP Default Shares, as defined in the Backstop Agreement,  in excess of its Commitment).  For the purpose of filling out Schedule I, the number of shares set forth on Item 3 of Schedule I shall equal the Subscriber's Pro Rata Share of the Offered Shares (each as defined in the Backstop Agreement), and the number of shares set forth on Item 4 of Schedule I shall equal the maximum number of Unsubscribed Shares that could be hypothetically purchased with the Subscriber’s Commitment minus the number of shares set forth on Item 3 of Schedule I.  The Subscriber will pay to the Subscription Agent the applicable Purchase Price set forth in Item 5 of Schedule I, (i) in the case of its Initial Shares (Item 3), at the time it returns this Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline and (ii) in the case of its Unsubscribed Shares (Item 4), the aggregate Purchase Price for the Subscriber's Unsubscribed Shares, in no event later than two (2) Business Days after the Subscriber’s receipt of the Unsubscribed Shares Notice (as defined below) (the "Unsubscribed Shares Payment Deadline"), in each case by wire transfer of immediately available funds in accordance with the instructions included on Schedule I or in the Unsubscribed Shares Notice (as defined below).  In the case of its EH Default Shares, the Subscriber shall pay the aggregate Purchase Price in connection with the purchase of the Subscriber's EH Default Shares no later two (2) Business Days after receiving notice from the Company specifying the number of EH Default Shares, by wire transfer of immediately available funds in accordance with the instructions included on Schedule I or in the notice from the Company specifying the number of EH Default Shares.

(b)            As soon as reasonably practicable, and in no event later than two (2) Business Days following the Subscription Expiration Deadline, the Company shall distribute by e-mail or overnight delivery to each Eligible Holder who has subscribed for any of the Aggregate Unsubscribed Shares a notice setting forth the number of such Eligible Holder's Unsubscribed Shares and the aggregate Purchase Price therefor (the "Unsubscribed Shares Purchase Price") to be purchased by such Eligible Holder and the bank account to which the Unsubscribed Shares Purchase Price is to be paid (an "Unsubscribed Shares Notice") (the date of receipt of such Unsubscribed Shares Notice, the "Determination Date").  Within two (2) Business Days of an EH Default (as defined in the Backstop Agreement), the Company will send a notice to the Subscriber, specifying the number of EH Default Shares, which EH Default Shares shall be allocated among each of the Backstop Parties in accordance with Section 2.1(a) of the Backstop Agreement.

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(c)            In the event that the Subscription Agent receives more funds from the Subscriber than the aggregate Purchase Price for the Subscriber's Initial Shares or Unsubscribed Shares, then such funds, to the extent of such overpayment, will be returned, without interest, to the Subscriber as soon as reasonably practicable after the Determination Date.

(d)            The closing of the issuance of Shares contemplated by this Agreement (the "Closing") will take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP on the Effective Date.  The date on which the Closing occurs is the "Closing Date."

(e)            The Subscriber understands and acknowledges that:

(i)           The Shares purchased pursuant hereto will be initially issued in the name of the Subscriber, a controlled Affiliate of the Subscriber or a Related Fund, as indicated on Schedule I.

(ii)          This Agreement contains its irrevocable firm commitment, subject only to the terms and conditions of the Backstop Agreement, this Agreement and the Rights Offering, to purchase the Shares.

(iii)          Except to the extent provided in this Agreement, the Company makes no representation or warranty in connection with the purchase of the Shares.

(iv)         No federal or state agency has made or will make any finding or determination as to the adequacy or accuracy of any information provided to the Subscriber in connection with its consideration of its investment in the Shares or as to the fairness of this private placement for investment, nor any recommendation or endorsement of the Shares.

(f)            The Subscriber understands and acknowledges that the Company will be relying on representations, warranties and agreements made by the Subscriber to the Company, and the covenants agreed to by the Subscriber, herein.  The Subscriber agrees to provide, if requested, any additional information that may reasonably be required to determine its eligibility to purchase the Shares.  If there is any change in any of the information provided by the Subscriber, or if any of the Subscriber's representations and warranties becomes inaccurate in any respect, the Subscriber will immediately furnish such revised or corrected information to the Company.

(g)            The Subscriber understands and acknowledges that the subscription for the Shares contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion, without liability to the Company.  The Subscriber also

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understands and acknowledges that all calculations, including the calculation of the Subscriber's or any other Eligible Holder's Initial Shares and Unsubscribed Shares, shall be finally determined by the Company.

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)            The Company represents and warrants to the Subscriber as of the date hereof as follows:

(i)           The Company is, as of the date hereof, a corporation duly organized and validly existing under the laws of the State of New Jersey.  As of the Effective Date, the Company will be a corporation duly organized and validly existing under the laws of the state of Delaware.

(ii)          Subject to the entry of the confirmation order relating to the Plan and occurrence of the Closing, (A) the Company will have the requisite corporate power and authority to execute and deliver this Agreement, (B) this Agreement and the consummation by the Company of the transactions contemplated hereby will have been duly authorized by all requisite corporate action and (C) this Agreement will have been duly and validly executed and delivered by the Company and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii)          The Shares, when issued in accordance with the provisions hereof, will be validly issued by the Company, and will represent fully paid and nonassessable shares of the Company.

(iv)          Except for the representations and warranties contained in this Section 2, none of the Company and any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any other information provided to the Subscriber.  Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Subscriber or any other Person resulting from the distribution to the Subscriber, or use by the Subscriber of, any such information, including any information, documents, projections, forecasts or other material made available to the Subscriber, unless any such information is included in a representation or warranty contained in this Section 2.

3.             REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

The Subscriber represents and warrants to the Company as of the date hereof as follows:

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(a)           The Subscriber is an Eligible Holder and held on the Record Date the number of shares of Common Stock set forth on Item 1 of Schedule I.  Any information which the Subscriber has heretofore furnished to the Company or any agent of the Company, with respect to the Subscriber, including the information in the Accredited Investor Questionnaire, is correct and complete as of the date of this Agreement and if there should be any material change in such information prior to its purchase of the Shares, or at any time thereafter, the Subscriber will immediately furnish, in writing, such revised or corrected information to the Company.

(b)           The Subscriber has the requisite corporate or individual power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement and the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all requisite action.  This Agreement has been duly and validly executed and delivered by Subscriber and constitutes the valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms.  Except to the extent Subscriber is an individual, Subscriber is a duly organized entity validly existing under the laws of the jurisdiction of its incorporation or formation.

(c)            Except as provided under applicable state securities laws, this subscription is and shall be irrevocable, except that the Subscriber shall have no obligation hereunder if this Agreement is for any reason rejected or this offering is for any reason cancelled.

(d)           The Subscriber understands that the Shares have not been registered under the Securities Act nor qualified under any state securities laws and that the Shares are being offered and sold pursuant to an exemption from such registration and qualification requirements based in part upon the Subscriber's representations contained herein.

(e)           The Subscriber has read and understands this Agreement, the Plan and the Disclosure Statement and understands the terms and conditions herein and therein and the risks associated with the Company and its business as described in the Disclosure Statement.

(f)            The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement, and it is able to bear the economic risk of an investment in the Company.  The Subscriber has sufficient financial resources available to support the loss of all or a portion of its investment in the Company, and has no need for liquidity in its investment in the Company.

(g)           The Subscriber recognizes that there is no obligation on the part of the Company or any other Person to register the Shares under the Securities Act or any other

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securities laws.  The Subscriber understands that it must bear the economic risk of this investment indefinitely unless its Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Shares is qualified under applicable state securities laws or an exemption from such qualification is available.  The Subscriber further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Subscriber to Transfer all or part of its Shares, in the amounts or at the times the Subscriber might propose.

(h)           The Subscriber is acquiring the Shares solely for its own account for investment and neither with a view toward, nor any present intention of, Transferring the Shares.  No other Person has any right with respect to or interest in the Shares to be purchased by the Subscriber, nor has the Subscriber agreed to give any Person any such interest or right in the future.

(i)            No finder's fee or other similar fee is payable to any third party in connection with the Subscriber's investment in the Company.  Should such a fee be payable to any third party, such fee is payable in its entirety by the Subscriber and not by the Company or any of its affiliates.

(j)            The Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act and that the Accredited Investor Questionnaire previously completed by the Subscriber sets forth a true, correct and complete statement of the Subscriber's accredited investor status.

(k)           No third-party consents or approvals are required to be obtained, made or given in order to permit the Subscriber to execute and deliver this Agreement and to perform its obligations hereunder.

(l)            Neither the execution and delivery of this Agreement by the Subscriber nor the consummation of any of the transactions contemplated hereby will violate or conflict with, or result in a breach of, or constitute a default under (whether upon notice or the passage of time or both) any (i) contract to which the Subscriber is a party or (ii) applicable laws, regulations, orders, judgments and decrees.

(m)          Other than as set forth in this Agreement, the Subscriber is not relying upon any other information, representation or warranty by the Company.  The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber's own advisors as to the financial, tax, legal and related matters concerning an investment in the Shares and on that basis believes that an investment in the Shares is suitable and appropriate for the Subscriber.

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(n)           The foregoing representations and warranties will be true on the date hereof and as of the Closing Date and will survive delivery of this Agreement.  If any of such representations and warranties is not true prior to acceptance of this Agreement by the Company or prior to the Closing Date, the Subscriber will give written notice of such fact to the Company, specifying which representations and warranties are not true and the reasons therefor.

4.             SUBSCRIBER ACKNOWLEDGMENTS.

The Subscriber further acknowledges the following as of the date hereof and as of the Closing Date:

(a)           The Disclosure Statement contains projections.  The projections are subjective in many respects and are based on expectations, estimates, opinions and beliefs of the Company's management with respect to its financial condition, business and industry performance, general economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Company's control.  Accordingly, there can be no assurance that the estimates and assumptions made in preparing the projections will prove accurate or that the forecasts will be realized.  In addition, the projections do not and cannot take into account such factors as general economic conditions, unforeseen changes and developments in available technologies and products, the entry into the Company's market of significant additional competitors, natural disasters, the terms and conditions of future financings of the Company, and other risks inherent to the business of the Company.  While management believes that the projections reflect the possible future results of the Company's operations, such results cannot be guaranteed.  The Subscriber acknowledges that it is prepared for the substantial economic risks involved in the purchase of the Shares, including the total loss of its investment.  The Company will not be under any duty to update the projections included in the Disclosure Statement prior to or after the Closing Date.

(b)           The Subscriber understands that the Shares and any certificates therefor will bear a restrictive legend in substantially the following form, in addition to any legend imposed or required by the Company's organizational documents or other applicable securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREUNDER.

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The Subscriber may present the certificate evidencing the Shares bearing such legend to the Company's transfer agent for the Shares for exchange for one or more new certificates not bearing such legend or for Transfer to a new holder without such legend at such times as (i) such Shares are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder has delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the Shares are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such Shares may be sold without registration under the Securities Act, in which event the certificate issued to the transferee will not bear such legend.

5.             CONDITIONS TO CLOSING.

(a)            Conditions to Each Party's Obligations.  The respective obligations of the Subscriber and the Company to consummate the transactions contemplated by this Agreement are subject to  the occurrence of the Effective Date.

(b)            Conditions to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement with the Subscriber are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i)           All representations and warranties of the Subscriber in Section 3 of this Agreement must be true, correct and complete in all respects on the Closing Date;

(ii)          All acknowledgments of the Subscriber in Sections 1 and 4 of this Agreement must be true, correct and complete in all respects on the Closing Date; and

(iii)         Compliance by the Subscriber with the Rights Offering Procedures governing the Rights Offering, including payment by the Subscriber of the Initial Shares Purchase Price and the Unsubscribed Shares Purchase Price.

(c)            Conditions to Obligations of the Subscriber.  The obligations of the Subscriber to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i)           All representations and warranties of the Company in Section 2 of this Agreement must be true and correct in all material respects on the Closing Date; and

(ii)           Compliance by the Company  with the Rights Offering Procedures governing the Rights Offering.

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6.             TERMINATION.

This Agreement will terminate automatically upon the termination of the Backstop Agreement.  In the event this Agreement is terminated, any payments received pursuant to Section 1(a) of this Agreement will be returned within four (4) Business Days to the Subscriber.

7.             INTERPRETATION OF THIS AGREEMENT.

(a)            Terms Defined.  As used in this Agreement, the following terms have the respective meanings set forth below:

"Affiliate":  With respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by agreement, contract, obligation, promise, undertaking or understanding, whether written or oral, or otherwise).

"Bankruptcy Code": Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended, supplemented or otherwise modified from time to time.

"Disclosure Statement":  The disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the United States Bankruptcy Court for the District of Delaware pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

"Person":  An individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

"Related Fund": With respect to the Subscriber, any fund, account or investment vehicle that is controlled or managed by (a) the Subscriber, (b) a controlled Affiliate of the Subscriber or (c) the same investment manager or advisor as the Subscriber or an Affiliate of such investment manager or advisor.

"Securities Act":  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Transfer":  Any resale, sale, assignment, pledge, hypothecation, distribution or other disposition or encumbrance.

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(b)            Directly or Indirectly.  Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person.

(c)            Governing Law; Jurisdiction.  THIS AGREEMENT, AND ALL CLAIMS ARISING OUT OF OR RELATING THERETO, WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  THE SUBSCRIBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

(d)            Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and should not be deemed to constitute a part thereof.

(e)            Construction.  This Agreement has been freely and fairly negotiated between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  The words "include", "includes", and "including" will be deemed to be followed by "without limitation."  Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

8.             MISCELLANEOUS.

(a)            Notices.

(i)           The Subscriber acknowledges that a completed and signed copy of this Agreement, together with payment of the Initial Shares Purchase Price, must be received by the Subscription Agent in accordance with the instructions included herewith prior to the Subscription Expiration Deadline for the subscription contemplated hereby to be valid.

(ii)           Except as otherwise provided in this Agreement, following execution of this Agreement, all demands, notices, requests, consents and other communications under this Agreement must be in writing, sent contemporaneously to all of the notice parties set forth below and deemed given when delivered, if delivered by hand or upon confirmation of

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transmission, if delivered by facsimile, or if no response to the effect that an email cannot be delivered to the sender is received within 2 hours, if delivered by email, during standard business hours (from 8:00 A.M. to 6:00 P.M. at the place of receipt) at the addresses and facsimile numbers set forth below:

(A)         if to the Subscriber, at his or her address or
facsimile number shown on Schedule I, or at such other address or facsimile number as the Subscriber may have furnished the Company in writing; and

(B)         if to the Company, at (or at such other address or facsimile number as it may have furnished in writing to the Subscriber):

Syms Corp.
One Syms Way
Secaucus, New Jersey 07094
Attn: Laura Brandt
Facsimile: 201-902-9270
laurabrandt@syms.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher and Flom LLP
4 Times Square
New York, New York 10036
Attn: Jay Goffman and Mark McDermott
Facsimile: 212-735-2000
jay.goffman@skadden.com; mark.mcdermott@skadden.com

(b)            Expenses and Taxes.  The Company will pay, and hold the Subscriber harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or acquisition of the securities pursuant to this Agreement.

(c)            Reproduction of Documents.  This Agreement and all documents relating hereto may not be reproduced or distributed by the Subscriber without the prior written consent of the Company.

(d)            Assignment; Successors.  This Agreement is not assignable by the Subscriber without the prior written consent of the Company.  This Agreement and the rights, powers and duties set forth herein will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties.

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(e)            Entire Agreement; Amendment and Waiver.  This Agreement and the Backstop Agreement constitute the entire understanding of the parties hereto and supersedes all prior understandings among such parties with respect to the matters covered herein.  This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Subscriber.  In the event of any conflicts between the Backstop Agreement and this Agreement, the Backstop Agreement shall control.

(f)             Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance is held to be invalid by any court of competent jurisdiction, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid will not be affected thereby.

(g)            Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

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Please indicate your acceptance and approval of the foregoing in the space provided below.
SYMS CORP.

Name:
Title:

ACCEPTED AND APPROVED

as of the ____ day of _________________________, 2012

SUBSCRIBER:
(Please provide full legal name)

Signature:

Name of Signatory:

Title:

Address:

City:	State:

Postal Code:

Country:

Telephone:	Facsimile:

Email Address:

If Non-U.S. holder, check here and attach W-8: □ Non-U.S. holder

SCHEDULE I

Name and Address of Subscriber
Name:	Telephone:
Address:	Facsimile:
Email:

If Not Subscriber, Name of Controlled Affiliate or Related Fund in Whose Name Shares Should be Issued:
			(Please provide full legal name)

Item 1. Number of Shares of Common Stock Held as of the Record Date:
Item 2. Calculation of Pro Rata Share for Initial Shares:
10,040,160 ______________ Number of Offered Shares	x	[_______________] [Shares Held as of the Record Date (Item 1 above)÷ [Number of Shares Held as of the Record Date by All Eligible Holders]]	(rounded down to the nearest whole Share)	=
Item 3. Number of Initial Shares (Number of Offered Shares Subscriber Elects to Subscribe for (a whole number not to exceed amount calculated in Item 2)):

Item 4.  Number of Unsubscribed Shares Subscriber Elects to Subscribe for (a whole number), subject to adjustment as provided in the Rights Offering Procedures and Section 1.1(b) of the Backstop Agreement (i.e., enter the maximum number of Unsubscribed Shares that you are required to enter pursuant to Section 1(a) of this Agreement):

Item 5.  Purchase Price.  By filling in the following blanks, you are agreeing to purchase the number of Offered Shares specified below at a purchase price of $2.49 per share, on the terms and subject to the conditions set forth in the Plan and this Agreement.  The number of Unsubscribed Shares to be purchased is subject to adjustment as provided in the Rights Offering Procedures and Section 1.1(b) of the Backstop Agreement.

___________________________ Number of Initial Shares (Item 3)		X	$2.49	=	__________________________ Initial Shares Purchase Price
___________________________ Number of Unsubscribed Shares (Item 4, subject to adjustment as provided in the Rights Offering Procedures and Section 1.1(b) of the Backstop Agreement)		X	$2.49	=	[TO BE PROVIDED BY THE COMPANY] _________________________ Unsubscribed Shares Purchase Price

Payment of the Initial Shares Purchase Price shall be made by wire transfer of immediately available funds in accordance with the instructions set forth below.

Payment of the Unsubscribed Shares Purchase Price shall not be made until the Subscriber receives the Unsubscribed Shares Notice setting forth its actual allocation of Unsubscribed Shares.

Name of Account:	Computershare Inc AAF for KCC Client Funding Syms Corp.
Bank Account No.:	4426855330
Bank Name:	Bank of America
Bank Location:	New York
Routing Number:	026009593
Special Instructions:	Reference "Funding for Syms Corp. Rights Offering"

PLEASE NOTE: NO SUBSCRIPTION WILL BE VALID UNLESS THE SUBSCRIPTION AGREEMENT IS VALIDLY SUBMITTED ON OR BEFORE THE SUBSCRIPTION EXPIRATION DEADLINE AND PAYMENT OF YOUR INITIAL SHARES PURCHASE PRICE IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE SUBSCRIPTION EXPIRATION DEADLINE, AUGUST 21, 2012.

PLEASE MAIL OR DELIVER YOUR COMPLETED SUBSCRIPTION FORM TO:

SYMS CORP. RIGHTS OFFERING PROCESSING
C/O KURTZMAN CARSON CONSULTANTS LLC
599 LEXINGTON AVENUE, 39TH FLOOR
NEW YORK, NY 10022
TELEPHONE: 917-281-4800

SUBSCRIPTION FORMS WILL NOT BE ACCEPTED VIA ELECTRONIC MEANS.

Exhibit A

Rights Offering Procedures

RIGHTS OFFERING PROCEDURES

1.	Defined Terms

Accredited Investor has the meaning set forth in Rule 501(a) promulgated under the Securities Act of 1933.

Accredited Investor Deadline means 5:00 p.m. (prevailing Eastern Time) on August 6, 2012.

Accredited Investor Order means the order (a) authorizing the Company to distribute the Accredited Investor Questionnaire, (b) approving procedures related to such distribution and (c) setting a record date for the Rights Offering, entered by the United States Bankruptcy Court for the District of Delaware on July 9, 2012.

Accredited Investor Questionnaire means a questionnaire in substantially the form approved by the Accredited Investor Order.

Aggregate Unsubscribed Shares means any Offered Shares that are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Offered Shares.

Backstop Agreement means that certain Equity Commitment Agreement dated as of July 13, 2012, by and among the Company, Ms. Marcy Syms, the Laura Merns Living Trust, the Marcy Syms Revocable Living Trust and the Backstop Parties, as such agreement may be further amended or modified in accordance with its terms.

Backstop Parties means those parties named as Backstop Parties in the Backstop Agreement.

Business Day means any day that is a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

Common Stock means the shares of common stock of the Company, par value $0.05 per share.

Company means Syms Corp., a New Jersey corporation.

Debtors means the Company, Filene’s Basement, LLC, Syms Clothing, Inc. and Syms Advertising Inc.

Effective Date means the date the Plan becomes effective.

Eligible Holder means any holder of Common Stock as of the Record Date, including the Backstop Parties but excluding Ms. Marcy Syms, the Laura Merns Living Trust and the Marcy Syms Revocable Living Trust, that (a) has submitted to the Subscription Agent on or prior to the Accredited Investor Deadline a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) the Company determines is an Accredited Investor.

Initial Shares has the meaning set forth in Section 2.

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Offered Shares means 10,040,160  shares of Common Stock to be offered to Eligible Holders in the Rights Offering.

Plan means the Second Amended Joint Plan of Reorganization of Syms Corp. and Its Subsidiaries filed with the United States Bankruptcy Court for the District of Delaware on July 13, 2012, as such plan of reorganization may be amended or modified from time to time in accordance with its terms.

Pro Rata Share means:

(x) in the case of the Offered Shares, the number of Offered Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Offered Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date; and

(y) in the case of the Aggregate Unsubscribed Shares, the number of Aggregate Unsubscribed Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Aggregate Unsubscribed Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date.

Purchase Price means $2.49 per share.

Record Date means July 12, 2012 at 5:00 p.m. New York City time.

Rights Offering means the offering to Eligible Holders of the opportunity to subscribe for Offered Shares at the Purchase Price.

Subscription Agent means Kurtzman Carson Consultants LLC, or any other entity designated as such by the Company, in its capacity as a subscription agent and escrow agent in connection with the Rights Offering.

Subscription Agreement means the agreement to be entered into by and between the Company and an Eligible Holder pursuant to which such Eligible Holder exercises its Subscription Rights.

Subscription Commencement Date means the date on which Subscription Agreements are first sent to Eligible Holders.

Subscription Expiration Deadline means August 21, 2012, the date by which properly completed Subscription Agreements and the Purchase Price will be required to be delivered to the Subscription Agent as provided in the Subscription Agreements.

Subscription Period means the period beginning on the Subscription Commencement Date and ending on the Subscription Expiration Deadline.

Subscription Rights means the non-transferable, non-certificated subscription rights to purchase Offered Shares in connection with the Rights Offering on the terms and subject to the conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreement.

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Unsubscribed Shares has the meaning set forth in Section 2.

Unsubscribed Shares Notice has the meaning set forth in Section 2.

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2.	Rights Offering

Subject to the terms and conditions set forth in the Plan, these Rights Offering Procedures and the Subscription Agreements:

Initial Shares. Each Eligible Holder will be entitled to purchase up to its Pro Rata Share of the Offered Shares at the Purchase Price.  The number of Offered Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Initial Shares”.

Unsubscribed Shares. In addition, each Eligible Holder may subscribe for up to its Pro Rata Share of the Aggregate Unsubscribed Shares at the Purchase Price.  The number of Aggregate Unsubscribed Shares actually subscribed for and purchased by an Eligible Holder shall be referred to as such Eligible Holder’s “Unsubscribed Shares”.

As soon as reasonably practicable, and in no event later than two (2) Business Days, following the Subscription Expiration Deadline, the Company will distribute by e-mail or overnight delivery to each Eligible Holder who elected in its Subscription Agreement to subscribe for any of the Aggregate Unsubscribed Shares a notice (the “Unsubscribed Shares Notice”) setting forth the number of Unsubscribed Shares to be purchased by such Eligible Holder and the aggregate Purchase Price therefor, and the bank account to which such aggregate Purchase Price is to be paid.

ALL SUBSCRIPTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENTS ARE IRREVOCABLE.

Eligible Holders have the right, but not the obligation, to participate in the Rights Offering.

3.	Subscription Period

The Rights Offering will commence on the Subscription Commencement Date and will expire on the Subscription Expiration Deadline. Each Eligible Holder intending to purchase Common Stock in the Rights Offering must affirmatively elect to exercise its Subscription Rights in the manner set forth in the instructions included with the Subscription Agreements (consistent herewith, including as described in Section 5 hereof) on or prior to the Subscription Expiration Deadline.

Any exercise of Subscription Rights after the Subscription Expiration Deadline will not be allowed and any purported exercise received by the Subscription Agent after the Subscription Expiration Deadline, regardless of when the documents or payment relating to such exercise were sent, will not be honored.

4.	Delivery of Subscription Agreements

Each Eligible Holder may exercise all or any portion of such Eligible Holder’s Subscription Rights, but the exercise of any Subscription Rights will be irrevocable. In order to facilitate the exercise of the Subscription Rights, beginning on the Subscription Commencement Date, the Subscription Agent will send a Subscription Agreement to each Eligible Holder, together with appropriate instructions for the proper completion,

D-3-A-4

due execution and timely delivery of the Subscription Agreement and the payment of the applicable Purchase Price for its Initial Shares.

5.	Exercise of Subscription Rights

In order to validly exercise Subscription Rights, each Eligible Holder must:

(a)           return a duly completed Subscription Agreement to the Subscription Agent so that such Subscription Agreement is actually received by the Subscription Agent on or before the Subscription Expiration Deadline;

(b)           at the same time it returns its Subscription Agreement to the Subscription Agent, but in no event later than the Subscription Expiration Deadline, pay the applicable Purchase Price for its Initial Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included with the Subscription Agreement; and

(c)           within six (6) Business Days following the distribution of the Unsubscribed Share Notice by e-mail or overnight delivery, pay the applicable Purchase Price for its Unsubscribed Shares to the Subscription Agent by wire transfer of immediately available funds in accordance with the instructions included in the Unsubscribed Share Notice.

In the event that funds received by the Subscription Agent in payment for such Eligible Holder’s Initial Shares or Unsubscribed Shares are less than the Purchase Price for such shares, the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, deemed to be purchased by the Eligible Holder will be the lesser of (i) the number of such Eligible Holder’s Initial Shares or Unsubscribed Shares, as the case may be, requested by such Eligible Holder and (ii) a number determined by dividing the amount of such funds received by the Purchase Price.

The payments of cash made in accordance with the Rights Offering will be deposited and held by the Subscription Agent in a segregated escrow account until administered in connection with the settlement of the Rights Offering on the Effective Date. The Subscription Agent may not use such funds for any other purpose prior to such Effective Date and may not encumber or permit such funds to be encumbered with any lien or similar encumbrance.

6.	Transfer Restriction; Revocation

The Subscription Rights are not transferable. Any transfer or attempted transfer of the Subscription Rights will be null and void, and no purported transferee will be treated as the holder of any Subscription Rights. Once an Eligible Holder has properly exercised its Subscription Rights, such exercise will not be permitted to be revoked.

7.	Return of Payment

If the Rights Offering is not consummated, any cash paid to the Subscription Agent will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable after the earlier of (a) the Subscription Expiration Deadline and (b) the date on which the Rights Offering is terminated.

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In the event that the Subscription Agent receives more funds from an Eligible Holder than the aggregate Purchase Price for such Eligible Holder’s Initial Shares and Unsubscribed Shares, then such funds, to the extent of such overpayment, will be returned, without interest, to the applicable Eligible Holder as soon as reasonably practicable.

8.	Rights Offering Backstop

On the terms and subject to the conditions set forth in the Backstop Agreement, each of the Backstop Parties has agreed, severally and not jointly, to subscribe for and purchase its respective Pro Rata Share of the Offered Shares and the Aggregate Unsubscribed Shares and its respective share of any and all other Aggregate Unsubscribed Shares not purchased by the other Eligible Holders in the Rights Offering.

9.	Settlement of the Rights Offering and Distribution of the Offered Shares

On the Effective Date (or as soon as reasonably practicable thereafter), the Company’s transfer agent will distribute the Offered Shares purchased by each Eligible Holder that has properly exercised its Subscription Rights in accordance with the delivery instructions set forth in such Eligible Holder’s Subscription Agreement.

10.	Fractional Shares

No fractional shares will be issued in the Rights Offering or pursuant to the Backstop Agreement. All share allocations (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be calculated to one decimal place and rounded down to the closest whole share.

11.	Validity of Exercise of Subscription Rights

All questions concerning the timeliness, viability, form and eligibility of any exercise of Subscription Rights (including each Eligible Holder’s Initial Shares and Unsubscribed Shares) will be determined by the Company, whose good faith determinations will be final and binding. The Company may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as they may determine, or reject the purported exercise of any Subscription Rights. Subscription Agreements will be deemed not to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines. The Company is not obligated to give notice to any Eligible Holder regarding any defect or irregularity in connection with any purported exercise of Subscription Rights by such participant. In addition, the Company may permit any such defect or irregularity to be cured within such time as it may determine in good faith to be appropriate.

Before exercising any Subscription Rights, Eligible Holders should read the Disclosure Statement and Plan for information relating to the Debtors and risk factors to be considered.

12.	Modification of Procedures

The Company reserves the right to modify or adopt additional procedures to effectuate the Rights Offering and to issue the Offered Shares. In so doing, the Company

D-3-A-6

may execute and enter into agreements and take further action that the Company determines are necessary and appropriate to effect and implement the Rights Offering and the issuance of the Offered Shares.

13.	Inquiries And Transmittal of Documents; Subscription Agent

The instructions included with the Subscription Agreement should be carefully read and strictly followed.

Questions relating to the Rights Offering should be directed to the Subscription Agent at the following phone number:

(877) 833-4150

The risk of non-delivery of all documents and payments to the Subscription Agent is on the Eligible Holder electing to exercise its Subscription Rights and not the Company, the Subscription Agent, the Backstop Parties or any other Eligible Holder.

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EXHIBIT E

Equity Commitment Agreement (Partially Redacted)

EXECUTION FORM
Subject to Fed. R. Evid. 408

EQUITY COMMITMENT AGREEMENT

by and among

SYMS CORP.,

MARCY SYMS,

LAURA MERNS LIVING TRUST

MARCY SYMS REVOCABLE LIVING TRUST

and

THE BACKSTOP PARTIES IDENTIFIED HEREIN

Dated as of July 13, 2012

E-i

(continued)

Page

ARTICLE V

ADDITIONAL COVENANTS

Section 5.1	Agreement Motion and Agreement Order	13
Section 5.2	Plan and Disclosure Statement; Confirmation Order	13
Section 5.3	Rights Offering	14
Section 5.4	Notification	14
Section 5.5	Backstop Party Offered Shares	14
Section 5.6	Payments to Backstop Parties	14
Section 5.7	Further Assurances	14
Section 5.8	Ms. Syms and the Trusts	14

ARTICLE VI

ADDITIONAL COVENANTS OF THE BACKSTOP PARTIES

Section 6.1	Information	15
Section 6.2	Further Assurances	15

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1	Conditions to the Obligations of the Backstop Parties	15
Section 7.2	Conditions to the Obligations of Syms	18
Section 7.3	Conditions to the Obligations of Ms. Syms and the Trusts	19

ARTICLE VIII

TERMINATION

Section 8.1	Automatic Termination	21
Section 8.2	Termination by Backstop Parties	21
Section 8.3	Termination by Syms	22
Section 8.4	Termination by Ms. Syms	22
Section 8.5	Effect of Termination	23

E-ii

(continued)

Page

ARTICLE IX

ADDITIONAL PROVISIONS

Section 9.1	Notices	23
Section 9.2	Assignment	25
Section 9.3	Prior Negotiations; Entire Agreement	25
Section 9.4	Governing Law; Venue	25
Section 9.5	Waiver of Consequential Damages	25
Section 9.6	Counterparts	25
Section 9.7	Waivers and Amendments	25
Section 9.8	Interpretation and Construction	26
Section 9.9	Headings	27
Section 9.10	Specific Performance	27
Section 9.11	Severability	27
Section 9.12	Third Party Beneficiaries	27
Section 9.13	No Waiver	27

Annex I	Backstop Parties and Addresses
Annex II	Miscellaneous Defined Terms

Exhibit A	Rights Offering Procedures
Exhibit B	Form of Accredited Investor Questionnaire
Exhibit C	Form of Subscription Agreement
Exhibit D	Escrow Agreement

E-iii

EQUITY COMMITMENT AGREEMENT

This Equity Commitment Agreement (this "Agreement"), dated as of July 13, 2012, is made and entered into by and among (i) Syms Corp., a New Jersey corporation ("Syms"), (ii) Ms. Marcy Syms, an individual ("Ms. Syms"), (iii) the Laura Merns Living Trust, dated February 14, 2003 (the "Laura Merns Living Trust"), (iv) the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended (together with the Laura Merns Living Trust, the "Trusts") and (v) the backstop parties identified on the signature pages hereof (the "Backstop Parties").

RECITALS

WHEREAS, on November 2, 2011, Syms and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

WHEREAS, on May 24, 2012, the Debtors and the Official Committee of Syms Corp. Equity Security Holders (the "Equity Committee") filed and jointly proposed the Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries, which will be modified to provide for a $25 million rights offering and to incorporate and implement the other aspects of the global settlement agreed to at the June 26, 2012 mediation among the Debtors, the Equity Committee, the Official Committee of Unsecured Creditors of Filenes' Basement LLC, et al. (the "Creditors Committee") and the Backstop Parties (the "Plan");

WHEREAS, the Plan contemplates, among other things, (i) Syms reincorporating as a Delaware corporation as of the Effective Date and changing its name, (ii) Syms offering to the Eligible Holders 10,040,160 shares of common stock in the aggregate (the "Offered Shares"), to be issued by Syms under the Plan, which offering shall (a) entitle each Eligible Holder to subscribe for and purchase up to its Pro Rata Share of the Offered Shares and the Aggregate Unsubscribed Shares, and (b) require each Backstop Party to subscribe for and purchase its Pro Rata Share of the Offered Shares, its Pro Rata Share of the Aggregate Unsubscribed Shares and additional Offered Shares in accordance with the terms of this Agreement, in each case, as provided in the Rights Offering Procedures (the "Rights Offering"), (iii) upon consummation of the Rights Offering, Syms purchasing from Ms. Syms and the Trusts, and Ms. Syms and the Trusts selling to Syms, 7,857,794 shares of Syms common stock at the Purchase Price (as defined herein) (to be paid to Ms. Syms and the Trusts in accordance with, and at the times specified in, the Plan) (the "Share Purchase"), and (iv) all other funds obtained by Syms in connection with the Rights Offering shall be utilized by Syms in accordance with the Plan; and

WHEREAS, in order to facilitate the Rights Offering and the Share Purchase, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, the Backstop Parties have agreed to purchase, and Syms has agreed to sell, for a price per share equal to the Purchase Price, one hundred percent (100%) of the Offered Shares, less that amount of Offered Shares subscribed for and purchased by Eligible Holders (other than the Backstop Parties) in the Rights Offering, which amount shall not exceed, with respect to an individual Backstop Party, the commitment amount set forth opposite each such Backstop Party's name in Annex 1 attached hereto ("Commitment").

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the parties signatory to this Agreement agree as follows:

ARTICLE I

BACKSTOP COMMITMENT AND SUBSCRIPTION

Section 1.1          Subscription Period; Subscription Expiration Deadline.

(a)          The Rights Offering shall be conducted by Syms and consummated in accordance with the procedures attached hereto as Exhibit A (the "Rights Offering Procedures").  In order to identify Eligible Holders, prior to conducting the Rights Offering, Syms shall request that each holder of Syms common stock as of the Record Date complete a questionnaire, a form of which is attached hereto as Exhibit B, providing information needed for Syms to form a reasonable belief regarding whether such holder is an Accredited Investor (collectively, the "Accredited Investor Questionnaires" and, together with certain other measures related to the identification of Eligible Holders, the "Investor Procedures").  Syms shall offer to the Eligible Holders the opportunity to subscribe for a total of 10,040,160 Offered Shares at a price of $2.49 per share (the "Purchase Price").

(b)          Each Backstop Party severally and not jointly agrees to subscribe for and purchase in the Rights Offering (i) its respective Pro Rata Share of the Offered Shares, (ii) its respective Pro Rata Share of the Aggregate Unsubscribed Shares and, if any Aggregate Unsubscribed Shares are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Aggregate Unsubscribed Shares, a portion of the Aggregate Unsubscribed Shares equal to the number of such remaining Aggregate Unsubscribed Shares multiplied by its Backstop Percentage as set forth on Annex I, provided that the Backstop Parties may, upon written notice executed by each of the Backstop Parties and delivered to Syms at least two (2) Business Days prior to the Effective Date, agree to any other allocation of such remaining Aggregate Unsubscribed Shares among the Backstop Parties, provided that any such allocation change does not decrease the aggregate Commitments of the Backstop Parties (such Backstop Party's "Unsubscribed Shares") and (iii) its respective EH Default Shares (in accordance with Section 2.1(a)) and may subscribe for and purchase BP Default Shares (in accordance with Section 2.1(b)) (the shares described in clauses (i) through (iii) together, the "Backstop Party Shares"); provided that, subject to the proviso of clause (ii), no Backstop Party shall be required to subscribe for or purchase, in the Rights Offering, shares in excess of its respective Commitment.  In addition to the foregoing, in the event that the Offered Shares allocated to any Backstop Party exceeds such Backstop Party's Commitment, the excess Shares shall automatically be reallocated to the other Backstop Parties whose allocation of the Offered Shares have not yet reached their respective Commitments. If more than one Backstop Party has not yet reached its respective Commitment, such reallocation shall be done on a pro rata basis among such Backstop Parties.

(c)          In accordance with this Agreement, the Rights Offering Procedures and the Disclosure Statement With Respect to the Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries, filed on May 24, 2012, which will be modified to provide for a $25 million rights offering and to incorporate and implement the other aspects of the global settlement agreed to at the June 26, 2012 mediation among the Debtors, the Equity Committee, the Creditors Committee and the Backstop Parties, a copy of which shall be provided to the Backstop Parties (the "Disclosure Statement"), each Eligible Holder who wishes to participate in the Rights Offering (each a "Rights Offering Party") will submit a subscription agreement, the form of which is attached hereto as Exhibit C (the "Subscription Agreement") setting forth the number of Offered Shares such Rights Offering Party elects to purchase in the Rights Offering during the Subscription Period (as defined in the Rights Offering Procedures).  Each Rights Offering Party  shall be required to pay the aggregate Purchase Price for the number of Initial Shares (as defined in the Rights Offering Procedures) such Rights Offering Party elects to purchase in the Rights Offering simultaneously with the submission of its fully executed Subscription Agreement, and in all events on or before the Subscription Expiration Deadline (as defined in the Rights Offering Procedures), which amount shall be held in escrow by the Subscription Agent (as defined below) until the Plan becomes effective by its terms (the "Effective Date").  Notwithstanding anything herein to the contrary, the failure of any Backstop Party to execute, complete and submit its respective Subscription Agreement pursuant to the Rights Offering shall in no way affect the agreement of each Backstop Party to purchase its respective Backstop Party Shares pursuant to the terms hereof.

Section 1.2          Issuance of Offered Shares.  On the Effective Date, Syms will issue the Offered Shares to the Rights Offering Parties to the extent such Rights Offering Parties have validly subscribed for and purchased Offered Shares in the Rights Offering.  If the valid subscription for Offered Shares by a Rights Offering Party would result in the issuance of a fractional Offered Share, then the number of Offered Shares to be issued to such Rights Offering Party will be rounded down to the next whole Offered Share.

Section 1.3          Unsubscribed Shares Notice.  As soon as reasonably practicable, and in no event later than two (2) Business Days following the Subscription Expiration Deadline (the date of receipt, the "Determination Date"), Syms will distribute by e-mail or overnight delivery to each Eligible Holder who has subscribed for any of the Aggregate Unsubscribed Shares a notice setting forth the number of Unsubscribed Shares, and the aggregate Purchase Price therefor, to be purchased by such Eligible Holder and the bank account to which such aggregate Purchase Price is to be paid (an "Unsubscribed Shares Notice").

Section 1.4          Payment for Unsubscribed Shares.  Pursuant to the terms of its respective Subscription Agreement, each Backstop Party shall pay the aggregate Purchase Price in connection with the purchase of its respective Unsubscribed Shares no later than two (2) Business Days after receipt of the Unsubscribed Shares Notice, delivered in accordance with Sections 1.3 and 9.1. of this Agreement, by such Backstop Party, which amount shall be held in escrow by the Subscription Agent until the Effective Date, pursuant to Section 1.5.

Section 1.5          Escrow Agreement.  Pursuant to the terms of the Rights Offering Account Agreement, attached hereto as Exhibit D (the "Escrow Agreement"), the aggregate Purchase Price for shares to be issued in the Rights Offering that is received by Syms prior to the Effective Date shall be promptly deposited in the demand deposit account described in the Escrow Agreement (the "Account").  Pursuant to the Escrow Agreement, the Account will be held and maintained by the Subscription Agent as agent for the Debtors, and, on the Effective Date, the funds in the Account will be distributed to Syms.  In the event of any termination of this Agreement, the funds contained in the Account will be returned to each of the Backstop Parties and the other Eligible Holders in the amount of such Person's contribution.

Section 1.6          Share Purchase.  Subject to the terms of this Agreement, upon the Effective Date, Syms shall purchase from Ms. Syms and the Trusts, and Ms. Syms and the Trusts shall sell to Syms, a total of 7,857,794 shares of Syms common stock at the Purchase Price.  At the closing of the Share Purchase, Ms. Syms and the Trusts will deliver to Syms stock certificates representing 7,857,794  shares of common stock, endorsed in blank or by duly executed assignment documents.  Syms will pay the Purchase Price for the transferred shares by (a) Ms. Syms, to Ms. Syms and (b) the Trusts, to each of the Trusts, at the times specified in, and in accordance with, the Plan (including, without limitation, the Plan Waterfall, as defined in the Plan), in each case, by wire transfer to a bank account or bank accounts specified by Ms. Syms and the Trusts (as applicable) to Syms.

ARTICLE II

DEFAULT

Each Backstop Party covenants severally, and not jointly or jointly and severally, solely with respect to such Backstop Party:

Section 2.1          Additional Purchase Rights.

(a)          Default Purchase Obligation.  If and to the extent that any Eligible Holder, other than a Backstop Party, does not satisfy its obligation to purchase its respective

Unsubscribed Shares pursuant to its respective Subscription Agreement (an "EH Default" and each such Eligible Holder, a "Defaulting Eligible Holder"), then each of the Backstop Parties shall have the obligation to purchase its portion of the Defaulting Eligible Holder's Unsubscribed Shares (the "EH Default Shares") at a price per Offered Share equal to the Purchase Price, so long as such Backstop Party has not subscribed for and purchased shares in the Rights Offering in excess of its respective Commitment.  Such EH Default Shares shall be allocated among each of the Backstop Parties pro rata, based on their respective Backstop Percentage (as set forth on Annex I.  Within two (2) Business Days of an EH Default, Syms will send a notice to each Backstop Party, specifying the number of EH Default Shares.  Each Backstop Party shall pay the aggregate Purchase Price in connection with the purchase of its respective EH Default Shares no later than two (2) Business Days after the receipt of such notice, the closing of which shall be subject to the satisfaction or waiver of the conditions to closing set forth in Article VII and the terms of this Agreement.  For the avoidance of doubt, in no event shall the total of a Backstop Party's Backstop Party Shares (other than any BP Default Shares that it elects to purchase) be greater than its respective Commitment.

(b)          Default Purchase Right.

(i)           If and to the extent that any Backstop Party does not satisfy its obligation to purchase its respective Unsubscribed Shares or its respective EH Default Shares (a "Backstop Party Default" and each such Backstop Party, a "Defaulting Backstop Party"), then each of the remaining Backstop Parties (the "Non-Defaulting Backstop Parties") shall have the right (the "Default Purchase Right"), but not the obligation, to purchase all or a portion of such Defaulting Backstop Party's Unsubscribed Shares and EH Default Shares (the "BP Default Shares") at a price per Offered Share equal to the Purchase Price.  To the extent that the Non-Defaulting Backstop Parties (in the aggregate) desire to purchase more than the total number of BP Default Shares, such BP Default Shares shall be allocated among the Non-Defaulting Backstop Parties electing to purchase BP Default Shares pro rata, based on their respective Backstop Percentage (as set forth on Annex I).  Within one (1) Business Day of a Backstop Party Default, Syms will send a notice to each Non-Defaulting Backstop Party, specifying the number of BP Default Shares.  No later than one (1) Business Day after the receipt of such notice, each Non-Defaulting Backstop Party may exercise the Default Purchase Right by notifying Syms of its election to exercise the Default Purchase Right and specifying the maximum number of BP Default Shares (up to 100% of the BP Default Shares) that it is electing to purchase.  In the event of a Backstop Party Default, the Effective Date will be deferred for a period of time, not to exceed five (5) Business Days unless a later date is otherwise agreed to by Syms, the Non-Defaulting Backstop Parties and Ms. Syms, in order to replace the commitment of the Defaulting Backstop Party.  If the Non-Defaulting Backstop Parties have not elected to exercise the Default Purchase Right to acquire all of the BP Default Shares, and Syms is otherwise unable to replace the commitment of the Defaulting Backstop Party, then Syms shall provide written notice of the same to Ms. Syms and the Trusts (an "Adjustment Notice"), which Adjustment Notice shall provide a statement setting forth the total amount of Offered Shares subscribed for in the Rights Offering (including the total amount of BP Default Shares, if any, that the Non-Defaulting

Backstop Parties have agreed to purchase), and the amount of BP Default Shares that remain, if any.

(ii)           In addition to any rights provided in Section 2.1(b)(i), each Non-Defaulting Backstop Party shall have the right (the "Additional Default Purchase Right"), but not the obligation, to purchase from a Defaulting Backstop Party such Defaulting Backstop Party's Initial Shares (as defined in the Rights Offering Procedures) (the "Additional Default Shares"), at a price per Offered Share equal to the Purchase Price, and each Defaulting Backstop Party shall be obligated to sell all such Additional Default Shares consistent with the terms of this Section 2.1(b)(ii).  Within two (2) Business Days of a Backstop Party Default, Syms will send a notice to each Non-Defaulting Backstop Party, specifying the number of Additional Default Shares issued to each Defaulting Backstop Party and no Defaulting Backstop Party may transfer any of its Initial Shares (as defined in the Rights Offering Procedures) until the provisions of this Section 2.1(b)(ii) have been complied with.  Each Non-Defaulting Backstop Party may exercise the Additional Default Purchase Right by notifying Syms, no later than five (5) Business Days after receipt of the notice from Syms of the availability of the Additional Default Purchase Right, of its election to exercise and specifying the maximum number of Additional Default Shares (up to 100% of the Additional Default Shares) that it is electing to purchase.  To the extent that the Non-Defaulting Backstop Parties (in the aggregate) desire to purchase more than the total number of Additional Default Shares, such Additional Default Shares shall be allocated among the Non-Defaulting Backstop Parties electing to purchase Additional Default Shares pro rata, based on their respective Backstop Percentages (as set forth on Annex I).  The closing of the sale of the Additional Default Shares from the Defaulting Backstop Party to the Non-Defaulting Backstop Parties shall occur at a time and place designated by Syms, which shall be no later than two (2) Business Days after the exercise of the Additional Default Purchase Right.

(iii)           The parties agree that (A) any Backstop Party that fails to purchase its respective Pro Rata Share of the Offered Shares and any Defaulting Backstop Party will be liable to Syms, Ms. Syms, the Trusts and, if applicable, the Non-Defaulting Backstop Parties for any damages occasioned by its breach, including all costs of collection and attorneys' fees, and that Syms, Ms. Syms, the Trusts and, if applicable, the Non-Defaulting Backstop Parties shall have all rights and recourse available at law and equity, including the right to seek specific performance as provided in Section 9.10 hereof; and (B) any potential liability of a Backstop Party hereunder to Syms, Ms. Syms, the Laura Merns Living Trust, dated February 14, 2003 and/or the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended, hereunder shall terminate upon a Backstop Party's delivery to the Subscription Agent of the funds sufficient to satisfy its obligation to purchase its respective Pro Rata Share of the Offered Shares, its Unsubscribed Shares or its respective EH Default Shares, provided such delivery of funds is made prior to a default and in accordance with the terms of the Rights Offering.

Section 2.2         Backstop Party Affiliates.  Notwithstanding anything to the contrary in this Agreement, each Backstop Party, in its sole discretion, may designate that some or all of its respective Pro Rata Shares, Unsubscribed Shares or EH Default Shares shall be issued in the name of, and delivered to, one or more of its Affiliates or to any other Person, provided that (a) such Affiliate or Person has submitted to the Subscription Agent at least five (5) Business Days prior to the Effective Date a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) Syms determines such Affiliate or Person is an Accredited Investor.  The aggregate purchase of shares of a Backstop Party and its Affiliates shall not exceed such Backstop Party's Commitment under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SYMS AND MS. SYMS AND THE TRUSTS

Section 3.1         Representations and Warranties of Syms. Syms represents and warrants to the Backstop Parties as follows as of the date hereof:

(a)         Incorporation and Qualification.  Syms and each of its direct and indirect domestic subsidiaries (each a "Subsidiary," and collectively, "Subsidiaries") is a legal entity duly incorporated or organized, validly existing and, where applicable, in good standing under the Laws of its respective jurisdiction of incorporation or organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.  Syms and each of its Subsidiaries is duly qualified to do business and is in good standing under the Laws of each other jurisdiction in which such qualification is required.

(b)         Corporate Power and Authority.

(i)           Syms has the requisite power and authority to enter into, execute and deliver this Agreement and, subject to entry of the Confirmation Order (as defined below) and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Rule 3020(e) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), to perform its obligations hereunder and thereunder.

(ii)           Syms has the requisite power and authority to file the Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), to perform its obligations thereunder, and will have taken all necessary actions required for the due authorization and performance by it of the Plan as of the Effective Date.

(c)         Execution and Delivery; Enforceability

.

(i)           This Agreement has been duly executed and delivered by Syms.  Upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), and assuming this Agreement will constitute the valid and binding obligation of the other parties hereto and thereto, this Agreement will constitute the valid and binding obligation of Syms, enforceable against Syms in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether enforcement is sought by a Proceeding in equity or at law).

(ii)           Upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), the Plan will constitute the valid and binding obligation of Syms, enforceable against Syms in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether enforcement is sought by a Proceeding in equity or at law).

(d)          Capitalization.

(i)           On the Effective Date, the authorized capital stock of Syms will consist of shares of common stock, par value $0.05 per share.

(ii)           Neither Syms nor any of its Subsidiaries is a party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment, (other than any such option, warrant, call, subscription or other right, agreement or commitment with Ms. Syms), which (i) obligates Syms or any of its Subsidiaries to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, Syms or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest or loan stock in Syms or any of its Subsidiaries, (ii) obligates Syms or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any shares of capital stock of Syms or any of its Subsidiaries or (iv) relates to the voting of any shares of capital stock of Syms or any of its Subsidiaries.

(e)          Issuance.  Upon occurrence of the Effective Date, the issuance of the Offered Shares, including the Backstop Party Shares, shall have been duly authorized and, when such Offered Shares are issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable, and free and clear of all Encumbrances.

(f)          No Conflict.  The sale, issuance and delivery of the Offered Shares, including the Backstop Party Shares, and the consummation of the Plan; (b) the execution and delivery by Syms of this Agreement and the Plan; and (c) the compliance by Syms with all of the provisions hereof: (i) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, or create any lien or give rise to any termination right under, any material agreement or instrument to which Syms or any of its Subsidiaries is a party or by which Syms or any of its Subsidiaries is bound or to which any of the property or assets of Syms or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or equivalent organizational documents of Syms or any of its Subsidiaries and (iii) will not result in any material violation of, nor any termination or material impairment of any rights under, any Law or Order, except in any such case described in subclause (i) or (iii) as would not reasonably be expected to prohibit, materially delay or materially and adversely impact Syms' performance of its obligations under this Agreement.

(g)          Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over Syms, any of its Subsidiaries or any of their properties is required for the sale, issuance and delivery of the Offered Shares and the consummation of the Rights Offering and the execution and delivery by Syms of this Agreement or the Plan, the performance by Syms of the provisions hereof and thereof, or the consummation of the transactions contemplated by the Plan, except (i) the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), as applicable, (ii) the filing with the Secretaries of State of the States of Delaware and New Jersey of such certificates as are necessary to reincorporate Syms as a Delaware corporation, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under any applicable state securities Laws ("Blue Sky Laws") in connection with the issuance and/or purchase of the Offered Shares, the absence of which would not reasonably be expected to prohibit, materially delay or materially and adversely impact Syms' performance of its obligations under this Agreement,  or (iv) such as have been made or obtained and are in full force and effect.

(h)          Investment Company Act.  Neither Syms nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as contemplated by this Agreement, will be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

(i)           Arm's-Length.  Syms acknowledges and agrees that the Backstop Parties are acting solely in the capacity of arm's-length contractual counterparties to Syms, Ms. Syms and the Trusts with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, Syms.  Additionally, the Backstop Parties are not advising Syms as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Syms has consulted with its own advisors concerning such matters and is responsible for its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Backstop Parties of Syms, Ms, Syms, the Trusts or the transactions contemplated hereby has been performed solely for the benefit of the Backstop Parties and not on behalf of Syms.

Section 3.2          Representations and Warranties of Ms. Syms and the Trusts. Ms. Syms and the Trusts represent and warrant to Syms and the Backstop Parties as follows as of the date hereof:

(a)          Arm's-Length.  Each of Ms. Syms and the Trusts acknowledges and agrees that the Backstop Parties and Syms are acting solely in the capacity of arm's-length contractual counterparties to Ms. Syms and the Trusts with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, Ms. Syms or the Trusts.  Additionally, the Backstop Parties and Syms are not advising Ms. Syms or the Trusts as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of Ms. Syms and the Trusts has consulted with her or its own advisors concerning such matters and is responsible for her or its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Backstop Parties and Syms, respectively,  of Ms. Syms, the Trusts or the transactions contemplated hereby has been performed solely for the benefit of the Backstop Parties and Syms, respectively, not on behalf of Ms. Syms or the Trusts.

(b)          Representation of Stock Ownership or Control and Authority by Ms. Syms and the Trusts.  Ms. Syms represents and warrants that she has valid beneficial ownership of, or the sole power to control and dispose of, 7,857,794 shares of Syms common stock.  Ms. Syms and any person or entity executing this Agreement on behalf of the Trusts represent and warrant that she/he has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each of the Backstop Parties, severally and not jointly, represents and warrants to Syms, Ms. Syms and the Trusts as follows as of the date hereof:

Section 4.1          Organization.  Each of the Backstop Parties has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization.

Section 4.2          Power and Authority.  Each of the Backstop Parties has the requisite corporate or similar power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

Section 4.3          Execution and Delivery.  This Agreement has been duly and validly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

Section 4.4          Securities Laws Compliance.  Each of the Backstop Parties acknowledges that the Offered Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities Law.  Each of the Backstop Parties is acquiring its respective Backstop Party Shares in good faith solely for its own account or accounts managed by it, for investment and not with a view toward distribution in violation of the Securities Act or applicable state securities Laws.

Section 4.5          Accredited Investor.  Each of the Backstop Parties is acquiring the Backstop Party Shares for its own account for investment purposes only and not with a view toward any resale or distribution of the Backstop Party Shares.  Each of the Backstop Parties is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Each of the Backstop Parties has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Backstop Party Shares.  Each of the Backstop Parties understands that it must bear the economic risk of an investment in the Backstop Party Shares for an indefinite period of time because, among other reasons, the offering and sale of the Backstop Party Shares has not been registered under the Securities Act, and each of the Backstop Parties agrees and understands that the Backstop Party Shares cannot be re-sold, transferred, offered for sale, pledged or otherwise disposed of except in accordance with an effective registration or exemption from registration under the Securities Act and subject to state securities laws and regulations, as applicable.

Section 4.6          No Conflict.  The execution and delivery by such Backstop Party of this Agreement and compliance by such Backstop Party with all of the provisions hereof and the consummation of the Plan (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the property or assets of such Backstop Party is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar governance documents of such Backstop Party and (iii) will not result in any material violation of, nor any termination or material impairment of any rights under, any Law or Order, except in any such case described in subclause (i) or (iii) as would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party's performance of its obligations under this Agreement.

Section 4.7          Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over such Backstop Party or any of its properties is required for the purchase of the Offered Shares, including the Backstop Party Shares, the execution and delivery by such Backstop Party of this Agreement or the performance of such Backstop Party and compliance by such Backstop Party with all of the provisions hereof or the consummation of the Plan, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase of the Offered Shares by the Backstop Parties, (ii) such approvals as may be required by the Bankruptcy Court or (iii) such consents, approvals, authorizations, registrations or qualifications the absence of which would not reasonably be expected to prohibit, materially delay or materially and adversely impact the Backstop Party's performance of its obligations under this Agreement.

Section 4.8          Sufficiency of Funds.  At the Subscription Expiration Deadline, each Backstop Party will have available funds sufficient to pay the aggregate Purchase Price for the Offered Shares it is purchasing pursuant to this Agreement.

Section 4.9          Payments to Backstop Parties.  Except as expressly contemplated by this Agreement, such Backstop Party has not received and is not entitled to nor has any of such Backstop Party's Affiliates or any third party received nor is entitled to on behalf of or for the benefit of such Backstop Party any payment from Syms in connection with the Plan or the Rights Offering.

Section 4.10        Arm's-Length.  Each Backstop Party acknowledges and agrees that each of Syms, Ms. Syms and the Trusts are acting solely in the capacity of arm's-length contractual counterparties to the Backstop Parties with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, the Backstop Parties or any other Person.  Additionally, Syms, Ms. Syms and the Trusts are not advising the Backstop Parties or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Backstop Parties has consulted with its own advisors concerning such matters and is responsible for its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by Syms, Ms. Syms or the Trusts of the transactions contemplated hereby has been performed solely for the benefit of Syms, Ms. Syms or the Trusts and not on behalf of the Backstop Parties.

Section 4.11        No Side Letters.  Except as specifically contemplated by the terms of this Agreement, each Backstop Party represents and warrants that such Backstop Party has not entered into, and covenants not to enter into, any side letter or oral or other agreement with any Person which affects or relates to the terms of this Agreement or the Plan.

ARTICLE V

ADDITIONAL COVENANTS

The parties hereto agree as follows:

Section 5.1          Agreement Motion and Agreement Order.  Syms shall file a motion and supporting papers (the "Agreement Motion") to be heard at the same time as the hearing on approval of the Disclosure Statement, seeking an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee and the Backstop Parties, approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, as well as Orders, if any, approving ancillary relief to this Agreement (the "Agreement Order"); provided, that the signature pages, exhibits and schedules to any copies of this Agreement that are filed with the Bankruptcy Court shall be redacted so as not to disclose the Backstop Percentage of each Backstop Party.  Syms agrees that it shall use its commercially reasonable efforts to (a) fully support the Agreement Motion and any application seeking Bankruptcy Court approval, (b) obtain approval in the Agreement Motion for the reimbursement of reasonable fees of the attorneys' for the Backstop Parties, and (c) obtain entry of the Agreement Order no later than the date of entry of the Disclosure Statement Order (as defined below).

Section 5.2          Plan and Disclosure Statement; Confirmation Order.  Syms shall use its reasonable best efforts to obtain the entry of an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee and the Backstop Parties, approving the Disclosure Statement, the Rights Offering Procedures, and the Investor Procedures (the "Disclosure Statement Order"), and an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the "Confirmation Order").  Any amendment, modification or change thereto shall (i) be reasonably acceptable in form and substance to the Equity Committee and the Backstop Parties, (ii) provide for the release and exculpation of the Backstop Parties, their Affiliates, representatives and advisors as set forth in the Plan and (iii) have the conditions to confirmation and the Effective Date as set forth in the Plan (and to what extent any such conditions can be waived and by whom) that are consistent with this Agreement.  Syms will provide to the Backstop Parties and the Equity Committee a copy of the Confirmation Order and a reasonable opportunity to review and comment on such Order prior to such Order being filed with the Bankruptcy Court, and such Order shall not abrogate any of the terms of this Agreement and shall be reasonably acceptable to the Equity Committee and the Backstop Parties.

Section 5.3          Rights Offering.  Syms shall effectuate the Rights Offering as provided herein and in accordance with the terms of the Disclosure Statement and the Rights Offering Procedures.

Section 5.4          Notification.  Syms shall notify, or cause Kurtzman Carson Consultants LLC or any other entity designated as such by Syms, in its capacity as a subscription agent and escrow agent in connection with the Rights Offering (the "Subscription Agent"), to notify the Backstop Parties (i) to the extent reasonably requested in writing by the Backstop Parties, periodically during the Subscription Period and on each Business Day during the five (5) Business Days prior to the Subscription Expiration Deadline (and any extensions thereto), of the aggregate number of Offered Shares subscribed for in the Rights Offering by the Rights Offering Parties known by Syms or the Subscription Agent as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be, and (ii) as soon as practicable after the Subscription Expiration Deadline, the aggregate number of Offered Shares validly subscribed for and purchased pursuant to the Rights Offering.

Section 5.5          Backstop Party Offered Shares.  Syms shall determine the number of Backstop Party Shares in good faith and will provide an Unsubscribed Shares Notice and other notices to be provided by Syms pursuant to Article II that accurately reflect the number of Backstop Party Shares as so determined.

Section 5.6          Payments to Backstop Parties.  Syms shall not and shall not permit the Subsidiaries to make any payment to any Backstop Party or to any third party on behalf of or for the benefit of any Backstop Party in connection with the Plan or the Rights Offering, except for the reasonable fees of the attorneys for the Backstop Parties in accordance with Section 5.1.

Section 5.7          Further Assurances.  Syms shall, and shall cause its Subsidiaries to, execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action and cause entities controlled by them to take such action as may be reasonably necessary (or as reasonably requested by the Backstop Parties) to carry out the Plan.

Section 5.8          Ms. Syms and the Trusts.  Before the Effective Date of the Plan and the consummation of the Share Purchase, Ms. Syms and the Trusts shall not purchase, sell, pledge, or dispose of any shares of Syms common stock (or exercise any options or warrants for the purchase of Syms common stock) or purchase any Offered Shares.  Syms shall not and shall not permit the Subsidiaries to make any payment to Ms. Syms, or to any third party on behalf of or for the benefit of Ms. Syms in connection with the Plan or the Rights Offering, other than as specifically set forth in this Agreement or the Plan, and other than with respect to ordinary course compensation payable to Ms. Syms commensurate with such compensation that Ms. Syms is entitled to receive as of the date of this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS OF THE BACKSTOP PARTIES

Each Backstop Party agrees, severally and not jointly, with Syms:

Section 6.1        Information.  To provide Syms with such necessary information regarding the Backstop Parties as Syms reasonably requests, for inclusion in the Disclosure Statement.

Section 6.2        Further Assurances.  Each Backstop Party shall execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action and cause entities controlled by such Backstop Party to take such action as may be reasonably necessary (or as reasonably requested by Syms) to carry out the Plan.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1        Conditions to the Obligations of the Backstop Parties.  The obligation of each of the Backstop Parties to purchase its portion of the Backstop Party Shares on the Effective Date is subject to the following conditions:

(a)         Disclosure Statement Order.  The Bankruptcy Court shall have entered the Disclosure Statement Order, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Disclosure Statement Order shall be a Final Order.

(b)         Agreement Order.  The Bankruptcy Court shall have entered the Agreement Order, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Agreement Order shall be a Final Order.

(c)         Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Confirmation Order shall be a Final Order.  The Plan, as approved, and the Confirmation Order, as entered, in each case by the Bankruptcy Court, shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with  this Agreement, and shall contain the same economic terms as are contained herein and in the Plan (it being understood that with respect to the rights and obligations among the Debtors, Ms. Syms, and the

Backstop Parties under the terms of this Agreement, in the event of a discrepancy between the Plan and this Agreement, this Agreement shall control and the Plan shall so state) including  the means for implementation of the Plan, the proposed distributions to classes of claims under the Plan, and the participation rights in the stock of the reorganized debtors.  The conditions to confirmation and the conditions to the effectiveness of the Plan shall have been satisfied or waived, with the consent of the Equity Committee and the Backstop Parties, by Syms in accordance with the Plan.  The Effective Date shall have occurred or shall occur no later than September 15, 2012.  The Plan and Confirmation Order shall contain releases and exculpation provisions reasonably acceptable to the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee; and provide for indemnification of the Backstop Parties for all claims and causes of action relating to the transactions contemplated by this Agreement, including the Share Purchase, such indemnification provisions to be in form and substance reasonably acceptable to the Backstop Parties.  The indemnification provisions referenced in Section 7.3(a) of the Agreement for the indemnification of Ms. Syms and the Trusts for claims and causes of action relating to the transaction contemplated by this Agreement, including the Share Purchase, shall be in the form and scope reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties.  Without limiting the generality of the foregoing, the Confirmation Order shall contain the following specific findings of fact, conclusions of law, and orders:  (1) the issuance of the Backstop Party Shares are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to section 1145(a) of the Bankruptcy Code or Section 4(2) of the Securities Act; (2) the solicitation of acceptance or rejection of the Plan by the Equity Committee and the Backstop Parties and any of their respective affiliates (if any such solicitation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Equity Committee and the Backstop Parties and any of their respective affiliates are entitled to the benefits and protections of section 1125(e) of the Bankruptcy Code; and (3) the participation by the Equity Committee and the Backstop Parties and any of their respective Affiliates in the offer, issuance, sale or purchase of any security offered or sold under the Plan (if any such participation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Backstop Parties and any of their respective Affiliates are entitled to the benefits and protections of Section 1125(e) of the Bankruptcy Code. To the extent not done so before execution of this Agreement, the Disclosure Statement shall be modified to reflect the terms and conditions of this Agreement, and provisions thereof referred to and/or referenced herein shall be completed to the reasonable satisfaction of the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee, including procedures for the Rights Offering. Further, the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee.

(d)          Representations and Warranties and Covenants.  The representations and warranties of Syms, Ms. Syms and the Trusts set forth in Article III of this Agreement shall be true and correct in all material respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Syms, Ms Syms and the Trusts shall have complied in all material respects with all covenants in this Agreement applicable to it.

(e)          Rights Offering.  Syms shall have commenced the Rights Offering; the Rights Offering shall have been conducted in accordance with, and on the terms set forth in, the Disclosure Statement, the Rights Offering Procedures and this Agreement; and the Subscription Expiration Deadline shall have occurred.  Each Backstop Party shall have received an Unsubscribed Shares Notice in accordance with Section 1.3 from Syms, dated as of the Determination Date.

(f)          Offered Shares and Capitalization.  The Offered Shares shall be, upon payment of the aggregate Purchase Price as provided herein, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(g)          Consents and Approvals.  All notifications, filings, consents, waivers and approvals of or to any Governmental Authority or any third Person required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

(h)          No Registration; Compliance with Securities Laws.  No Proceeding shall be pending or threatened by any Governmental Authority that alleges that the issuance of the Offered Shares issued pursuant to the Rights Offering are not exempt from the registration requirements of Section 5 of the Securities Act.

(i)           Assumption of Agreement.  Syms shall have assumed this Agreement under the Plan pursuant to Section 365 of the Bankruptcy Code.

(j)           Costs Payable Upon Consummation of the Plan.   The total of: (A) Uses through the Effective Date, excluding Syms Convenience Class and FB Convenience Class, but net of Working Capital (as defined in Schedule F to the Disclosure Statement); plus (B) the projected aggregate claims in Syms Class 4 (as estimated in the Disclosure Statement); plus (C) Filene’s Class 4 (as estimated in the Disclosure Statement); plus (D) Filene’s Class 5 (as estimated in the Disclosure Statement at 75%); minus (E) Cash at Emergence (as defined in Schedule F to the Disclosure Statement); shall not exceed in the aggregate $118.2 million.  Excluded from the aforementioned calculation shall be the estimated fees, expenses and costs to be reimbursed the Backstop Parties.  The Debtors shall provide to the parties, the Equity Committee and the Creditors Committee not less than five (5) Business Days prior to the Confirmation Hearing a draft of its A&M Updated Financial Analysis and agrees, if requested, to provide supporting detail and make themselves available to respond to inquiries.  All parties, and the Creditors Committee and Equity Committee, reserve the right  to challenge at the Confirmation Hearing the A&M Updated Financial Analysis, and in the event of a challenge, the Bankruptcy Court shall make the final determination whether the thresholds set forth above have been satisfied.  A&M Updated Financial Analysis shall mean (1) sources & uses and supporting schedules, (2) claim value for Syms Class 4, (3) claim value for Filene’s Class 4 (Short-Term), and (4) claim value for Filene’s Class 5 (Long-Term).

(k)          Consent Rights.  Any settlement of the cure obligations under the ground lease for the property located at 1 Syms Way, Secaucus, NJ prior to the Effective Date shall be subject to the approval and consent of the Backstop Parties.

A Backstop Party may waive any condition specified in this Section 7.1 as to itself if such Backstop Party executes a writing so stating at or prior to the Effective Date; provided, however that no Backstop Party may bind, waive or otherwise abrogate the rights of another Backstop Party or for the Backstop Parties as a group.  For the avoidance of doubt, the conditions set forth in Section 7.1 (a), (b) and (c) may not be waived without the prior written consent of the Equity Committee.

Section 7.2          Conditions to the Obligations of Syms.  The obligation of Syms to purchase the shares of Syms common stock subject to the Share Purchase and issue and sell the Backstop Party Shares to the Backstop Parties, each on the Effective Date, is subject to the following conditions:

(a)          Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court, and such Order shall be a Final Order.  The Plan as approved and the Confirmation Order as entered, in each case by the Bankruptcy Court, shall be consistent with the requirements for the Plan and the Confirmation Order set forth in this Agreement, and the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by Syms in accordance with the Plan.

(b)          Aggregate Purchase Price.  The Backstop Parties shall have delivered to the Subscription Agent the total aggregate Purchase Price for the Backstop Party Shares in accordance with Section 1.4 to  be held pursuant to the Escrow Agreement.

(c)          Representations and Warranties and Covenants.  The representations and warranties of each Backstop Party set forth in Article IV of this Agreement shall be true and correct in all respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Each Backstop Party shall have complied in all material respects with all covenants in this Agreement applicable to it, except as a result of any Backstop Party Default to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1.

The representations and warranties of Ms. Syms and the Trusts set forth in Article III of this Agreement shall be true and correct in all material respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Ms. Syms and each of the Trusts shall have complied in all material respects with all covenants in this Agreement applicable to her or it.

(d)          Consents and Approvals.  All notifications, filings, consents, waivers and approvals of or to any Governmental Authority required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

Syms may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Effective Date.

Section 7.3          Conditions to the Obligations of Ms. Syms and the Trusts.  The obligation of each of Ms. Syms and the Trusts to sell the shares of Syms common stock subject to the Share Purchase on the Effective Date is subject to the following conditions:

(a)          Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court and such Order shall be a Final Order.  The Plan as approved and the Confirmation Order as entered in each case by the Bankruptcy Court shall (i) be consistent with the requirements for the Plan and the Confirmation Order set forth in this Agreement; (ii) contain releases and exculpation provisions reasonably acceptable to Ms. Syms and the Trusts; (iii) provide for continuing indemnification of Ms. Syms as an officer and director, and as a former officer and director, as applicable, of Syms, in each case in form and substance reasonably acceptable to Ms. Syms; and (iv) provide that the Debtors or Reorganized Syms, Reorganized Filene’s and the Estates (each as defined in the Plan), as the case may be, agree to indemnify and hold harmless Ms. Syms and the Tursts and their representatives, employees, agents, and attorneys (each a "Majority Shareholder Indemnitee") from and against any and claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that any such Majority Shareholder Indemnitee may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Plan, the Rights Offering, this Agreement, or the transactions contemplated hereby or thereby, including any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Majority Shareholder Indemnitee is a party thereto, and to reimburse each of such Majority Shareholder Indemnitee within ten (10) days after demand for any legal or other expenses incurred in connection with any of the foregoing; provided however, that the foregoing indemnity shall not, as to any Majority Shareholder Indemnitee, apply to (A) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from the willful misconduct or gross negligence of such Majority Shareholder Indemnitee; (B) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from a breach or default by Ms. Syms and the Trusts under this Agreement; and (C) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities asserted by a third party that is unrelated to the Plan, the Rights Offering, this Agreement, the Share Purchase Transaction (as defined in the Plan), or any other transactions contemplated hereby or thereby.  The Plan and Confirmation Order shall provide that no reserve shall be established or required for indemnification obligations to the Majority Shareholder Indemnitee. Notwithstanding any other provision to the contrary, no Majority Shareholder Indemnitee shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Plan, the Rights Offering, this Agreement, or the transactions contemplated hereby or thereby.  The terms set forth in this subsection shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the Rights Offering is consummated.  Further, the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by Ms. Syms and the Trusts in accordance with the Plan.

(b)          Aggregate Purchase Price.  The Backstop Parties shall have delivered to the Subscription Agent the total aggregate Purchase Price for the Backstop Party Shares.

(c)          Representations and Warranties and Covenants.  The representations and warranties of each Backstop Party set forth in Article IV of this Agreement shall be true and correct in all respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Each Backstop Party shall have complied in all material respects with all covenants in this Agreement applicable to it, except as a result of any Backstop Party Default to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1.

(d)          No Registration; Compliance with Securities Laws.  No Proceeding shall be pending or threatened by any Governmental Authority that alleges that the issuance of the Offered Share issued pursuant to the Rights Offering are not exempt from the registration requirements of Section 5 of the Securities Act.

(e)          Consents and Approvals.  All notifications, filings, consents, waivers  and approvals of or to any Governmental Authority required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

(f)          Proceedings.  No Proceeding shall be pending against Ms. Syms or the Trusts by any Person that seeks injunctive relief or makes a claim for damages based on the transactions contemplated by this Agreement, including the Share Purchase.

Each of Ms. Syms and the Trusts may waive any condition specified in this Section 7.3 if she or it executes a writing so stating at or prior to the Effective Date.

ARTICLE VIII

TERMINATION

Section 8.1         Automatic Termination.  This Agreement shall automatically terminate if the Bankruptcy Court, or any other court of competent jurisdiction, enters an Order prior to the Effective Date declaring, in a final nonappealable Order, that this Agreement is unenforceable.

Section 8.2          Termination by Backstop Parties.  Each of the Backstop Parties may terminate this Agreement as to itself upon written notice to Syms of the occurrence of any of the following events:

(a)          Breach or Failure to Perform.  If Syms breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) cannot be or has not been cured within ten (10) days following delivery by any of the Backstop Parties to Syms of written notice of such breach or failure to perform and (ii) has not been waived by the Backstop Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available if the failure of the Backstop Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

(b)          Disclosure Statement.  Failure of the Bankruptcy Court to enter the Disclosure Statement Order by July 31, 2012.

(c)          Agreement Order.  Failure of the Bankruptcy Court to enter the Agreement Order by the date of entry of the Disclosure Statement Order.

(d)          Confirmation Order.  Failure of the Bankruptcy Court to enter the Confirmation Order by August 31, 2012.

(e)          Effective Date of Plan.  Failure of the Effective Date of the Plan to occur by September 15, 2012.

(f)          Material Adverse Change to Plan.  The Plan is amended or modified so that it is no longer consistent in all material respects with this Agreement, including with respect to the economic terms, the means for implementation of the Plan, the proposed distributions to classes of claims under the Plan, and the participation rights in the stock of the reorganized debtors.

(g)          Disclosure Statement and Plan Content.  To the extent not done so before execution of this Agreement, the Disclosure Statement and Plan shall be modified to reflect the terms and conditions of this Agreement, and provisions thereof referred to and/or referenced herein shall be completed to the reasonable satisfaction of the Equity Committee and the Backstop Parties, including procedures for the Rights Offering.

Section 8.3          Termination by Syms.  Syms may terminate this Agreement upon written notice to the Backstop Parties of the occurrence of any of the following events:

(a)          Breach or Failure to Perform.  Except as described in Section 8.3(b), if any Backstop Party breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) cannot be or has not been cured within ten (10) days following delivery by Syms to such Backstop Party of written notice of such breach or failure to perform, provided that any such cure would not result in a material delay of the Effective Date and (B) has not been waived by Syms; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available if Syms' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date; provided, further, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

(b)          Failure to Pay Aggregate Purchase Price.  If any Backstop Party fails to pay any portion of its Aggregate Purchase Price to the Subscription Agent as and when due pursuant to the terms in this Agreement; provided, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

(c)          Fiduciary Out.  If, in response to any third-party proposal with respect to the Offered Shares, the Board of Directors of Syms concludes in good faith that the failure to terminate this Agreement would be inconsistent with the exercise of its fiduciary duties to its shareholders under applicable laws, provided, however, that Syms will not, and will not permit its representatives to, solicit or encourage any alternative proposal to this Agreement.

Section 8.4          Termination by Ms. Syms.  Ms. Syms may terminate this Agreement upon written notice to the Backstop Parties and Syms of the occurrence of any of the following events:

(a)          Breach or Failure to Perform.  If any Backstop Party breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) cannot be or has not been cured within ten (10) days following delivery by Ms. Syms to such Backstop Party of written notice of such breach or failure to perform, provided that any such cure would not result in a material delay of the Effective Date and (B) has not been waived by Ms. Syms; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available if Ms. Syms' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date; provided, further, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

Section 8.5          Effect of Termination.  Upon termination under this Article VIII, all rights and obligations of the parties under this Agreement shall terminate without any Liability of any party to any other party except that nothing contained herein shall release any party hereto from Liability, if any, from any breach.

ARTICLE IX

ADDITIONAL PROVISIONS

Section 9.1          Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile or electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)          If to the Backstop Parties, to the addresses set forth on Annex I hereto.

with a copy (which shall not constitute notice) to:

Halperin Battaglia Raicht LLP
555 Madison Avenue, 9th Floor
New York, New York 10022
Attention: Alan D. Halperin and Robert D. Raicht
Facsimile: 212-765-0964
Email: ahalperin@halperinlaw.net; rraicht@halperinlaw.net

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile: 213-683-5193

Attention: Thomas Walper and Seth Goldman
Telephone: 213-683-9100
Email: thomas.walper@mto.com; seth.goldman@mto.com

(b)          If to the Equity Committee, to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile: 213-683-5193
Attention: Thomas Walper and Seth Goldman
Telephone: 213-683-9100
Email: thomas.walper@mto.com; seth.goldman@mto.com

(c)          If to Syms, to:

Laura Brandt
Syms Corp.
One Syms Way
Secaucus, New Jersey 07094
laurabrandt@syms.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher and Flom LLP
4 Times Square
New York, New York 10036
Attn: Jay Goffman and Mark McDermott
Facsimile: 212-735-2000
jay.goffman@skadden.com; mark.mcdermott@skadden.com

(d)          If to Ms. Syms or the either of the Trusts, to:

Marcy Syms
14 Twin Ponds Drive
Bedford Hills, NY 10507
Phone 914-242-3483
marcysyms@syms.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP
Suite 1600
222 Delaware Avenue
Wilmington, DE 19801
Attn: Michael Lastowski and Martin Shulkin
Facsimile: 302-397-2138
MLastowski@duanemorris.com; MBShulkin@duanemorris.com

Section 9.2          Assignment.  Except as set forth in this Agreement with respect to the Creditors Committee, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by Syms (whether by operation of law or otherwise) without the prior written consent of each Backstop Party.

Section 9.3          Prior Negotiations; Entire Agreement.  This Agreement and any certificates, documents, instruments and writings delivered pursuant to it represent the complete agreement between the parties hereto as to all matters covered hereby, and supersede any prior agreements or understandings between the parties.

Section 9.4          Governing Law; Venue.  THIS AGREEMENT, AND ALL CLAIMS ARISING OUT OF OR RELATING THERETO, WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  THE BACKSTOP PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

Section 9.5          Waiver of Consequential Damages.  NO PARTY WILL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY FOR ANY LOSSES, COSTS, EXPENSES OR DAMAGES IN EXCESS OF THE ACTUAL DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES SUFFERED BY SUCH PARTY, AND THE PARTIES WAIVE ANY RIGHT TO RECOVER CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT.

Section 9.6          Counterparts.  This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.  The failure of any Backstop Party to execute this Agreement does not make it invalid as against any other Backstop Party.

Section 9.7          Waivers and Amendments.  This Agreement (including the exhibits and schedules hereto) may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by Syms, Ms. Syms, the Trusts and the Backstop Parties (except a Defaulting Backstop Party) and, to the extent required, the approval of the Bankruptcy Court, provided that any condition requiring the consent of the Equity Committee shall not be waived without the Equity Committee's prior written consent.  Each Backstop Party (except a Defaulting Backstop Party) may grant or withhold such Backstop Party's written consent to any amendment, modification, supersedence, cancellation, renewal or extension pursuant to the prior sentence in its sole discretion.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 9.8          Interpretation and Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in Annex II.  Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes.  All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law.  The words "include," "includes" and "including" will be deemed to be followed by "without limitation."  The word "or" is used in the inclusive sense of "and/or" unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  When a reference in this Agreement is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated.  The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.  References in this Agreement to approval by the Backstop Parties shall be construed to require the approval of all of the Backstop Parties (other than Defaulting Backstop Parties), provided that in the event that the Backstop Parties holding a majority (in amount) of the aggregate Backstop Percentages have so approved in accordance with this Agreement, such Backstop Parties shall have the right but not the obligation to purchase the shares to be purchased by the other Backstop Party under this Agreement to prevent any delay in the consummation of the transactions contemplated by this Agreement.  With respect to the rights and obligations of the Debtors, Ms. Syms, the

Creditors Committee and the Equity Committee under the terms of this Agreement, in the event of a conflict between this Agreement and the Plan, the terms of the Plan shall govern.

Section 9.9          Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 9.10        Specific Performance.  The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by an Order of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the need of posting a bond.

Section 9.11        Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12        Third Party Beneficiaries. This Agreement is not intended to confer, and shall not confer, upon any person other than the parties any rights or remedies; provided that the Equity Committee and the Creditors Committee are explicitly named third party beneficiaries with the right to enforce the respective provisions of this Agreement expressly applicable to the Equity Committee or the Creditors Committee, as the case may be; provided further that, in furtherance and not in limitation of any other rights that the Creditors Committee may have under applicable law, the Plan and Confirmation Order or otherwise,  the Creditors Committee shall have the right to approve, which approval shall not be unreasonably withheld,  any modification to the Plan, the Rights Offering Procedures, the Disclosure Statement or this Agreement, provided that any disagreement over the Creditors Committee approval shall be resolved by the Bankruptcy Court by hearing on shortened notice.

Section 9.13        No Waiver. If Syms fails to enforce any of its rights herein, nothing contained herein shall affect or impair the respective rights of the Creditors Committee and the Equity Committee (i) to serve a written notice upon Syms demanding that Syms exercise any such rights for the benefit of the estate and its creditors and equity holders and (ii) if Syms, notwithstanding such demand, continues not to exercise such rights, to make a motion to the Bankruptcy Court seeking to direct Syms to take the actions necessary to protect and enforce its respective rights herein or in the alternative, seeking standing for the Creditors Committee and/or the Equity Committee to pursue Syms' rights on behalf of the estate.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SYMS CORP.

By:	/s/ Gary P. Binkoski
Name:	Gary P. Binkoski
Title:	CFO

Signature Page to
Equity Commitment Agreement

BACKSTOP PARTIES:

DS ADVISORS, LLC

By:	/s/ Marina Shevyrtalova
Name:	Marina Shevyrtalova
Title:	Portfolio Manager

Signature Page to
Equity Commitment Agreement

ESOPUS CREEK VALUE SERIES FUND LP-SERIES "A"

By:	/s/ Andrew L. Sole
Name:	Andrew L. Sole
Title:	Managing Member of Esopus Creek Advisors LLC Esopus Creek Advisors LLC as General Partner to Esopus Creek Value Series Fund LP - Series "A"

Signature Page to
Equity Commitment Agreement

MARCATO CAPITAL MANAGEMENT LLC

By:	/s/ Richard McGuire
Name:	Richard McGuire
Title:	Managing Member

Signature Page to
Equity Commitment Agreement

MARCY SYMS

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:

THE TRUST PARTIES:

LAURA MERNS LIVING TRUST

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	Trustee

MARCY SYMS REVOCABLE LIVING TRUST

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	Trustee

Signature Page to
Equity Commitment Agreement

Annex I

Backstop Parties Percentage and Commitment

Backstop Party	Address/Contact	Commitment	Percentage
DS Advisors, LLC	1440 Broadway, 23rd Floor New York, NY 10018 Phone: (646)-512-5139 Email: marina@dsadvisors.com	[Redacted]	[Redacted]
Esopus Creek Value Series Fund LP-Series "A"	1330 Avenue of Americas Suite 1800 New York, NY 10019 Phone: (212) 315-1330 Email: Andrewsole@ecvlp.com Laurenkrueger@ecvlp.com	[Redacted]	[Redacted]
Marcato Capital Management LLC	235 Pine Street, Suite 1650 San Francisco, CA 94104 Phone: (415) 796-6350 Email: mcguire@marcatocapital.com	[Redacted]	[Redacted]

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Annex II

Miscellaneous Defined Terms

"Accredited Investor" has the meaning set forth in Rule 501(a) promulgated under the Securities Act of 1933.

"Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

"Aggregate Unsubscribed Shares" means any Offered Shares that are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Offered Shares.  In the event that a Backstop Party defaults on its obligations to purchase its Pro Rata Share of the Offered Shares pursuant to Section 1.1(b) of this Agreement, such Shares shall be deemed to be Aggregate Unsubscribed Shares.

"Backstop Percentage" means the percentage set forth for each Backstop Party on Annex I.

"Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

"Eligible Holder" means any holder of Syms common stock as of the Record Date including the Backstop Parties but excluding Ms. Marcy Syms, the Laura Merns Living Trust and the Marcy Syms Revocable Living Trust, that (a) has submitted to the Subscription Agent (as defined in the Rights Offering Procedures) on or prior to the Accredited Investor Deadline (as defined in the Rights Offering Procedures) a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) Syms determines is an Accredited Investor.

"Encumbrance" means any liens, pledges, charges, mortgages, security interests, pre-emptive rights, easements, encumbrances or other similar rights of others.

"Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Debtors' chapter 11 cases, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move

E-II-1

for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending.

"Governmental Authority" means (a) any court, tribunal, judicial or arbitral body and (b) any government, multilateral organization or international organization or any agency, bureau, board, commission, ministry, authority, department, official, political subdivision or other instrumentality thereof, whether federal, state or local, domestic or foreign as well as any Persons owned or chartered by any of the foregoing.

"Law" means any foreign, federal, state or local law, statute, treaty, rule, directive, regulation, ordinance, practice, circular or similar provision having the force or effect of law or any Order.

"Liability" means any liability or obligation of any kind, whether accrued, absolute, fixed or contingent or otherwise, whether known or unknown.

"Order" means any judgment, injunction, decree, order or award of any Governmental Authority.

"Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority and including any successor, by merger or otherwise, of any of the foregoing.

"Proceeding" means an action, suit or proceeding pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction.

"Pro Rata Share" means:

(x) in the case of the Offered Shares, the number of Offered Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Offered Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date; and

(y) in the case of the Aggregate Unsubscribed Shares, the number of Aggregate Unsubscribed Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Aggregate Unsubscribed Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as

E-II-2

of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date.

"Record Date" means July 12, 2012 at 5:00 p.m. New York City time.

"Securities Act" means the Securities Act of 1933, as amended.

E-II-3

EXHIBIT F

Budget

Syms Corp. Plan Supplement Exhibit

NewCo Projected Expenses & Operating Reserves

($ in millions)	Year 1	Year 2	2-Year Total
Salaries, Wages & Benefits	$1.1	$1.1	$2.2
Board of Directors Fees & Expenses	0.2	0.2	0.4
Other Expenses(1)	1.2	1.1	2.4
Overhead & Other Expenses	$2.5	$2.5	$5.0

Pension Related Expenses(2)	$1.9	$1.9	$3.8
Non-Trinity Real Estate Costs(3)	8.7	0.3	9.0
Trinity Real Estate Carry & Predevelopment Costs(4)	2.3	0.7	3.0
Total	$15.4	$5.3	$20.8

(1)	Includes estimated legal fees, tax & audit services, supplies, equipment and office space.
(2)	Includes minimum contribution payments due under the Syms Pension Plan and quarterly withdrawal liability payments associated with multi-employer pension liabilities.
(3)
Includes costs to operate the properties, such as carry costs, tenant improvement, as well as leasing income. Note that the $9.0 million Sub-Category Reserve total includes a contingency of approximately $300,000.

(4)
Assumes carry costs are approximately $63,000 per month plus approximately $1.1 million for additional development & entitlement needs allocated over the twelve month period leading up to the joint venture. The $1.1 million of additional costs includes $300,000 provision for legal fees and a $500,000 contingency.

Note: As set forth in Section VII.G.3 of the Plan, to the extent creditors have not been fully repaid by the end of the initial two years after the Effective Date, the Company shall be permitted to set aside additional proceeds beyond the totals shown above in order to cover projected expenses to be incurred during the third and fourth years. In the third year period after the Effective Date, the Corporate Overhead Reserve cap shall be increased by $1.25 million; the Pension Reserve cap shall be increased by the sum of (x) the projected amount of the minimum annual payment due under the Syms Pension Plan during the third year period after the Effective Date and (y) $812,928 to fund the minimum quarterly payments to be paid to Local 1102 for the pension withdrawal liability claim; and the Carry Cost/Repair/TI Reserve shall be increased by the sum of (x) the amount of Carry Costs projected to be incurred, plus (y) 20% of the Carry Costs projected for any unsold Near Term Properties or Medium Term Properties. In the fourth year period after the Effective Date, the Corporate Overhead Reserve cap shall be increased by $750,000; the Pension Reserve cap shall be increased by the sum of (x) the projected amount of the minimum annual payment due under the Syms Pension Plan during the fourth year period after the Effective Date and (y) $812,928 to fund the minimum quarterly payments to be paid to Local 1102 for the pension withdrawal liability claim; and the Carry Cost/Repair/TI Reserve shall be increased by the sum of (x) the amount of Carry Costs projected to be incurred, plus (y) 20% of the Carry Costs projected for any unsold Near Term Properties or Medium Term Properties. In each year, these aggregate cap increases are subject to downward adjustment to the extent remaining unused funds exist in any of the Sub-Category Reserves.

EXHIBIT G

Schedule of Syms Owned Real Estate

Address	Total Property	Tenant(s)	Lease Term	Tenant Sq. Ft.
4400 Forest Hill Blvd, West Palm Beach, FL 33406	112,414	20 tenants	Ranging from month-to-month through March 2016	58,114
1340 Swedesford Rd, Berwyn, PA 19312	71,026	Devon Fitness	Through Dec 2016	16,294
4615 NW 77th Avenue, Miami, FL 33166	53,000	None	None	0
21700 Telegraph Road, Southfield, MI 48034	53,784	Lear Corp	Through Feb 2022	53,784
5775 Jimmy Carter Boulevard, Norcross, GA 30071	69,200	None	None	0
10770 Westheimer, Houston, TX 77042	41,824	None	None	0
652 Commerce Drive, Fairfield, CT 06825	42,900	None	None	0
295 Tarrytown Road, Elmsford, NY 10523	143,116	Bed Bath & Beyond	Through February 2018	84,500
1803 Roswell Road, Marietta, GA 30062	77,086	4 tenants	Ranging from month-to-month through June 2014	29,422
280 West North Avenue, Addison, IL 60101	62,523	None	None	0
1865 E. Marlton Pike, Cherry Hill, NJ 08003	150,000	None	None	0
8075 Sheridan Drive, Williamsville, NY 14221	102,347	787 Elk LLC dba Len-Co	Through April 2017	56,130
5300 Powerline, Ft. Lauderdale, FL 33309	55,110	None	None	0
695 Merrick Avenue, Westbury, NY 11590	90,520	None	None	0
330 Route 17 North, Paramus, NJ 07652	77,148	Hillmans Eyewear dba Lenscrafters	Through October 2016	4,100
1 Syms Way, Secaucus, NJ 07094	339,981	None	None	None
28-42 Trinity Place, New York 10007	69,965	None	None	None

EXHIBIT H

Form of Management Agreement

ASSET MANAGEMENT AGREEMENT

This Asset Management Agreement is made as of [_______] [__], 2012 (the “Effective Date”), by and between [NEWCO],  (“Owner”), and [_____________], (“Manager”).

PRELIMINARY STATEMENT

Whereas, Owner owns the real property interests identified on Schedule A attached hereto (the “Properties”; the Properties, together with all rights and privileges of Owner with respect thereto now and hereafter held by Owner, the “Assets”)

Whereas, Owner desires to retain Manager to perform the asset management services enumerated herein; and

Whereas, Manager has agreed to provide such services upon and subject to the terms and conditions set forth below.

Now, therefore, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Manager agree as follows:

ARTICLE I

APPOINTMENT OF MANAGER

1.1       Appointment.  Owner hereby retains Manager as an independent contractor (except in the limited circumstances where Manager is expressly authorized herein to act in the name of Owner) for the purpose of performing the services described in this Agreement, and Manager hereby agrees to perform such services, on the terms and conditions set forth herein. Manager agrees to perform the asset management services set forth in this Agreement in a diligent good faith manner, consistent with the Management Standard (as defined in Section 4.3) and otherwise in accordance with this Agreement. The parties hereto further acknowledge that the retention of Manager shall in no event constitute an agency relationship (except in the limited circumstances where Manager is expressly authorized herein to act in the name of Owner) and under no circumstances shall Manager be deemed an agent of Owner for any purpose in Manager’s capacity as asset manager hereunder.

Under no circumstances shall Manager (a) in its capacity as asset manager represent or hold itself out to any third party as an agent of Owner, except in the limited circumstances where Manager is expressly authorized herein to act in the name of Owner, (b) acquire title to any property on behalf of or in the name of Owner, or (c) perform any services it is not authorized to perform under this Agreement.

ARTICLE II

TERM OF AGREEMENT

This Agreement shall be for an initial term of one (1) year from the Effective Date, and shall be automatically renewed for successive one (1) year terms  thereafter. This Agreement may be terminated by the parties as set forth in Section 12.1. The provisions of ARTICLE VII, ARTICLE IX, ARTICLE X, and ARTICLE XII hereof shall remain in full force and effect notwithstanding any termination of this Agreement.

ARTICLE III

ASSETS SUBJECT TO AGREEMENT

As of the date hereof, Owner owns the Properties identified on Schedule A attached hereto.  Owner’s investment in the Assets (together with any additional Assets hereafter acquired by Owner) shall be managed by Manager pursuant to the terms of this Agreement.

ARTICLE IV

MANAGER’S DUTIES

4.1        General Scope of Duties and Responsibilities.  Manager’s duties under this Agreement are, subject to the limitations imposed on them by the terms hereof, (a) to manage Owner’s investment in the Assets, (b) to advise Owner of Manager’s recommendations on the optimal manner in which to operate and/or dispose of Owner’s investment in the Assets, in accordance with the Approved Business Plan, Owner’s investment objectives and the provisions of this Agreement, and (c) to implement the Approved Business Plan.

4.2        Asset Management.  Manager shall implement the Approved Business Plan and otherwise manage Owner’s investment in the Assets in the best interests and for the benefit of Owner, in each case in accordance with the terms of this Agreement and the Management Standard.  Pursuant thereto, Manager shall perform, without limitation, the following duties:

(a)          oversee and provide asset management services with respect to the Assets, including coordination and supervision of (i) maintenance and upkeep, (ii) security and insurance, (iii) collection of rents and other revenues and payment of operating expenses, (iv) the procurement of tenants and the leasing of space within the Properties on terms and conditions consistent with the Approved Business Plan or otherwise approved by Owner, and (v) all other aspects of ownership, operation and management of the Properties;

(b)          oversee, supervise and coordinate (i) the provision of property management services (including services of the type described in the foregoing Section 4.2(a)) by third-party property managers approved by Owner (each, a “Property Manager”), (ii) the provision of leasing-agent services (including services of the type described in the foregoing Section 4.2(a)(iv)) by third-party leasing agents approved by

Owner (each, a “Leasing Agent”), and (iii) the provision of sales-agent services by third-party real estate brokers approved by Owner (each, a “Sales Agent”);

(c)          recommend to Owner, for Owner’s approval, third parties to provide services in respect of the Assets, including Property Managers,  Leasing Agents, and Sales Agents;

(d)          (i) assist Owner in identifying and evaluating financing, refinancing, development, leasing, and disposition opportunities consistent with the Approved Business Plan and Owner's investment objectives, and (ii) analyze, evaluate and make recommendations with respect to financings, refinancings, developments and dispositions in respect of the assets;

(e)          provide disposition services including analyzing the optimal hold periods for the Assets, and at Owner’s request preparing sales books, marketing the Assets for sale and sourcing and negotiating sales and other disposition transactions;

(f)           oversee, supervise, manage and coordinate the execution of proposed transactions for the financing, refinancing, sale, lease, development or other disposition of the Assets, including without limitation management and coordination of the due diligence and closing processes in connection with such transactions;

(g)          recommend to Owner such measures and courses of action as Manager believes will best preserve, enhance and realize the value of Owner’s investment in the Assets;

(h)          in accordance with Section 4.5 provide, on an annual basis, proposed updates and modifications to the Approved Business Plan then in effect;

(i)           prepare, or oversee the preparation of and review, for submission to Owner, at least monthly and quarterly reports on the Assets, all as required by Owner, including, without limitation, periodic budget variance reports and pro-forma performance projections;

(j)           compile for submission to Owner, at least monthly reports submitted or prepared by Property Managers and Leasing Agents;

(k)          conduct periodic property inspections and operations reviews, and assist Owner in preparation and presentation of matters to be presented to Owner’s board of directors, shareholders and/or other stakeholders;

(l)           (i) conduct initial feasibility work in respect of the redevelopment of that certain Property identified on Schedule A attached hereto as [____________], (the “Trinity Site”), including analysis and planning work with respect to the zoning, redevelopment plan, budget, and project feasibility for the Trinity Site, (ii) assist Owner with the formation of a joint-venture vehicle to execute the redevelopment plan for the

Trinity Site, and (iii) as instructed by Owner, liaise with co-joint-venturers of Owner in respect of the redevelopment of the Trinity Site;

(m)          provide administrative and back-office support to Owner, including with respect to preparation of operating and financial reports, projections, and plans and similar analysis or materials;

(n)          at Owner’s election, either (i) prepare and timely make on Owner’s behalf and following Owner’s review thereof all required filings with the Securities and Exchange Commission, stock exchange or other regulator, and otherwise satisfy all reporting requirements to which Owner is or may become subject as an issuer of a security registered pursuant to Section 12 of the Securities Exchange Act of 1934 (collectively, the “Reporting Requirements”), or (ii) provide to a person designated by Owner all information necessary to allow Owner to timely make such filings and satisfy its Reporting Requirements; and

(o)          promptly furnish Owner with notice of events or developments reasonably likely to have a material impact on the operation, performance, value or legal compliance of any of the Assets or Owner’s business, including without limitation any event that would impose on Owner a Reporting Requirement.

4.3           Restrictions on Manager’s Authority.   In performing management services hereunder, Manager shall not, without the prior written consent of Owner:

(a)          pay any rents, receipts, distributions, dividends or other form of proceeds or revenues received from or generated by the Assets (collectively, “Revenues”), unless specifically set forth in the Approved Business Plan, or otherwise authorized under this Agreement, to any related party or any affiliated person, entity or corporation of Manager or to any director, officer or other employee of Manager or such affiliate;

(b)          commence or discontinue any actions in the nature of legal proceedings (other than delivery to tenants of notices to pay or quit) in any court, before any governmental authority, or in arbitration;

(c)          except as expressly provided in the Approved Business Plan, undertake or authorize any capital expenditures or capital improvement projects with respect to the Properties, or make any additions or alterations thereto, except as are made in the ordinary course of business and the cost of which does not exceed [Fifty Thousand Dollars ($50,000)];

(d)          appeal or contest any assessment or reassessment or other adjustment of real estate taxes with respect to the Properties;

(e)          enter into or terminate any leases with respect to the Properties, or consent or approve any amendment to or assignment of any lease with respect to the Properties;

(f)           sell, encumber or otherwise transfer or convey any of the Assets;

(g)          except as expressly provided for or permitted pursuant to the provisions of this Agreement or the Approved Business Plan, enter into any Third Party Contracts;

(h)          borrow money or execute any promissory note or mortgage, deed of trust, security agreement, guaranty or other encumbrance in the name of or on behalf of Owner.

4.4        Standard of Performance.  Manager acknowledges a fiduciary relationship of trust and confidence between Manager and Owner.  Manager shall at all times act in good faith and in the best interests of Owner with respect to Owner’s investment in the Assets, and shall carry out its obligations hereunder in accordance with a standard of care, skill, diligence, knowledge and judgment consistent with Manager’s fiduciary duties owed to Owner and with the standard of care commensurate with that exercised by professional first class asset management companies providing institutional asset management services for properties similar to the Assets (the “Management Standard”).

4.5        Approved Business Plan.  The performance by Manager of its duties hereunder shall at all times be in accordance with the Approved Business Plan, including the budgets set forth therein.  The initial business plan has been approved by Owner and is attached hereto as Schedule B (the “Initial Business Plan,” and together with each update, supplement or modification thereto approved by Owner in its sole discretion, the “Approved Business Plan”).

(a)          Submission of Proposed Business Plans.  Not later than August 15 of each year during the term of this Agreement, Manager shall provide Owner with a proposed update and amendment of the then-current Approved Business Plan for the upcoming calendar year (the “Proposed Business Plan”). Each such Proposed Business Plan shall follow the format of the Initial Business Plan and shall incorporate and consolidate the information provided in the operating and capital budgets, business plans, leasing guidelines, marketing plans, and other financial information for each individual Asset for the forthcoming fiscal year.

(b)          Response to and Approval of Proposed Business Plans.  Owner shall use its commercially reasonable efforts to respond to a Proposed Business Plan within thirty (30) days after receipt of such Proposed Business Plan from Manager, which response shall indicate whether Owner accepts or rejects such Proposed Business Plan in whole or in part.  If Owner approves the Proposed Business Plan, the Proposed Business Plan so approved shall become the Approved Business Plan for all purposes hereunder.  If Owner rejects part of a Proposed Business Plan, the portion that has been approved shall become effective, the Approved Business Plan will be deemed modified and supplemented by such approved portion, and Manager shall perform its obligations in accordance with the Approved Business Plan as so modified.

(c)          Conference and Resubmission.  If Owner rejects all or part of a Proposed Business Plan under Section 4.5(b) hereof, Owner and Manager will promptly confer regarding Owner’s reasons for its rejection of such Proposed Business Plan or portion thereof. Manager shall thereafter resubmit a new Proposed Business Plan as expeditiously as possible and in any event within fifteen (15) days after such conference between Owner and Manager, and Owner and Manager shall cooperate to achieve agreement on such resubmitted Proposed Business Plan as expeditiously as practical.  For the avoidance of doubt, in no event shall Manager be authorized or entitled to perform any of its duties hereunder in accordance with any business plan or budget other than an Approved Business Plan approved by Owner in accordance with this Section 4.5.

4.6        Supervision of Others; Third Party Contracts.

(a)          Supervision of Others.  In the event any of the responsibilities of the Manager set forth herein are also the contractual responsibility of other individuals or entities (including, without limitation, Property Managers, Leasing Agents, or development managers or consultants), then the responsibility of the Manager hereunder shall be deemed modified so that its responsibility hereunder shall be limited to the supervision of such other individuals or entities in fulfilling such responsibilities and using diligent good faith efforts to ensure they fulfill same.

(b)          Third-Party Agreements.  Manager shall advise Owner as to the necessity or desirability of entering into agreements (“Third-Party Contracts”), at Owner’s expense, with third parties (including, without limitation, Property Managers, Leasing Agents, or development managers or consultants) to perform the duties Manager reasonably deems necessary with respect to the Assets under this Agreement.  Manager shall not enter into any Third Party Contracts in the name or on behalf of Owner except pursuant to a specific instruction issued by Owner to Manager hereunder and then only in accordance with the Approved Business Plan. All Third-Party Contracts will be subject to the requirements of Section 13.3 hereof.

(c)          Reimbursement of Third Party Costs.  Upon receipt from third parties of such original invoices and/or other documentation as may be necessary to confirm services rendered and amounts due, or if Manager has other appropriate evidence of amounts payable by Owner hereunder, Manager shall be entitled to pay such amounts from the Investment Account (as defined below) to the extent permitted in the budget contained in the Approved Business Plan; provided, that the prior written consent of Owner shall be required for Manager to pay any amount or invoice Two Hundred and Fifty Thousand Dollars ($250,000), even if such expense is provided for in the Approved Business Plan. If payment of such amounts shall not be permitted in the budget contained in the Approved Business Plan (or exceeds Two Hundred and Fifty Thousand Dollars ($250,000)), Manager shall obtain Owner’s approval prior to making any such payment. If the Investment Account shall not contain funds sufficient to permit Manager to pay such permitted amounts, Owner shall deposit the funds necessary to permit Manager to pay the same into the Investment Account within fifteen (15) business days after receiving notice of the need therefor from Manager.

ARTICLE V

BOOKS AND RECORDS; REPORTING; BANK ACCOUNTS

5.1        Books and Records.

(a)          General.  Manager shall maintain in a manner consistent with good accounting principles, practices and procedures (on a U.S. GAAP basis), a system of books and records, in form and detail reasonably acceptable to Owner, of all business activities and operations conducted by Manager in connection with Manager’s performance under this Agreement. All books, records and supportive documentation shall be maintained in a prudent manner at the principal place of business of Manager, or at such other place as Manager and Owner determine.  Manager shall maintain disclosure control processes and internal controls over financial reporting that meet the standards required by the Sarbanes-Oxley Act of 2002.

(b)          Retention of Records.  Unless returned to Owner, or otherwise disposed of in accordance with the direction of Owner, for a period of not less than twenty-four (24) months after the date of termination or expiration of this Agreement, Manager shall continue to maintain all files and records pertaining to its performance under this Agreement.

(c)          Owner’s Right to Examine Books and Records and Conduct Audit. At all times during the term of this Agreement and at all times during the twenty-four (24) month period following the expiration or termination of this Agreement, Owner and/or its duly authorized agents, representatives and employees may, upon reasonable notice (but in no event shall more than fifteen (15) days’ notice be required) and at such reasonable times as Owner may request, inspect, audit and copy (at Owner’s expense) any of Manager’s records, files, reports and related materials pertaining to the Assets and to Manager’s performance under this Agreement which were not returned to Owner pursuant to Section 12.3 hereof.

5.2        Financial and Operating Reports.  Manager shall prepare or cause to be prepared and delivered to Owner the following reports:

(a)          within fifteen (15) days after the end of each calendar month, (i) an unaudited income statement for the Assets including a comparison to the Approved Business Plan and a narrative explanation of major variances (i.e. +/- 10%) from the Approved Business Plan; (ii) an unaudited balance sheet and cash flow statement for each of the Assets; (iii) an unaudited reconciliation of the Investment Account and any other banks accounts associated with the Assets; (iv) a detailed report of any capital expenditures or other material expenditures made or proposed to be made in respect of the Assets; (v) a report of aging accounts receivable and payable with respect to the Assets; and (vi) a narrative description of material developments with respect to each of the Assets during the applicable period, including without limitation a narrative summary of material developments with respect to the financing, refinancing, development, leasing, or disposition of each Asset, and (vii) such other information as the Owner may reasonably require;

(b)          within thirty (30) days after the end of the first, second and third calendar quarters of each calendar year, the Manager shall coordinate the preparation and delivery to the Owner of (i) an unaudited profit and loss statement for the Assets for the prior quarter showing actual results for the quarter and year-to-date compared to the Approved Business Plan for the same period and indicating variance amounts and percentages with a narrative explanation for any variance which is +/- 10% from the applicable component of the Approved Business Plan, and (ii) such other information as the Owner may reasonably require; and

(c)          within sixty (60) days after the close of each calendar year (or the Owner’s fiscal year if other than the calendar year) (i) audited financial statements including a balance sheet, a statement of income and loss, a statement of cash flow for the Assets for such Fiscal Year, and (ii) such other information as the Owner may reasonably require.

Unless directed otherwise by the Owner, the Assets shall be shown in each report at their most recent market value. The costs of services rendered by third parties in connection with the preparation of such reports shall be borne by the Owner, up to but not in excess of the amount provided for such services in the Approved Business Plan.  At the Owner's request such information shall also be provided to the Owner in an electronic format agreed to by the Owner and the Manager.

5.3        Bank Accounts.

(a)          Investment Accounts.  Manager shall establish and maintain one or more accounts in the name of Owner (each, an “Investment Account”) at a financial institution acceptable to Owner.  Manager shall cause all Revenues to be  deposited directly in the Investment Account. Amounts on deposit from time to time in the Investment Account shall be invested solely in the type of investments approved by Owner.

(b)          Application at Owner’s Direction. Manager shall ensure that all Revenues, ordinary and extraordinary, are paid and distributed as Owner directs, whether specifically or generally in accordance with the Approved Business Plan.

(c)          Deposits by Manager to Investment Account. In the event that Manager comes into receipt of any Revenues, Manager shall cause all such Revenues to be deposited in the Investment Account no later than the close of business on the day following such receipt.

ARTICLE VI

MANAGER’S COMPENSATION AND REIMBURSEMENT

6.1        Management Fees.  Manager shall be entitled to the fees set forth on Schedule C attached hereto, consisting of (a) the Base Management Fee, and (b) the Inventive Management Fee.

6.2        Expense Reimbursement.  Manager shall be entitled to reimbursement (the “Expense Reimbursement”) for all out-of-pocket costs and expenses actually incurred by Manager and which are directly attributable to the performance of its obligations hereunder (“Management Expenses”); provided, however, in no event shall Manager be entitled to Expense Reimbursement for Management Expenses in excess of the amount provided therefor in the Approved Business Plan.

ARTICLE VII

AUDIT OF MANAGER’S EXPENSE REIMBURSEMENTS

7.1        Preparation of Audit Report.  For each year during the term of this Agreement, Owner shall have the right to cause Owner’s auditors to prepare a written report (the “Audit Report”) at Owner’s expense stating whether the statement of Management Expenses payable hereunder or any costs incurred under Third-Party Contracts paid for by Manager on behalf of Owner during such year was inaccurate in any respect, and if so, specifying the inaccuracies and the effect of such inaccuracies on any amounts previously paid to Manager; provided, that if the Audit Report finds that Manager received reimbursement for Management Expenses or costs incurred under Third Party Contracts in excess of an amount equal to the cost to prepare the Audit Report, then Manager shall be responsible to pay the cost and expense of the Audit Report.

7.2        Reconciliation Based on Audit Report.  If Owner has caused an Audit Report to be prepared, Owner will deliver a copy of the Audit Report to Manager as soon as practicable after its completion. If any Audit Report reflects any inaccuracies which reveal that Manager is entitled to receive greater or lesser amounts from Owner, within thirty (30) days after receipt of such Audit Report, Manager will pay Owner, or Owner will pay Manager, as applicable, on the first day of the next calendar month the amount required to restore the parties to the position they would have been in absent such inaccuracies, excluding amounts under dispute. If Manager disagrees with the findings of the Audit Report, Manager shall have the right to cause Manager’s auditors to prepare a written report at Manager’s expense within twenty (20) days after receiving the Audit Report. If the report submitted by Manager’s auditors conflicts with the Audit Report, the parties will attempt in good faith to reconcile any discrepancies; provided, however, that if the parties cannot agree, the Audit Report shall prevail.

7.3        Survival.  The obligations of this ARTICLE VII shall survive the expiration or termination of this Agreement.

ARTICLE VIII

OWNER’S DUTIES

8.1        Designated Representative(s).  On the Effective Date, and as necessary from time to time thereafter, Owner shall designate in writing one or more representatives with whom Manager shall communicate, and provide notice as required under this Agreement, regarding all issues pertaining to the Assets.

8.2        Compensating Manager. Owner shall timely compensate Manager for its services under this Agreement in accordance with the provisions of this Agreement.

ARTICLE IX

CONFIDENTIALITY

Manager agrees not to disclose and agrees to cause its employees, agents and Affiliates not to disclose, any of the terms of this Agreement or any information relating to Owner’s assets, business or affairs, provided that such disclosure may be made (a) to any person who is an officer, director or employee of Manager or its Affiliates or counsel or accountants thereto solely for their use and on a need-to-know basis, (b) with the prior written consent of Owner, (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (d) at Owner’s request or if required by any lender providing financing to Owner or in respect of any Asset, (e) to one or more potential direct or indirect investors in Owner, or (f) pursuant to any other governmental requirements (e.g., securities law requirements). In the event that Manager shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, Manager shall (i) promptly notify Owner, (ii) consult with Owner on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, reasonably cooperate with Owner (at no cost to Manager) in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

ARTICLE X

INDEMNIFICATION, EXCULPATION

10.1      Indemnification by Manager.  Manager agrees to indemnify, defend and hold harmless Owner, its Affiliates and their respective partners, shareholders, officers, directors, managing directors, members, employees, attorneys, nominees, subsidiaries, Affiliates, agents, successors and assigns (collectively, “Owner Indemnitees”) from and against any and all losses, damages, charges, liabilities (direct or indirect), claims, expenses (including, without limitation, reasonable attorneys’ fees) and suits or other causes of action of any nature whatsoever (hereinafter collectively referred to in this ARTICLE X as “Claims”) arising, resulting, sustained or incurred, or which can or may arise, result, be sustained or incurred by Owner and/or the Owner Indemnitees arising out of (a) the performance by Manager or Manager’s Agents (as hereinafter defined) of acts outside the scope of the authority granted to Manager under this Agreement, (b) the material breach of any provision of this Agreement by Manager or Manager’s Agents, and (c) or any fraudulent acts, willful misconduct or gross negligence on the part of Manager or Manager’s Agents (collectively, “Indemnified Owner Matters”).  Manager agrees to reimburse Owner Indemnitees for and indemnify Owner Indemnitees against the payment of any monies which Owner Indemnitees are required to pay out in connection with or as any expense (including, without limitation, reasonable attorneys’ fees) in defense of any Claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager, Owner Indemnitees, or Owner Indemnitees and Manager jointly and/or severally caused by or arising out of the Indemnified Owner Matters. If Manager fails to pay any amounts it owes to Owner under this Section 10.1, then Owner may offset any such amounts against any fees and/or reimbursements otherwise owed by Owner to Manager under this Agreement, in addition to any other remedies Owner may have in this Agreement, at law or in equity.  As used herein, the term “Manager’s Agents” shall mean Manager’s employees, and agents or contractors engaged by Manager to perform duties delegated to Manager pursuant to this Agreement.

10.2      Indemnification by Owner.  Owner will defend, indemnify, and hold harmless Manager, its Affiliates and their respective partners, shareholders, directors, managing directors, officers, members, employees, attorneys, nominees, subsidiaries, Affiliates, agents, successors and assigns from and against all Claims (but excluding any consequential damages of Manager) arising from (a) the Assets or the performance of Manager’s obligations under and in accordance with the terms of this Agreement (except for Indemnified Owner Matters), (b) the material breach of any provision of this Agreement by Owner, and (c) Owner’s failure (other than by reason of Manager’s default under this Agreement) or refusal to comply with or abide by any legal requirements, unless, following a final adjudication on the merits by a court of competent jurisdiction, it is determined that the Claim was attributable to one of the Indemnified Owner Matters or is otherwise specified in this Agreement to be at Manager’s expense.

10.3      Exculpation.   No direct or indirect partner, shareholder, member, officer, director, employee, Affiliate, beneficiary, manager or agent in or of Owner (and no officer, director, employee, agent, manager or trustee of any of the foregoing) will be personally liable for the performance of Owner’s obligations under this Agreement. The liability of Owner for Owner’s obligations under this Agreement will be limited to Owner’s interest in the Assets and the proceeds thereof. Nothing in this Section 10.3 will affect the rights of Manager to seek appropriate relief against any person to the extent that such person misappropriates funds of Manager or commits fraud against Manager.

10.4      Survival.  The provisions of this ARTICLE X shall survive the termination of this Agreement.

ARTICLE XI

INSURANCE

11.1      Fidelity Bond.  Manager shall, at its sole expense, obtain and maintain at all times during the term of this Agreement a fidelity bond with responsible companies with broad coverage of all officers, partners, employees or other persons engaged by Manager acting in any capacity with respect to the Assets or handling funds, money, documents and papers relating to the Assets. Any such fidelity bond shall insure and protect Manager, at a minimum, against losses, including, without limitation, those arising from theft, embezzlement, fraud, or misplacement of funds, money, or documents. The minimum coverage under any such fidelity bond shall be at least equal to $10,000,000. As soon as practicable after the Effective Date, Manager shall cause to be delivered to Owner, a certificate of insurance that provides that should the fidelity bond be canceled or modified before its expiration date, the insurer will provide thirty (30) days’ prior written notice to Owner. Owner shall be notified of all draws or claims against the fidelity bond related to this Agreement.

11.2      Errors and Omissions Insurance.  Manager shall, at its sole expense, obtain and maintain at all times during the term of this Agreement Errors and Omissions insurance in the minimum amount of $10,000,000, and with at least two (2) years of “tail” coverage after completion of the services. Such insurance shall also include a duty to defend.

11.3      Directors and Officers Liability Insurance.  Manager shall, at its sole expense, obtain and maintain at all times during the term of this Agreement Directors and Officers Liability and Company Reimbursement insurance covering the Owner’s directors and officers, including any employee acting in such capacity, with a minimum limit of $10,000,000 in the aggregate. Such coverage shall include investigative costs coverage, defense pending final adjudication of any criminal allegations and a priority of payments clause.

11.4      Liability Insurance. Commercial general liability insurance, written on an “occurrence” basis, including products/completed operations; broad form property damage; and contractual liability coverage for Manager’s indemnity obligations hereunder. Such insurance shall bear a combined single limit per occurrence and annual aggregate of not less than $5,000,000, exclusive of defense costs, for all coverages.

11.5      Insurers, Certificates, Etc. All insurance required to be carried by Manager hereunder shall be on such terms, carried by such insurers, evidenced by such certificates (naming Owner as an additional insured, etc.) and be subject to such other requirements as Owner may from time to time require.

11.6      Other Insurance.  Manager shall, at Owner’s expense, obtain and maintain such other insurance coverage as Owner may from time to time require.

11.7      Manager Named on Owner’s Insurance Policies.  Manager shall be named as an insured on all of Owner’s liability insurance policies obtained by Owner or Manager covering the Assets.

ARTICLE XII

TERMINATION OF AGREEMENT

12.1      Termination of Agreement.

(a)          Termination by Owner for Cause.  Owner may terminate this Agreement on fifteen (15) days’ notice to Manager if at any time: (i) the Manager or any Affiliate, principal, member, shareholder, manager, officer, director, employee of Manager, or any Manager’s Agent has (A) intentionally misappropriated funds of Owner or the Assets or committed fraud against Owner or the Property Owner, (B) committed gross negligence or intentional misconduct in the discharge of its duties under this Agreement, (C) failed to keep, observe or perform any covenant, agreement, term or provision of this Agreement and such default continues for a period of fifteen (15) days after written notice thereof by Owner to Manager; provided, however, if such default cannot be cured within such fifteen (15) period, and Manager has initiated efforts to cure the default within such fifteen (15) day period, the cure period shall be extended for so long as Manager is diligently attempting to effect a cure of the default, but in no event to exceed thirty (30) days from the date of Owner’s notice, or (D) violated or caused or allowed to be violated any law or governmental requirement applicable to Manager, Owner or the Assets and such violation has, or is reasonably capable of having, a material adverse effect on the value, economic performance, or legal compliance of any of the Assets, (ii) Manager files a petition in bankruptcy, or a petition in bankruptcy is filed against Manager, and such petition is not dismissed within ninety (90) days, or a trustee, receiver or other custodian is appointed for a substantial part of the Manager's assets and is not vacated within ninety (90) days, or Manager shall make an assignment for the benefit of creditors; or (iii) Manager is no longer Controlled  by (as defined below) [_________________].  For purposes of this Agreement, the term “Control” and “Controlled by” shall mean the ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including by being a general partner, officer or director of the person in question), to possess decision-making authority over the major management and policy decisions of the Person in question (which may be subject to the approval rights of other Persons with respect to certain major decisions regarding the Person in question).

(b)          Termination by Manager for Cause. Manager may terminate this Agreement on thirty (30) days’ notice to Owner if at any time: (i) Owner has failed to keep, observe or perform any covenant, agreement, term or provision of this Agreement and such default continues for a period of thirty (30) days after written notice thereof by Owner to Manager; provided, however, if such default cannot be cured within such thirty (30) period, and Manager has initiated efforts to cure the default within such thirty (30) day period, the cure period shall be extended for so long as Manager is diligently attempting to effect a cure of the default, but in no event to exceed sixty (60) days from the date of Owner’s notice, or (ii) a petition in bankruptcy is filed by or against Owner and is not dismissed within ninety (90) days, or a trustee, receiver or other custodian is appointed for a substantial part of Owner’s assets and is not vacated within ninety (90) days, or Owner makes an assignment for the benefit of its creditors.

(c)          Termination for Convenience.   Either of Manager or Owner may terminate this Agreement on a no-fault basis by delivering to the other party written notice of its intent to terminate this Agreement; provided, that the termination of this Agreement shall not be effective until the later of (i) the date provided for termination set forth in such written notice, or (ii) the date that is thirty (30) days after the date on which such notice is delivered.

(d)          Termination with Respect to Individual Assets.  In the event that any Asset is sold or otherwise transferred or conveyed to a Non-Affiliated Party (including a transfer by foreclosure or deed-in-lieu of foreclosure), then this Agreement shall terminate, as of the date of such sale or transfer, with respect to such Asset only.   Owner shall have the right, in its sole discretion, to terminate this Agreement pursuant to this Section 12.1(d) with respect to the Trinity Site upon (i) the formation of a joint-venture vehicle to execute the redevelopment plan for the Trinity Site or (ii) execution of definitive agreements in respect of other contractual arrangements to redevelop the Trinity Site, regardless of Owner’s equity interest in such joint venture vehicle or Owner’s economic interest in such other contractual arrangement. As used herein, the term “Non-Affiliated Party” shall mean an entity, at least fifty-one percent (51%) of the equity in which is not owned or controlled, directly or indirectly through or by Owner.

12.2      Effect of Termination.  Upon the termination of this Agreement pursuant to Section 12.1(a),  12.1(b), or 12.1(c), Owner’s appointment of Manager shall terminate, and neither party shall have any further obligations under this Agreement except those that expressly survive its termination.   Upon the termination of this Agreement, pursuant to Section 12.1(d), the obligations of Owner and Manager hereunder shall terminate solely with respect to the Asset that has been sold or transferred and shall continue in full force and effect without modification with respect to all other Assets.

(a)          Upon termination of this Agreement (x) by Owner for cause pursuant to Section 12.1(a) or (y) by Manager for convenience pursuant to Section 12.1(c), (i) Manager shall be entitled to receive payment of all Base Management Fees and Expense Reimbursements owed to Manager pursuant to the terms hereof through the date of such termination; but (ii) Manager shall not be entitled to receive payment of any Incentive Management Fees.

(b)          Upon termination of this Agreement (x) by Manager for cause pursuant to Section 12.1(a) or (y) by Owner for convenience pursuant to Section 12.1(c), (i) Manager shall be entitled to receive payment of all Base Management Fees and Expense Reimbursements owed to Manager pursuant to the terms hereof through the date of such termination; and (ii) Manager shall be entitled to receive payment of all Incentive Management Fees (if any) accrued through the date of such termination (as set forth on Schedule C attached hereto).

(c)          Upon termination of this Agreement with respect to an individual Asset pursuant to Section 12.1(d), (i) Manager shall be entitled to receive payment of all Base Management Fees and Expense Reimbursements owed to Manager pursuant to the terms hereof through the date of such termination with respect to such Asset; and (ii) Manager shall be entitled to receive payment of all Incentive Management Fees (if any) accrued through the date of such termination with respect to such Asset (as set forth on Schedule C attached hereto).

12.3      Procedures upon Expiration or Termination.

(a)          Books and Records.  Upon the termination of this Agreement, Manager, as directed by Owner, either will immediately deliver all documents, files, books, papers, computer files and records and accounts relating to the Assets (the “Records”) to the control of Owner or will hold the Records for up to twelve (12) month period until Owner directs Manager to deliver the Records.

(b)          Eligible Prospects.  Upon the termination of this Agreement, Manager shall provide to Owner a detailed report of the current status of the Assets (or, if this Agreement is terminated with respect to an individual Asset only, the status of such Asset), including without limitation (i) the status of any prospective financing, refinancing, sale, lease, development or other transactions with respect to the Asset(s), and (ii) a list of potential purchasers, lessees, financing sources, or development partners with respect to the Asset(s) and the brokers, attorneys and other parties with whom Manager has dealt with respect thereto.

(c)          Accounting.  Upon the expiration or upon termination of this Agreement, Manager shall, within ten (10) days, (i) deliver to Owner a final accounting reflecting the balance of income and expenses for the Assets (or, if this Agreement is terminated with respect to an individual Asset only, such Asset) as of the date of expiration or termination, (ii) account for and transmit to Owner all funds in the Investment Account and all other bank accounts then being held by Manager with respect to the Asset(s) or otherwise on behalf of Owner, and (iii) deliver to Owner an assignment of any contracts relating to the Asset(s) in the name of Manager to Owner. All software files relating to accounting and reporting for the Assets shall be delivered to Owner in usable form.

(d)          Duty of Cooperation.  Upon the expiration or termination of this Agreement, the parties will cooperate with each other to effect an orderly and efficient transition of responsibility with respect to the Assets. Manager shall make itself reasonably available for one-hundred-and-twenty (120) days thereafter to assist in the transition.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1      Implementation of Plan.  This Agreement is intended to implement that certain Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries, filed in the United States Bankruptcy Court for the District of Delaware (Case No. 11-13511 (KJC)) on Mat 24, 2012 (as the same may be amended or modified, the “Plan”).  To the extent of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13.2      Delegation of Duties of Manager to Subcontractors or Agents.  In the performance of its duties and obligations under this Agreement, Manager may act directly or through agents or attorneys, provided that Manager shall be liable for any default under this Agreement resulting from the acts of such agents or attorneys in performing such of Manager’s duties and obligations as have been delegated to such parties.

13.3      Transactions with Affiliates.  In carrying out its duties under this Agreement, Manager may enter into transactions or contracts with or otherwise deal with any of its Affiliates; provided, however, that (a) Manager discloses the relationship to Owner, and (b) Owner shall have given prior written approval to such transactions or dealings. In no event shall contracts with Affiliates result in costs greater than, or scope or quality of services less than, those provided at comparable properties for similar services, unless otherwise approved by Owner. For purposes of this Agreement, the term “Affiliate” shall mean with respect to a person, any other person(s) that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the first person.

13.4      Assignment; Binding Effect.  Without limiting Manager’s right to delegate certain duties as permitted under Section 13.1, Manager may not assign or transfer this Agreement or any rights or benefits under this Agreement to any person or entity. All of the covenants, conditions and obligations contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Owner and Manager.

13.5      Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement to any party hereto shall be in writing and shall be (a) delivered personally to an officer of such party, (b) sent by facsimile, recognized courier service or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i) if to Owner, then to:

[NEWCO]
Attn:           [__________]
[__________]
[__________]
Telephone:  [__________]
Facsimile:    [__________]
E-mail:        [__________]

(ii) if to Manager, then to:

[NEWCO]
Attn:           [__________]
[__________]
[__________]
Telephone:  [__________]

Facsimile:    [__________]

or (c) sent by electronic mail to the electronic mail account designated from time to time for notice purposes by the person to whom such notice is directed (provided that a copy of such notice, consent, payment, demand or communication is also sent concurrently in the manner set forth in the foregoing clause (b)).  Any such notice shall be deemed to be delivered, given and received for all purposes (x) as of the date so delivered, if delivered personally, (y) upon receipt, if sent by electronic mail, facsimile or courier service, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

13.6      Severability.  If any provision of this Agreement shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and every provision of this Agreement shall remain in full force and effect and enforceable to the fullest extent permitted by law.

13.7      Headings.  The headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any article or section of this Agreement.

13.8      Survival.  The covenants contained in this Agreement which, by their terms, require their performance after the expiration or termination of this Agreement shall be enforceable notwithstanding the expiration or other termination of this Agreement.

13.9      Waiver.  Neither party’s waiver of the other’s breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition in this Agreement.

13.10    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.11    Governing Law; Attorneys’ Fees.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions of such laws. The prevailing party in any litigation brought to enforce this Agreement shall be entitled to reasonable attorneys’ fees and costs.

13.12    Entire Agreement; Modification.  This Agreement, together with its Attachments, constitutes the entire agreement between the parties. There are no promises or other agreements, oral or written, express or implied, between them other than as set forth in this Agreement.

13.13    No Partnership Intended.  Nothing in this Agreement shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Manager shall be rendered as an independent contractor and not as an agent for Owner.

13.14    Arbitration. All disputes, claims and controversies arising out of or relating to this Agreement, including any and all disputes, claims or controversies arising out of or relating to (a) the rights and obligations hereunder of any party hereto, (b) the validity or scope of any provision of this Agreement, (c) whether a particular dispute, claim or controversy is subject to arbitration under this Section 13.14, and (d) the power and authority of any arbitrator selected hereunder, that are not resolved by mutual agreement shall be submitted to final and binding arbitration before Judicial Arbitration and Mediation Services, Inc., or any successor organization thereto (“JAMS”) pursuant to the Federal Arbitration Act, 9 U.S.C. § 1 et seq.  Either party hereto may commence the arbitration process by filing a written demand for arbitration with JAMS and delivering a copy of such demand to the other parties to such dispute, claim or controversy (each, a “Disputing Party”) in accordance with the notice procedures set forth in Section 13.5.  The arbitration shall take place in New York, New York (or such other location as is mutually agreed by the Disputing Parties), and shall be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The Disputing Parties shall cooperate with each other and with JAMS in selecting an arbitrator from JAMS’ panel of neutrals with experience in adjudicating matters under the law of the State of New York and in scheduling the arbitration proceedings.  The Disputing Parties shall participate in the arbitration in good faith.  All reasonable out-of-pocket costs and reasonable legal fees incurred by the prevailing party to the arbitration shall be paid by the nonprevailing party; provided that, in the event a non-arbitrated settlement is reached, each Disputing Party shall pay its own respective costs and fees incurred thereby.  Subject to the immediately preceding sentence, each Disputing Party shall pay one-half of the costs and fees charged by the arbitrator in connection with the arbitration.  The arbitrator shall have no power to modify any of the provisions of this Agreement, to make an award or impose a remedy that, in each case, is not available to a New York state court or to make an award or impose a remedy that was not requested by a party to the dispute, and the jurisdiction of the arbitrator is limited accordingly.  To the extent permitted by applicable law, the arbitrator shall have the power to order injunctive relief, and shall expeditiously act on any petition for such relief.  The provisions of this Section 13.14 may be enforced by any court of competent jurisdiction, and, to the extent permitted by applicable law, the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.  Notwithstanding any provision of this Agreement to the contrary, each Disputing Party shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of the provisions of this Agreement pending a final determination on the merits by the arbitrator, and each party hereby consents that such a restraining order or injunction may be granted without the necessity of posting any bond.

13.15    No Third-Party Beneficiaries.  This Agreement is entered into solely for the benefit of Owner and Manager. No other Person is intended to be a third-party beneficiary of this Agreement.

13.16    Further Assurances.  Each party shall, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, and otherwise cooperate with the other party and be available to consult with the other party as the other party may reasonably request in order to (a) effectuate the intent of this Agreement and (b) facilitate Manager’s expeditious performance of its obligations hereunder.

13.17    Authority. By execution hereof, each party hereto represents that it has the right, power and authority to enter into this Agreement in accordance with the terms and conditions hereof, and the person executing this Agreement on behalf of each party hereto represents that he has the right, power and authority to enter into this Agreement on behalf of such party and that this Agreement is binding upon and effective against such party.

13.18    Estoppels.  Each party shall, from time to time, within ten (10) days after written request from the other party hereto, execute, acknowledge and deliver to the requesting party a certificate, addressed to such party or parties as the requesting party may direct, stating: (a) that the terms and provisions of this Agreement are unmodified and are in full force and effect or, if modified, attaching (and certifying as true, correct and complete) copies of the modification agreements; (b) whether, to the knowledge of the certifying party, there is any existing default hereunder by the requesting party and, if so, specifying the nature and extent thereof; (c) copies of any notice given or demand made upon the requesting party which has not been satisfied; and (d) such other matters as may be reasonably requested.

[The signatures are on the following page.]

In witness whereof, the parties hereto have executed this Agreement as of the date first written above.

OWNER:

[NEWCO]

By:
Name:
Title:

MANAGER:

[__________________]

By:
Name:
Title:

Schedule A

List of the Properties

Schedule B

Initial Business Plan

[To be attached.]

Schedule C

Management Fees

[To be attached.]